UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 5, 1998


                     UNITED SHIELDS CORPORATION
           (Name of small business issuer in its charter)


                            Colorado
                  (State or other jurisdiction
                       of incorporation or
                          organization)

                           33-11062-D
                    (Commission file number)

                           84-1049047
                        (I.R.S. Employer
                       Identification No.)


             655 Eden Park Drive, Cincinnati, Ohio  45202
               (Address of principal executive offices)

Registrant's telephone number, including area code (513) 241-7470



ITEM 2.               ACQUISITION OR DISPOSITION OF ASSETS.

     On January 5, 1998, United Shields Corporation (the "Company") acquired (effective December 31, 1997) all of the outstanding common stock of R.P. Industries, Inc. ("R.P.I.") through the merger of R.P.I. into a wholly-owned subsidiary of the Company.

     R.P.I. is engaged in the manufacture and sale of custom injection molded plastic products. R.P.I.'s principal assets include two manufacturing facilities (and related plant and equipment), accounts receivable and inventory. The Company intends to continue to use the assets of R.P.I. in the manufacture of custom injection molded plastic products.

     The total consideration for the acquisition consisted of (i)
$6,100,000.00 in cash and (ii) 993,384 shares of the Company's common stock. This consideration was determined through arms-length negotiations.

     The cash portion of the purchase price was provided as follows:
(i) loans from NAVICAP Corporation (formerly Ramsay-Hughes, Inc.) to the Company in the principal amount of $350,000.00, (ii) a loan from First Union National Bank to R.P.I. in the principal amount of $4,551,000.00, (iii) proceeds from a private placement of common stock of the Company in the amount of $762,037.00 and (iv) proceeds from the sale/leaseback of equipment between The HeaterMeals Company, a wholly-owned subsidiary of the Company, and Information Leasing Corporation in the amount of $500,000.00. In connection with the sale/leaseback transaction, the Company issued to Information Leasing Corporation a warrant to purchase 250,000 shares of the Company's common stock at a purchase price of $4.00 per share exercisable at any time on or before December 31, 2007. Copies of the principal agreements relating to the foregoing loans and the sale/leaseback transaction are attached as exhibits to this Current Report on Form 8-K.

     The total indebtedness owed by the Company to NAVICAP Corporation as of December 31, 1997 (including accrued interest as of December 31, 1997) was approximately $3,799,638.00.

     In connection with the acquisition, R.P.I. entered into an employment agreement with Granville G. Valentine, III under which Mr. Valentine will serve as President and Chief Executive Officer of
R.P.I.   Mr. Valentine was formerly President of R.P.I.   On December
8, 1997, Mr. Valentine was elected Senior Vice President of Operations of the Company.

ITEM 5.               OTHER EVENTS.

As previously reported, the Company has entered into a definitive agreement to acquire all of the stock of Master Molders, Inc., a South Carolina-based manufacturer of plastic industrial parts, pursuant to a merger with a wholly-owned subsidiary of the Company. The closing date of the merger, which was to occur on or before December 12, 1997, has been extended to January 31, 1998 by mutual agreement of the parties. In exchange for this extension, the Company loaned Master Molders, Inc. $65,000 on an interest-free basis, such amount to be credited against the purchase price upon closing.

ITEM 7.               FINANCIAL STATEMENTS AND EXHIBITS.

     (a)     Financial Statements of Business Acquired

          The following financial statements of R.P. Industries, Inc. are filed with this Current Report on Form 8-K:

          Independent Auditor's Report

          Consolidated Balance Sheets as
             of July 31, 1997 and 1996

          Consolidated Statements of Operations
             for the years ended July 31, 1997 and 1996

          Consolidated Statements of Stockholder's Equity for the years ended July 31, 1997 and 1996

          Consolidated Statements of Cash Flows
             for the years ended July 31, 1997 and 1996

          Notes to Consolidated Financial Statements

          Consolidated Balance Sheet as of October 31, 1997
          Consolidated Statements of Operations for the three months ended October 31, 1997 and 1996

     (b)     Pro Forma Financial Information

          The following pro forma financial information relating to the acquisition of R.P. Industries, Inc. by the registrant is filed with this Current Report on Form 8-K:

          Pro Forma Unaudited Consolidated Statement of Operations for the year ended
             December 31, 1996

          Pro Forma Unaudited Consolidated Statement of Operations for the nine months ended September 30, 1997

          Pro Forma Unaudited Consolidated Balance
             Sheet as of September 30, 1997

     (c)     Exhibits

          2.1 Merger Agreement by and among R.P. Industries, Inc. and United Shields Corporation and its wholly-owned subsidiary dated October 22, 1997 (incorporated by reference to Exhibit 2.3 to the Company's Form 10-QSB for the quarter ended September 30, 1997)

          99.1 Sale and Leaseback Agreement dated as of December 29, 1997 between The HeaterMeals Company and Information Leasing
Corporation

          99.2 Lease Agreement dated as of December 29, 1997 between The HeaterMeals Company and Information Leasing Corporation

          99.3 Unconditional Guaranty dated December 29, 1997 by United Shields Corporation to Information Leasing Corporation

          99.4 Subordination Agreement dated as of December 29, 1997 by and between The HeaterMeals Company, United Shields
Corporation, Information Leasing Corporation and Ramsay-Hughes, Inc.

          99.5 Warrant to Purchase Common Stock of United Shields Corporation dated December 29, 1997 issued to Information Leasing
Corporation

          99.6 Registration Rights Agreement dated December 29, 1997 between United Shields Corporation and Information Leasing
Corporation

          99.7 Revolving Credit and Security Agreement dated December 30, 1997 by and among R.P. Industries of Ohio, Inc., United Shields Corporation, Furniture Plastics of Forest City, Inc., Granville Plastics Company, Inc., R.P. Enterprises, Inc., Richmond Plastics, Inc., R.P. Real Estate, Inc. and First Union National Bank

          99.8 Environmental Liabilities Agreement dated December 30, 1997 by and among R.P. Industries of Ohio, Inc. and First Union National Bank

          99.9 Environmental Liabilities Agreement dated December 30, 1997 by and among Granville Plastics, Inc. and First Union
National Bank

          99.10 Pledge Agreement dated December 30, 1997 by and among R.P. Industries of Ohio, Inc., United Shields Corporation, Furniture Plastics of Forest City, Inc., Granville Plastics Company, Inc., R.P. Enterprises, Inc., Richmond Plastics, Inc., R.P. Real Estate, Inc. and First Union National Bank

          99.11 Revolving Promissory Note dated December 30, 1997 from R.P. Industries of Ohio, Inc. to First Union National Bank

          99.12 Credit Line Deed of Trust and Assignment of Rents by R.P. Industries of Ohio, Inc. to First Union National Bank

          99.13 Deed of Trust and Assignment of Rents by Granville Plastics Company, Inc. to First Union National Bank

          99.14 Letter agreement dated December 11, 1997 between United Shields Corporation and Master Molders, Inc.

          99.15     Promissory Note dated December 18, 1997 from
Master Molders, Inc. to United Shields Corporation

          99.16     Amended and Restated Promissory Note dated
December 29, 1997 from United Shields Corporation to NAVICAP
Corporation

          99.17 Letter agreement dated January 6, 1998 between United Shields Corporation and Donald T. Zimmerman

          99.18     Press release issued January 5, 1998

          99.19     Press release issued January 6, 1998

          99.20     Press release issued January 7, 1998


                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNITED SHIELDS CORPORATION


BY:

     T.J. Tully, Chairman of the Board and CEO

Dated:     January 13, 1998

ITEM 7 (a)
                      R. P. Industries, Inc.
                        and Subsidiaries






               Consolidated Financial Statements
               Years Ended July 31, 1996 and 1995
     R. P. Industries, Inc.
     and Subsidiaries

     Contents








     Independent Auditors' Report

     Consolidated Financial Statements

         Balance Sheets

         Statements of Operations

         Statements of Stockholders' Equity

         Statements of Cash Flows

     Summary of Accounting Policies

     Notes to Consolidated Financial Statements

Independent Auditors' Report


R. P. Industries, Inc. and Subsidiaries
Richmond, Virginia

We have audited the consolidated balance sheets of R. P. Industries, Inc. and subsidiaries as of July 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of R. P. Industries, Inc. and subsidiaries at July 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.





September 26, 1996










July 31,          1996          1995
_____________________________________
   Assets

Current
 Cash and cash
   equivalents          $2,136,164              $  747,829
 Accounts receivable
  Trade, net of allowance
   For doubtful accounts
   of approximately
   $15,600 and $50,700   1,360,062               1,657,035
    Other                    6,270                  17,103
  Note receivable                                   19,000
  Inventories
    Finished goods         195,252                 518,860
    Raw materials and
       supplies            677,561                 816,108
  Prepaid expenses and
    deposits                12,964                 116,622
  Deferred income taxes
    (Note 5)                84,500
------------------------------------------------------------------
Total current assets     4,472,773               3,892,557
------------------------------------------------------------------
Investments, available
  for sale (Note 2)        256,150               1,803,950
------------------------------------------------------------------
Property and Equipment,
  net (Notes 3 and 4)    2,292,134               2,980,934
------------------------------------------------------------------
Other Assets
  Note receivable, less
    current maturities                             285,000
  Cash value of life
    insurance, net of loans
    of approximately
    $839,000 and
    $758,000               869,314                 763,325
  Other assets             117,908                 168,182
  Deferred income taxes
    (Note 5)               175,000
------------------------------------------------------------------
Total other assets       1,162,222               1,216,507
------------------------------------------------------------------
                        $8,183,279              $9,893,948
------------------------------------------------------------------
------------------------------------------------------------------

   R. P. Industries, Inc.
     and Subsidiaries

     Consolidated Balance Sheets




July 31,          1996          1995
------------------------------------------------------------------
   Liabilities and Stockholders' Equity

Current
  Accounts payable          $  748,427       $  989,101
  Accrued expenses and
   other liabilities (Note 8)  546,387          440,380
  Current maturities of
   long-term debt (Note 4)     543,869          686,727
------------------------------------------------------------------
  Total current liabilities  1,838,68         2,116,208

Long-term debt, less
  current maturities
  (Note 4)                  1,312,897         3,071,050

Deferred compensation
  (Note 8)                    645,440            54,345

Deferred income taxes
  (Note 5)                                       10,000
------------------------------------------------------------------
Total liabilities           3,797,020         5,251,603
------------------------------------------------------------------
Commitments and
  contingencies
  (Notes 2, 4, 6, 7, and 8)
Stockholders' equity (Note 6)
  Common stock, par value $.01;
   authorized shares,
   10,000,000; issued and
   outstanding 1,044,080
   shares                      10,441             10,441
  Additional paid-in capital  138,449            138,449
  Retained earnings         4,237,369          4,770,567
  Valuation allowance for
    unrealized loss
    on investments (Note 2)                      (277,112)
------------------------------------------------------------------
Total stockholders' equity  4,386,259           4,642,345
------------------------------------------------------------------
------------------------------------------------------------------
                            8,183,279           9,893,948
------------------------------------------------------------------
See accompanying summary of accounting policies and notes to consolidated financial statements.
     R. P. Industries, Inc.
     and Subsidiaries

     Consolidated Statements of Operations



Year Ended July 31,          1996          1995


Net sales (Note 1)          $13,192,609         $13,446,019

Cost of sales (Note 1)       10,884,357          11,230,098
Gross profit                  2,308,252           2,215,921
Operating expenses (Note 1)
  Selling                       264,038             340,877
  Engineering                    74,212             120,378
  General and administrative  1,126,057           1,094,778
Total operating expenses      1,464,307           1,556,033
------------------------------------------------------------------
Operating income                843,945             659,888
------------------------------------------------------------------
Other income (expense)
  Interest and dividend income  107,716              97,835
  Interest expense             (304,734)           (422,150)
  Salary continuation expense
    (Note 8)                   (591,095)            (31,118)
  Gain on sale of property
    and equipment               193,253              29,621
  Undistributed loss in
    partnership (Note 2)        (62,700)            (62,700)
  Miscellaneous, net            (65,411)            (54,903)
  Market value adjustment -
    investments                (227,480)           (180,000)
  Subsidiary liquidation
    expenses (Note 1)          (690,430)
  Gain on sale of investments
    (Note 2)                     47,610
------------------------------------------------------------------
Total other income (expense) (1,593,271)           (623,415)
------------------------------------------------------------------
Income (loss) before income
  tax (expense) benefit        (749,326)             36,473

Income tax (expense) benefit
  (Note 5)                      268,300                (800)
------------------------------------------------------------------ Net
income (loss)           $  (481,026)       $     35,673
------------------------------------------------------------------ Net
income (loss) per share $      (.46)     $          .03
------------------------------------------------------------------

See accompanying summary of accounting policies and notes to consolidated financial statements.
     R. P. Industries, Inc.
     and Subsidiaries

     Consolidated Statements of Stockholders' Equity



Years Ended July 31, 1996 and 1995

                                          Valuation
                                          Allowance
                                             for
                      Additional          Unrealized      Total
               Common  Paid-In  Retained  Loss on    Stockholders'
                Stock  Capital  Earnings  Investments   Equity
------------------------------------------------------------------
Balance,
  July 31,
    1994      $10,441  $138,449  $4,787,089 $(499,095) $4,436,884

Net income                           35,673                35,673
Dividends on common
  stock                             (52,195)              (52,195)
Net realized loss on
  marketable
  equity
  securities                                  180,000     180,000
Net unrealized gain
  on marketable
  equity
  securities                                   41,983      41,983

Balance,
 July 31,
 1995         10,441   138,449    4,770,567  (277,112)  4,642,345

Net loss                           (481,026)             (481,026)
Dividends on common
  stock                             (52,172)              (52,172)
Net realized loss on
  marketable equity
  securities                                  277,112     277,112

Balance,
 July 31,
  1996       $10,441  $138,449   $4,237,369  $         $4,386,259


See accompanying summary of accounting policies and notes to

     R. P. Industries, Inc.
     and Subsidiaries

     Consolidated Statements of Cash Flows




Year Ended July 31,          1996          1995
Operating activities
  Cash received from
  customers              $13,500,415   $13,598,549
  Cash paid to suppliers
  and employees          (12,097,882)  (12,176,258)
  Interest paid             (299,353)     (416,657)
  Interest and dividends
  received                   109,211       102,837
  Income taxes refunded
    (paid)                    (6,853)        2,979
------------------------------------------------------
Cash provided by operating
  activities               1,205,538     1,111,450
------------------------------------------------------
Investing activities
  Purchases of property
  and equipment             (311,320)     (460,552)
  Proceeds from sale of
    property and equipment   498,255        72,622
  Proceeds from sales of
    investment securities  1,720,060       419,201
  Purchases of investment
    securities               (75,000)
  Payments received on
    notes receivable         304,000        19,000
------------------------------------------------------
Cash provided by investing
  activities               2,135,995        50,271
------------------------------------------------------
Financing activities
  Principal payments
    on borrowings         (1,901,026)     (736,729)
  Dividends paid             (52,172)      (52,195)
------------------------------------------------------
Cash absorbed by financing
  activities              (1,953,198)     (788,924)
------------------------------------------------------
Net increase in cash and
  cash equivalets          1,388,335       372,797

Cash and cash equivalents,
  beginning of the year      747,829       375,032
------------------------------------------------------
Cash and cash equivalents,
  end of the year        $ 2,136,164   $   747,829
------------------------------------------------------
------------------------------------------------------





     continued...
     R. P. Industries, Inc.
     and Subsidiaries

     Consolidated Statements of Cash Flows
     (continued)




Year Ended July 31,          1996          1995
------------------------------------------------------
Reconciliation of net
  income (loss) to cash
  provided by operating
  activities
  Net income (loss)     $  (481,026)  $     35,673
    Depreciation and
      amortization          695,118        864,428
    Market value
      adjustment -
      investments           227,480        180,000
    Increase in cash
      surrender value of
      life insurance       (105,989)       (95,382)
    Gain on sale of
      investments           (47,609)
    Gain on sale of
    property and equipment (193,253)       (29,622)
    Changes in assets and
    liabilities
      Decrease in accounts
        receivable          307,806        152,530
      Decrease in
        inventories         462,155         22,926
      Increase (decrease)
        in accounts payable(240,674)        23,825
      Increase (decrease)
        in accrued expenses
        and other
        liabilities         697,102        (39,451)
      Increase in deferred
        tax asset          (259,500)
      Decrease in deferred
        tax liability       (10,000)
      Other                 153,928         (3,477)
------------------------------------------------------
Cash provided by operating
  activities            $ 1,205,538    $ 1,111,450
------------------------------------------------------

See accompanying summary of accounting policies and notes to

    R. P. Industries, Inc.
     and Subsidiaries

     Summary of Accounting Policies






Nature of
Business

R. P. Industries, Inc. (the "Company") is engaged primarily in the production of injection molded plastic components through its wholly-owned subsidiaries.

Principles of
Consolidation

The accompanying consolidated financial statements include the accounts and operations of the Company and all of its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Statement of
Cash Flows

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Investments

In May 1993, the Financial Accounting Standards Board issued its Statement of Financial Accounting Standards No. 115 ("SFAS 115"), "Accounting for Certain Investments in Debt and Equity Securities." SFAS 115 addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. SFAS 115 is effective for fiscal years beginning after December 15, 1993.

If management has the intent and the Company has the ability at the time of purchase to hold debt securities until maturity or on a long-term basis, they are classified as held to maturity, and carried at amortized historical cost. Investments in debt and equity securities to be held for indefinite periods of time and not intended to be held to maturity are classified as available for sale and carried at market value with unrealized holding gains and losses excluded from earnings and reported as a net amount (net of tax effect) in a separate component of stockholders' equity until realized. Debt and equity securities that are bought and held principally for the purpose of selling them in the near term (thus held for only a short period of time) shall be classified as trading securities, with unrealized holding gains and losses included in earnings.

The Company implemented SFAS 115 during the year ended July 31, 1995. The implementation of SFAS 115 did not have a material effect on the consolidated financial statements of the Company.

Gains and losses on the sale of securities are determined using the specific identification method.
     R. P. Industries, Inc.
     and Subsidiaries

     Summary of Accounting Policies
     (continued)





Inventories

Inventories of raw materials and supplies are stated at the lower of FIFO cost (first-in, first-out method) or market. Finished goods inventories are stated at cost (not in excess of market) which is computed from the Company's current production costs.
Property and
Equipment

Property and equipment are recorded at cost. Depreciation is computed principally on the straight-line method for financial statement purposes based on the estimated useful lives of the assets. Buildings are depreciated over thirty years and furniture and equipment are depreciated over three to ten years. Leasehold improvements are depreciated over the shorter of their estimated useful life or the term of the lease.

Income Taxes

Deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

Net Income
Per Share

Net income per share has been computed by dividing income applicable to common shareholders by the weighted average number of shares of common stock outstanding (1,044,080 for the years ended July 31, 1996 and 1995).

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of
Financial
Instruments

The Company's financial instruments' consist of cash, accounts receivable, accounts payable, accrued expenses and long-term debt.
The carrying values of all of the financial instruments except long-term debt approximate fair values because of the short-term nature of those instruments. The carrying value of long-term debt also approximates its fair value as the interest rate on the debt is approximately equivalent to the current rate that could be obtained on similar debt.

Reclassifications

Certain reclassifications have been made to the prior year consolidated financial statements to conform to the 1996 presentation.



1.     Plant
     Closing

During the year ended July 31, 1996, the Company closed its Florida plant operations ("Moldsaver" subsidiary) and liquidated substantially all the assets. The operating results for the period through the date production was halted are included in "Income from Operations" in the Consolidated Statements of Operations. Expenses incurred subsequent to the termination of operations are included in the heading "Subsidiary Liquidation Expenses" in the Consolidated Statements of Operations.

2.     Investments

On August 12, 1988, the Company agreed to purchase a 99% limited partnership interest in Sentry Woods Investment Associates, L.P. Since July 31, 1989, the investment account had been reduced to zero, as the Company's share of partnership losses had exceeded its investment. In conjunction with its investment in the partnership, the Company is committed to partnership contributions of $15,675 per quarter through July, 1999; however, such contributions would cease should the Company exercise its option to withdraw from the partnership.

A summary of the cost and estimated market values of investments is as follows:

July 31, 1996

                                   Gross       Gross     Estimated
                                 Unrealized  Unrealized    Market
                          Cost     Gains       Losses      Value

Available for Sale

  Mutual funds          $160,550   $          $           $160,550
  Preferred stock         95,600                            95,600
------------------------------------------------------------------
                        $256,150   $          $           $256,150
------------------------------------------------------------------

     R. P. Industries, Inc.
     and Subsidiaries

     Notes to Consolidated Financial Statements
     (continued)




2.     Investments
     (continued)

July 31, 1995
------------------------------------------------------------------
                                Gross      Gross      Estimated
                             Unrealized  Unrealized     Market
                     Cost      Gains       Losses       Value
------------------------------------------------------------------
Available for Sale

  Mutual funds     $1,598,712  $75,747    $324,589   $1,349,870
  Preferred stock     132,350                           132,350
  Obligations of
    state and
    political
    subdivisions      350,000               28,270      321,730
------------------------------------------------------------------
                   $2,081,062  $75,747    $352,859   $1,803,950
------------------------------------------------------------------

Proceeds from sales of investment securities available for sale during the year ended July 31, 1996, were $1,720,060. Gross gains and losses on those sales were $165,475 and $117,865, respectively. Included in shareholders' equity at July 31, 1995 is $277,112 of net unrealized losses on investment securities available for sale.

3.     Property and
     Equipment

Property and equipment consist of the following:

                     July 31,          1996          1995
------------------------------------------------------------------
Land                               $  122,301    $  122,301
Machinery and equipment             4,175,161     6,004,495
Furniture and office equipment        222,842       384,371
Automobiles and trucks                 97,622       111,393
Buildings and leasehold
  improvements                      1,191,869     1,384,242
------------------------------------------------------------------
Total cost                          5,809,795     8,006,802

Accumulated depreciation           (3,517,661)   (5,025,868)
------------------------------------------------------------------
Net property and equipment         $2,292,134    $2,980,934
------------------------------------------------------------------


4.     Long-Term
     Debt

Long-term debt consists of the following:

                           July 31,           1996          1995
------------------------------------------------------------------
Note payable to bank, payable $45,322 monthly,
  bearing interest at the 30 day London
  Interbank Offered Rate (LIBOR) plus 2%,
  through November 15, 2000, secured by
  certain machinery and equipment          $1,856,766   $2,900,634

Note payable to bank, payable $11,905
  monthly, bearing interest at prime,
  through August 1, 2001, secured by
  certain machinery and equpment.                          857,143
------------------------------------------------------------------
Total                                       1,856,766    3,757,777
Less current maturities                       543,869     686,727
------------------------------------------------------------------
Long-term debt                             $1,312,897  $3,071,050
------------------------------------------------------------------

During July 1995, the Company entered into an interest rate swap agreement under which it pays to the counterparty interest at a fixed rate of 8.2% based on the notional amount outstanding at the payment date (notional amount at date of swap agreement was $1,000,000). The counterparty pays the Company interest at LIBOR rate plus 2% on the notional amount on the payment date. The notional amount amortizes monthly through July 2000.



4.     Long-Term
     Debt
     (continued)

Maturities of long-term debt are as follows:

Year Ending July 31,          Amount
------------------------------------

     1997                 $  543,869
     1998                    543,869
     1999                    543,869
     2000                    225,159
------------------------------------
     Total                $1,856,766
------------------------------------
------------------------------------


At July 31, 1996 and 1995, the Company had available unsecured, short-term bank lines of credit totaling $1,000,000 and $2,500,000, respectively, with interest at prime. As of July 31, 1996 and 1995, no amounts were outstanding under these agreements.

5.     Income Taxes

The provision for income taxes consists of the following:

Year Ended July 31,          1996          1995
--------------------------------------------------
Current
  Federal                 $               $14,700
  State                      1,200          5,400
                             1,200         20,100
--------------------------------------------------
Deferred                  (269,500)       (19,300)
--------------------------------------------------
Income tax expense
  (benefit)              $(268,300)      $    800
--------------------------------------------------
--------------------------------------------------



5.     Income Taxes
     (continued)

The following summary reconciles taxes at the federal statutory rate with the effective rate:

Year ended July 31,                 1996          1995
-------------------------------------------------------
Income taxes at statutory rate  $(254,800)      $12,400

Non-taxable dividends and
  interest income                 (13,000)      (24,834)

Increase in cash surrender value
  of life insurance               (36,000)      (32,430)

State taxes, net of federal income
   tax benefit                      1,600         3,312
Other                              33,900        42,352
---------------------------------------------------------
                                $(268,300)     $    800
---------------------------------------------------------
---------------------------------------------------------

Deferred income tax assets and liabilities represent the cumulative tax effect from temporary differences in the recognition of taxable or deductible amounts for income tax and financial reporting purposes primarily related to depreciation and deferred compensation.

The Company incurred a net operating loss of approximately $96,000 for income tax purposes for the year ended July 31, 1996. Substantially all of the net operating loss will be carried forward for use in subsequent years and expires in the year 2011.
6.     Stock Options

In November, 1981, the stockholders approved an incentive stock option plan under which key employees may, until December, 2001, be granted options to purchase a maximum of 100,000 shares of the Company's stock. At July 31, 1996 and 1995, options to purchase 80,000 and 85,000, shares, respectively, at per share prices ranging from $3.11 to $3.00, were outstanding. No charge has been made to income with respect to the plan. During the year ended July 31, 1996, issued options to buy 30,000 shares of $3.00 expired without being exercised. No options were exercised during the year.


7.     Profit Sharing
     Plan

The Company has a profit-sharing plan covering eligible employees. Employer contributions are based upon profits and participants' respective annual salaries and wages. Contributions under the plan may be discontinued at any time. Contributions for the years ended July 31, 1996 and 1995 were approximately $136,300 and $89,700, respectively.

8.     Commitments

The Company has unfunded salary continuation agreements covering two of its current and past executives. The present value of the expected future benefits to be paid under the agreements are being accrued over the executives' period of service to the Company. As of July 31, 1995, approximately $158,000 of retirement benefits related to the agreements had been accrued and included in "accrued expenses and other liabilities" in the accompanying consolidated financial statements. During the year ended July 31, 1995, one of the Company's executives took early retirement, however the executive entered into a consulting arrangement with the Company and payments under the salary continuation agreement were being recorded as consulting expenses, rather than retirement benefits, which reduced the retirement liability as long as the consulting arrangement was in effect. During the year ended July 31, 1996, the consulting arrangement was discontinued and therefore, the entire remaining present value of future retirement benefits for that executive was accrued. At July 31, 1996, approximately $104,000 related to the agreements are included in accrued expenses with the remaining balance of $645,440 in long-term liabilities.

The Company leases certain facilities under operating leases expiring at various dates. Future minimum lease payments under these operating leases having initial or remaining noncancellable lease terms in excess of one year at July 31, 1996, are as follows:

Year Ending July 31,          Amount
---------------------------------------------------------
     1997                    $20,500
     1998                     21,100
     1999                     22,000
     2000                      1,800
---------------------------------------------------------
     Total                   $65,400
---------------------------------------------------------
---------------------------------------------------------
Total rent expense was approximately $109,000 and $116,000 for the years ended July 31, 1996 and 1995, respectively.


9.     Consolidated
     Financial
     Information of
     the Company
     (excluding
     Moldsaver
     Subsidiary)

     Consolidated Statement of Operations
     (excluding Moldsaver Subsidiary)
     (unaudited)

Year Ended July 31,          1996          1995
---------------------------------------------------------
Net sales               $10,749,643     $9,520,633

Cost of sales             8,474,031      7,618,342
---------------------------------------------------------
 Gross profit             2,275,612      1,902,291
---------------------------------------------------------
Operating expenses
  Selling                   177,486        191,474
  Engineering                72,262        108,792
  General and
    administrative          817,768        723,288
---------------------------------------------------------
Total operating expenses  1,067,516      1,023,554
--------------------------------------------------------- Operating
income          1,208,096        878,737
---------------------------------------------------------
 Other income (expense)
  Interest and dividend
    income                  143,908         97,800
  Interest expense         (302,746)      (422,150)
  Gain on sale of property
     & equipment             73,149         12,051
  Undistributed loss in
    partnership             (62,700)       (62,700)
  Miscellaneous, net       (100,882)       (63,858)
---------------------------------------------------------
Total other income
  (expense)                (249,271)      (438,857)
---------------------------------------------------------
Income before other
  unusual income (expense)  958,825        439,880
---------------------------------------------------------

9.     Consolidated
     Financial
     Information of
     the Company
     (excluding
     Moldsaver
     Subsidiary)
     (continued)

     Consolidated Statement of Operations
     (excluding Moldsaver Subsidiary)
     (unaudited)

Year Ended July 31,          1996          1995
---------------------------------------------------------
Other unusual income
  (expense)
  Salary continuation
  expense               $  (591,095)   $  (31,118)
  Market value
    adjustment -
    investments            (227,480)     (180,000)
  Gain on sale of
    investments              47,610
---------------------------------------------------------
Total other unusual income
  (expense)                (770,965)     (211,118)
Income before income taxes  187,860       228,762

Income tax expense
  (estimated 38%
   effective rate)           71,400        86,900
---------------------------------------------------------
Net income              $   116,460    $  141,862
---------------------------------------------------------
Net income per share    $       .11    $      .14
---------------------------------------------------------
---------------------------------------------------------

               R. P. Industries, Inc.
               and Subsidiaries






               Consolidated Financial Statements
               Years Ended July 31, 1997 and 1996
     R. P. Industries, Inc.
     and Subsidiaries

     Contents








     Independent Auditors' Report     3

     Consolidated Financial Statements

         Balance Sheets     4

         Statements of Operations     5

         Statements of Stockholders' Equity     6

         Statements of Cash Flows     7   8

     Summary of Accounting Policies     9   10

     Notes to Consolidated Financial Statements     11   17

Independent Auditors' Report


R. P. Industries, Inc. and Subsidiaries
Richmond, Virginia

We have audited the consolidated balance sheets of R. P. Industries, Inc. and subsidiaries as of July 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of R. P. Industries, Inc. and subsidiaries at July 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.





September 19, 1997

July 31,                            1997          1996
   Assets

Current
  Cash and cash equivalents      $1,696,513     $2,136,164
  Accounts receivable
    Trade, net of allowance
      for doubtful accounts
      of approximately $18,400
      and $15,600                 1,395,635      1,360,062
    Other                            15,000          6,270
  Inventories
    Finished goods                  213,719        195,252
    Raw materials and supplies      446,368        677,561
  Prepaid expenses and deposits      67,865         12,964
  Deferred income taxes (Note 5)     58,000         84,500
Total current assets              3,893,100      4,472,773
Investments, available for sale
  (Note 2)                          228,004        256,150
Property and Equipment, net
  (Notes 3 and 4)                 2,366,769      2,292,134
Other Assets
  Cash value of life insurance,
   net of loans of
   approximately $839,000         1,044,513        869,314
  Other assets                        2,208        117,908
  Deferred income taxes (Note 5)    201,500        175,000
Total other assets                1,248,221      1,162,222
                                 $7,736,094     $8,183,279





July 31,                               1997          1996
   Liabilities and Stockholders'
   Equity

Current
  Accounts payable                  $  787,932    $  748,427
  Accrued expenses and other
    liabilities (Note 8)               457,846       546,387
  Current maturities of
    long-term debt (Note 4)            527,477       543,869
  Income taxes payable                 234,402
  Total current liabilities          2,007,657     1,838,683

Long-term debt, less current
  maturities (Note 4)                              1,312,897

Deferred compensation (Note 8)         625,357       645,440
Total liabilities                    2,633,014     3,797,020
Commitments and contingencies
(Notes 2, 4, 6, 7, and 8)
Stockholders' equity (Note 6)
  Common stock, par value $.01; authorized
    shares, 10,000,000; issued and
    outstanding 1,044,080 shares        10,441        10,441
  Additional paid-in capital           138,449       138,449
  Retained earnings                  4,954,190     4,237,369
Total stockholders' equity           5,103,080     4,386,259
                                    $7,736,094    $8,183,279

Year Ended July 31,                  1997             1996
Net sales (Note 1)                $10,607,960     $13,192,609

Cost of sales (Note 1)              8,438,802      10,884,357
Gross profit                        2,169,158       2,308,252
Operating expenses (Note 1)
  Selling                             199,799         264,038
  Engineering                          58,865          74,212
  General and administrative          778,481       1,126,057
Total operating expenses            1,037,145       1,464,307
Operating income                    1,132,013         843,945
Other income (expense)
  Interest and dividend income         94,560         107,716
  Interest expense                   (186,807)       (304,734)
  Salary continuation expense
    (Note 8)                          (84,167)       (591,095)
  Gain on sale of property and
    equipment                          33,548         193,253
  Undistributed loss in partnership
    (Note 2)                          (62,700)        (62,700)
  Miscellaneous, net                  101,968         (65,411)
  Market value adjustment -
    investments                                      (227,480)
  Subsidiary liquidation expenses
    (Note 1)                                         (690,430)
  Gain on sale of investments
    (Note 2)                            4,674          47,610
Total other income (expense)          (98,924)     (1,593,271)
Income (loss) before income tax
  (expense) benefit                 1,033,089        (749,326)

Income tax (expense) benefit
  (Note 5)                           (237,987)        268,300
Net income (loss)                 $   795,102     $  (481,026)
Net income (loss) per share       $       .76     $      (.46)




Years Ended July 31, 1997 and 1996


                                          Valuation
                                          Allowance
                                             for
                    Additional            Unrealized     Total
            Common  Paid-In    Retained    Loss on   Stockholders'
             Stock   Capital   Earnings  Investments    Equity
------------------------------------------------------------------

Balance,
  July 31,
  1995      $10,441  $138,449  $4,770,567  $(277,112)  $4,642,345

Net loss                        (481,026)                (481,026)
Dividends on
  common
  stock                          (52,172)                 (52,172)
Net realized
  loss on
    marketable
    equity
  securities                                 277,112      277,112
Balance,
  July 31,
  1996       10,441   138,449  4,237,369                4,386,259

Net income                       795,102                  795,102
Dividends on common
 stock                           (78,281)                 (78,281)
Balance
  July 31,
  1997      $10,441  $138,449 $4,954,190   $           $5,103,080




Year Ended July 31,                       1997          1996
Operating activities
  Cash received from customers        $10,572,387    $13,500,415
  Cash paid to suppliers and
    employees                          (9,024,216)   (12,097,882)
  Interest paid                          (183,258)      (299,353)
  Interest and dividends received          85,242        109,211
  Income taxes paid                        (3,585)        (6,853)
Cash provided by operating activities   1,446,570      1,205,538
Investing activities
  Purchases of property and equipment    (566,897)      (311,320)
  Proceeds from sale of property and
    equipment                              55,426        498,255
  Proceeds from sales of investment
    securities                            917,219      1,720,060
  Purchases of investment securities     (884,399)       (75,000)
  Payments received on notes receivable                  304,000
Cash provided (absorbed) by investing
  activities                             (478,651)     2,135,995
Financing activities
  Principal payments on borrowings     (1,329,289)    (1,901,026)
  Dividends paid                          (78,281)       (52,172)
Cash absorbed by financing activities  (1,407,570)    (1,953,198)
Net increase (decrease) in cash and
  cash equivalents                       (439,651)     1,388,335

Cash and cash equivalents,
  beginning of the year                 2,136,164        747,829
Cash and cash equivalents, end of
  the year                            $ 1,696,513    $ 2,136,164




Year Ended July 31,                        1997          1996
Reconciliation of net income (loss)
  to cash provided by operating
  activities
  Net income (loss)                   $  795,102    $  (481,026)
    Depreciation and amortization        470,384        695,118
    Market value adjustment -
      investments                                       227,480
    Increase in cash surrender value
      of life insurance                 (175,199)      (105,988)
    Gain on sale of investments           (4,674)       (47,610)
    Gain on sale of property and
      equipment                          (33,548)      (193,253)
    Changes in assets and liabilities
      (Increase) decrease in accounts
        receivable                       (44,303)       307,806
      Decrease in inventories            212,726        462,155
      Increase (decrease) in accounts
        payable                           39,505       (240,674)
      Increase (decrease) in accrued
        expenses and other
        liabilities                     (108,624)       697,102
      Increase in income taxes payable   234,402
      Increase in deferred tax asset                   (259,500)
      Decrease in deferred tax liability                (10,000)
      Other                               60,799        153,928
Cash provided by operating activities $1,446,570     $1,205,538


Nature of
Business

R. P. Industries, Inc. (the "Company") is engaged primarily in the production of injection molded plastic components through its wholly-owned subsidiaries.

Principles of
Consolidation

The accompanying consolidated financial statements include the accounts and operations of the Company and all of its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Statement of
Cash Flows

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Investments

Gains and losses on the sale of securities are determined using the specific identification method. Unrealized holding gains and losses on available for sale investments are reported net of tax effect in a separate component of stockholders' equity until realized. Unrealized holding gains and losses on trading securities are included in earnings.


Inventories

Inventories of raw materials and supplies are stated at the lower of FIFO cost (first-in, first-out method) or market. Finished goods inventories are stated at cost (not in excess of market) which is computed from the Company's current production costs.

Property and
Equipment

Property and equipment are recorded at cost. Depreciation is computed principally on the straight-line method for financial statement purposes based on the estimated useful lives of the assets. Buildings are depreciated over thirty years and furniture and equipment are depreciated over three to ten years.

Income Taxes

Deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.


Stockholders'
Equity

In October 1995, the Financial Accounting Standards Board issued its Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation." This statement defines a fair value method of accounting for stock-based employee compensation and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, Accounting for Stock Issued to Employees. Entities electing to remain with the accounting in Opinion 25 must make proforma disclosures, if effect of adoption is material, of net income and, if presented, earnings per share, as if the fair value method of accounting had been applied. SFAS 123 is effective for fiscal years beginning after December 15, 1995. If accounting under Opinion 25 is used, SFAS 123 disclosures must include the effects of all awards granted in fiscal years that begin after December 15, 1994.

The Company implemented SFAS 123 during the year ended July 31, 1997. Under the provisions of SFAS 123, the Company continues to account for stock-based employee compensation under the method prescribed by APB Opinion No. 25. The implementation of SFAS 123 did not have a material effect on the consolidated financial statements of the Company.


Net Income
Per Share

Net income (loss) per share has been computed by dividing income applicable to common shareholders by the weighted average number of shares of common stock outstanding (1,044,080 for the years ended July 31, 1997 and 1996).

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.




Reclassifications

Certain reclassifications have been made to the prior year consolidated financial statements to conform to the 1997 presentation.


1.     Plant
     Closing

During the year ended July 31, 1996, the Company closed its Florida plant operations ("Moldsaver" subsidiary) and liquidated substantially all the assets. The operating results for the period through the date production was halted are included in "Income from Operations" in the Consolidated Statements of Operations. Expenses incurred subsequent to the termination of operations are included in the heading "Subsidiary Liquidation Expenses" in the Consolidated Statements of Operations.

2.     Investments

On August 12, 1988, the Company agreed to purchase a 99% limited partnership interest in Sentry Woods Investment Associates, L.P. Since July 31, 1989, the investment account had been reduced to zero, as the Company's share of partnership losses had exceeded its investment. In conjunction with its investment in the partnership, the Company is committed to partnership contributions of $15,675 per quarter through July, 1999; however, such contributions would cease should the Company exercise its option to withdraw from the partnership.

A summary of the cost and estimated market values of investments is as follows:

July 31, 1997
                                 Gross      Gross     Estimated
                              Unrealized  Unrealized    Market
                         Cost    Gains      Losses      Value
Available for Sale

 Corporate debt
  securities          $207,404   $          $          $207,404
 Preferred stock        20,600                           20,600
                      $228,004   $          $          $228,004


2.     Investments
     (continued)


July 31, 1996
                                 Gross      Gross     Estimated
                              Unrealized  Unrealized    Market
                         Cost    Gains      Losses      Value
Available for Sale

  Mutual funds         $160,550  $           $         $160,550
  Preferred stock        95,600                          95,600
                       $256,150  $           $         $256,150

Proceeds from sales of investment securities available for sale during the years ended July 31, 1997 and July 31, 1996, were $917,219 and $1,720,060, respectively. Gross gains and losses on those sales were $7,658 and $2,984, and $165,475 and $117,865, for the years ended July
31, 1997 and 1996, respectively.

3.     Property and
     Equipment

Property and equipment consist of the following:

July 31,                               1997          1996
Land                               $  122,301    $  122,301
Machinery and equipment             4,748,057     4,175,161
Furniture and office equipment        220,155       222,842
Automobiles and trucks                 61,922        97,622
Buildings and improvements          1,056,555     1,191,869
Total cost                          6,208,990     5,809,795

Accumulated depreciation           (3,842,221)   (3,517,661)
Net property and equipment         $2,366,769    $2,292,134


4.     Long-Term
     Debt

Long-term debt consists of the following:

July 31,                                       1997        1996
Note payable to bank, payable $45,322 monthly,
  bearing interest at the 30 day London
  Interbank Offered Rate (LIBOR) plus 2%,
  through November 15, 2000, secured by
  certain machinery and equipment            $527,477   $1,856,766
Total                                         527,477    1,856,766

Less current maturities                       527,477      543,869
Long-term debt                               $          $1,312,897

During July 1995, the Company entered into an interest rate swap agreement under which it pays to the counterparty interest at a fixed rate of 8.2% based on the notional amount outstanding at the payment date (notional amount at date of swap agreement was $1,000,000). The counterparty pays the Company interest at LIBOR rate plus 2% on the notional amount on the payment date. The notional amount amortizes monthly through July 2000.


At July 31, 1997 and 1996, the Company had available unsecured, short-term bank lines of credit totaling $1,000,000, with interest at prime. As of July 31, 1997 and 1996, no amounts were outstanding under these agreements.


5.     Income Taxes

The provision for income taxes consists of the following:

Year Ended July 31,          1997          1996
Current
  Federal                  $204,734     $
  State                      33,253          1,200
                            237,987          1,200

Deferred                                  (269,500)
Income tax expense
  (benefit)                $237,987      $(268,300)

The following summary reconciles taxes at the federal statutory rate with the effective rate:

Year ended July 31,                      1997          1996
Income taxes at statutory rate         $351,250     $(254,800)

Non-taxable dividends and
  interest income                        (9,900)      (13,000)

Increase in cash surrender value
  of life insurance                     (32,000)      (36,000)

State taxes, net of federal income
  tax benefit                            33,200         1,600

Low income housing credit               (76,793)

Other                                   (27,770)       33,900
                                       $237,987     $(268,300)

Deferred income tax assets relate primarily to deferred compensation and accounts receivable and are net of deferred tax liabilities attributable primarily to depreciation.


6.     Stock Options

In November, 1981, the stockholders approved an incentive stock option plan under which key employees may, until December, 2001, be granted options to purchase a maximum of 150,000 shares of the Company's stock. The following table represents options related to the plan:

Year Ending July 31,                   1997                 1996
                                     Weighted-           Weighted-
                                      average             average
                                     exercise            exercise
                           Shares      price    Shares     price
Options outstanding at
 beginning of year         80,000      $3.03    85,000     $3.04

Options granted            50,000       2.94    25,000      3.11
Options exercised
Options forfeited         (20,000)      3.00   (30,000)     3.10
Options outstanding at
 end of year              110,000      $3.00    80,000     $3.03

The options are exercisable over various dates. The weighted average remaining contractual life of total options is approximately 4 years at July 31, 1997.

The Company applies APB Opinion 25 and related interpretations in accounting for its plan. Accordingly, no compensation cost has been recognized. In accordance with the transition provisions of SFAS 123, pro forma income was calculated reflecting options with grant dates subsequent to August 1, 1995.

For purposes of computing the pro forma amounts, the fair value of each option on the date of grant is estimated using the Black-Scholes option pricing model with the following assumptions for the grant in 1997: expected volatility of zero, risk-free interest rate of approximately 6% and an expected option life of less than 5 years. The calculated pro forma amounts are immaterial to the Company and therefore are not included in this disclosure.



7.     Profit Sharing
     Plan

The Company has a profit-sharing plan covering eligible employees. Employer contributions are based upon profits and participants' respective annual salaries and wages. Contributions under the plan may be discontinued at any time. Contributions for the years ended July 31, 1997 and 1996 were approximately $113,400 and $136,600, respectively.

8.     Commitments

The Company has unfunded salary continuation agreements covering two of its current and past executives. The present value of the expected future benefits to be paid under the agreements are being accrued over the executives' period of service to the Company. During the year ended July 31, 1995, one of the Company's executives took early retirement, however, the executive entered into a consulting arrangement with the Company and payments under the salary continuation agreement were being recorded as consulting expenses rather than retirement benefits, which reduced the retirement liability as long as the consulting arrangement was in effect. During the year ended July 31, 1996, the consulting arrangement was discontinued and therefore, the entire remaining present value of future retirement benefits for that executive was accrued. At July 31, 1997 and 1996, approximately $104,000 related to the agreements are included in accrued expenses with the remaining balance of $625,357 and $645,440 in long-term liabilities respectively.



The Company leases certain facilities under operating leases expiring at various dates. Future minimum lease payments under these operating leases having initial or remaining noncancellable lease terms in excess of one year at July 31, 1997, are as follows:

Year Ending July 31,         Amount
____________________________________
     1998                   $21,100
     1999                    22,000
     2000                     1,800
____________________________________
     Total                  $44,900


Total rent expense was approximately $20,500 and $109,000 for the years ended July 31, 1997 and 1996, respectively.

At July 31, 1997, approximately 34% or $473,000 of the Company's accounts receivable were from two major customers. During the year ended July 31, 1997, approximately 37% of the Company's sales were to these particular customers. As with all of its customers, the Company periodically reviews the customer's financial condition. There have been no credit losses related to these customers during the year ended July 31, 1997.

9.     Subsequent
     Events

Subsequent to July 31, 1997, the Company received a signed letter of intent from an outside party interested in purchasing the Company through the acquisition of all its outstanding shares of common stock.


ITEM 7(b)


                       UNITED SHIELDS CORPORATION
                        Pro Forma Balance Sheet
                        (Dollars in thousands)
                                       HISTORICAL
                              USC (2)           RP Ind.        Pro Forma     Pro Forma
                              9/30/97           9/30/97       Adjustments     Combined
ASSETS

CURRENT ASSETS
  CASH AND EQUIVALENTS        $  104            $2,124          $    0       $ 2,228
  MARKETABLE SECURITIES            0                 0               0             0
  TRADE RECEIVABLE               503             1,248               0         1,751
  OTHER RECEIVABLES                7                12               0            19
  INVENTORIES                    437               800               0         1,237
  DEFERRED INCOME TAXES            0                58               0            58
  PREPAID EXPENSES                35                68               0           103
                               -----             -----             ----        -----
TOTAL CURRENT ASSETS           1,086             4,310               0         5,396

PROPERTY & EQUIPMENT           1,321             6,413           2,000 (1)     9,734
LESS: ACCUMULATED DEPRECIATION   955             3,933               0         4,888
                               -----             -----           -----         -----
NET PROPERTY AND EQUIPMENT       366             2,480           2,000         4,846

DEPOSITS                          18                 0               0            18
GOODWILL, net                  1,658                 0           3,690 (1)     5,348
INVESTMENTS                      715                 0               0           715
MARKETING AGREEMENT, net          67                 0               0            67
CASH VALUE OF LIFE INSURANCE,NET   0             1,056               0         1,056
OTHER ASSETS                       0                 2               0             2
DEFERRED INCOME TAXES            156               202               0           358
                               -----             -----           -----        ------
TOTAL ASSETS                  $4,066            $8,050          $5,690       $17,806
                               =====             =====           =====        ======

LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES
  NOTES PAYABLE - stockholder $  710                 0               0       $   710
  CURRENT LONG-TERM DEBT           0               437               0           437
  ACCOUNTS PAYABLE               511             1,039               0         1,550
  ACCRUED LIABILITIES            139               763             686  (1)    1,588
                               -----             -----            -----        -----
TOTAL CURRENT LIABILITIES      1,360             2,239             686         4,285

LONG-TERM LIABILITIES
  NOTES PAYABLE                2,562                 0           5,401  (1)    7,963
  CAPITAL LEASE OBLIGATIONS        6                 0               0             6
  DEFERRED COMPENSATION            0               626               0           626

SHAREHOLDER'S EQUITY
  COMMON STOCK                 1,031                10           4,778  (1)    5,819
  ADDITIONAL PAID IN CAPITAL       0               138            (138) (1)        0
  RETAINED EARNINGS             (893)            5,037          (5,037) (1)     (893)
                               ------            -----          -------        ------
TOTAL SHAREHOLDER'S EQUITY       138             5,185            (397)        4,926
                               ------            -----          -------        ------
TOTAL LIAB. & STOCKHOLDERS
 EQUITY                       $4,066            $8,050          $5,690       $17,806
                               ======            =====          =======       ======

(1) Reflects the acquisition, issuance of debt to partially fund the acquisition, the resulting goodwill from the acquisition and the issuance of common stock in a private placement by USC and to the former owners of RP Ind. to fund the remainder of the acquisition.

(2) Includes USC and its' wholly owned subsidiary, The HeaterMeals Company as filed on Form 8-K dated
November 14, 1997.




                                UNITED SHIELDS CORPORATION
                            Pro Forma Statement of Operations
                      (Dollars in thousands, except per share data)
                                  Historical
                           USC (1)         RP Ind.
                                12 mos. Ended            Pro Forma      Pro Forma
                           12/31/96       1/31/97       Adjustments     Combined
REVENUES

    NET SALES           $    4,891        $12,293         $    0   $    17,184
    COST OF SALES            3,698          9,832              0        13,530
                             -----         ------            ---        ------
GROSS PROFIT                 1,193          2,461              0         3,654


OPERATING EXPENSES

  SELLING, GENERAL
      & ADMIN EXP            2,158          1,262  (3)       446         3,866

INCOME / (LOSS) FROM
  OPERATIONS                  (965)         1,199           (446)         (212)


OTHER INCOME / (EXPENSE)
  INTEREST INCOME                2             75              0            77
  INTEREST EXPENSE            (281)          (235) (2)      (513)       (1,029)
  SUBSIDIARY LIQUIDATION
     EXPENSE                     0           (691) (4)         0          (691)
  SALARY CONTINUATION
     EXPENSE                     0           (633)             0          (633)
  OTHER                          0            (58)             0           (58)
                             -----        -------          -----        ------
                              (279)        (1,542)          (513)       (2,334)

EARNINGS / (LOSS) BEFORE
  INCOME TAXES              (1,244)          (343)          (959)       (2,546)
INCOME TAX EXPENSE
  (BENEFIT)                   (229)          (112)             0          (341)
                           --------         ------         ------       ------
NET EARNINGS / (LOSS)   $   (1,015)       $  (231)        $ (959)  $    (2,205)
                           =========        ========       ======     =========

NET INCOME / (LOSS)
  PER COMMON SHARE      $    (0.11)                                $     (0.21)
                           =========                                   =========

WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES
  OUTSTANDING            9,215,640                                  10,430,816
                         ==========                                ===========

Footnotes:

(1) Includes USC and its' wholly owned subsidiary, The HeaterMeals Company as filed on Form 8-K dated November 14, 1997.
(2) Reflects the additional interest expense resulting from the purchase of RP Ind.
(3) Reflects the amortization of estimated goodwill over a 15 year period and additional depreciation expense resulting from the increase in fair market value of fixed assets acquired (spread over a 10 year life.)
(4)  Subsidiary liquidation expenses result from the closing of RP Ind.'s Florida plant operations.  Related income tax benefit of these expenses is approximately $247,000.


                    UNITED SHIELDS CORPORATION
                        Pro Forma Statement of Operations
                  (Dollars in thousands, except per share data)
                        Historical
                     USC (1)    RP Ind. (4)
                       9 mos. Ended             Pro Forma      Pro Forma
                      9/30/97    9/30/97       Adjustments      Combined
REVENUES

    NET SALES        $     3,578  $7,885        $    0        $     11,463
    COST OF SALES          3,213   6,194             0               9,407
                       ---------  ------         ------        -----------
GROSS PROFIT                 365   1,691             0               2,056


OPERATING EXPENSES

   SELLING, GENERAL
      & ADMIN EXP          1,795     769  (3)      335               2,899

INCOME / (LOSS) FROM
  OPERATIONS              (1,430)    922          (335)               (843)

OTHER INCOME / (EXPENSE)
   INTEREST INCOME             1      92             0                  93
   INTEREST EXPENSE         (255)   (127) (2)     (385)               (767)
   SALARY CONTINUATION
     EXPENSE                   0     (63)            0                 (63)
   OTHER                    (116)     34             0                 (82)
                         --------  ------        -------          ---------
                            (370)    (64)         (385)               (819)

EARNINGS / (LOSS) BEFORE
  INCOME TAXES            (1,800)    858          (720)             (1,662)
INCOME TAX EXPENSE
  (BENEFIT)                  (21)    172             0                 151
                         --------   -----         -------         ---------
NET EARNINGS/(LOSS)  $    (1,779) $  686        $ (720)       $     (1,813)
                      ============ ======        ========       ============

NET INCOME / (LOSS)
  PER COMMON SHARE   $     (0.17)                             $      (0.15)
                      ===========                              ==============

WEIGHTED AVERAGE
 NUMBER OF COMMON
 SHARES OUTSTANDING   10,614,203                                11,829,379
                      ==========                                ==========

Footnotes:

(1) Includes USC and its' wholly owned subsidiary, The HeaterMeals Company as filed on Form 8-K dated November 14, 1997.
(2) Reflects the additional interest expense resulting from the purchase of RP Ind.
(3) Reflects the amortization of estimated goodwill over a 15 year period and additional depreciation expense resulting from the increase in fair market value of fixed assets acquired (spread over a 10 year life.)
(4) Net income for the month of January 1997 ($93) is included in the above pro forma statement as well as the pro forma statement of operations for the 12 months ended 1-31-97.

/TABLE

EXHIBIT 99.1
                 SALE AND LEASEBACK AGREEMENT


     This Sale and Leaseback Agreement ("Agreement") is dated and effective as of the ___ day of December, 1997 by and between HeaterMeals Company (f/k/a ZestoTherm, Inc.), 311 Northland Boulevard, Cincinnati, Ohio 45246 ("Seller") and Information Leasing Corporation, 1023 W. Eighth Street, Cincinnati, Ohio 45203 ("Buyer").

     WHEREAS, Buyer is purchasing equipment set forth on Schedule 1 hereto ("Equipment") from Seller and Seller desires to use the Equipment under the terms and conditions of lease in the form attached hereto as Exhibit A (the "Lease").

     THEREFORE, in consideration of the mutual promises herein, Seller and Buyer agree:

     1. Sale and Leaseback. Buyer agrees to purchase, and Seller agrees to sell, the Equipment and each Buyer agrees to lease the Equipment to the Seller pursuant to the terms and conditions contained therein. The purchase date and the date that title to the Equipment shall pass from Seller to Buyer shall be the "Commencement Date" of the Lease and such sales and assignment shall be evidenced by a Bill of Sale in the form of Exhibit B hereto ("Bill of Sale").

     2. Purchase Price. Buyer and Seller hereby agree that the purchase price of the Equipment is Five Hundred Thousand Dollars ($500,000.00), which shall be payable to Seller by the Buyer in cash or other immediately available funds on the Commencement Date.

     3. Title. Seller agrees to deliver to Buyer, upon payment of the purchase price, the Bill of Sale. Seller shall also provide Buyer a copy of the Bill of Sale and other documentation it received or executed upon its original acquisition of the Equipment and original titles to any of the Equipment as to which certificates of title have been issued, duly endorsed to Buyer.

     4.     Buyer's Purchase and Performance.  Seller agrees that
Buyer's obligations hereunder are expressly conditional on Seller executing and delivering the Lease, as well as all other documents pursuant to such Lease.

     5. Seller's Representations and Warranties. Seller represents and warrants to Buyer that: (i) the execution and delivery of this Agreement and the Bill of Sale are duly authorized on the part of Seller, and upon due execution hereof by Seller and Buyer shall constitute valid obligations binding upon and enforceable against Seller in accordance with their terms; (ii) neither the execution and delivery of this Agreement or the Bill of Sale, nor the due performance hereof by Seller shall result in any breach of, or constitute a default under, or violation of, Seller's Articles of Incorporation, or Codes of Regulations, or any Agreement to which Seller is a party or by which Seller is bound; (iii) Seller is in good standing in its state of incorporation and in any jurisdiction where the Equipment is located and is entitled to own properties and to carry on business therein; and (iv) Seller has and is transferring to Buyer good title to the Equipment free and clear of all liens and encumbrances of any kind or description.


     6. Financial Reporting Requirements. The Seller shall furnish to Buyer as soon as available, but in any event within sixty
(60) days after the close of each fiscal year, a complete annual review report of the Seller, which review report shall have been prepared in accordance with GAAP and compiled by independent certified public accountants acceptable to Buyer. Such reports shall include the following reviewed financial statements of the Seller: balance sheet as of the end of such fiscal year, and statements of income, cash flow, shareholders' equity and changes in financial position for the year then ended. In addition to the report required to be furnished hereby, the Seller shall furnish to Buyer as soon as received by the Seller copies of all other reports from its auditors in connection with each annual review including management letters.
In addition, the Seller shall provide any internal annual financial data as soon as it is available.

     The Seller shall furnish to Buyer within thirty (30) days after the end of each quarter of each fiscal year (including the last month) a balance sheet of the Seller for such quarter, and statements of income, cash flow and shareholders' equity of the Seller for such quarter prepared on both a quarterly and year-to-date basis. Each quarterly and year-to-date statement of income shall set forth in comparative form the statement of income of the corresponding quarter or year-to-date period, respectively, of the previous fiscal year. Such financial statements may be unaudited, but shall be prepared in accordance with GAAP and shall be certified to such effect, subject to normal year-end adjustments, by the chief executive officer or the chief financial officer of the Seller, who shall certify that such financial statements fairly present in all material respects the financial condition and the results of operations of the Seller as of the date and for the periods set forth therein. In addition to the foregoing financial information, the Seller shall provide to Buyer any other information which is provided to the Seller's shareholders in accordance with securities laws. All financial information requested under Section 6 hereof shall be reported both as a separate statement of Seller and a combined statement of Seller and United Shields Corporation.

     Upon request of Buyer, the Seller shall make available for inspection to representatives of Buyer any of its books and records and shall furnish to Buyer information regarding its business affairs and financial condition within a reasonable time after receipt of written request therefor.

     7. Manufacturer's Warranties. Seller warrants that it shall obtain, and hereby assigns to Buyer, all agreements, warranties and indemnifications applicable to the Equipment which are normally provided by the manufacturer to its customers. Seller further agrees that this assignment will enable the Buyer to comply with its warranties as Lessor under the Lease.

     8. Successors. Buyer and Seller agree that this Agreement shall inure to the benefit of and shall be binding upon Seller and Buyer, their respective successors and assignees, except that any assignee of Buyer shall not be required to perform any of the obligations of Buyer, and any assignment by Buyer shall not relieve Buyer of its obligations hereunder. Seller shall not assign any interest in this Agreement without Buyer's written consent, which consent shall not be unreasonably withheld.

     9. Survival of Covenants. Buyer and Seller agree that the warranties, covenants and agreements contained in this Agreement shall survive the passing of title.

     10. Limitations. Buyer shall not be liable for any indirect, special or consequential damages, in connection with or arising by reason of this Agreement; nor shall Buyer be liable for any event beyond its control.

     11. Miscellaneous. Section titles are not intended to, and shall not, limit or otherwise affect the interpretation of this Agreement. This Agreement shall not be deemed to constitute an offer and shall not be binding upon Buyer until executed by Buyer's authorized representative. If any provision of this Agreement shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions hereof shall not be affected or impaired in any way. Any modifications to this Agreement shall be in writing and shall be signed by both parties and their last known assignees, if any. This Agreement shall be construed in accordance with, and governed by the laws of, the State of Ohio. Any terms capitalized herein shall have the meanings set forth in the Lease, which is incorporated herein by reference.

     12. Entire Agreement. SELLER REPRESENTS THAT IT HAS READ, RECEIVED, RETAINED A COPY OF AND UNDERSTANDS THIS AGREEMENT, AND AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS, SELLER AND BUYER AGREE THAT THIS AGREEMENT, AND THE LEASE AGREEMENT SHALL CONSTITUTE THE ENTIRE AGREEMENT AND SUPERSEDE ALL PROPOSALS, ORAL OR WRITTEN, ALL PRIOR NEGOTIATIONS AND ALL OTHER COMMUNICATIONS BETWEEN THEM WITH RESPECT TO THE EQUIPMENT.

     IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be duly executed on the date set forth below by their authorized representatives.

INFORMATION LEASING                    HEATERMEALS COMPANY CORPORATION

("BUYER")                              ("SELLER")

By:                                    By:
Name:                                  Name:
Title:                                 Title:
Date:                                  Date:

                       SALE AND LEASEBACK AGREEMENT

                               EXHIBIT B

                             BILL OF SALE

     WITNESSETH, that for, and in consideration of, the sum of Five Hundred Thousand Dollars ($500,000.00) and other good and valuable consideration, to us in hand paid by INFORMATION LEASING CORPORATION ("Buyer"), the receipt of which is hereby acknowledged, the Seller ("Seller") hereby grants, bargains, sells, conveys, transfers and sets over unto Buyer, its successors and assigns, all of the Seller's right, title and interest in and to the property described on Schedule 1 of the Sale and Leaseback Agreement attached thereto ("Equipment"), and made a part hereof, together with any and all leases described on
Schedule 1 rents, issues, profits, purchase options, renewal rights and other monies due or to become due in connection therewith.

     To have and to hold the same unto said Buyer, its successors and assigns forever. And said Seller, its successors and assigns does hereby covenant with said Buyer, its successors and assigns, that the equipment is free of all liens and encumbrances arising by, through or under Seller.

     Seller hereby covenants to and with the Buyer that Seller has good and marketable title to all Equipment to be sold, transferred, assigned, and conveyed hereunder, free and clear of all liens, claims, encumbrances or restrictions of any kind whatsoever, has the right, power and authority to, and hereby does, sell, transfer, assign and convey such title to all of the Equipment free and clear of such liens, claims, encumbrances or restrictions. Each Seller covenants that it shall warrant and defend Buyer's title against all lawful claims whatsoever, and does further, as additional consideration hereunder, make the following additional covenants, representations and warranties to Buyer:

     OTHER THAN THE ABOVE LIMITED WARRANTY OF TITLE, SAID EQUIPMENT IS PURCHASED BY BUYER "AS IS" WITHOUT ANY EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS OF ANY KIND, WITHOUT LIMITATION, SELLER DOES NOT WARRANT THE EQUIPMENT IS OF MERCHANTABLE QUALITY NOR THAT IT CAN BE USED FOR ANY PARTICULAR PURPOSE.

     IN WITNESS WHEREOF, the undersigned has executed this instrument
this ___ day of   December, 1997.

                                   SELLER:

                                   HEATERMEALS COMPANY


                                   _____________________________
                                   BY:__________________________
                                   ITS:__________________________

EXHIBIT 99.2

  Lease No.     Commitment Date     Rental Commencement Date


1. Lessor hereby leases to Lessee, and Lessee hereby leases and rents from Lessor, the personal property described below, or if separately scheduled, in the Schedule hereto annexed, marked Schedule A and made a part hereof, together with all replacement parts, repairs, additions, accessories, and system incorporated therein and/or affixed and pertaining thereto (said personal property and other items herein collectively referred to as "Equipment") upon the following terms and conditions:
NO WARRANTIES BY LESSOR OR ANY ASSIGNEE OF LESSOR, LESSEE ACKNOWLEDGES THAT IT HAS SELECTED BOTH (A0 THE EQUIPMENT LISTED BELOW AND (B) THE SUPPLIER NAMZZELOW FROM WHOM LESSOR IZZ PURCHASE SAID EQUIPMENT. IN THIS RESPECT LESSEE ACKNOWLEDGES THAT LESSOR IS NOT THE MANUFACTURER OF SAID EQUIPMENT NOR THE AGENT OF SAID MANUFACTURER. LESSEE FURTHER ACKNOWLEDGES THAT LESSOR HAS NOT MADE AND DOES NOT MAKE ANY WARRANTY OR REPRESENTATION, EITHER EXPRESSED OR IMPLIED, OF ANY KIND WHATSOEVER WITH RESPECT TO THE EQUIPMENT INCLUDING BUT NOT LIMITED TO: (1) AS TO THE FITNESS, DESIGN, OR CODITION OF THE EQUIPMENT, (2) AS TO THE MERCHANTABILITY OF THE QUIPMENT OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, (3) AS TO THE QUALITY OR CAPACITY OF THE EQUIPMENT , THE MATERIALS IN THE EQUIPMENT, OR WORKMANSHIP IN THE EQUIPMENT, (4) AS TO ANY LATENT DEFECTS IN THE EQUIPMENT, (5) AS TO ANY PATENT INFRINGEMENT, AND (6) AS TO THE COMPLIANCE OF THE EQUIPMENT WITH ANY REQUIREMENTS OF ANY LAW, RULE, SPECIFICATION, OR CONTRACT PERTAINING THERETO, LESSEE FURTHER ACKNOWLEDGES THAT IT IS LEASING SAID EQUIPMENT FROM LESSOR IN AN "AS IS" CONDITION AND THAT NO DEFECT OR UNFITNESS OF THE EQUIPZZ SHALL RELIEVE LESSEE OZZSSEE'S OBLICATION TO PAY RENT OR ANY OTHER OBLIGATION TO PAY RENT OR ANY OTHER OBLICATION LESSEE MAY HAVE TO LESSOR UNDER THE TERMS OF THIS LEASE. IT IS AGREED THAT LESSOR SHALL HAVE NO OBLIGATION TO INSTALL, ERECT, TEST, ADJUST, REPAIR, OR SERVICE THE AFORESAID EQUIPMENT. If the Equipment is not properly installed, does not operate as represented or warranted by the manufacturer or the supplier, or is unsatisfactory for any reason, lessee shall make a claim on account thereof solely against the supplier or manufacturer and shall, nevertheless, pay lessor all rent payable hereunder. As between Lessee and Lessor and only in those instances where the manufacturer of the Equipment has provided any warranty or guarantee of any nature whatsoever applicable to the Equipment. Lessor hereby assigns to Lessee whatever assignable interest Lessor may have in such warranty or guarantee. The aforesaid assignment shall not in any way be deemed to limit, negate, or otherwise affect the disclaimer of warranties contained in this paragraph, and Lessor shall not incur any duties arising out of any manufacturer's warranties or guarantees. Further, lessor shall not incur any liability whatsoever arising out of any breach of any manufacturer's warranties or guarantees applicable to the Equipment.

SEE REVERSE SIDE FOR ADDITIONAL TERMS AND CONDITIONS WHICH ARE PART OF
THIS LEASE

Lessee request Lessor to purchase the below-described Equipment from supplier and to lease said Equipment to Lessee upon the terms and conditions of this Lease; and, upon written acceptance hereof signed at the Lessor's office by an authorized employee of Lessor. Lessor agrees t lease said Equipment to Lessee. The undersigned agree to all the terms and conditions of this Lease as set forth above and on the reverse side hereof.

INITIAL TERMS:

Amt. of Each Rental     $30,600.60

Tax Rental               $1,836.03
Total Rental           $ 32,436.63

RENTAL TERMS:

Payments made in:                  Advance
Payment Period:                    Monthly
Initial Term (No. Months)            18
Initial Number of Rentals      First and Security
                                    Deposit
Initial Security Deposit          $30,600.60

END OF LEASE OPTIONS: Lessee shall have the following option at the end of the original term, provided the lease has not terminated early and no event of default under the lease has occurred and is continuing.
1.     Purchase the equipment for the fair market value.
2.     Renew the Lease
3. Return the equipment as provided in paragraph 14 of this lease agreement

PRORATED RENTS WILL BE DUE FROM THE DATE OF INSTALLATION UNTIL THE RENTAL COMMENCEMENT DATE.

          Full Legal Name and Address of Lessee
Name      The HeaterMeals Company

Address   311 Northland Boulevard

City      Cincinnati     State     OH     Zip     45246
          Location of Equipment
          HeaterMeals, Inc.
Address   311 Northland Boulevard
City      Cincinnati     County     Hamilton
State     OH     Zip Code     45246


     NAME OF LESSEE
      The HeaterMeals Company



By:                                 By:

                                                Title     Date
By:
                                                Title     Date
         Title     Date

     This is a non-cancelable lease for the term indicated

2.  NO ORAL AGREEMENT, GUARANTEE, PROMISE, CONDITION, REPRESENTATION
OR WARRANTY, NOR ANY ORAL MODIFICATION HEREOF SHALL BE BINDING.    ALL
PRIOR CONVERSATIONS, AGREEMENTS, OR REPRESENTATIONS RELATED TO THIS
LEASE OR TO THE EQUIPMENT HEREIN ABOVE REFERRED TO ARE INTEGRATED
HEREIN.  NONE OF THE TERMS OF THIS LEASE SHALL BE CHANGED OR MODIFIED
EXCEPT IN WRITING EXECUTED BY THE LESSOR AND THE LESSEE.
3.   SUPPLIER NOT AN AGENT.  LESSEE UNDERSTANDS AND AGREES THAT
NEITHER SUPPLIER NOR ANY SALES MAN OR OTHER AGENT OF SUPPLIER IS AN
AGENT OF LESSOR, NO SALESMAN OR AGENT OF SUPPLIER IS AUTHORIZED TO
WAIVE OR ALTER ANY TERM OR CONDITION OF THIS LEASE AND NO
REPRESENTATION, AS TO EQUIPMENT OR ANY OTHER MATTER BY SUPPLER SHALL
IN ANY WAY AFFECT LESSEE'S DUTY TO PAY RENT AND PERFORM ITS OTHER OBLIGATIONS AS SET FORTH IN THIS LEASE.
4.  NON-CANCELLABLE LEASE.  THIS LEASE CANNOT BE CANCELLED OR
TERMINATED EXCEPT AS EXPRESSLY PROVIDED HEREIN.
5.  ORDER EQUIPMENT.  Lessor agrees to order the Equipment from supplier.  Lessee agrees to arrange for delivery of Equipment so that it can be accepted in accordance with Paragraph 6 hereof within 180 days after the date on which Lessor accepts Lessee's offer to enter into this Lease (which date Lessor is authorized to fill in above as "Commitment Date".) Lessee hereby authorizes Lessor to insert in this
Lease the serial numbers, and other identification data, of Equipment when determined by Lessor.
6.  DELIVERY AND INSPECTION.  Lessee will inspect the Equipment within five (5) business days after its delivery to Lessee.  Unless within such five (5) day period Lessee gives Lessor written notice specifying any defect in or other proper objection to the Equipment.  Lessee agrees that it will be conclusively presumed, as between Lessor and
Lessee, that (a) Lessee has fully inspected the Equipment (b) the
Equipment is in full compliance with the terms of this Lease (c) the Equipment is in good condition (operating and otherwise) and repair, and (d) Lessee has accepted the Equipment from the supplier thereof.
If Lessor shall request, Lessee shall furnish Lessor a written statement setting forth the matters stated in (a), (b) and (d) and also approving the invoice of said Equipment or portion thereof. Notwithstanding the aforesaid in the event the usual time of installation of such Equipment exceeds the aforesaid five (5) business day period, then so long as  said Equipment is properly installed by
Lessee or supplier, as may be applicable, the aforesaid five  (5)
business day period shall begin to run on the date following the completion of said installment, provided further, however, that in no event shall said five (5) business day period being to run later than thirty (30) days after said equipment has been delivered to Lessee.
7. TERMINATION BY LESSOR. Lessor shall have the exclusive option to terminate this lease and Lessor's obligations thereunder if within 60 days after "Commitment Date", Equipment has not been delivered to
Lessee, or Lessee has not accepted Equipment as provided in paragraph
6 above.  Said option may be exercised by giving Lessee written notice of termination pursuant to the paragraph any time within ten (10)
business days after the expiration of said 60 day period.
8. TERM. The term of this Lease commences upon the date on which the equipment is delivered to Lessee (whether or not accepted) and ends upon the expiration of the number of months specified above under
"Initial Term of Lease" after the "Rental Commencement Date" shown above. Lessee hereby authorizes Lessor to insert n this Lease as said "Rental Commencement Date" the date upon which Equipment is delivered to Lessee or any later date selected by Lessor.
9.  RENT.  During the term of this Lease.  Lessee agrees to pay rent equal to the "Amount of Each Rent Payment" multiplied by the "Number of Rental Payments" as indicated above.  The first rental payment shall be due on "Commitment Date" and shall be applicable to the rental period commencing on "Rental Commencement Date."  Subsequent rental payments shall be due in advance on the same date each month
(or other calendar period as indicated above) thereafter.  Rent shall be due whether or not Lessee has received any notice that such payments are due.  All rent shall be paid to Lessor at its address set forth above or as otherwise directed by Lessor in writing.  No portion of any rent payment shall be deemed to constitute payment for any equity interest in the Equipment.
10.  USE.  LESSEE COVENANTS AND REPRESENTS TO LESSOR THAT THE
EQUIPMENT WILL BE USED EXCLUSIVELY FOR AGRICULTURAL, BUSINESS, OR
COMMERCIAL PURPOSES AND WILL NOT BE USED AT ANY TIME DURING THE TERM
OF THIS LEASE FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES.
11.  RENEWAL.  This Rental Agreement shall be automatically renewed for an additional one 90 day renewal term at the expiration of the initial term and at the expiration of any renewal term thereafter, unless Lessee notifies Lessor in writing of its intention to terminate the lease.  The notice of intent to cancel must be in writing and received from the customer at least ninety (90) days prior to the expiration of the current term.
12.  LOCATIONS: LESSOR'S INSPECTION; LABELS.  Equipment shall be delivered and thereafter kept at the location specified above, or, if none is specified, at Lessee's address set forth above and shall not be removed therefrom without Lessor's prior written consent.  Lessor shall have the right to inspect Equipment at any reasonable time.  If
Lessor supplies Lessee with labels stating that Equipment is owned by Lessor, Lessee shall affix and keep same in a prominent place on each item of Equipment.
13. REPAIRS: USE; ALTERATIONS. Lessee, at its expense, shall keep Equipment in good working condition and repair and furnish all labor, parts, mechanisms, and devices required therefor. Lessee shall use Equipment in a careful and lawful manner. Lessee shall not make any alterations, additions, or improvements to Equipment without Lessor's prior written consent. All additions, repairs, replacement parts, accessories, or improvements made to Equipment shall become a component part thereof and title thereto shall be immediately vested in Lessor and shall be included under the terms hereof.  Any such additions, repairs, replacement parts, accessories, or improvements made to Equipment shall not be removed without Lessor's prior written consent.
14.  SURRENDER.  At the expiration or other termination of this Lease or upon demand by Lessor made pursuant to Paragraph 22 hereof, Lessee, at its expense shall immediately return Equipment in as good condition as received less normal wear, tear, and depreciation by delivering it packed and ready for shipment, to such place or on board such carrier as Lessor may specify.
15.  LOSS OR DAMAGE.  Lessee shall bear the entire risk of loss, theft, destruction, or damage of Equipment or any portion thereof from any cause whatsoever.  If any Equipment is totally destroyed the liability of Lessee to pay rent therefore may be discharged by paying the Lessor all the rent due and to become due thereon, less the net amount of the recovery, if any, actually received by Lessor from insurance of otherwise for such loss or damage.  Except as provided in the preceding  sentence, the total or partial destruction of any equipment, or total or partial loss of use or possession thereof by
Lessee, shall not release or relieve Lessee from the duty to pay the rent herein provided. Lessor shall not be obligated to undertake, by litigation or otherwise, the collection of any person for loss of damage of the Equipment.
16.  RISK OF LOSS AND INSURANCE.  Until Lessee has returned the
Equipment to the designated location, Lessee bears the entire risk of
loss or damage to the Equipment, regardless how arising.   Lessee
shall immediately notify Lessor of the occurrence of any Loss or other occurrence affecting Lessor's interests and shall make repairs or corrections at Lessee's expense. IN such event, Lessee agrees to continue to meet all payment and other obligations under the Lease.
Lessee agrees to keep the Equipment insured at Lessee's expense against risks of loss or damage from any cause whatsoever. Lessee agrees that such insurance shall not be less than the unpaid balance of the Lease plus the then-current fair market value of the Equipment. Lessee also agrees that the insurance shall be in such additional amount as is reasonable to cover Lessor for public liability and property damage arising from the Equipment or Lessee's use of it.
Lessee agrees to name Lessor as a loss payee and an additional insured. Each policy shall provide that the insurance cannot be cancelled without thirty days prior written notice to Lessor. Upon request by Lessor, Lessee agrees to furnish proof of each insurance policy including a certificate of insurance and a copy of the policy.
The proceeds of such insurance shall be applied at Lessor's sole election toward the replacement or repair of the Equipment or payment towards Lessee's obligations. Lessee appoints Lessor as attorney-in-fact to make any claim for, receive payment of, or execute or endorse all documents, checks or drafts for loss or damage or return of premium under such insurance. Because of increased credit risks to Lessor when not insured by Lessee, Lessee agrees to pay to Lessor each month a risk charge stipulated and liquidated at .25% of Lessor's original Equipment cost until Lessee provides proof of compliance with insurance requirements. In spite of the payment of such risk charge, Lessee has no right or claim to any insurance benefits from Lessor, Lessee is still liable for all losses, and such risk charge is not in lieu of the insurance requirements of this Lease.
17. LIENS, TAXES. Lessee shall keep Equipment free and clear of all levies, liens, and encumbrances. Lessee shall, in the manner directed by Lessor, (a) make and file all declarations and returns in connection with all charges and taxes (local, state and federal), which may now or hereafter be imposed upon or measured by ownership, leasing, rental, sale, purchase, possession, or use of Equipment, excluding however all taxes on or measured by Lessor's net income and
(b) pay all such charges and taxes. In the event that Lessor shall elect to make and file any or all declarations and returns in connection with such charges and taxes to pay the same then the Lessee shall reimburse the Lessor, upon demand of the Lessor, for any and all such charges and taxes applicable to the equipment herein leased by Lessor to Lessee.
18. TAXES AND CERTAIN FEES; LESSOR PERFORMANCE; WAIVER. Lessee shall promptly pay all fees, assessments, taxes and charges governmentally-imposed upon the purchase, ownership, possession, leasing, renting, operations, control, use or maintenance of the Equipment, whether assessed against Lessor, Lessee or the Equipment and relating to the Term, whether due before or after the end of the Term, excluding taxes on or measured by the income of Lessor. All personal property tax, use tax or other tax returns will be filed by Lessor, and Lessee agrees to pay Lessor a fee for processing such payments and filings.
Lessor does not have to contest any valuation or tax imposed on the Equipment. If Lessee fails to perform any of its obligations under this Lease, Lessor may perform any act or make any payment that Lessor deems reasonably necessary for the maintenance and preservation of the Equipment of Lessor's interests therein, provided, however, that Lessor's performance of any act or payment shall not be deemed a waiver of, or release lessee from, the obligation at issue. All sums so paid by Lessor, together with expense (including legal fees and costs) incurred by Lessor in connection therewith, shall be paid to Lessor by Lessee immediately upon demand. Lessor's failure to require performance in any instance or Lessor's written waiver of any provision shall not waive any other breach of the same or any other provision.

19. INDEMNITY. Lessee assumes the risk of liability arising from or pertaining to the possession operation, or use of such leased Equipment. Lessee does hereby agree to indemnify hold safe and harmless against, defend Lessor from, any and all claims, costs, expense, damages, and liabilities arising from or pertaining to the uses, possession, or operation, of lease Equipment.
20. ASSIGNMENT; OFFSET. Without Lessor's prior written consent, Lessee shall not (a) assign, transfer, pledge, hypothecate, or otherwise dispose of this Lease, Equipment, or any interest therein, or (b) sublet or lend Equipment or permit it to be used by anyone other than Lessee or Lessee's employees. Lessor may assign this Lease and/or mortgage Equipment, in whole or impart, without notice to Lessee, however, if Lessee is given notice of such assignment, it agrees to acknowledge receipt thereon in writing. Each such assignee and/or mortgage shall have all of the rights, but none of the obligations, of Lessor under this Lease. Lessee shall not assert against assignee and/or mortgage any defense, counterclaim, or offset and shall quietly enjoy use of the Equipment subject to the terms and conditions of this Lease agreement. Subject to the foregoing, this Lease inure to the benefit of and is binding upon the heirs, legates, personal representatives, successors, and assigns of the parties hereto.
21. COLLECTION CHARGES AND ATTORNEY'S FEES. If any part of any sum is not paid when due, Lessee agrees to pay Lessor: a) a late charge to compensate Lessor for collecting and processing the late sum, such late charge is stipulated and liquidated at $.10 per dollar of each delayed sum, or where less, the maximum allowed by Ohio or other applicable law. Such late charge shall be assessed each month on all outstanding sums: plus b) a collection call charge to compensate Lessor for the time and expense in making any call, such collection call charge is stipulated and liquidated at $15.50 per collection all; plus c) a personal visit charge equal to actual out-of-pocket expense to compensate Lessor for the time and expense of all collection efforts; plus d) a returned check or non-sufficient funds ("NSF") charge to reimburse Lessor for its time and expense incurred with respect to a check that is returned for any reason; such NSF charge is stipulated and liquidated at the greater of $50 or actual bank charges of Lessor, plus other amounts allowed by law.

LESSEE AND ANY GUARANTOR AGREE TO PAY ALL COSTS OF COLLECTION, INCLUDING COLLECTORS' CONTINGENCY FEES, AND TO PAY LESSOR'S REASONABLE ATTORNEY FEES AS DAMAGES AND NOT COSTS in all proceedings arising under this Lease, such proceedings include any arbitration, bankruptcy proceeding, civil action, mediation, counter claim on which Lessor prevails, or post-judgment action or appeal with respect to any of the foregoing. A reasonable attorney fee is not less than the greater of $300 or 30% of Lessor's total amount in collection.
22. DEFAULT. (a) if Lessee fails to pay when due any rent payment or other amount required herein to be paid by Lessee, or if Lessee names an assignment for the benefit of creditors, whether voluntary or involuntary of a petition is filed by or against Lessee under the Bankruptcy Code Lessor shall have the right to exercise any one or more of the following remedies in order to protect the interest and more of the following remedies in order to protect the interest and reasonably expected profits and bargains of Lessor. (i) Lessor may recover from Lessee all rent payments and other amount then due and as they shall thereafter become due hereunder (ii) LESSOR MAY TAKE POSSESSION OF ANY OR ALL ITEMS OR EQUIPMENT, WHEREVER THE SAME MAY BE LOCATED, WITHOUT DEMAND OR NOTICE, WITHOUT ANY COURT ORDER OR OTHER PROCESS OF LAW, AND WITHOUT LIABILITY TO LESSEE FOR ANY DAMAGES OCCASIONED BY SUCH TAKING OF POSSESSION, AND, IN REMOVING ALL SUCH EQUIPMENT, LESSOR MAY IF PERMITTED BY LAW, USE ANY OF LESSEE'S LICENSES IN RESPECT TO ALL SUCH EQUIPMENT. ANY SUCH TAKING OF POSSESSION SHALL NOT CONSTITUTE A TERMINATION OF THIS LEASE. -- (iii) Lessor may recover from Lessee, with respect to any and all items of equipment and with or without repossessing the equipment, the sum of
(1) all rent payments and other amounts due and to become due and (2) the estimated market value that such equipment would have had at the end of the Lease term if it had been used and maintained as provided in this Lease, provided, however, that upon repossession or surrender of equipment, Lessor shall sell, lease or otherwise dispose of equipment in a commercially reasonable manner with or without notice and on public or private bid and apply the net proceeds thereof (after deducting all expenses, including attorney's fees, incurred in connection therewith) to the sum of (1) and (2) above (iv) Lessor may pursue any other remedy at law or in equity, (b) if Lessee fails to perform any of the provisions under this Lease or any other agreement with Lessor or Lessee makes a bulk transfer of furniture, furnishings, fixtures, or other equipment or inventory. Lessor shall have the right to exercise any remedy available at law or in equity, including but not limited to seeking damages or specific performance and/or obtaining an injunction. (c) No right or remedy herein conferred upon or reserved to Lessor is exclusive of any right or remedy herein or by law or equity provided or permitted, but each shall be cumulative of every other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise and may be enforced concurrently therewith or from time to time, but Lessor shall not be entitled to recover a greater amount in damages than Lessor could have gained by receipt of Lessee's full , timely and complete performance of its obligations pursuant to the terms of this Lease plus accrued delinquent payments under Paragraph 21.
23. NOTICE OF BANKRUPTCY. Lessee shall delivery to Lessor written notice (i) of Lessee's intention to file any voluntary petition pursuant to the Bankruptcy Code or any Federal or State insolvency law at least ten (10) days prior to the filing of such petition or (iii) within five (5) days after Lessee shall receive notice or otherwise be advised of the filing of any involuntary petition pertaining to Lessee pursuant to the Bankruptcy Code or any other Federal or State insolvency law.
24. OWNERSHIP; PERSONAL PROPERTY. Equipment is and shall at all times remain the property of lessor, and Lessee shall have no right, title or interest therein or thereto except as expressly set forth in this Lease. Equipment is and shall at all times be and remain, personal property notwithstanding that Equipment or any part thereof may now be, or hereafter become, in any manner affixed or attached to real property or any building thereon.
25. NOTICES. Service of all notices under this Lease shall be sufficient if given personally or mailed to the party involved at its respective address set forth above, or at such other addresses as said party may provide in writing from time to time. Any such notice mailed to said address shall be effective when deposited in the United States mail, duly addressed and with postage prepaid.
26. SECURITY DEPOSIT. When the within Lease provides for security deposit, Lessor may but shall not be obliged to, apply the security deposit to cure any default of Lessee hereunder, in which event Lessee shall promptly restore the security deposit to the full amount specified above. Upon termination of this Lease and provided lessee is not in default of any of the terms and conditions of this lease, the lessor shall return the security deposit to the lessee.
27. SEVERABILITY. If any provision of this Lease or the application thereof to any party or circumstance is held invalid or unenforceable, the remainder of this Lease and the application of such provision to other parties or circumstances will not be affected thereby and to this end the provisions of this Lease are declared severable.
28. DOCUMENTATION REQUIREMENTS. Lessee will promptly execute and deliver to lessor such further documents and take such further action as Lessor may request in order to more effectively carry out the intent and purpose of this Lease Agreement, including the execution and delivery of appropriate financing statements to fully protect Lessor's interest hereunder in accordance with the Uniform Commercial Code or other applicable law. Lessee authorizes Lessor to file at Lessor's option the informational financing statements without Lessor's signature and, if a signature is required by law, Lessee appoints Lessor as Lessee's attorney-in-fact to execute such financing statements. Lessee further agrees to pay Lessor $59.50 on the date of the first rental payment is due to cover the expense of originating this Lease. Notwithstanding any other provision herein, the Lessee shall reimburse the Lessor for all expenses incurred by Lessor on account of the Lessor or Lessee protecting the Lessor's interest in the Equipment by means of appropriate documentation and filing, including fixture, searches and other procedures.
29. AMENTMENTS AND WAIVERS. The Lease and any Schedules thereto executed by both Lessee and Lessor constitute the entire agreement between Lessee and Lessor with respect to the Equipment which is the subject matter of this Lease. No express of implied waiver by Lessor of any event of default hereunder shall in any way be or be construed to be a waiver of any future or subsequent event or default whether similar in kind or otherwise.
30.  MISCELLANEOUS.  No provision of this Lease can be waived except
by the written consent of Lessor.   Lessee shall provide Lessor with
such corporate resolutions, opinions of counsel, financial statements, UCC-1 Financing Statements, and other documents as Lessor shall request from time to time. If more than one Lessee is named in this Lease, the liability of each shall be joint and several. Titles to the paragraphs of this Lease are solely for convenience and are not intended for interpretation of construction of this Lease. This Lease shall be governed by and construed in accordance with the laws of Ohio.



C:\ELINK\FILING\UNITED.WPD

PROVIDENT BANK
TERMS AND CONDITIONS OF LEASE
ILC hereby to Lessee, and Lessee hereby leases and rents from Lessor, the personal property described below, or if separately scheduled, in the Schedule hereto annexed, marked Schedule "A" and made a part hereof, together with all replacement parts, repairs, additions, accessories, and systems incorporated therein and/or affixed and pertaining thereto (said personal property and other items herein collectively referred to as "Equipment") upon the following terms and conditions:

1. NO WARRANTIES BY LESSOR OR ANY ASSIGNEE OF LESSOR. LESSEE ACKNOWLEDGES THAT IT HAS SELECTED BOTH (A) THE EQUIPMENT LISTED BELOW AND (B) THE SUPPLIER NAMED BELOW FROM WHOM LESSOR IS TO PURCHASE SAID
EQUIPMENT.   IN THIS RESPECT, LESSEE ACKNOWLEDGES THAT LESSOR IS NOT
THE MANUFACTURER OF SAID EQUIPMENT NOR THE AGENT OF SAID MANUFACTURER. LESSEE FURTHER ACKNOWLEDGES THAT LESSOR HAS NOT MADE AND DOES NOT MAKE ANY WARRANTY OR REPRESENTATION, EITHER EXPRESSED OR IMPLIED, OF ANY KIND WHATSOEVER WITH RESPECT TO THE EQUIPMENT INCLUDING BUT NOT LIMITED TO: (1) AS TO THE FITNESS, DESIGN, OR CONDITION OF THE EQUIPMENT, (2) AS TO THE MERCHANTABILITY OF THE EQUIPMENT OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, (3) AS TO THE QUALITY OR CAPACITY OF THE EQUIPMENT, THE MATERIALS IN THE EQUIPMENT, OR WORKMANSHIP IN THE EQUIPMENT, (4) AS TO ANY LATENT DEFECTS IN THE EQUIPMENT, (5) AS TO ANY PATENT INFRINGEMENT, AND (6) AS TO THE COMPLIANCE OF THE EQUIPMENT WITH ANY REQUIREMENTS OF ANY LAW, RULE, SPECIFICATION, OR CONTRACT PERTAINING THERETO, LESSEE FURTHER ACKNOWLEDGES THAT IT IS LEASING SAID EQUIPMENT FROM LESSOR IN AN 'AS IS" CONDITION AND THAT NO DEFECT OR UNFITNESS OF THE EQUIPMENT SHALL RELIEVE LESSEE OF LESSEE'S OBLIGATION TO PAY RENT OR ANY OTHER OBLIGATION LESSEE MAY HAVE TO LESSOR UNDER THE TERMS OF THIS LEASE. IT IS AGREED THAT LESSOR SHALL HAVE NO OBLIGATION TO INSTALL, ERECT, TEST, ADJUST, REPAIR, OR SERVICE THE AFORESAID EQUIPMENT. If the Equipment is not properly installed, does not operate as represented or warranted by the manufacturer or the supplier, or is unsatisfactory for any reason, lessee shall make a claim on account thereof solely against the supplier or manufacturer and shall, nevertheless, pay lessor all rent payable hereunder. As between Lessee and Lessor and only in those instances where the manufacturer of the Equipment has provided any warranty or guarantee of any nature whatsoever applicable to the Equipment. Lessor hereby assigns to Lessee whatever assignable interest Lessor may have in such warranty or guarantee. The aforesaid assignment shall not in any way be deemed to limit, negate, or otherwise affect the disclaimer of warranties contained in this paragraph, and Lessor shall not incur any duties arising out of any manufacturer's warranties or guarantees. Further, lessor shall not incur any liability whatsoever arising out of any breach of any manufacturer's warranties or guarantees applicable to the Equipment.
 .Customer requests ILC to purchase the described Equipment from supplier and to rent said Equipment to customer upon the terms and conditions of this Rental Agreement; and upon written acceptance signed at ILC's office by an authorized employee of ILC. ILC agrees to rent said Equipment to customer. The undersigned agree to all the terms and conditions of this Rental Agreement as set forth above and attached.

2. NO ORAL AGREEMENT, GUARANTEE, PROMISE, CONDITION, REPRESENTATION OR WARRANTY, NOR ANY ORAL MODIFICATION HEREOF SHALL BE BINDING. AL PRIOR CONVERSATIONS, AGREEMENTS, OR REPRESENTATIONS RELATED TO THIS LEASE OR TO THE EQUIPMENT HEREIN ABOVE REFERRED TO ARE INTEGRATED HEREIN. NONE OF THE TERMS OF THIS LEASE SHALL BE CHANGED OR MODIFIED EXCEPT IN WRITING EXECUTED BY THE LESSOR AND THE LESSEE.
3. SUPPLIER NOT AN AGENT. LESSEE UNDERSTANDS AND AGREES THAT NEITHER SUPPLIER NOR ANY SALESMAN OR OTHER AGENT OF SUPPLIER IS AN AGENT OF LESSOR, NO SALESMAN OR AGENT OF SUPPLIER IS AUTHORIZED TO WAIVE OR ALTER ANY TERM OR CONDITION OF THIS LEASE, AND NO REPRESENTATION, AS TO EQUIPMENT OR ANY OTHER MATTER BY SUPPLIER SHALL IN ANY WAY AFFECT LESSEE'S DUTY TO PAY RENT AND PERFORM ITS OTHER OBLIGATIONS AS SET FORTH IN THIS LEASE.
4. NON-CANCELLABLE LEASE. THIS LEASE CANNOT BE CANCELLED OR TERMINATED EXCEPT AS EXPRESSLY PROVIDED HEREIN.

5. ORDERING EQUIPMENT. Lessor agrees to order the Equipment from supplier. Lessee agrees to arrange for delivery of Equipment so that it can be accepted in accordance with Paragraph 6 hereof within 180 days after the date on which Lessor accepts Lessee's offer to enter into this Lease (which date Lessor is authorized to fill in above as "Commitment Date".) Lessee hereby authorizes Lessor to insert in this Lease the serial numbers, and other identification data, of Equipment when determined by Lessor.
 6. DELIVERY AND INSPECTION. Lessee will inspect the Equipment within five (5) business days after its delivery to Lessee. Unless within such five (5) day period Lessee gives Lessor written notice specifying any defect in or other proper objection to the Equipment. Lessee agrees that it will be conclusively presumed, as between Lessor and Lessee, that (a) Lessee has fully inspected the Equipment (b) the Equipment is in full compliance with the terms of this Lease (c) the Equipment is in good condition (operating and otherwise) and repair, and (d) Lessee has accepted the Equipment from the supplier thereof. If Lessor shall request, Lessee shall furnish Lessor a written statement setting forth the matters stated in (a), (b), and (d) and also approving the invoice of said Equipment or portion thereof. Notwithstanding the aforesaid in the event the usual time of installation of such Equipment exceeds the aforesaid five (5) business day period, then so long as said Equipment is properly installed by Lessee or supplier, as may be applicable, the aforesaid five (5) business day period shall begin to run on the date following the completion of said installation, provided further, however, that in no event shall said five (5) business day period begin to run later than thirty (30) days after said equipment has been delivered to Lessee.
 7. TERMINATION BY LESSOR. Lessor shall have the exclusive option to terminate this lease and Lessor's obligations thereunder if within 180 days after "Commitment Date", Equipment has not been delivered to Lessee, or Lessee has not accepted Equipment as provided in paragraph 6 above. Said option may be exercised by giving Lessee written notice of termination pursuant to this paragraph any time within ten (10) business days after the expiration of said 180 day period.
8. TERM. The term of this Lease commences upon the date on which the equipment is delivered to Lessee (whether or not accepted) and ends upon the expiration of the number of months specified above under "Initial Term of Lease" after the "Rental Commencement Date" shown above. Lessee hereby authorizes Lessor to insert in this Lease as said "Rental Commencement Date" the date upon which Equipment is delivered to Lessee or any later date selected by Lessor.
9. RENT. During the term of this Lease. Lessee agrees to pay rent equal to the "Amount of Each Rent Payment" multiplied by the "Number of Rental Payments" as indicated above. The first rental payment shall be due on "Commitment Date" and shall be applicable to the rental period commencing on "Rental Commencement Date." Subsequent rental payments shall be due in advance on the same date each month (or other calendar period as indicated above) thereafter. Rent shall be due whether or not Lessee has received any notice that such payments are due. All rent shall be paid to Lessor at its address set forth above or as otherwise directed by Lessor in writing. No portion of any rent payment shall be deemed to constitute payment for any equity interest in the Equipment.
 10. USE. LESSEE COVENANTS AND REPRESENTS TO LESSOR THAT THE EQUIPMENT WILL BE USED EXCLUSIVELY FOR AGRICULTURAL, BUSINESS, OR COMMERCIAL PURPOSES AND WILL NOT BE USED AT ANY TIME DURING THE TERM OF THIS LEASE FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES.
11. RENEWAL. Lessee shall have the option to renew this Lease on the terms and conditions hereof from year to year for a maximum period of twelve (12) years including the "Initial Term of Lease" set forth above if, and only if, an amount is specified in the space "Renewal Rental" above. Lessee must give Lessor written notice of its intention to exercise said option together with payment of the "Renewal Rental" at lease one hundred twenty (120) days before expiration of the Lease or any renewal term. Should Lessee fail to notify Lessor as indicated above or fail to return Equipment in accordance with paragraph 14 hereof, at Lessor's exclusive option this Lease may be continued on a month to month basis until thirty (30) days after Lessee returns Equipment to Lessor. In event this Lease is continued on a month to month basis until (30) days after Lessee returns Equipment to Lessor. Lessee shall pay Lessor rental in the same periodic amounts as indicated under "Initial Term" above.
  12. LOCATIONS: LESSOR'S INSPECTION; LABELS. Equipment shall be delivered and thereafter kept at the location specified above, or, if none is specified, at Lessee's address set forth above and shall not be removed therefrom without Lessor's prior written consent. Lessor shall have the right to inspect Equipment at any reasonable time. If Lessor supplies Lessee with labels stating that Equipment is owned by Lessor. Lessee shall affix and keep same in a prominent place on each item of Equipment.

13. REPAIRS: USE; ALTERATIONS. Lessee, at its expense, shall keep Equipment in good working condition and repair and furnish all labor, parts, mechanisms, and devices required therefor. Lessee shall use Equipment in a careful and lawful manner. Lessee shall not make any alterations, additions, or improvements to Equipment without Lessor's prior written consent. All additions, repairs, replacement parts, accessories, or improvements made to Equipment shall become a component part thereof and title thereto shall be immediately vested in Lessor and shall be included under the terms hereof. Any such additions, repairs, replacement parts, accessories, or improvements made to Equipment shall not be removed without Lessor's prior written consent.
 14. SURRENDER. At the expiration or other termination of this Lease or upon demand by Lessor made pursuant to Paragraph 22 hereof, Lessee, at its expense shall immediately return Equipment in as good condition as received less normal wear, tear, and depreciation by delivering it packed and ready for shipment, to such place or on board such carrier as Lessor may specify.
15. LOSS OR DAMAGE. Lessee shall bear the entire risk of loss, theft, destruction, or damage of Equipment or any portion thereof from any cause whatsoever. If any Equipment is totally destroyed the liability of Lessee to pay rent therefor may be discharged by paying the Lessor all the rent due and to become due thereon, less the net amount of the recovery, if any, actually received by Lessor from insurance or otherwise for such loss or damage. Except as provided in the preceding sentence, the total or partial destruction of any equipment, or total or partial loss of use or possession thereof by Lessee, shall not release or relieve Lessee from the duty to pay the rent herein provided. Lessor shall not be obligated to undertake, by litigation or otherwise, the collection of any claim against any person for loss of damage of the Equipment.
 16. INSURANCE. Lessee shall, at its own expense insure the equipment at all times against all hazards requested by Lessor including but not limited to fire, theft, and extended coverage insurance, and such policies shall be payable to Lessor as its interest may appear. Such insurance shall be reasonably satisfactory to Lessor as to form, amount,. and insurer and shall provide for at least ten (10) days written notice of cancellation to Lessor. Such insurance policies or certificates thereof shall be delivered by Lessee to Lessor. In addition, Lessee shall, at its own expense carry public liability insurance with respect to the Equipment and the use thereof in such amounts and with such insurers as are reasonably satisfactory to Lessor, and such insurance policies shall also name Lessor as an insured thereunder.
 17. LIENS, TAXES. Lessee shall keep Equipment free and clear of all levies, liens, and encumbrances Lessee shall, in the manner directed by Lessor, (a) make and file all declarations and returns in connection with all charges and taxes (local, state and federal), which may now or hereafter be imposed upon or measured by the ownership, leasing, rental, sale, purchase, possession, or use of Equipment, excluding however all taxes on or measured by Lessor's net income and (b) pay all such charges and taxes. In the event that Lessor shall elect to make and file any or all declarations and returns in connection with such charges and taxes to pay the same then the Lessee shall reimburse the Lessor, upon demand of the Lessor, for any and all such charges and taxes applicable to the equipment herein leased by Lessor to Lessee.
 18. LESSOR'S PERFORMANCE OF LESSEE'S OBLIGATIONS. If Lessee fails to duly and properly perform any of its obligations under this Lease with respect to the Equipment, Lessor may (at its option) perform any act or make any payment which Lessor deems necessary for the maintenance and preservation of the Equipment and Lessor's title thereto, including payments for satisfaction of liens, repairs, taxes, levies, and insurance and all sums so paid of incurred by Lessor, together with interest and any reasonable legal fees incurred by Lessor in connection therewith, shall be additional rent under this Lease and payable by Lessee to Lessor on demand. The performance of any act or payment by Lessor as aforesaid shall not be deemed a waiver or release of any obligation or default on the part of Lessee.
19. INDEMNITY. Lessee assumes the risk of liability arising from or pertaining to the possession operation, or use of such leased Equipment. Lessee does hereby agree to indemnity hold safe and harmless against, defend Lessor from, any and all claims, costs, expense, damages, and liabilities arising from or pertaining to the uses, possession, or operation, of leased Equipment.
 20. ASSIGNMENT; OFFSET. Without Lessor's prior written consent, Lessee shall not (a) assign, transfer, pledge, hypotheticate, or otherwise dispose of this Lease, Equipment, or any interest therein, or (b) sublet or lend Equipment or permit it to be used by anyone other than Lessee or Lessee's employees.
Lessor may assign this Lease and/or mortgage Equipment, in whole or in part, without notice to Lessee, however, if Lessee is given notice of such assignment, it agrees to acknowledge receipt thereof in writing. Each such assignee and/or mortgage shall have all of the rights, but none of the obligations, of Lessor under this Lease. Lessee shall not assert against assignee and/or mortgage any defense, counterclaim, or offset and shall quietly enjoy use of the Equipment subject to the terms and conditions of this Lease agreement. Subject to the foregoing, this Lease insures to the benefit of and is binding upon the heirs, legates, personal representatives, successors, and assigns of the parties hereto.
21. SERVICE CHARGE AND INTEREST. If Lessee fails to pay when due any rent or other amount required herein to be paid to Lessor. Lessee shall pay to Lessor a service charge of five per cent (5%) of each installment or part thereof for which said rent or other amount shall be delinquent, or $2.50, whichever is greater, plus interest on such delinquent rent or other amount from the due date thereof until paid at the maximum rate allowed by law.

22. DEFAULT. (a) if Lessee fails to pay when due any rent payment or other amount required herein to be paid by Lessee, or it Lessee names an assignment for the benefit of creditors, whether voluntary or involuntary of if a petition is filed by or against Lessee under the Bankruptcy Code Lessor shall have the right to exercise any one or more of the following remedies in order to protect the interest and reasonably expected profits and bargains of Lessor. (i) Lessor may recover from Lessee all rent payments and other amounts then due and as they shall thereafter become due hereunder (ii) LESSOR MAY TAKE POSSESSION OF ANY OR ALL ITEMS OR EQUIPMENT, WHEREVER THE SAME MAY BE LOCATED, WITHOUT DEMAND OR NOTICE, WITHOUT ANY COURT ORDER OR OTHER PROCESS OF LAW, AND WITHOUT LIABILITY TO LESSEE FOR ANY DAMAGES OCCASIONED BY SUCH TAKING OF POSSESSION, AND, IN REMOVING ALL SUCH EQUIPMENT, LESSOR MAY IF PERMITTED BY LAW, USE ANY OF LESSEE'S
LICENSES IN RESPECT TO ALL SUCH EQUIPMENT. (ANY SUCH TAKING OF POSSESSION SHALL NOT CONSTITUTE A TERMINATION OF THIS LEASE. -- (iii) Lessor may recover from Lessee, with respect to any and all items of equipment and with or without repossessing the equipment, the sum of
(1) all rent payments and other amounts due and to become due and (2) the estimated market value that such equipment would have had at the end of the Lease term if it had been used and maintained as provided in this Lease, provided, however, that upon repossession or surrender of equipment. Lessor shall sell, lease or otherwise dispose of equipment in a commercially reasonable manner with or without notice and on public or private bid and apply the net proceeds thereof (after deducting all expenses, including attorney's fees, incurred in connection therewith) to the sum of (1) and (2) above (iv) Lessor may pursue any other remedy at law or in equity, (b) if Lessee fails to perform any of the provisions under this Lease or any other agreement with Lessor or Lessee makes a bulk transfer or furniture, furnishings, fixtures, or other equipment or inventory. Lessor shall have the right to exercise any remedy available at law or in equity, including but not limited to seeking damages or specific performance and/or obtaining an injunction. (c) No right or remedy herein conferred upon or reserved to Lessor is exclusive of any right or remedy herein or by law or equity provided or permitted, but each shall be cumulative of every other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise and may be enforced concurrently therewith or from time to time, but Lessor shall not be entitled to recover a greater amount in damages than Lessor could have gained by receipt of Lessee's full, timely and complete performance of its obligations pursuant to the terms of this Lease plus accrued delinquent payments under Paragraph 21.
 .23. NOTICE OF BANKRUPTCY. Lessee shall deliver to Lessor written notice (i) of Lessee's intention to file any voluntary petition pursuant to the Bankruptcy Code or any Federal or State insolvency law at least ten (10) days prior to the filing of such petition or (iii) within five (5) days after Lessee shall receive notice or otherwise be advised of the filing of any involuntary petition pertaining to Lessee pursuant to the Bankruptcy Code or any other Federal or State insolvency law.
24. LESSOR'S EXPENSES. Lessee shall pay Lessor all costs and expenses, including attorney's fees of twenty percent (20%) the fees of collection agencies, and other expenses such as telephone and telegraph charges incurred by Lessor in enforcing any of the terms, conditions, or provisions hereof.
25. OWNERSHIP; PERSONAL PROPERTY. Equipment is and shall at all times remain the property of Lessor, and Lessee shall have no right, title, or interest therein or thereto except as expressly set forth in this Lease. Equipment is and shall at all times be and remain, personal property notwithstanding that Equipment or any part thereof may now be, or hereafter become, in any manner affixed or attached to real property or any building thereon.
 26. NOTICES. Service of all notices under this Lease shall be sufficient if given personally or mailed to the party involved at its respective address set forth above, or at such other addresses as said party may provide in writing from time to time. Any such notice mailed to said address shall be effective when deposited in the United States mail, duly addressed and with postage prepaid.
27. SECURITY DEPOSIT. When the within Lease provides for security deposit, Lessor may but shall not be obliged to, apply the security deposit to cure any default of Lessee hereunder, in which event Lessee shall promptly restore the security deposit to the full amount specified above. Upon termination of this Lease and all remaining balance of the security deposit actually made by Lessee.
28. SEVERABILITY. If any provision of this Lease or the application thereof to any party or circumstance is held invalid or unenforceable, the remainder of this Lease and the application of such provision to other parties or circumstances will not be affected thereby and to this end the provisions of this Lease are declared severable.
 29. AMENDMENTS AND WAIVERS. This Lease and any Schedules thereto executed by both Lessee and Lessor constitute the entire agreement between Lessee and Lessor with respect to the Equipment which is the subject matter of this Lease. No express of implied waver by Lessor of any event of default hereunder shall in any way be or be construed to be a waiver of any future or subsequent event of default whether similar in kind or otherwise.
30. MISCELLANEOUS. No provision of this Lease can be waived except by the written consent of Lessor. Lessee shall provide Lessor with such corporate resolutions, opinions of counsel, financial statements, UCC-1 Financing Statements, and other documents as Lessor shall request from time to time. If more than one Lessee is named in this Lease, the liability of each shall be joint and several. Titles to the paragraphs of this Lease are solely for convenience and are not intended for interpretation of construction of this Lease. This Lease shall be governed by and construed in accordance with the laws of Ohio.
PROVIDENT BANK
TERMS AND CONDITIONS OF LEASE
ILC hereby to Lessee, and Lessee hereby leases and rents from Lessor, the personal property described below, or if separately scheduled, in the Schedule hereto annexed, marked Schedule "A" and made a part hereof, together with all replacement parts, repairs, additions, accessories, and systems incorporated therein and/or affixed and pertaining thereto (said personal property and other items herein collectively referred to as "Equipment") upon the following terms and conditions:

1. NO WARRANTIES BY LESSOR OR ANY ASSIGNEE OF LESSOR. LESSEE ACKNOWLEDGES THAT IT HAS SELECTED BOTH (A) THE EQUIPMENT LISTED BELOW AND (B) THE SUPPLIER NAMED BELOW FROM WHOM LESSOR IS TO PURCHASE SAID
EQUIPMENT.   IN THIS RESPECT, LESSEE ACKNOWLEDGES THAT LESSOR IS NOT
THE MANUFACTURER OF SAID EQUIPMENT NOR THE AGENT OF SAID MANUFACTURER. LESSEE FURTHER ACKNOWLEDGES THAT LESSOR HAS NOT MADE AND DOES NOT MAKE ANY WARRANTY OR REPRESENTATION, EITHER EXPRESSED OR IMPLIED, OF ANY KIND WHATSOEVER WITH RESPECT TO THE EQUIPMENT INCLUDING BUT NOT LIMITED TO: (1) AS TO THE FITNESS, DESIGN, OR CONDITION OF THE EQUIPMENT, (2) AS TO THE MERCHANTABILITY OF THE EQUIPMENT OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, (3) AS TO THE QUALITY OR CAPACITY OF THE EQUIPMENT, THE MATERIALS IN THE EQUIPMENT, OR WORKMANSHIP IN THE EQUIPMENT, (4) AS TO ANY LATENT DEFECTS IN THE EQUIPMENT, (5) AS TO ANY PATENT INFRINGEMENT, AND (6) AS TO THE COMPLIANCE OF THE EQUIPMENT WITH ANY REQUIREMENTS OF ANY LAW, RULE, SPECIFICATION, OR CONTRACT PERTAINING THERETO, LESSEE FURTHER ACKNOWLEDGES THAT IT IS LEASING SAID EQUIPMENT FROM LESSOR IN AN 'AS IS" CONDITION AND THAT NO DEFECT OR UNFITNESS OF THE EQUIPMENT SHALL RELIEVE LESSEE OF LESSEE'S OBLIGATION TO PAY RENT OR ANY OTHER OBLIGATION LESSEE MAY HAVE TO LESSOR UNDER THE TERMS OF THIS LEASE. IT IS AGREED THAT LESSOR SHALL HAVE NO OBLIGATION TO INSTALL, ERECT, TEST, ADJUST, REPAIR, OR SERVICE THE AFORESAID EQUIPMENT. If the Equipment is not properly installed, does not operate as represented or warranted by the manufacturer or the supplier, or is unsatisfactory for any reason, lessee shall make a claim on account thereof solely against the supplier or manufacturer and shall, nevertheless, pay lessor all rent payable hereunder. As between Lessee and Lessor and only in those instances where the manufacturer of the Equipment has provided any warranty or guarantee of any nature whatsoever applicable to the Equipment. Lessor hereby assigns to Lessee whatever assignable interest Lessor may have in such warranty or guarantee. The aforesaid assignment shall not in any way be deemed to limit, negate, or otherwise affect the disclaimer of warranties contained in this paragraph, and Lessor shall not incur any duties arising out of any manufacturer's warranties or guarantees. Further, lessor shall not incur any liability whatsoever arising out of any breach of any manufacturer's warranties or guarantees applicable to the Equipment.
 .Customer requests ILC to purchase the described Equipment from supplier and to rent said Equipment to customer upon the terms and conditions of this Rental Agreement; and upon written acceptance signed at ILC's office by an authorized employee of ILC. ILC agrees to rent said Equipment to customer. The undersigned agree to all the terms and conditions of this Rental Agreement as set forth above and attached.

2. NO ORAL AGREEMENT, GUARANTEE, PROMISE, CONDITION, REPRESENTATION OR WARRANTY, NOR ANY ORAL MODIFICATION HEREOF SHALL BE BINDING. AL PRIOR CONVERSATIONS, AGREEMENTS, OR REPRESENTATIONS RELATED TO THIS LEASE OR TO THE EQUIPMENT HEREIN ABOVE REFERRED TO ARE INTEGRATED HEREIN. NONE OF THE TERMS OF THIS LEASE SHALL BE CHANGED OR MODIFIED EXCEPT IN WRITING EXECUTED BY THE LESSOR AND THE LESSEE.
3. SUPPLIER NOT AN AGENT. LESSEE UNDERSTANDS AND AGREES THAT NEITHER SUPPLIER NOR ANY SALESMAN OR OTHER AGENT OF SUPPLIER IS AN AGENT OF LESSOR, NO SALESMAN OR AGENT OF SUPPLIER IS AUTHORIZED TO WAIVE OR ALTER ANY TERM OR CONDITION OF THIS LEASE, AND NO REPRESENTATION, AS TO EQUIPMENT OR ANY OTHER MATTER BY SUPPLIER SHALL IN ANY WAY AFFECT LESSEE'S DUTY TO PAY RENT AND PERFORM ITS OTHER OBLIGATIONS AS SET FORTH IN THIS LEASE.
4. NON-CANCELLABLE LEASE. THIS LEASE CANNOT BE CANCELLED OR TERMINATED EXCEPT AS EXPRESSLY PROVIDED HEREIN.

5. ORDERING EQUIPMENT. Lessor agrees to order the Equipment from supplier. Lessee agrees to arrange for delivery of Equipment so that it can be accepted in accordance with Paragraph 6 hereof within 180 days after the date on which Lessor accepts Lessee's offer to enter into this Lease (which date Lessor is authorized to fill in above as "Commitment Date".) Lessee hereby authorizes Lessor to insert in this Lease the serial numbers, and other identification data, of Equipment when determined by Lessor.
 6. DELIVERY AND INSPECTION. Lessee will inspect the Equipment within five (5) business days after its delivery to Lessee. Unless within such five (5) day period Lessee gives Lessor written notice specifying any defect in or other proper objection to the Equipment. Lessee agrees that it will be conclusively presumed, as between Lessor and Lessee, that (a) Lessee has fully inspected the Equipment (b) the Equipment is in full compliance with the terms of this Lease (c) the Equipment is in good condition (operating and otherwise) and repair, and (d) Lessee has accepted the Equipment from the supplier thereof. If Lessor shall request, Lessee shall furnish Lessor a written statement setting forth the matters stated in (a), (b), and (d) and also approving the invoice of said Equipment or portion thereof. Notwithstanding the aforesaid in the event the usual time of installation of such Equipment exceeds the aforesaid five (5) business day period, then so long as said Equipment is properly installed by Lessee or supplier, as may be applicable, the aforesaid five (5) business day period shall begin to run on the date following the completion of said installation, provided further, however, that in no event shall said five (5) business day period begin to run later than thirty (30) days after said equipment has been delivered to Lessee.
 7. TERMINATION BY LESSOR. Lessor shall have the exclusive option to terminate this lease and Lessor's obligations thereunder if within 180 days after "Commitment Date", Equipment has not been delivered to Lessee, or Lessee has not accepted Equipment as provided in paragraph 6 above. Said option may be exercised by giving Lessee written notice of termination pursuant to this paragraph any time within ten (10) business days after the expiration of said 180 day period.
8. TERM. The term of this Lease commences upon the date on which the equipment is delivered to Lessee (whether or not accepted) and ends upon the expiration of the number of months specified above under "Initial Term of Lease" after the "Rental Commencement Date" shown above. Lessee hereby authorizes Lessor to insert in this Lease as said "Rental Commencement Date" the date upon which Equipment is delivered to Lessee or any later date selected by Lessor.
9. RENT. During the term of this Lease. Lessee agrees to pay rent equal to the "Amount of Each Rent Payment" multiplied by the "Number of Rental Payments" as indicated above. The first rental payment shall be due on "Commitment Date" and shall be applicable to the rental period commencing on "Rental Commencement Date." Subsequent rental payments shall be due in advance on the same date each month (or other calendar period as indicated above) thereafter. Rent shall be due whether or not Lessee has received any notice that such payments are due. All rent shall be paid to Lessor at its address set forth above or as otherwise directed by Lessor in writing. No portion of any rent payment shall be deemed to constitute payment for any equity interest in the Equipment.
 10. USE. LESSEE COVENANTS AND REPRESENTS TO LESSOR THAT THE EQUIPMENT WILL BE USED EXCLUSIVELY FOR AGRICULTURAL, BUSINESS, OR COMMERCIAL PURPOSES AND WILL NOT BE USED AT ANY TIME DURING THE TERM OF THIS LEASE FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES.
11. RENEWAL. Lessee shall have the option to renew this Lease on the terms and conditions hereof from year to year for a maximum period of twelve (12) years including the "Initial Term of Lease" set forth above if, and only if, an amount is specified in the space "Renewal Rental" above. Lessee must give Lessor written notice of its intention to exercise said option together with payment of the "Renewal Rental" at lease one hundred twenty (120) days before expiration of the Lease or any renewal term. Should Lessee fail to notify Lessor as indicated above or fail to return Equipment in accordance with paragraph 14 hereof, at Lessor's exclusive option this Lease may be continued on a month to month basis until thirty (30) days after Lessee returns Equipment to Lessor. In event this Lease is continued on a month to month basis until (30) days after Lessee returns Equipment to Lessor. Lessee shall pay Lessor rental in the same periodic amounts as indicated under "Initial Term" above.
  12. LOCATIONS: LESSOR'S INSPECTION; LABELS. Equipment shall be delivered and thereafter kept at the location specified above, or, if none is specified, at Lessee's address set forth above and shall not be removed therefrom without Lessor's prior written consent. Lessor shall have the right to inspect Equipment at any reasonable time. If Lessor supplies Lessee with labels stating that Equipment is owned by Lessor. Lessee shall affix and keep same in a prominent place on each item of Equipment.

13. REPAIRS: USE; ALTERATIONS. Lessee, at its expense, shall keep Equipment in good working condition and repair and furnish all labor, parts, mechanisms, and devices required therefor. Lessee shall use Equipment in a careful and lawful manner. Lessee shall not make any alterations, additions, or improvements to Equipment without Lessor's prior written consent. All additions, repairs, replacement parts, accessories, or improvements made to Equipment shall become a component part thereof and title thereto shall be immediately vested in Lessor and shall be included under the terms hereof. Any such additions, repairs, replacement parts, accessories, or improvements made to Equipment shall not be removed without Lessor's prior written consent.
 14. SURRENDER. At the expiration or other termination of this Lease or upon demand by Lessor made pursuant to Paragraph 22 hereof, Lessee, at its expense shall immediately return Equipment in as good condition as received less normal wear, tear, and depreciation by delivering it packed and ready for shipment, to such place or on board such carrier as Lessor may specify.
15. LOSS OR DAMAGE. Lessee shall bear the entire risk of loss, theft, destruction, or damage of Equipment or any portion thereof from any cause whatsoever. If any Equipment is totally destroyed the liability of Lessee to pay rent therefor may be discharged by paying the Lessor all the rent due and to become due thereon, less the net amount of the recovery, if any, actually received by Lessor from insurance or otherwise for such loss or damage. Except as provided in the preceding sentence, the total or partial destruction of any equipment, or total or partial loss of use or possession thereof by Lessee, shall not release or relieve Lessee from the duty to pay the rent herein provided. Lessor shall not be obligated to undertake, by litigation or otherwise, the collection of any claim against any person for loss of damage of the Equipment.
 16. INSURANCE. Lessee shall, at its own expense insure the equipment at all times against all hazards requested by Lessor including but not limited to fire, theft, and extended coverage insurance, and such policies shall be payable to Lessor as its interest may appear. Such insurance shall be reasonably satisfactory to Lessor as to form, amount,. and insurer and shall provide for at least ten (10) days written notice of cancellation to Lessor. Such insurance policies or certificates thereof shall be delivered by Lessee to Lessor. In addition, Lessee shall, at its own expense carry public liability insurance with respect to the Equipment and the use thereof in such amounts and with such insurers as are reasonably satisfactory to Lessor, and such insurance policies shall also name Lessor as an insured thereunder.
 17. LIENS, TAXES. Lessee shall keep Equipment free and clear of all levies, liens, and encumbrances Lessee shall, in the manner directed by Lessor, (a) make and file all declarations and returns in connection with all charges and taxes (local, state and federal), which may now or hereafter be imposed upon or measured by the ownership, leasing, rental, sale, purchase, possession, or use of Equipment, excluding however all taxes on or measured by Lessor's net income and (b) pay all such charges and taxes. In the event that Lessor shall elect to make and file any or all declarations and returns in connection with such charges and taxes to pay the same then the Lessee shall reimburse the Lessor, upon demand of the Lessor, for any and all such charges and taxes applicable to the equipment herein leased by Lessor to Lessee.
 18. LESSOR'S PERFORMANCE OF LESSEE'S OBLIGATIONS. If Lessee fails to duly and properly perform any of its obligations under this Lease with respect to the Equipment, Lessor may (at its option) perform any act or make any payment which Lessor deems necessary for the maintenance and preservation of the Equipment and Lessor's title thereto, including payments for satisfaction of liens, repairs, taxes, levies, and insurance and all sums so paid of incurred by Lessor, together with interest and any reasonable legal fees incurred by Lessor in connection therewith, shall be additional rent under this Lease and payable by Lessee to Lessor on demand. The performance of any act or payment by Lessor as aforesaid shall not be deemed a waiver or release of any obligation or default on the part of Lessee.
19. INDEMNITY. Lessee assumes the risk of liability arising from or pertaining to the possession operation, or use of such leased Equipment. Lessee does hereby agree to indemnity hold safe and harmless against, defend Lessor from, any and all claims, costs, expense, damages, and liabilities arising from or pertaining to the uses, possession, or operation, of leased Equipment.
 20. ASSIGNMENT; OFFSET. Without Lessor's prior written consent, Lessee shall not (a) assign, transfer, pledge, hypotheticate, or otherwise dispose of this Lease, Equipment, or any interest therein, or (b) sublet or lend Equipment or permit it to be used by anyone other than Lessee or Lessee's employees.
Lessor may assign this Lease and/or mortgage Equipment, in whole or in part, without notice to Lessee, however, if Lessee is given notice of such assignment, it agrees to acknowledge receipt thereof in writing. Each such assignee and/or mortgage shall have all of the rights, but none of the obligations, of Lessor under this Lease. Lessee shall not assert against assignee and/or mortgage any defense, counterclaim, or offset and shall quietly enjoy use of the Equipment subject to the terms and conditions of this Lease agreement. Subject to the foregoing, this Lease insures to the benefit of and is binding upon the heirs, legates, personal representatives, successors, and assigns of the parties hereto.
21. SERVICE CHARGE AND INTEREST. If Lessee fails to pay when due any rent or other amount required herein to be paid to Lessor. Lessee shall pay to Lessor a service charge of five per cent (5%) of each installment or part thereof for which said rent or other amount shall be delinquent, or $2.50, whichever is greater, plus interest on such delinquent rent or other amount from the due date thereof until paid at the maximum rate allowed by law.

22. DEFAULT. (a) if Lessee fails to pay when due any rent payment or other amount required herein to be paid by Lessee, or it Lessee names an assignment for the benefit of creditors, whether voluntary or involuntary of if a petition is filed by or against Lessee under the Bankruptcy Code Lessor shall have the right to exercise any one or more of the following remedies in order to protect the interest and reasonably expected profits and bargains of Lessor. (i) Lessor may recover from Lessee all rent payments and other amounts then due and as they shall thereafter become due hereunder (ii) LESSOR MAY TAKE POSSESSION OF ANY OR ALL ITEMS OR EQUIPMENT, WHEREVER THE SAME MAY BE LOCATED, WITHOUT DEMAND OR NOTICE, WITHOUT ANY COURT ORDER OR OTHER PROCESS OF LAW, AND WITHOUT LIABILITY TO LESSEE FOR ANY DAMAGES OCCASIONED BY SUCH TAKING OF POSSESSION, AND, IN REMOVING ALL SUCH EQUIPMENT, LESSOR MAY IF PERMITTED BY LAW, USE ANY OF LESSEE'S
LICENSES IN RESPECT TO ALL SUCH EQUIPMENT. (ANY SUCH TAKING OF POSSESSION SHALL NOT CONSTITUTE A TERMINATION OF THIS LEASE. -- (iii) Lessor may recover from Lessee, with respect to any and all items of equipment and with or without repossessing the equipment, the sum of
(1) all rent payments and other amounts due and to become due and (2) the estimated market value that such equipment would have had at the end of the Lease term if it had been used and maintained as provided in this Lease, provided, however, that upon repossession or surrender of equipment. Lessor shall sell, lease or otherwise dispose of equipment in a commercially reasonable manner with or without notice and on public or private bid and apply the net proceeds thereof (after deducting all expenses, including attorney's fees, incurred in connection therewith) to the sum of (1) and (2) above (iv) Lessor may pursue any other remedy at law or in equity, (b) if Lessee fails to perform any of the provisions under this Lease or any other agreement with Lessor or Lessee makes a bulk transfer or furniture, furnishings, fixtures, or other equipment or inventory. Lessor shall have the right to exercise any remedy available at law or in equity, including but not limited to seeking damages or specific performance and/or obtaining an injunction. (c) No right or remedy herein conferred upon or reserved to Lessor is exclusive of any right or remedy herein or by law or equity provided or permitted, but each shall be cumulative of every other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise and may be enforced concurrently therewith or from time to time, but Lessor shall not be entitled to recover a greater amount in damages than Lessor could have gained by receipt of Lessee's full, timely and complete performance of its obligations pursuant to the terms of this Lease plus accrued delinquent payments under Paragraph 21.
 .23. NOTICE OF BANKRUPTCY. Lessee shall deliver to Lessor written notice (i) of Lessee's intention to file any voluntary petition pursuant to the Bankruptcy Code or any Federal or State insolvency law at least ten (10) days prior to the filing of such petition or (iii) within five (5) days after Lessee shall receive notice or otherwise be advised of the filing of any involuntary petition pertaining to Lessee pursuant to the Bankruptcy Code or any other Federal or State insolvency law.
24. LESSOR'S EXPENSES. Lessee shall pay Lessor all costs and expenses, including attorney's fees of twenty percent (20%) the fees of collection agencies, and other expenses such as telephone and telegraph charges incurred by Lessor in enforcing any of the terms, conditions, or provisions hereof.
25. OWNERSHIP; PERSONAL PROPERTY. Equipment is and shall at all times remain the property of Lessor, and Lessee shall have no right, title, or interest therein or thereto except as expressly set forth in this Lease. Equipment is and shall at all times be and remain, personal property notwithstanding that Equipment or any part thereof may now be, or hereafter become, in any manner affixed or attached to real property or any building thereon.
 26. NOTICES. Service of all notices under this Lease shall be sufficient if given personally or mailed to the party involved at its respective address set forth above, or at such other addresses as said party may provide in writing from time to time. Any such notice mailed to said address shall be effective when deposited in the United States mail, duly addressed and with postage prepaid.
27. SECURITY DEPOSIT. When the within Lease provides for security deposit, Lessor may but shall not be obliged to, apply the security deposit to cure any default of Lessee hereunder, in which event Lessee shall promptly restore the security deposit to the full amount specified above. Upon termination of this Lease and all remaining balance of the security deposit actually made by Lessee.
28. SEVERABILITY. If any provision of this Lease or the application thereof to any party or circumstance is held invalid or unenforceable, the remainder of this Lease and the application of such provision to other parties or circumstances will not be affected thereby and to this end the provisions of this Lease are declared severable.
 29. AMENDMENTS AND WAIVERS. This Lease and any Schedules thereto executed by both Lessee and Lessor constitute the entire agreement between Lessee and Lessor with respect to the Equipment which is the subject matter of this Lease. No express of implied waver by Lessor of any event of default hereunder shall in any way be or be construed to be a waiver of any future or subsequent event of default whether similar in kind or otherwise.
30. MISCELLANEOUS. No provision of this Lease can be waived except by the written consent of Lessor. Lessee shall provide Lessor with such corporate resolutions, opinions of counsel, financial statements, UCC-1 Financing Statements, and other documents as Lessor shall request from time to time. If more than one Lessee is named in this Lease, the liability of each shall be joint and several. Titles to the paragraphs of this Lease are solely for convenience and are not intended for interpretation of construction of this Lease. This Lease shall be governed by and construed in accordance with the laws of Ohio.

PROVIDENT BANK
Quantity           Description                Serial Number
2                Not Melt Unit
5                Scale
2                Air Compressor
1                Stretch Wrapper
1                Strapping Machine
2                Shrink Wrapper
2                Paddle Mixer
3                Material Feeder
2                Material conveyor
1                EDI Software
1                Hot Stamp Printers
3                Meter
1                Heat Sealer
1                Hammermill
1                Forklift
1                Envelope Sealer
5                Electric Oven
1                Electric Chain Hoist
1                Checkweigher
1                Catalytic Gas Heater
1                Box Dumper
5                Blister Sealer
5                Bagging Machine
1                Hydraulic Drum Carrier
3                Powder Loading System
1                Electric Power Jack
1                Box Taper
1                Langden Cartoner
2                Bag Making System
1                Vertical Mill
6                Alloying Mills
3                Bag Printing System
7                Heater Pick-Up System
8                Vibratory Motor
9                Heater Forming System
1                Explosion Proof Meter
14                Personal Computer
2                Copy Machine
1                Accoustical Panels
3                Thermocouple Monitor
1                Balance
1                PH/IS Meter
1                Conductivity Meter
1                Steve Shaker
1                Stereo Microscope
1                Non-Contact Thermometer
1                Load Cells
20               Baking System



Location of Equipment:     311 Northland Boulevard
                           Cincinnati, OH  45246

PROVIDENT BANK
MASTER CERTIFICATE OF INCUMBENCY



The undersigned being duly elected and acting as
                of
 The HeaterMeals Company (the "Lessee") does hereby certify that the person or persons listed below are authorized representatives of the Lessee in the capacity set forth opposite their names and that their signatures are true and correct and, as of the date hereof, have proper corporate power and authority to execute and deliver any Lease Agreement between Lessee and Information Leasing Corporation, any Lease Schedules pursuant thereto and the documents required thereunder.


Name (print)                          Title
Sample Signature










I hereby attest that this information is true and correct as of this day
of                                       , 1997.



      The HeaterMeals Company





Signature



Title
PROVIDENT BANK
CERTIFICATE OF ACCEPTANCE
LEASE #73539700


In compliance with the terms, conditions and provisions of the Lease Agreement dated, 12/26/97 ("Lease") by and between the undersigned The HeaterMeals Company ("Lessee") and Information Leasing
Corporation ("Lessor"), Lessee hereby:

     (a) certifies and warrants that all Equipment described in the lease agreement referenced above (the "Equipment") is delivered, inspected and fully installed, and operational as of the Acceptance Date as indicated below.

(b) accepts all the Equipment for all purposes under the Lease and all attendant documents as of this _______ day of __________________, 1997 ("Acceptance Date").

(c) restates and reaffirms, as of such Acceptance Date, each of the representations, warranties and covenants heretofore given to Lessor in the Lease.

     Lessor is hereby authorized to insert serial numbers on the lease agreement.




     Lessee:   The HeaterMeals Company



By:


Title:


Date:

PROVIDENT BANK




 The HeaterMeals Company

311 Northland Boulevard
Cincinnati, OH   45246

          RE:  Lease # 73539700

Dear :


This letter will serve as a formal addendum to the above referenced lease between Information Leasing Corporation (Lessor) and The
HeaterMeals Company  (Lessee).

Lessor hereby acknowledges Lessee shall purchase the equipment described in Lease # 73539700 for one dollar ($1.00) at lease expiration. In order to exercise the purchase option of $1.00, Lessee must give 90 day written notice and not be in default under any of the provisions of the lease.

Regards,


Robert Rinaldi          AGREED & ACKNOWLEDGED
Vice President           The HeaterMeals Company

               BY: _______________________
               TITLE: _____________________
               DATE: _____________________

PROVIDENT BANK

To:     Information Leasing Corporation

In compliance with the terms and conditions of the Lease Agreement, we acknowledge the following with respect to insurance coverage:

     1. It is Lessee's responsibility to provide insurance coverage on the equipment and to provide Information Leasing with a Certificate of Insurance. Minimum requirements are:

     A.)     Coverage in an amount equal to the unpaid balance of the
lease plus the then-current fair market value of the equipment.
     B.)     Public liability and property damage naming Information
Leasing as loss payee and additional insured.
     C.)     A provision that the insurance cannot be canceled without
thirty days prior written notice to Information Leasing.

2.)     If Information Leasing has not received a Certificate of
Insurance outlining appropriate coverages within thirty (30) day of lease commencement date, Information Leasing will assess a risk charge equal to .25% of original equipment cost, this risk charge will be billed monthly until a current Certificate of Insurance is received by Information Leasing.

3.)     Certificate of Insurance should be forwarded to:
Information Leasing Corporation
1023 W. Eighth Street
Cincinnati, OH 45203
Attn:  Angela Rucker

AGREED & ACKNOWLEDGED:
 The HeaterMeals Company


By: ____________________________

Title: ___________________________

Date: __________________________

EHXIBIT 99.3

UNCONDITIONAL GUARANTY

     To induce INFORMATION LEASING CORPORATION ("ILC") to give and continue to give credit to HEATERMEALS COMPANY ("Borrower"), whether to Borrower alone or to Borrower and others, the undersigned, jointly and severally if more than one, hereby absolutely and unconditionally guarantees prompt payment when due of any and all existing and future indebtedness or liability of every kind, nature or character (including, without limitation, principal, interest, all costs of collection, and attorneys' fees) owing to ILC by Borrower, all whether direct or indirect, absolute or contingent and whether incurred as primary debtor, co-maker or guarantor (hereinafter the "Indebtedness"). The undersigned further absolutely and unconditionally guarantees the prompt performance when due of all the terms, covenants, and conditions of any agreement between the Borrower and ILC that relates to the Indebtedness. This guaranty is made and shall continue as to any and all such Indebtedness incurred or arising prior to receipt by the undersigned of written notice of termination of this guaranty from ILC. The undersigned undertakes this continuing, absolute, and unconditional guaranty of the aforementioned payment and performance by Borrower notwithstanding that any portion of the Indebtedness shall be void or voidable as between the Borrower and any of its creditors, including, without limitation, any bankruptcy trustee of the Borrower. It is understood that while the amount of credit that may be extended to, and the amount of the indebtedness or liability that may be incurred by, Borrower is not limited, the liability of each of the undersigned to ILC hereunder is (check one of the following):

          __      Unlimited in amount.
          __     Limited to a principal amount of $______, plus
interest thereon and all expenses                reimbursable pursuant
to the following paragraph.
          __     Limited to _____% of the Indebtedness.

     This absolute, continuing, unconditional, and unrestricted guaranty is a guaranty of payment and not a guaranty of collection.
Upon Borrower's failure to pay the indebtedness promptly when due, ILC, at its sole option, may proceed against the undersigned, (or any one or more of them if more than one) to collect the Indebtedness, with or without proceeding against the Borrower, any co-maker or co-surety or co-guarantor, any Indorser or any collateral held as security for the Indebtedness. Any and all payments upon the Indebtedness made by the Borrower, the undersigned, or any other person, and the proceeds of any and all collateral securing the payment of the Indebtedness and this guaranty, may be applied by ILC in whatever manner it may determine in its sole discretion. The undersigned agrees to reimburse ILC for all expenses of any nature whatsoever, including, without limitation, attorneys' fees, incurred or paid by ILC in exercising any right, power, or remedy conferred by this guaranty.

     The obligations of the undersigned set forth in this guaranty shall extend to all amendments, supplements, modifications, renewals, replacements or extensions of the Indebtedness at any rate of interest. The liability of the undersigned and the rights of ILC under this guaranty shall not be impaired or affected in any manner by, and the undersigned hereby consents in advance to and waives any requirement of notice for, any (1) disposition, impairment, release, surrender, substitution, or modification of any collateral securing the Indebtedness or the obligations created by this guaranty or any failure to perfect a security interest in any collateral; (2) release (including adjudication or discharge in bankruptcy) or settlement with any person primarily or secondarily liable for the Indebtedness (including, without limitation, any maker, indorser, guarantor or surety); (3) delay in enforcement of payment of the Indebtedness or delay in enforcement of this guaranty; (4) delay, omission, waiver, or forbearance in exercising any right or power with respect to the Indebtedness or this guaranty; (5) defense arising from the enforceability or validity of the Indebtedness or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto; or (6) other act or omission which might constitute a legal or equitable discharge of the undersigned. The undersigned waives presentment, protest, demand for payment, any right of set-off, notice of dishonor or default, notice of acceptance of this guaranty, notice of the incurring of any of the Indebtedness and notice of any other kind in connection with the Indebtedness or this guaranty. The undersigned also waives any right to require a commercially reasonable disposition of any collateral securing the Indebtedness.

     The undersigned hereby waives any claim, right or remedy which the undersigned may now have or hereafter acquire against Borrower that arises hereunder and/or from the performance by the undersigned hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Lender or Agent against Borrower or any security which Lender or Agent now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

     The undersigned agrees that in the event of (i) the dissolution or insolvency of Borrower, (ii) the inability of Borrower to pay its debts as they become due, (iii) an assignment by Borrower for the benefit of its creditors, or (iv) the institution of any bankruptcy or other proceeding by or against Borrower alleging that Borrower is insolvent or unable to pay its debts as they become due, and whether or not such event shall occur at a time when the Indebtedness is not then due and payable, the undersigned shall pay the Indebtedness to ILC promptly upon demand as if the Indebtedness was then due and payable.

     The undersigned agrees that this guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal, interest or any other amount with respect to the Indebtedness is rescinded or must otherwise be restored by ILC upon the bankruptcy or reorganization of Borrower, any other person or otherwise. The undersigned agrees that this guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal, interest or any other amount with respect to the Indebtedness is rescinded or must otherwise be restored by Agent or any Lender upon the bankruptcy or reorganization of Borrower, any other person or otherwise.

     The undersigned hereby agrees that ILC shall be granted a right of first refusal to future equipment leases with Borrower, the undersigned or any subsidiaries thereof. The Borrower, the undersigned and any subsidiaries thereof shall not enter any other leasing or equipment financing transaction unless first offering ILC the opportunity to finance such transaction, except to the extent (i) the transaction is inconsistent with existing financing relationships, or (ii) the amount of cumulative fundings from ILC to the Borrower, the undersigned and any subsidiaries thereof exceeds One Million Five Hundred Thousand Dollars ($1,500,000.00).

      The undersigned shall furnish to ILC as soon as available, but in any event within sixty (60) days after the close of each fiscal year, a complete annual audit report of the undersigned, which audit report shall have been prepared in accordance with GAAP and certified without qualification by independent certified public accountants acceptable to ILC. Such reports shall include the following audited financial statements of the undersigned: balance sheet as of the end of such fiscal year, and statements of income, cash flow, shareholders' equity and changes in financial position for the year then ended. In addition to the report required to be furnished hereby, the undersigned shall furnish to ILC as soon as received by the undersigned copies of all other reports from its auditors in connection with each annual audit including management letters. In addition, the undersigned shall provide any internal annual financial data as soon as it is available.

     The undersigned shall furnish to ILC within thirty (30) days after the end of each quarter of each fiscal year (including the last month) a balance sheet of the undersigned for such quarter, and statements of income, cash flow and shareholders' equity of the undersigned for such quarter prepared on both a quarterly and year-to-date basis. Each quarterly and year-to-date statement of income shall set forth in comparative form the statement of income of the corresponding quarter or year-to-date period, respectively, of the previous fiscal year. Such financial statements may be unaudited, but shall be prepared in accordance with GAAP and shall be certified to such effect, subject to normal year-end adjustments, by the chief executive officer or the chief financial officer of the undersigned, who shall certify that such financial statements fairly present in all material respects the financial condition and the results of operations of the undersigned as of the date and for the periods set forth therein. In addition to the foregoing financial information, the undersigned shall provide to ILC any other information which is provided to the undersigned's shareholders in accordance with securities laws.

     Upon request of ILC, the undersigned shall make available for inspection to representatives of ILC any of its books and records and shall furnish to ILC information regarding its business affairs and financial condition within a reasonable time after receipt of written request therefor.

     In order to secure the payment of the Indebtedness and the obligations created by this guaranty, the undersigned hereby grants to ILC a security interest in the accounts, securities, and properties in which the undersigned has any interest, and that are now, or are at any time hereafter in the possession of ILC. Upon any portion of the Indebtedness becoming due and not being fully paid and satisfied, the total sum then due hereunder may immediately be charged against any account or accounts maintained by the undersigned with ILC, without notice to or further consent from the undersigned. The undersigned shall promptly provide such financial information as the holder shall reasonably request from time to time.

     ILC shall not be compelled to resort first to any collateral for payment of any of the Indebtedness or the obligations created by this guaranty, but may at its election require the obligation to be paid by the undersigned, with or without suit. The provisions of this guaranty shall apply to any new or additional collateral given by the undersigned to further secure the Indebtedness and the obligations created by this guaranty.

     As a specifically bargained inducement for ILC to extend credit to Borrower: (i) THE UNDERSIGNED HEREBY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATED TO THIS GUARANTY OR ARISING IN ANY WAY FROM THE INDEBTEDNESS OR TRANSACTIONS INVOLVING ILC AND THE BORROWER AND (ii) THE UNDERSIGNED HEREBY DESIGNATE(S) ALL COURTS OF RECORD SITTING IN CINCINNATI, OHIO AND HAVING JURISDICTION OVER THE SUBJECT MATTER, STATE AND FEDERAL, AS FORUMS WHERE ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING FROM OR OUT OF THIS GUARANTY, ITS MAKING, VALIDITY OR PERFORMANCE, MAY BE PROSECUTED AS TO ALL PARTIES, THEIR SUCCESSORS AND ASSIGNS, AND BY THE FOREGOING DESIGNATION THE UNDERSIGNED CONSENT(S) TO THE JURISDICTION AND VENUE OF SUCH COURTS.

     This guaranty shall inure to the benefit of and bind the parties hereto, their successors and assigns, and their legal representatives or heirs. ILC may, at its option, assign this guaranty to any other party who is or becomes the indorsee or assignee of any part of the Indebtedness, or who is in possession of or the bearer of any part of the Indebtedness that is payable to the bearer, and the undersigned shall continue to be liable under this guaranty to such other party to the extent of such indorsed, assigned, or possessed Indebtedness.

     Each of the undersigned that is a corporation warrants that it has the corporate power to execute this guaranty, that all the necessary corporate actions have been taken to permit the undersigned to give this guaranty, and that the person(s) executing this guaranty is (are) duly empowered to do so on behalf of the undersigned. Each of the undersigned that is a partnership warrants that it has the power to execute this guaranty, that all necessary partnership actions have been taken to permit the undersigned to give this guaranty, and that the person(s) executing this guaranty is (are) duly empowered to do so on behalf of the undersigned.

     The undersigned and all endorsers authorize any attorney-at-law, including an attorney engaged by ILC or any holder of this Note, to appear in any court of record in Hamilton County, Ohio, or in any court of record in the jurisdiction in which the undersigned or any endorser against which or whom a judgment is then sought may then reside, or in any court of record in the jurisdiction in which the property described in the Mortgage for which this Guaranty is additional security is located, after the indebtedness evidenced hereby, or any part thereof, becomes due, and waive the issuance and service of process and confess judgment against the undersigned or any endorser in favor of ILC for the amount then appearing due, together with costs of suit and thereupon to release all errors and waive all rights of appeal and stay of execution, but no such judgment or judgments against any one of the undersigned shall be a bar to a subsequent judgment or judgments against any one or more than one of such persons or entities against whom judgment has not been obtained thereon. This warrant of attorney to confess judgment is a joint and several warrant of attorney. The foregoing warrant of attorney shall survive any judgment; and if any judgment be vacated for any reason, ILC or any holder hereof nevertheless may hereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the Borrower and all endorsers or any one or more of them.
The Borrower hereby expressly waives any conflict of interest that the holder's attorney may have in confessing such judgment against Borrower and expressly consents to the confessing attorney receiving a legal fee from the holder for confessing such judgment against Borrower.

     WARNING - BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE, AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.

     Signed and delivered by the undersigned at Cincinnati, Ohio on December ___, 1997.


Witness:                              GUARANTOR(S)

                                   UNITED SHIELDS CORPORATION



Printed:                               BY:
                                   ITS:

Printed:

     UNCONDITIONAL GUARANTY

     To induce INFORMATION LEASING CORPORATION ("ILC") to give and continue to give credit to HEATERMEALS COMPANY ("Borrower"), whether to Borrower alone or to Borrower and others, the undersigned, jointly and severally if more than one, hereby absolutely and unconditionally guarantees prompt payment when due of any and all existing and future indebtedness or liability of every kind, nature or character (including, without limitation, principal, interest, all costs of collection, and attorneys' fees) owing to ILC by Borrower, all whether direct or indirect, absolute or contingent and whether incurred as primary debtor, co-maker or guarantor (hereinafter the "Indebtedness"). The undersigned further absolutely and unconditionally guarantees the prompt performance when due of all the terms, covenants, and conditions of any agreement between the Borrower and ILC that relates to the Indebtedness. This guaranty is made and shall continue as to any and all such Indebtedness incurred or arising prior to receipt by the undersigned of written notice of termination of this guaranty from ILC. The undersigned undertakes this continuing, absolute, and unconditional guaranty of the aforementioned payment and performance by Borrower notwithstanding that any portion of the Indebtedness shall be void or voidable as between the Borrower and any of its creditors, including, without limitation, any bankruptcy trustee of the Borrower. It is understood that while the amount of credit that may be extended to, and the amount of the indebtedness or liability that may be incurred by, Borrower is not limited, the liability of each of the undersigned to ILC hereunder is (check one of the following):

          __      Unlimited in amount.
          __     Limited to a principal amount of $______, plus
interest thereon and all expenses                reimbursable pursuant
to the following paragraph.
          __     Limited to _____% of the Indebtedness.

     This absolute, continuing, unconditional, and unrestricted guaranty is a guaranty of payment and not a guaranty of collection.
Upon Borrower's failure to pay the indebtedness promptly when due, ILC, at its sole option, may proceed against the undersigned, (or any one or more of them if more than one) to collect the Indebtedness, with or without proceeding against the Borrower, any co-maker or co-surety or co-guarantor, any Indorser or any collateral held as security for the Indebtedness. Any and all payments upon the Indebtedness made by the Borrower, the undersigned, or any other person, and the proceeds of any and all collateral securing the payment of the Indebtedness and this guaranty, may be applied by ILC in whatever manner it may determine in its sole discretion. The undersigned agrees to reimburse ILC for all expenses of any nature whatsoever, including, without limitation, attorneys' fees, incurred or paid by ILC in exercising any right, power, or remedy conferred by this guaranty.

     The obligations of the undersigned set forth in this guaranty shall extend to all amendments, supplements, modifications, renewals, replacements or extensions of the Indebtedness at any rate of interest. The liability of the undersigned and the rights of ILC under this guaranty shall not be impaired or affected in any manner by, and the undersigned hereby consents in advance to and waives any requirement of notice for, any (1) disposition, impairment, release, surrender, substitution, or modification of any collateral securing the Indebtedness or the obligations created by this guaranty or any failure to perfect a security interest in any collateral; (2) release (including adjudication or discharge in bankruptcy) or settlement with any person primarily or secondarily liable for the Indebtedness (including, without limitation, any maker, indorser, guarantor or surety); (3) delay in enforcement of payment of the Indebtedness or delay in enforcement of this guaranty; (4) delay, omission, waiver, or forbearance in exercising any right or power with respect to the Indebtedness or this guaranty; (5) defense arising from the enforceability or validity of the Indebtedness or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto; or (6) other act or omission which might constitute a legal or equitable discharge of the undersigned. The undersigned waives presentment, protest, demand for payment, any right of set-off, notice of dishonor or default, notice of acceptance of this guaranty, notice of the incurring of any of the Indebtedness and notice of any other kind in connection with the Indebtedness or this guaranty. The undersigned also waives any right to require a commercially reasonable disposition of any collateral securing the Indebtedness.

     The undersigned hereby waives any claim, right or remedy which the undersigned may now have or hereafter acquire against Borrower that arises hereunder and/or from the performance by the undersigned hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Lender or Agent against Borrower or any security which Lender or Agent now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

     The undersigned agrees that in the event of (i) the dissolution or insolvency of Borrower, (ii) the inability of Borrower to pay its debts as they become due, (iii) an assignment by Borrower for the benefit of its creditors, or (iv) the institution of any bankruptcy or other proceeding by or against Borrower alleging that Borrower is insolvent or unable to pay its debts as they become due, and whether or not such event shall occur at a time when the Indebtedness is not then due and payable, the undersigned shall pay the Indebtedness to ILC promptly upon demand as if the Indebtedness was then due and payable.

     The undersigned agrees that this guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal, interest or any other amount with respect to the Indebtedness is rescinded or must otherwise be restored by ILC upon the bankruptcy or reorganization of Borrower, any other person or otherwise. The undersigned agrees that this guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal, interest or any other amount with respect to the Indebtedness is rescinded or must otherwise be restored by Agent or any Lender upon the bankruptcy or reorganization of Borrower, any other person or otherwise.

      The undersigned shall furnish to ILC as soon as available, but in any event within sixty (60) days after the close of each fiscal year, a complete annual review report of the undersigned, which review report shall have been prepared in accordance with GAAP and compiled by independent certified public accountants acceptable to ILC. Such reports shall include the following reviewed financial statements of the undersigned: balance sheet as of the end of such fiscal year, and statements of income, cash flow, shareholders' equity and changes in financial position for the year then ended. In addition to the report required to be furnished hereby, the undersigned shall furnish to ILC as soon as received by the undersigned copies of all other reports from its auditors in connection with each annual review including management letters. In addition, the undersigned shall provide any internal annual financial data as soon as it is available.

     The undersigned shall furnish to ILC within thirty (30) days after the end of each quarter of each fiscal year (including the last month) a balance sheet of the undersigned for such quarter, and statements of income, cash flow and shareholders' equity of the undersigned for such quarter prepared on both a quarterly and year-to-date basis. Each quarterly and year-to-date statement of income shall set forth in comparative form the statement of income of the corresponding quarter or year-to-date period, respectively, of the previous fiscal year. Such financial statements may be unaudited, but shall be prepared in accordance with GAAP and shall be certified to such effect, subject to normal year-end adjustments, by the chief executive officer or the chief financial officer of the undersigned, who shall certify that such financial statements fairly present in all material respects the financial condition and the results of operations of the undersigned as of the date and for the periods set forth therein. In addition to the foregoing financial information, the undersigned shall provide to ILC any other information which is provided to the undersigned's shareholders in accordance with securities laws.

     Upon request of ILC, the undersigned shall make available for inspection to representatives of ILC any of its books and records and shall furnish to ILC information regarding its business affairs and financial condition within a reasonable time after receipt of written request therefor.

     In order to secure the payment of the Indebtedness and the obligations created by this guaranty, the undersigned hereby grants to ILC a security interest in the accounts, securities, and properties in which the undersigned has any interest, and that are now, or are at any time hereafter in the possession of ILC. Upon any portion of the Indebtedness becoming due and not being fully paid and satisfied, the total sum then due hereunder may immediately be charged against any account or accounts maintained by the undersigned with ILC, without notice to or further consent from the undersigned. The undersigned shall promptly provide such financial information as the holder shall reasonably request from time to time.

     ILC shall not be compelled to resort first to any collateral for payment of any of the Indebtedness or the obligations created by this guaranty, but may at its election require the obligation to be paid by the undersigned, with or without suit. The provisions of this guaranty shall apply to any new or additional collateral given by the undersigned to further secure the Indebtedness and the obligations created by this guaranty.

     As a specifically bargained inducement for ILC to extend credit to Borrower: (i) THE UNDERSIGNED HEREBY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATED TO THIS GUARANTY OR ARISING IN ANY WAY FROM THE INDEBTEDNESS OR TRANSACTIONS INVOLVING ILC AND THE BORROWER AND (ii) THE UNDERSIGNED HEREBY DESIGNATE(S) ALL COURTS OF RECORD SITTING IN CINCINNATI, OHIO AND HAVING JURISDICTION OVER THE SUBJECT MATTER, STATE AND FEDERAL, AS FORUMS WHERE ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING FROM OR OUT OF THIS GUARANTY, ITS MAKING, VALIDITY OR PERFORMANCE, MAY BE PROSECUTED AS TO ALL PARTIES, THEIR SUCCESSORS AND ASSIGNS, AND BY THE FOREGOING DESIGNATION THE UNDERSIGNED CONSENT(S) TO THE JURISDICTION AND VENUE OF SUCH COURTS.

     This guaranty shall inure to the benefit of and bind the parties hereto, their successors and assigns, and their legal representatives or heirs. ILC may, at its option, assign this guaranty to any other party who is or becomes the indorsee or assignee of any part of the Indebtedness, or who is in possession of or the bearer of any part of the Indebtedness that is payable to the bearer, and the undersigned shall continue to be liable under this guaranty to such other party to the extent of such indorsed, assigned, or possessed Indebtedness.

     Each of the undersigned that is a corporation warrants that it has the corporate power to execute this guaranty, that all the necessary corporate actions have been taken to permit the undersigned to give this guaranty, and that the person(s) executing this guaranty is (are) duly empowered to do so on behalf of the undersigned. Each of the undersigned that is a partnership warrants that it has the power to execute this guaranty, that all necessary partnership actions have been taken to permit the undersigned to give this guaranty, and that the person(s) executing this guaranty is (are) duly empowered to do so on behalf of the undersigned.

     The undersigned and all endorsers authorize any attorney-at-law, including an attorney engaged by ILC or any holder of this Note, to appear in any court of record in Hamilton County, Ohio, or in any court of record in the jurisdiction in which the undersigned or any endorser against which or whom a judgment is then sought may then reside, or in any court of record in the jurisdiction in which the property described in the Mortgage for which this Guaranty is additional security is located, after the indebtedness evidenced hereby, or any part thereof, becomes due, and waive the issuance and service of process and confess judgment against the undersigned or any endorser in favor of ILC for the amount then appearing due, together with costs of suit and thereupon to release all errors and waive all rights of appeal and stay of execution, but no such judgment or judgments against any one of the undersigned shall be a bar to a subsequent judgment or judgments against any one or more than one of such persons or entities against whom judgment has not been obtained thereon. This warrant of attorney to confess judgment is a joint and several warrant of attorney. The foregoing warrant of attorney shall survive any judgment; and if any judgment be vacated for any reason, ILC or any holder hereof nevertheless may hereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the Borrower and all endorsers or any one or more of them.
The Borrower hereby expressly waives any conflict of interest that the holder's attorney may have in confessing such judgment against Borrower and expressly consents to the confessing attorney receiving a legal fee from the holder for confessing such judgment against Borrower.

     The foregoing guaranty shall continue in full force and effect until the all of the following Release Events occur:

     1. Cash and Cash Equivalents of United Shields Corporation have an aggregate Asset balance exceeding One Million Dollars
($1,000,000.00) for a period of at least three consecutive quarters;

     2. the Tangible Net Worth of United Shields Corporation exceeds Two Million Dollars ($2,000,000.00) for a period of at least three consecutive quarters; and

     3. United Shields Corporation maintains a ratio of Cash Flow coverage to contractual debt service of at least 1.20 to 1.00 for the three consecutive trailing quarters.

     The capitalized terms in the foregoing Release Events shall have the following meanings.

     "Assets" means at any time, all assets that, in accordance with GAAP should be classified as assets on Borrower's Consolidated balance sheet.

      "Cash Equivalents" means: (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) investments in certificates of deposit, bankers' acceptances or time deposits maturing within one year from the date of acquisition issued by any Lender or any other commercial bank organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least One Hundred Million Dollars ($100,000,000); (iii) investments in commercial paper of any Lender or of any other Person which, at the time of issuance, have a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc. and maturing not more than one year from the date of acquisition thereof;
(iv) obligations of the type described in (i), (ii) or (iii) above purchased pursuant to a repurchase agreement obligating the counterpart to repurchase such obligations not later than thirty (30) days after the purchase thereof, secured by a fully perfected security interest in any such obligation, and having a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of the issuing bank; and (v) securities of any investment company registered under the Investment Company Act of 1940 which is a no-load "money market fund" within the meaning of regulations of the Securities and Exchange Commission, or an interest in a pooled fund maintained by a commercial bank having comparable investment restrictions.

     "Cash Flow" means, for any period, the following, each calculated for such period, without duplication: (i) EBITDA, less (ii) income and franchise taxes actually paid by Borrower (including decreases in deferred income taxes resulting from tax payments actually made), less
(iii) tax refunds received by Borrower, less (iv) Capital Expenditures (to the extent actually made in cash by Borrower).

     "EBITDA" for any period shall mean, without duplication, (i) Net Income; plus (ii) for such period any Interest Expense deducted in the determination of Net Income; plus (iii) any income and franchise taxes paid in cash and included in the determination of Net Income; plus
(iv) amortization and depreciation deducted in determining Net Income for such period; minus (ii) the sum for such period of interest income, extraordinary gains, gains from sales of assets (other than sales of inventory in the ordinary course of business) and unrealized losses from changes in currency.

     "Tangible Net Worth" means, from time to time, the total amount of consolidated capital accounts of Borrower at such time determined in accordance with GAAP, except that there shall be deducted therefrom all deferred charges and the book value of all assets which would be treated as intangible in accordance with GAAP, which shall in any event include unamortized debt discount and expenses, unamortized organization and reorganization expenses, customer lists, non-competition agreements, costs in excess of the net asset value of acquired companies, intellectual property, franchises, and goodwill in the amount of any write-up in the book value of any assets resulting from any revaluation (other than revaluations arising out of foreign currency evaluations in accordance with GAAP) thereof after December, __ 1997.

     WARNING - BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE, AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.

     [Remainder of this page intentionally left blank. Signatures to follow.]
     Signed and delivered by the undersigned at Cincinnati, Ohio on December ___, 1997.


Witness:                              GUARANTOR(S)

                                   RAMSAY-HUGHES, INC.
                                   (d/b/a Navicap Corporation)



Printed:                           BY:
                                   ITS:

Printed:

EXHIBIT 99.4

SUBORDINATION AGREEMENT

     This Subordination Agreement is made this ___ day of December, by and between HEATERMEALS COMPANY (f/k/a ZestoTherm, Inc.), an Ohio corporation (the "Subsidiary") and UNITED SHIELDS CORPORATION (f/k/a Capital 2000, Inc.), a Colorado corporation (the "Company"), INFORMATION LEASING CORPORATION, an Ohio corporation ("Senior Creditor") and RAMSAY-HUGHES, INC. (d/b/a NAVICAP Corporation), an Ohio corporation (the "Subordinated Investor").

                      W I T N E S S E T H:

     WHEREAS, HeaterMeals Company, a subsidiary of the Company and the Senior Creditor propose to enter into a certain Sale and Leaseback Agreement of even date herewith ("S&L Agreement"), pursuant to which the Senior Creditor will agree to purchase certain equipment from the Subsidiary and lease such equipment back to Subsidiary for use in its business;

     WHEREAS, in order to induce the Senior Creditor to extend credit and make the Leases for the benefit of its Subsidiary, and for and in consideration of such credit and Leases the Company has agreed to execute a guaranty of Lessee's obligations under the lease and in favor of its Subsidiary;

     WHEREAS, in order to induce the Senior Creditor to extend credit and make the Leases for the benefit of the Subsidiary, and for and in consideration of such credit and Leases the Subordinated Investor has agreed to execute a guaranty of Lessee's obligations under the Lease and in favor of the Subsidiary and the Subordinated Investor has agreed that the various promissory notes owed by the Company to the Subordinated Investor described on Schedule 1 hereto ("Subordinated Notes") shall be subordinated to the obligations of the Lessee under the Lease ("Obligations") in the manner and to the extent set forth in this Agreement; and

     WHEREAS, a condition to the Senior Creditor's execution of the S&L Agreement is the execution and delivery of this Subordination
Agreement;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties agree as follows:

                             ARTICLE 1

                            DEFINITIONS

     In addition to other words and terms defined elsewhere in this Agreement, capitalized terms used herein and not otherwise defined shall have the meanings given in the Loan Agreement.


                             ARTICLE 2

                           SUBORDINATION

     Section 2.1     Agreement to Subordinate.  The Company and
Subordinated Investors, for themselves and their successors and assigns, hereby agree that the payment of the indebtedness and other obligations evidenced by the Subordinated Notes is subordinated to the Obligations and subject in right of payment to the prior payment in full of the Obligations.

     Any holder of the Subordinated Notes, whether upon original issue or upon transfer or assignment, by accepting such Subordinated Notes further agrees that the Senior Creditor has advanced funds and may from time to time advance additional funds in reliance upon the subordination of the Subordinated Notes to the Obligations and that the provisions of this Agreement are for the benefit of the Senior Creditor.

     Section 2.2 Endorsement on Instruments. The Subordinated Notes, and any instrument issued by the Company in replacement, renewal, exchange for or substitution thereof, or evidencing the transfer thereof, shall be endorsed with a legend in the following form:

          "The payment of this instrument, both principal and interest, and all other indebtedness evidenced hereby, is subordinate, subject and made junior in right of payment to the prior rights of the Senior Creditor, Information Leasing Corporation, its successors and assigns, in the manner and to the extent set forth in a certain Subordination Agreement dated as of December ___, 1997 which Agreement is incorporated herein by reference."

     Section 2.3 Payment Upon Maturity, Liquidation, Dissolution or Reorganization.

          (a) All such Obligations shall first be paid in full, before any payment is made on account of principal of or interest on the Subordinated Notes or to acquire or redeem the Subordinated Notes.

          (b) In the event of any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Subsidiary or the Company or its property, or any proceeding for the liquidation, dissolution or other winding up of the Subsidiary or the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, or any assignment by the Company for the benefit of creditors, or any other marshaling of the assets of the Company, then and in any such event:

               (i) all Obligations shall first be paid in full, or provision made for such payment, together with, to the extent provided for by law, interest thereon from the date such Obligations were due as provided in the Loan Agreement, if payment in full is not received, before any payment or distribution of any character, whether in cash, securities or other property, shall be made on account of or applied on the Subordinated Notes;

               (ii) any payment or distribution of any character, whether in cash, securities or other property, which would otherwise (but for this clause) be payable and deliverable in respect of the Subordinated Notes shall be paid or delivered directly to the Senior Creditor, or the holder of such Notes shall pay to the Senior Creditor such amounts promptly upon receipt, until all Obligations shall have been paid in full, together with, to the extent provided for by law, interest as provided herein from the date such Obligations were due if payment in full is not received, to the Senior Creditor; and

               (iii)     the holder of the Subordinated Notes
irrevocably authorizes and empowers the Senior Creditor to demand, sue for, collect and receive all such payments and distributions and to receipt therefor, and to file and prove all such claims and take all such other actions in the name of the Senior Creditor as it may determine to be necessary or appropriate.

          (c) The holder of the Subordinated Notes will not exercise or attempt to exercise any right of setoff or counterclaim in respect of any obligations of such holder to the Company against the obligations of the Company under such securities if the effect thereof shall be to reduce the amount of any such payment or distribution to which the Senior Creditor would be entitled in the absence of such setoff or counterclaim.

     Section 2.4 Borrower Not to Make Payments with Respect to Subordinated Notes in Certain Circumstances.

          (a) Except for the restrictions set forth in Section hereof, nothing contained in this Agreement shall limit the right of the holder of the Subordinated Notes to take any action to accelerate its maturity; provided, however, that any amounts received by such holder to any such action from any source whatsoever will be received by it in trust for the Senior Creditor, and it will pay over such amounts to the Senior Creditor until the payment of the entire principal of and premium, if any, and interest on all the Obligations then owing to the Senior Creditor.

           (b) Without limiting the effect of Section with respect to any default in payment on Obligations, if any default shall occur and be continuing with respect to any Obligations permitting the Senior Creditor to accelerate the maturity thereof, the holder of the Subordinated Notes shall not be entitled to receive any payment on account of principal thereof or interest thereon (including any such payment which would cause such a default) while judicial proceedings shall be pending in respect of such default with respect to which written notice of the commencement of such proceedings shall have been given to the holder by the Senior Creditor or by the Company or in the absence of such proceedings, if written notice of such default shall have been given to the Subordinated Investor or the then holder of the Subordinated Notes.

     Section 2.5 Standstill. If any default shall occur and be continuing with respect to the Subordinated Notes, the holder thereof may not elect to accelerate the maturity thereof until the Obligations have been paid in full or the Senior Creditor otherwise consents, including the taking of any of the following actions:

          (a) the commencement or continuation of any action or proceeding against the Company, whether to reduce the claims of the holder to judgment or to enforce the terms of the Subordinated Notes or otherwise;

          (b) any act to obtain possession of property of the Company or to exercise control over property of the Company; or

          (c) any act to create, perfect or enforce any lien against property of the Company.

     Section 2.6 Relative Rights. This Article is intended solely to define the relative rights of the holder of the Subordinated Notes, on the one hand, and the Senior Creditor, on the other hand. Nothing in this Article shall:

          (a) impair, as between the Company and the holder of the Subordinated Notes, the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on the Subordinated Notes in accordance with its terms; or

          (b) affect the relative rights of the holder of the Subordinated Notes and creditors of the Company other than the Senior Creditor; or

          (c) prevent any holder of the Subordinated Notes from exercising all its available remedies hereunder or under applicable law upon an Event of Default, subject to the rights of the Senior Creditor under this Article to receive payments or distributions otherwise payable or distributable to the holder of such securities.

     Upon any distribution of assets of the Company referred to in this Article , the holder of the Subordinated Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder of such securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the Senior Creditor and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article .

     If the Company fails because of this Article to pay principal of or interest on the Subordinated Notes on the due date, the failure is still an Event of Default with respect to the Subordinated Notes.

     Section 2.7 Subordination May Not Be Impaired By the Company. No right of the Senior Creditor to enforce the subordination of the indebtedness evidenced by the Preferred Stock or the Subordinated Notes shall be impaired by any act or failure to act by the Company or the Senior Creditor or by the failure by the Company to comply with this Agreement, regardless of any knowledge which the Senior Creditor may have or be otherwise charged with.

     Section 2.8 Moneys Held in Trust for Senior Creditor. In the event that any holder of the Subordinated Notes shall receive any payment or distribution with respect to such Notes from any source whatsoever which such holder is not at the time entitled to receive under the provisions of this Article , such holder will hold any amount so received in trust for the Senior Creditor and will pay over such payment to the Senior Creditor on account of the principal of and premium, if any, and interest on such Obligations, until all such Obligations are paid in full.

     No payments of dividends on, or principal of (if permitted by the Senior Creditor) and interest on, the Subordinated Notes may be retained by such holder until the Senior Creditor has been paid in full.

     Section 2.9 Grant of Security Interests. The Company shall not grant to the holder of the Subordinated Notes any lien, mortgage, assignment or other security interest, or enter into any transaction having the effect of securing the repayment of the Subordinated Notes with any property owned or used by the Company.

                            ARTICLE 3

                         MISCELLANEOUS

     Section 3.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement shall be effective unless in a written instrument executed by the Senior Creditor and all parties affected by such amendment or waiver.

     Section 3.2 No Wavier; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Senior Creditor, any right, remedy, power or privilege hereunder, or under the Loan Agreement, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement and the Loan Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     Section 3.3 Notices. All notices, consents, requests and demands to or upon the respective parties hereto shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, postage prepaid, or, in the case of telex, telegraphic or telecopy notice, when sent, addressed as follows:

     If to the Senior Creditor:

          Information Leasing Corporation
          1023 West Eighth Street
          Cincinnati, Ohio  45202
          Phone:  (513) 421-9191
          Facsimiles:  (513) 977-8746

          Attn:  Charles Kindig

     With a copy to:

          Keating, Muething & Klekamp, P.L.L.
          1800 Provident Tower
          Cincinnati, Ohio  45202
          Phone:  (513) 579-6424
          Facsimiles:  (513) 579-6546
          Attn:  Michael F. Bigler

     If to the Company:

          United Shields Corporation
          655 Eden Park Drive
          Suite 260
          Cincinnati, Ohio 45202
          Attn:
          Phone: (513) 241-7470
          Facsimile: (513) 412-3632
     If to the Subsidiary:

          HeaterMeals Company
          311 Northland Boulevard
          Cincinnati, Ohio 45240
          Attn:
          Phone:
          Facsimile:

     If to the Subordinated Investor:

          Ramsay-Hughes, Inc. (d/b/a Navicap Corporation)
          312 Elm Street
          Suite 2550
          Cincinnati, Ohio 45202
          Attn: Rick Hughes
          Phone: (513) 357-8540
          Facsimile: (513) 357-4200

     Notices of changes of address shall be given in the same manner.

     Section 3.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     Section 3.5 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     Section 3.6 Consent to Jurisdiction. The parties hereto absolutely and irrevocably consent and submit to the jurisdiction of the Courts of the State of Ohio and of any federal court located in the said state in connection with any actions or proceedings arising out of or relating to this Agreement. Each of the parties hereto waives and shall not assert in any such action or proceeding, in each case, to the fullest extent permitted by applicable law, any claim that (a) such party is not personally subject to the jurisdiction of any such court, (b) such party is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise), (c) any such suit, action or proceeding is brought in an inconvenient forum, (d) the venue of any such suit, action or proceeding is improper, or (e) this Agreement may not be enforced in or by any such court. In any such action or proceeding, each party hereby absolutely and irrevocably waives personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agrees that the service thereof may be made by certified, registered or recorded first-class mail directed to him or it at the address stated above. Each party hereby agrees that he or it will appear or answer any such summons, complaint, declaration or other process so served upon it within thirty (30) days after receipt thereof. Any action brought by any party (other than the Senior Creditor) in connection with this Agreement or the transactions contemplated hereby shall be brought in a court of general jurisdiction sitting in Hamilton County, Ohio. Anything hereinbefore to the contrary notwithstanding, the Senior Creditor hereof may sue any other party in the courts of any other country, State of the United States or place where such party or any of his or its property or assets may be found or in any other appropriate jurisdictions.

     Section 3.7 WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR THE SENIOR CREDITOR TO EXTEND CREDIT TO THE BORROWER, AND AFTER HAVING THE OPPORTUNITY TO CONSULT COUNSEL, EACH PARTY HEREBY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO THIS AGREEMENT OR ARISING IN ANY WAY FROM THE OBLIGATIONS.


     IN WITNESS WHEREOF, the parties have duly executed this Agreement by their duly authorized officers as of the date first above written.


     UNITED SHIELDS, INC.



     By:
     Name:
     Title:



     INFORMATION LEASING COMPANY



     By:
     Name:
     Title:



                                   RAMSAY-HUGHES, INC.
                                   d/b/a NAVICAP CORPORATION



     By:
     Name:
     Title:



                                   HEATERMEALS COMPANY



     By:
     Name:
     Title:

                             SCHEDULE 1


1. Promissory Note dated May 22, 1997 between Capital 2000, Inc. (d/b/a United Shields Corporation), as Borrower, and Ramsay-Hughes, Inc., as Lender, in the amount of Three Million Dollars
($3,000,000.00).

2. Promissory Note dated December 1, 1997 between United Shields Corporation, as Borrower, and NAVICAP Corporation (f/k/a Ramsay-Hughes, Inc.) as Lender, in the amount of Three Million Five Hundred
Thousand Dollars ($3,500,000.00).

EXHIBIT 99.5

The shares represented by this certificate have not been registered under the Securities Act of 1933 or the securities laws of any state. A transfer of the shares represented by this certificate shall not be valid or effective until such conditions have been fulfilled, including receipt by the Company of an opinion of counsel in form and substance satisfactory to it that any such transfer will not violate federal or state securities laws.



Warrant Certificate No. ___          Warrants for 250,000 Shares

Original Issue Date: December ___, 1997


                WARRANT TO PURCHASE COMMON STOCK
                             OF
                    UNITED SHIELDS, INC.


     This certifies that INFORMATION LEASING CORPORATION, an Ohio corporation, or its registered assigns ("Holder"), is entitled, subject to the terms set forth below, at any time on or after the date hereof until December 31, 2007 to purchase from UNITED SHIELDS, INC. (the "Company"), a Colorado corporation, up to Two Hundred Fifty Thousand (250,000) fully paid and non-assessable shares of the Company's common stock ("Common Stock") upon surrender hereof, at the principal office of the Company, with the subscription form annexed hereto duly executed, and simultaneous payment therefor, at the purchase price of Four Dollars ($4.00) per share (the "Exercise Price"). The number and character of such shares of Common Stock are subject to adjustment as provided below.

     1.     Exercise.

          1.1 Full Exercise. Subject to compliance with the provisions hereof, this Warrant may be exercised by the Holder, in whole or in part, during the period of exercise specified above, at any time or from time to time, on any business day, by surrendering the Warrant at the principal office of the Company, with the form of Election to Exercise in substantially the form of Exhibit A fully executed, together with payment in cash or immediately available funds of the sum obtained by multiplying: (a) the number of shares of Common Stock for which the Warrant is being exercised; by (b) the Exercise Price, provided, however, that all or part of such payment may be made by the surrender by such Holder to the Company, at the aforesaid office or agency, of any instrument evidencing indebtedness of the Company, or any other corporation of which the Company owns at least fifty percent (50%) of the voting stock. All indebtedness so surrendered shall be credited against such Exercise Price in an amount equal to the outstanding principal amount thereof plus accrued but unpaid interest to the date of surrender.

          1.2 Partial Exercise. This Warrant may be exercised for less than the full number of shares of Common Stock or any fraction thereof called for hereby, during the period of exercise specified above, at any time or from time to time, in the manner set forth in
Section 1.1. Upon any partial exercise, the number of shares receivable upon the exercise of this Warrant as a whole, and the sum payable upon the exercise of this Warrant as a whole, shall be proportionately reduced. Upon such partial exercise, this Warrant shall be surrendered and a new Warrant of the same tenor and for the purchase of the number of such shares not purchased upon such exercise shall be issued by the Company to the registered Holder hereof within five (5) days after such exercise. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the Holder of such shares of record as of the close of business on such date. As soon as practicable on or after such date, but in any event within five (5) days after payment of the Exercise Price pursuant to this Section , the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares of Common Stock issuable upon such exercise.

          1.3 Net Issue Exercise. Notwithstanding any provisions herein to the contrary, if the Market Price (as defined below) for one share of Common Stock is greater than the Exercise Price (on the date of exercise of all or a part of this Warrant), in lieu of exercising this Warrant for cash, the Holder may elect to receive Warrant Stock equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company, together with the form of Election to Exercise attached hereto fully executed, in which event the Company shall issue to the Holder that number of Shares of Warrant Stock computed using the following formula:

               X =      Y   (A-B) / A

     Where     Y =     the aggregate number of Shares of Warrant Stock
purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the number of Shares of Warrant Stock for which this Warrant is being exercised (at the date of such calculation)

               A =     Market Price of one Share of Common Stock (at
the date of such calculation)

               B =     Exercise Price.

     For the purposes of this Section 1.3, "Market Price" shall mean, if the Warrant Stock is traded on a national securities exchange, the NASDAQ National Market System or the over-the-counter market, the last reported price on the date of valuation at which the Warrant Stock has traded on the NASDAQ National Market System or the average of the bid and asked prices on the over-the-counter market on the date of valuation or, if no sale took place on such date, the last date on which a sale took place. If the Warrant Stock is not so traded, "Market Price" shall be the value of one share of Warrant Stock as determined by agreement of the parties hereto, or if the parties hereto cannot reach agreement, then such value shall be determined by appraisal by an independent investment banking firm selected by the Company and acceptable to the Holder; provided, however, that if the Holder and the Company cannot agree on such investment banking firm, such appraised value shall be determined by averaging the appraised values calculated by (1) an independent investment banking firm selected by the Company; an independent investment banking firm selected by the Holder; and an independent investment banking firm selected by the investment banking firms selected by the Company and the Holder. Each such appraisal shall be at the Company's expense.

     2. Payment of Taxes. All shares of Common Stock issued upon the exercise of a Warrant shall be validly issued, fully paid and non-assessable and free of any security interest or other adverse claims or encumbrances and free of claims of pre-emptive rights. The Company shall pay all issuance taxes and similar governmental charges that may be imposed in respect of the issue or delivery thereof, but in no event shall the Company pay a tax on or measured by the net income or gain attributed to such exercise. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer of a Warrant or any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the registered Holder of the Warrant surrendered in connection with the purchase of such shares, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company's reasonable satisfaction that no tax or other charge is due.

     3. Unregistered Securities. The Holder acknowledges that, in taking unregistered Warrants, it must continue to bear the economic risk of its investment for an indefinite period of time because of the fact that such Warrants have not been registered under the Securities Act of 1933 and further realizes that such Warrants cannot be sold unless they are subsequently registered under the Securities Act or 1933 or an exception or exemption from such registration is available. The Holder also acknowledges that appropriate legends reflecting the status of the Warrants under the Securities Act of 1933 may be placed on the face of the Warrant certificates at the time of their transfer and delivery to the Holder hereof. The transfer of this Warrant and the shares issuable upon exercise of this Warrant is subject to the terms of this Warrant and the terms and provisions of the Warrant Agreement.

     4. Exchanges. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company together with the form of transfer authorization attached hereto as Exhibit B duly executed, for new Warrants for the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares as the Holder shall designate at the time of such exchange.

     5.     Adjustments.

          5.1 Adjustments for Issue or Sale of Common Stock at Less Than Purchase Price. If the Company shall issue or sell shares of its Common Stock (other than those excepted by Section) for a consideration per share less than the lesser of the Exercise Price or the Market Price at the time of such issuance (the "Anti-Dilution Price") (or, if an Adjusted Anti-Dilution Price shall be in effect by reason of a previous adjustment under this Section as provided below then less than such Adjusted Anti-Dilution Price), then and in each such case the holder of this Warrant, upon the exercise hereof as provided in Section , shall be entitled to receive, in lieu of the shares of Common Stock theretofore receivable upon the exercise of this Warrant, a number of shares of Common Stock determined by (a) dividing the Anti-Dilution Price by an Adjusted Anti-Dilution Price to be computed as provided below in this Section, and (b) multiplying the resulting quotient by the number of shares of Common Stock called for on the face of this Warrant. Such "Adjusted Anti-Dilution Price" shall be computed (to the nearest cent, a half cent or more being considered a full cent) by dividing:

                (a)      the sum of (x) the result obtained by
multiplying the number of shares of Common Stock of the Company outstanding immediately prior to such issue or sale by the Anti-Dilution Price (or, if an Adjusted Anti-Dilution Price shall be in effect by reason of a previous adjustment under this Section, by such Adjusted Anti-Dilution Price), and (y) the consideration, if any received by the Company upon such issue or sale; by

                (b) the number of shares of Common Stock of the Company outstanding immediately after such issue or sale.

No adjustment of the Anti-Dilution Price, or Adjusted Anti-Dilution Price if in effect, however, shall be made in an amount less than $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments as so carried forward shall amount to $.01 per share or more. For the purpose of this Section, the following paragraphs to shall be applicable;

          (a) Dividends in Common Stock or Convertible Securities. If the Company shall declare any dividend or order any other distribution, upon any stock of the Company of any class payable in Common Stock, or in any stock or other securities directly or indirectly convertible into or exchangeable for Common Stock (any such stock or other securities being hereinafter called "Convertible Securities"), such declaration or distribution shall be deemed to be an issue and sale (as of the record date), without consideration, of such Common Stock or the Common Stock covered by such Convertible Securities, as the case may be.

               (i) Dividends in Other Stock, Securities or Property. If the Company shall declare any dividend or order any other distribution, upon any class of stock of the Company payable in stock of the Company of a different class (other than Common Stock or Convertible Securities covered by Section), other securities of the Company or other property of the Company (other than cash), such declaration or distribution shall be deemed an issue and sale, without consideration, of shares of Common Stock in an amount determined as follows:

               (a)          the value of such distribution stock,
securities, or property shall be determined in good faith by the Board of Directors of the Company as of the record date of the dividend or distribution;

               (b) the value of a share of the Common Stock shall be determined in good faith by the Board of Directors of the Company as of the record date of the aforesaid dividend or distribution;

               (c) the amount determined under clause (i) shall be divided by the amount determined under clause (ii) and the quotient to the next higher full number shall be deemed the number of shares of Common Stock of the Company issued, without consideration, by reason of said dividend or distribution.

               Provided, however, that in the event of a distribution to shareholders of stock of a subsidiary or securities convertible into or exercisable for such stock, the holder of this Warrant, upon the exercise hereof as provided in Section , at any time after such distribution, shall be entitled to receive the stock or other securities to which such holder would have been entitled if such holder had exercised this Warrant immediately prior thereto all subject to further adjustment as provided in Section and no Common Stock shall have been deemed to have been issued.

               (ii) Dividends in Cash Out of Capital or Surplus. If the Company shall declare any dividend or order any other distribution upon any stock of the Company, in cash paid or payable out of stated capital or paid-in surplus or surplus created as a result of a re-evaluation of property (determined in each case on a consolidated basis) then to the extent that the amount so paid or payable shall exceed the earned surplus on a consolidated basis, such excess shall be deemed an issue and sale (as of the record date), without consideration, of shares of Common Stock in an amount determined as follows:

               (a) the value of a share of Common Stock, as of the record date, shall be determined in good faith by the Board of Directors of the Company;
               (b) amount of said excess shall be divided by the value determined under clause (i) and the quotient so determined to the next higher whole number shall be deemed the number of shares of Common Stock issued and sold without consideration.

             (iii) Reclassification. If the Company shall order any distribution of any stock of the Company (including Common Stock) or other securities (including Convertible Securities) or property (including cash) by way of stock split, spin-off, split-up, reclassification, reverse stock split, combination of shares or similar corporate rearrangement, such distribution shall be deemed an issue and sale, without consideration, of shares of Common Stock as follows:

               (a) in the case of a distribution in shares of the Common Stock in the amount of said distribution;

               (b)          in the case of a distribution of
Convertible Securities as provided in Section;

               (c) in the case of a distribution of other stock, securities or property (including cash) as provided in Section (for this purpose treating cash as other property).

               Issuance or Sale of Convertible Securities. If the Company shall issue or sell any Convertible Securities, there shall be determined the price per share for which Common Stock is issuable upon the conversion or exchange thereof, such determination to be made by dividing the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof by the maximum number of shares of Common Stock of the Company issuable upon conversion or exchange of all of such Convertible Securities; and such issue or sale shall be deemed to be an issue or sale for cash (as of the date of issue or sale of such Convertible Securities) of such maximum number of shares of Common Stock at the price per share so determined.

     (b) If such Convertible Securities shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration, if any, payable to the Company, or in the rate of exchange, upon the conversion or exchange thereof, the Adjusted Anti-Dilution Price shall, forthwith upon any such increase becoming effective, be readjusted (but to no greater extent than originally adjusted) to reflect the same.

          If any rights of conversion or exchange evidenced by such Convertible Securities shall expire without having been exercised, the Adjusted Anti-Dilution Price shall forthwith be readjusted to be the Adjusted Anti-Dilution Price which would have been in effect had an adjustment been made on the basis that the only shares of Common Stock actually issued or sold were those issued upon the conversion or exchange of such Convertible Securities, and that they were issued or sold for the consideration actually received by the Company upon such conversion or exchange, plus the consideration, if any, actually received by the Company for the issue or sale of each of the Convertible Securities as were actually converted or exchanged.

         (c) Grant of Rights, Warrants or Options for Common Stock. If the Company shall grant any rights, warrants or options to subscribe for, purchase or otherwise acquire Common Stock (other than those excepted by Section), there shall be determined the minimum price per share for which Common Stock is issuable upon the exercise of such rights, warrant or options, such determination to be made by dividing the total amount, if any, received or receivable by the Company as consideration for the granting of such rights, warrants or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights, warrants or options, by the maximum number of shares of Common Stock of the Company issuable upon the exercise of such rights, warrant or options; and such grant shall be deemed to be an issue or sale for cash (as of the date of the granting of such rights, warrants or options) of such maximum number of shares of Common Stock at the price per share so determined.

          If such rights, warrants or options shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration payable to the Company upon the exercise thereof, the Adjusted Anti-Dilution Price shall, forthwith upon any such increase becoming effective, be readjusted (but to no greater extent than originally adjusted) to reflect the same.

          If any such rights, warrants or options shall expire without having been exercised, the Adjusted Anti-Dilution Price shall forthwith be readjusted to the Adjusted Anti-Dilution Price which would have been in effect had an adjustment been made on the basis that the only shares of Common Stock so issued or sold were those actually issued or sold upon the exercise of such rights, warrants or options and that they were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights, warrants or options.

          (d) Grant of Rights, Warrants or Options for Convertible Securities. If the Company shall grant any rights, warrants or options to subscribe for, purchase or otherwise acquire Convertible Securities, such Convertible Securities shall be deemed, for the purpose of Section, to have been issued and sold (as of the actual date of issue or sale of such Convertible Securities) for the total amount received or receivable by the Company as consideration for the granting of such rights, warrants or options plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights, warrants or options.

          If such rights, warrants or options shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration payable to the Company upon the exercise thereof, the Adjusted Anti-Dilution Price shall, forthwith upon any such increase becoming effective, be readjusted (but to no greater extent than originally adjusted) to reflect the same.

          If any such rights, warrants or options shall expire without having been exercised, the Adjusted Anti-Dilution Price shall forthwith be readjusted to be the Adjusted Anti-Dilution Price which would have been in effect had an adjustment been made upon the basis that the only Convertible Securities so issued or sold were those issued or sold upon the exercise of such rights, warrants or options and that they were issued or sold for the consideration actually received by the Company for the granting of such rights, warrants or options actually exercised.

          (e) Dilution in Case of Other Stock or Securities. In case any shares of stock or other securities, other than Common Stock of the Company, shall at the time be receivable upon the exercise of this Warrant, and in case any additional shares of such stock or any additional such securities (or any stock or other securities convertible into or exchangeable for any such stock or securities) shall be issued or sold for a consideration per share such as to dilute the purchase rights evidenced by this Warrant, then and in each such case the Adjusted Anti-Dilution Price and the number of shares of Warrant Stock shall forthwith be adjusted, substantially in the manner provided for above in this Section, so as to protect the holders of the Warrants against the effect of such dilution.

          (f) Expenses Deducted. Upon any issuance or sale for cash of any shares of Common stock or Convertible Securities or any rights or options to subscribe for, purchase or otherwise acquire any Common Stock or Convertible Securities, the consideration received therefor shall be deemed to be the net amount received by the Company thereof, after deducting all expenses, underwriting commissions or similar fees paid by the Company in connection with such issue or sale.

          (g) Determination of Consideration. Upon any issuance or sale for a consideration other than cash, or a consideration part of which is other than cash, of any shares of Common Stock or Convertible Securities or any rights or options to subscribe for, purchase or otherwise acquire any Common Stock or Convertible Securities, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company. In case any Common Stock or Convertible Securities or any rights or options to subscribe for, purchase or otherwise acquire any Common Stock or Convertible Securities shall be issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, the consideration for the issue or sale of such Common Stock or Convertible Securities or such rights or options shall be deemed to be the portion of such consideration allocated thereto in good faith by the Board of Directors of the Company.

         (h) Record Date Deemed Issue Date. In case the Company shall take a record of the holders of shares of its stock of any class for the purpose of entitling them to receive a dividend or a distribution payable in Common Stock or in Convertible Securities, or to subscribe for, purchase or otherwise acquire Common Stock of Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Common Stock issued or sold or deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution, or the date of the granting of such rights or subscription, purchase of other acquisition, as the case may be.

          (i) Shares Considered Outstanding. The number of shares of Common Stock outstanding at any given time shall include shares issuable in respect to scrip certificates issued in lieu of fractions of shares of Common Stock, but shall exclude shares held in the treasury of the Company or by subsidiaries of the Company.

          (j)     Duration of Adjustment Anti-Dilution Price.
Following each computation or readjustment of an Adjusted Anti-Dilution Price as provided in this Section, the new Adjusted Anti-Dilution Price shall remain in effect until a further computation or readjustment thereof is required by this Section.

          (k) Excepted Issues and Sales. No adjustments pursuant to this Section shall be made in respect of the issuance of shares of Common Stock upon exercise of Warrants issued pursuant to the Agreement. The number of shares of Common Stock referred to in this subparagraph shall be proportionately adjusted to reflect any reclassification, subdivision or combination of Common Stock or any distribution or dividends on the Common Stock, payable in Common Stock.

          5.2 Reorganization, Consolidation, Merger. In the event of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant), or the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Section , at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Section . In each such case the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation; provided, however, that if such reorganization, consolidation or merger is with any entity affiliated with the Company or any of its officers or directors, and would result in the elimination of all or substantially all of the rights to voting interests of the Holder in the surviving corporation, such Holder upon exercise hereof after such reorganization, consolidation, or merger shall be entitled to receive, at the Holder's option, in lieu of the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, cash or voting securities in the proportions that the Holder may elect in the surviving corporation in an amount equivalent to the fair market value of the voting interest in the Company that such Holder would have received had the Warrant been exercised prior to such consummation.

          5.3 Other Adjustments. In case at any time conditions arise by reason of action taken by the Company which, in the opinion of its Board of Directors (recognizing the fiduciary duty, hereby assumed and acknowledged, of the Board of Directors to the Holders of the Warrants) or in the opinion of the Holders of Warrants representing a majority of the shares of Warrant Stock issuable upon exercise of such Warrants, are not adequately covered by the other provisions of this Section and which might materially and adversely affect the exercise rights of the Holders of the Warrants, then the Board of Directors of the Company shall appoint a firm of independent certified public accountants of recognized national standing (other than the accountants then auditing the books of the Company) to determine the adjustment, if any, on a basis consistent with the standards established in the other provisions of this Section , necessary with respect to the purchase price or adjusted purchase price, as so to preserve, without dilution, the exercise rights of the Holders of the Warrants. Upon receipt of such opinion, the Board of Directors of the Company shall forthwith make the adjustments described in such report.

          5.4 No Dilution or Impairment. The Company will not, by amendment or restatement of its certificate of incorporation or by-laws or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holders of the Warrants against dilution or other impairment. Without limiting the generality of the foregoing, the
Company: shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares upon the exercise of all Warrants at the time outstanding; and shall take no action to amend or restate its certificate of incorporation or by-laws which would change to the detriment of the Holders of Warrant Stock (whether or not any Warrant Stock be at the time outstanding) the dividend or voting rights of the Company's Warrant Stock.

          5.5 Accountants' Certificate as to Adjustments. In each case of an issuance by the Company of shares or warrants, options, convertible securities or other agreement of any nature and at any other time requested by the Holder, the Company at its expense shall cause a firm of independent certified public accountants of recognized standing selected by the Company (who may be the accountants then auditing the books of the Company except in the circumstances set forth in Section above) to compute such adjustment in accordance with the terms of the Warrants and prepare a certificate setting forth the adjustment, if any, necessary as a result of such issuance and showing in detail the facts upon which such adjustment is based, including a statement of: the consideration received or to be received by the Company for any additional shares of Warrant Stock issued or sold or deemed to have been sold; and the number of shares of Warrant Stock outstanding or deemed to be outstanding. The Company will forthwith mail a copy of each certificate to each Holder of a Warrant at the time outstanding.

          5.6 Notices of Record Date. If and when the Company shall establish a record date for the Holders of its Stock (or such other securities at the time receivable upon the exercise of the Warrants) for the purpose:

               (a) of determining the Holders entitled to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any securities, or to receive any other right; or

               (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, except for mergers into the Company of subsidiaries whose assets are less than ten percent (10%) of the total assets of the Company and its consolidated subsidiaries, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

               (c) of any voluntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will mail or cause to be mailed, to each Holder of a Warrant at the time outstanding a notice specifying, as the case may be, the record date established with respect to such dividend, distribution, voting or other right, and stating the amount and character of such dividend, distribution, voting or other right, or the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, to be fixed as of which the Holders of record of Stock (or such other securities at the time receivable upon the exercise of the Warrants) shall be entitled to vote upon or exchange their shares of Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least thirty (30) days prior to the dates therein specified. The rights to notice provided in this Section are in addition to the rights provided elsewhere herein or in the Warrant Agreement.

     6. Loss or Mutilation. Upon receipt by the Company of evidence satisfactory to it in the exercise of reasonable discretion, of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of loss, theft or destruction, of indemnity satisfactory to it in the exercise of reasonable discretion, and, in the case of mutilation, upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof a new Warrant of like tenor.

     7. Reservation of Common Stock. The Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants and the issuance of all shares of Warrant Stock.

     8. Transfers. This Warrant and all rights hereunder are transferable on the books of the Company by any Holder hereof in person or by duly authorized attorney upon surrender of this Warrant at the principal office of the Company, together with the form of transfer authorization attached hereto as Exhibit B duly executed, provided that all conditions set forth below have been met. Absent any such transfer, the Company may deem and treat the Holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

          8.1 Notice of Proposed Transfers. The Holder of this Warrant, by acceptance hereof, agrees prior to any transfer of Warrants or Warrant Stock issued or issuable upon exercise hereof to give written notice to the Company expressing such Holder's intention to effect such transfer and describing briefly the manner of the proposed transfer of such Warrants or Warrant Stock and designating the counsel for the Holder giving such notice.

          8.2 Opinion of Counsel. If in the opinion of counsel to the Company, the proposed transfer of the Warrants or Warrant Stock issued or issuable upon the exercise hereof may be effected without registration under the Securities Act of 1933, as amended, as then in force (or any similar Federal statute then in force) or applicable state securities laws, the Company, as promptly as practicable, shall notify the Holder of such Warrants or Warrant Stock of such opinion, whereupon such Holder shall be entitled, but only in accordance with the terms of the notice delivered by such Holder to the Company, to transfer such Warrants or Warrant Stock.

     9. Definitions. For purposes of this Warrant the terms capitalized herein have the meanings set forth below.

               "Generally Accepted Accounting Principles" shall mean accounting principles which are (i) consistent with the principles promulgated or adopted for the United States by the Financial Accounting Standards Board and its predecessors in effect from time to time, (ii) applied on a basis consistent with prior periods, and
(c)such that a certified public account would, insofar as the use of accounting principles is pertinent, be in a position to deliver an unqualified opinion as to financial statements in which such principles have been properly applied.

               "Outstanding Common Stock" shall be deemed to be that number of shares of Common Stock then outstanding on a fully diluted basis taking into account all shares convertible into common shares and the common share equivalent of all other securities, plus all shares of Common Stock that the Company is obligated to issue at the time or in the future by any outstanding warrant, option, convertible security or other agreement of any nature on a fully diluted basis taking into account all shares convertible into common shares and the common share equivalent of all other securities.

               "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               "Warrant Stock" shall mean Common Stock issuable upon exercise of this Warrant in accordance with its terms and any capital stock or other securities into which or for which such Common Stock shall have been converted or exchanged pursuant to any recapitalization, reorganization or merger of the Company.

     10. Information. The Company shall furnish each Holder of Warrants with copies of all reports, proxy statements, and similar materials that it furnishes to Holders of its Stock. In addition, it shall furnish to each such Holder of Warrants copies of all reports filed by it with the Securities and Exchange Commission.

     11. Notices. All notices and other communications under this Warrant shall be in writing and shall be mailed by first-class registered or certified mail, postage prepaid, addressed (a) if to the Holder, at the registered address furnished to the Company in writing by the Holder of this Warrant, or (b) if to the Company, to the attention of its Chief Executive Officer at its principal office located at 655 Eden Park Drive, Cincinnati, Ohio 45202, or such other location of its principal office as shall be furnished to the Holder in writing by the Company.

     12. Change, Waiver. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement by the change, waiver, discharge or termination is sought.

     13. Headings. The headings in this Warrant are for purposes of convenience of reference only and shall not be deemed to constitute a part hereof.

     14. Law Governing. This Warrant is delivered in the State of Ohio and shall be construed and enforced in accordance with and governed by the internal substantive laws of such State.

December __, 1997.     UNITED SHIELDS CORPORATION



          BY:_________________________________
          ITS:_________________________________

                             EXHIBIT A


     [Subscription Form to Be Executed Upon Exercise of Warrant]


     The undersigned registered Holder or assignee of such registered Holder of the within Warrant, hereby (1) subscribes for _______________ shares which the undersigned is entitled to purchase under the terms of the within Warrant, (2) makes payment of the Exercise Price called for by the within Warrant, and (3) directs that the shares issuable upon exercise of said Warrant be issued as follows:



     _______________________________________
     (Name)


     _______________________________________
     (Address)

          Signature:




Dated:                  , 199_

                            EXHIBIT B


     [ASSIGNMENT]


     (To be executed by the registered Holder to enact a transfer of the within Warrant)


     FOR VALUE RECEIVED, ______________________________ hereby sells, assigns, and transfers unto ______________________________ of
______________________________, the right to purchase shares evidenced by the within Warrant, and does hereby irrevocably constitute and appoint ______________________________ to transfer such right on the books of Company, with full power of substitution.



Dated:                          , 199_



          _______________________________________
      Signature



WITNESS:

EXHIBIT 99.6

REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is made and entered into as of December ___, 1997, among INFORMATION LEASING
CORPORATION, an Ohio corporation (the "Holder") and UNITED SHIELDS CORPORATION, an Ohio corporation (the "Company").

     WHEREAS, the Company issued to the Holder a warrant dated as of the date hereof June 20, 1997 (the "Warrant") to purchase an aggregate of 250,000 shares of Common Stock of the Company.; and

     WHEREAS, the Company desires to grant certain demand registration rights and piggy-back registration rights to the Holder (the
"Registration Rights") in connection with the Warrant.

     NOW, THEREFORE, the parties hereto agree as follows:

    1.      CERTAIN DEFINITIONS.

          In addition to terms defined elsewhere in this Agreement, the following terms shall have the following respective meanings:

     "Certificate of Holder" shall mean a resolution signed by the Holder of the Equity and certified by an officer of the Holder.

     "Equity" shall mean all classes of membership interests in the Company, however denominated.

     "Holder" and "Holders" shall mean the Initial Holder and his registered successors and assigns of the Registrable Securities.

     "Law" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinances, order, injunction, writ, decree or award of any Official Body.

     "Person" shall include an individual, a corporation, an association, a partnership, a trust or estate, a joint stock company, a limited liability company, an unincorporated organization, a joint venture, a government (foreign or domestic), and any agency or political subdivision or instrumentality thereof, or any other entity.

     "Public Offering" shall mean any underwritten public offering of the Equity.

     "Registrable Securities" means (x) the shares of Common Stock, no par value per share ("Common Stock"), of the Company issuable to the Investor pursuant to the Warrants; and (y) any other securities of the Company issued in exchange for, or in a distribution with respect to, the securities referred to in (x) above.
     The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of the effectiveness of such registration statement.

     "Request" shall mean a request to register at least Fifty-One percent (51%) of the Registrable Securities then held by the Holder (assuming full conversion of all outstanding Warrants for the purpose of this calculation) pursuant to Sections 2 or 3 hereof and signed by the Holder of such Registrable Securities and containing any and all information required by Sections 2 or 3 hereof; provided, however, that in no case may more than one Request be made under this Agreement.

     2.     DEMAND REGISTRATION RIGHTS.

          2.1 Upon receiving a Request on or before December 31, 2007 (the "Expiration Date"), the Company will prepare and file, promptly after such Request and in no case more than sixty (60) days after receipt of such Request, and thereafter will cause to become effective a registration statement ("Registration Statement") on Form S-3 or any equivalent form effecting a short form registration. If, for any reason other than the Holder's failure to perform their obligations hereunder, the Registration Statement does not become effective, the Request shall be withdrawn and shall not count as a "Request" made pursuant to this Section.

          2.2 If the Request so states, the offering or distribution of Equity under this Section shall be pursuant to a firm commitment underwriting. The managing underwriter shall be a nationally recognized investment banking firm selected by the Company, but the selection shall be subject to the Holder's approval, which approval shall not be unreasonably withheld. The Company will enter into an underwriting agreement containing representations, warranties and agreements not substantially different from those customarily included by an issuer in underwriting agreements with respect to secondary distributions; provided, however, that the Holder shall be entitled to negotiate the underwriting discounts and commission and other fees of such underwriter.

          2.3 Any Request shall specify the number of Registrable Securities as to which such Request relates, express the Holder's present intention to offer such Registrable Securities for distribution and contain an undertaking to provide all such information and materials and take all such actions and execute all such documents as may be required in order to permit the Company to comply with all applicable requirements of the Commission, to obtain acceleration of the effective date of the Registration Statement and to enter into satisfactory underwriting arrangements, if the distribution of the Registrable Securities is to be underwritten. Any Request shall designate an address for the purpose of delivering notices under the Agreement to the Holder. The Request shall also contain any other information required to be set forth under Section6.

          2.4 No securities to be sold by the Company or any security holder (other than the Registrable Securities) of the Company shall be included in any Registration Statement filed pursuant to this Section, unless the Company shall have received a Certificate of Holder consenting to the inclusion of such other securities; in the case of a firm underwriting, the managing or principal underwriter shall have consented to the inclusion of such other securities and the Registrable Securities requested to be included in the Request in accordance with this Section or such Registrable Securities that has been included on a pro-rata basis as permitted pursuant to Section2.3 hereof.

          2.5 The Company shall be entitled to postpone the filing of any Registration Statement otherwise required to be prepared and filed by it pursuant to this Section if, at the time it receives a Request, counsel for the Company is reasonably of the opinion (which opinion shall be expressed in writing) that (i) such registration will require preparation of audited financial information for the Company as of a date or for a period which preparation will not otherwise be required or (ii) any material pending transaction of the Company or any of its subsidiaries renders the effecting of such Registration Statement inappropriate at the time; provided, that in the case of an event referred to in clause (ii) above, the duration of such delay shall not exceed 90 days from the date the Company became aware of such material business information; provided, further, that the Company shall promptly make such filing as soon as the conditions which permit it to delay such filing no longer exist; and provided, further that in the event of any such deferral, the Holder shall have the right to withdraw the Request by way of a Certificate of Holder and such withdrawn Request shall not be considered as a Request.

     3.     PIGGYBACK REGISTRATIONS.

          If at any time prior to the Expiration Date, the Company shall propose to file a Registration Statement for the purpose of a primary or secondary offering for itself or any security holder of the Company (the "Initiating Security Holder") under the Act, including the Company's Initial Public Offering or any other Company offering, on Form S-1, S-2 or S-3 or any equivalent general form for registration of its Equity under the Act with respect to a public offering of such Equity (except with respect to a registration statement on Forms S-4, S-8 or such other form which is not available for registering securities for sale to the public), the Company shall as promptly as practicable, but in no event later than thirty (30) days prior to the proposed filing date, give notice of such intention to the Holder and upon the written Request of such Holder within fifteen (15) days after receipt of any such notice (which Request shall specify the Registrable Securities intended to be sold or disposed of by such Holder), the Company will use all reasonable efforts to include in such Registration Statement such Registrable Securities specified in such Request to be so registered.

     4.     OTHER REGISTRATIONS.

          If the Registrable Securities requires registration or qualification with or approval of any United States or governmental official or authority in addition to registration under the Securities Act before such Registrable Securities may be sold, the Company will take all requisite action in connection with such registration and will use its best efforts to cause any such Registrable Securities to be duly registered or approved as may be required; provided, however, that it shall not be required to give a general consent to service of process or to qualify as a foreign corporation or subject itself to taxation as doing business in any such state.

     5.     COVENANTS OF THE COMPANY.

     So long as the Company is under an obligation pursuant to the provisions of Section 2, the Company shall:

          5.1 Prepare and file with the Securities and Exchange Commission such amendments and supplements to such Registration Statements and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for such period as shall be necessary to complete the marketing of the Shares included therein, but in no event 120 days after the date the shares may first be sold;

          5.2 Furnish to the Holder such number of copies of a prospectus, including, without limitation, a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of such Shares;

          5.3 Use its best efforts to register or qualify, not later than the effective date of any Registration Statement filed pursuant to this Agreement, the Shares covered by such Registration Statement under the securities or Blue Sky laws of such jurisdictions within the United States as the Holder may reasonably request and do any and all other acts or things which may be necessary or advisable to enable the Holder to consummate the public sale or other disposition in such jurisdiction of such shares;

           5.4 Promptly notify the Holder, at any time when a prospectus relating to the Shares being distributed is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of the Holder, promptly prepare, file with the Securities and Exchange Commission and furnish to the Holder a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          5.5 Use its best efforts to furnish, at the request of the Holder or any underwriter of any distribution of the Shares, an opinion of legal counsel to the Company, covering such matters as are typically covered by opinions of issuer's counsel in underwritten offerings under the Act;

          5.6 Use its best efforts to cause all of the Shares as to which the Holder shall have requested registration to be listed on any recognized securities exchange, including, without limitation, the National Association of Securities Dealers Automated Quotation System, on which the Common Stock is then listed and to maintain the currency and effectiveness of any such listings; and

          5.7 Enter into an agreement with the underwriters for such offering in which the Company shall provide indemnities similar to those described in Section 8 hereof to the underwriters and in which the Company shall make the usual representations and warranties made by issues of equity securities to underwriters.

     6.     COVENANTS OF THE HOLDER.

     Pursuant to Sections 2 and 3, any request for registration made by the Holder shall specify the number of Shares as to which such request relates, express the Holder's present intention to offer such shares for distribution and contain an undertaking to provide all such information and materials and take all such actions and execute all such documents as may be required in order to permit the Company to comply with all applicable requirements of the Commission and to obtain acceleration of the effective date of the Registration Statement.

     7.     COSTS AND EXPENSES OF REGISTRATION.

          The Company shall bear the entire cost and expense of any registration made pursuant to Sections 2 through 4 of this Agreement, including, without limitation, all registration and filing fees, printing expenses, the fees and expenses of the Company's counsel and its independent accountants and all other out-of-pocket expenses of the Company incident to the preparation, printing and filing under the Act of the Registration Statement and all amendments and supplements thereto, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, brokers and dealers and other purchasers of the securities so registered, and the costs and expenses incurred in connection with the qualification of the securities so registered under "blue sky" or other state securities laws (all such expenses are herein called "Registration Expenses").

     8.     INDEMNIFICATION.

          8.1 Indemnity to the Holders. The Company shall indemnify the Holder, each underwriter of the Registrable Securities and their respective officers, directors, employees, agents, affiliates and persons deemed to be in control of such persons within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended, against all claims, losses, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact contained in a prospectus or in any related Registration Statement, notification or similar filing under securities laws of any jurisdiction or from any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been based upon information furnished in writing to the Company by any Holder or such underwriter expressly for use therein and used in accordance with such writing.

          8.2 Indemnity to the Company. The Holder (i) by requesting any such registration pursuant to Section 2, or (ii) having its Registrable Securities included in a registration pursuant to
Section 3 hereof, agrees to furnish to the Company such information concerning it as may be requested by the Company and which is necessary in connection with any registration or qualification of the Registrable Securities, as the case may be, and to indemnify the Company, its officers, directors, employees, agents, affiliates and persons deemed to be in control of the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended, against all claims, losses, damages, liabilities and expenses resulting from the utilization of any such information furnished in writing to the Company expressly for use therein and used in accordance with such writing.

          8.3 Indemnification Procedures. If any action is brought or any claim is made against any party indemnified pursuant to this Section 8 in respect of which indemnity may be sought against the indemnitor pursuant to this Section 8 such party shall promptly notify the indemnitor in writing of the institution of such action or the making of such claim and the indemnitor shall assume the defense of such action or claim, including the employment of counsel and payment of expenses. Such party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such party unless the employment of such counsel shall have been authorized in writing by the indemnitor by a resolution of the Board of Directors of the Company or by a Certificate of Holder, whichever the case may be, in connection with the defense of such action or claim or such indemnified party or the parties shall have reasonably concluded that there are defenses available to it or them which are in conflict with those available to the indemnitor (in which case the indemnitor shall not have the right to interpose such conflicting defenses but otherwise shall retain control of such action or claim on behalf of the indemnified party or parties), in any of which events such fees and expenses of not more than one additional counsel for the indemnified parties shall be borne by the indemnitor. Except as expressly provided above, in the event that the indemnitor shall not previously have assumed the defense of any such action or claim, at such time as the indemnitor does not assume the defense of such action or claim, the indemnitor shall thereafter be liable to any person indemnified pursuant to this Agreement for any reasonable legal or other expenses subsequently incurred by such person in investigating, preparing or defending against such action or claim. Anything in this paragraph to the contrary notwithstanding, the indemnitor shall not be liable for any settlement of any such claim or action effected without its written consent.

     9.     RULE 144.

          At all times the Company shall take such action as any holder of the Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the Securities Act pursuant to and in accordance with (x) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (y) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     10.     AMENDMENTS AND WAIVERS.

          This Agreement may be amended, and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if Company shall have obtained the advance written consent of the Holder of the Registrable Securities (assuming full exercise of all outstanding Warrants for the purposes of this calculation).

     11.     NOTICES.

          Notices and other communications under this Agreement shall be in writing and shall be sent by registered mail, postage prepaid, addressed: to the Holder at 1023 West Eighth Street, Cincinnati, Ohio 45203 unless such Holder has advised the Company in writing of a different address as to which notices shall be sent under this Agreement; and if to Company, 655 Eden Park Drive, Suite 260, Cincinnati, Ohio 45202, or to such other address as Company shall have furnished to the Holder at the time outstanding.

          The Company shall at all times be entitled to rely on the addresses shown on the Equity books of the Company in complying with its obligations to provide notice under this Agreement.

     12.     TRANSFER OF REGISTRATION RIGHTS.

          In connection with any transfer of the Registrable
Securities to any other Person, the Initial Holder or any subsequent Holder, as the case may be, may assign any registration rights to which they are entitled hereunder, provided that such Person agrees to be bound by all the terms and conditions of the Agreement.

     13.     SUCCEEDING SECURITIES.

     If the Common Stock of the Company covered by this Agreement is converted into any other security of the Company or any other corporation, the terms of this Agreement shall apply with full force and effect to any such other security and the obligations of the Company to effect registration shall include such other filings, qualifications, notices and similar acts as may be necessary to enable the Holder to realize the benefits of registration provided by this Agreement.

     14.     MISCELLANEOUS.

          This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by the Holder. This Agreement and the Warrant embody the entire agreement and understanding between the Company and the Holder with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF OHIO. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


INFORMATION LEASING CORPORATION,                                    an
Ohio corporation




By:__________________________________

Title:________________________________


UNITED SHIELDS CORPORATION,
an Ohio corporation



                                   By:________________________________

Title:_______________________________
EHXIBIT 99.7



                  Revolving Credit and Security Agreement

                                    among



                      R. P. Industries Of Ohio, Inc.
                                 "Borrower"


                                    and


                       United Shields Corporation
                 Furniture Plastics of Forest City, Inc.
                    Granville Plastics Company, Inc.
                        R. P. Enterprises, Inc.
                        Richmond Plastics, Inc.
                        R. P. Real Estate, Inc.
                             "Guarantors"


                                  and


                        First Union National Bank
                                 "Bank"












                           December 30, 1997

Revolving Credit and Security Agreement


     THIS AGREEMENT (the "Agreement"), dated as of December 30, 1997, among R. P. INDUSTRIES OF OHIO, INC., an Ohio corporation ("Borrower"), UNITED SHIELDS CORPORATION, a Colorado corporation, FURNITURE PLASTICS OF FOREST CITY, INC., a North Carolina corporation, GRANVILLE PLASTICS COMPANY, INC., a North Carolina corporation, R. P. ENTERPRISES, INC., a Virginia corporation, RICHMOND PLASTICS, INC., a Virginia corporation, and R. P. REAL ESTATE, INC., a Virginia corporation ("Guarantors"), and FIRST UNION NATIONAL BANK, a national banking association ("Bank");

               W I T N E S S E T H :

     In consideration of the premises and of the mutual covenants herein contained and to induce Bank to extend credit to Borrower, the parties agree as follows:

     1. Definitions In addition to terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

          1.1     Defined Terms

               "Account" shall mean any account receivable, including any rights of payment for goods sold or leased or for services rendered, which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance, and in addition includes all property included in the definition of "accounts" as used in the Code, together with any guaranties, letters of credit and other security therefor.

               "Account Debtor" shall mean a Person who is obligated under any Account, Chattel Paper, General Intangible or instrument (as defined in the Code).

               "Accounts Payable Report" shall mean a report listing all accounts payable of each of Borrower and Guarantors as of the last day of any month in reasonable detail and in form acceptable to Bank.

               "Accounts Receivable Report" shall mean a report listing all Accounts of each of Borrower and Guarantors as of the last Business Day of any month, which report shall include the amount and age of each Account, the name and mailing address of each Account
Debtor and such other information as Bank may require, all in reasonable detail and in form acceptable to Bank.

               "Advance" shall mean an advance of proceeds of the Loan to Borrower pursuant to this Agreement.

               "Advance Date" shall mean the date on which an Advance is made.

               "Advance Request" shall mean the written request for an Advance under the Loan as identified in Subsection 3.4(b) hereof and shall also include presentments triggering an automatic Advance, as described in Subsection 3.4(a).

               "Affiliate" of a Person shall mean (a) any Person directly or indirectly owning 5% or more of the voting stock or rights of such named Person or of which the named Person owns 5% or more of such voting stock or rights; (b) any Person controlling, controlled by or under common control with such named Person; (c) any employee, officer or director of such named Person or any Affiliate of the named Person; and (d) any family member of the named Person or any Affiliate of such named Person.

               "Available Balance" shall mean at any time (i) without duplication, all funds on deposit in the Special Loan Account at such time which Bank, in accordance with its standard practices for posting of debits and credits to demand deposit accounts of a type similar to the Special Loan Account, deems to be collected funds, including, without limitation, all wire transfers credited to the Special Loan Account at such time and all other Federal or other immediately available funds on deposit in or deposited into the Special Loan Account at such time less (ii) the sum of all interest, fees and other Indebtedness related to the Loan due and payable at such time.

               "Borrowing Base" shall mean at any time (i) the sum of
(a) 75% of the fair market value of the Virginia Property and the North Carolina Property as determined by an appraisal satisfactory to Bank, (b) 80% of the liquidation value of Borrower's primary manufacturing equipment determined by an appraisal satisfactory to Bank, (c) 80% of the total amount of Eligible Accounts, and (d) $1,000,000, (ii) reduced by the Reduction Amount on the first day of each calendar quarter beginning April 1, 1998. The "Reduction Amount" shall be:

       Date of Reduction           Reduction Amount
        April 1, 1998                  $175,000
        July 1, 1998                    175,000
        October 1, 1998                 175,000
        January 1, 1999                 175,000
        April 1, 1999                   175,000
        July 1, 1999                    175,000
        October 1, 1999                  87,500
        January 1, 2000                  87,500
        April 1, 2000                    87,500




The Reduction Amount shall be applied to reduce permanently the components of the Borrowing Base set forth in clauses (d), (b) and (a) above in this definition, first to clause (d) and then to clauses (b) and (a) together, pro rata. To the extent net proceeds from a public offering of securities by Parent exceed $7,000,000, such excess shall, immediately upon receipt by Parent, permanently reduce the component of the Borrowing Base set forth in clause (d) above, if any such clause (d) component remains. In other words, absent a public offering of securities by Parent in excess of $7,000,000, the clause
(d) component would be completely eliminated after the application of $125,000 of the Reduction Amount on July 1, 1999. But if, for example, Parent receives net proceeds of $7,500,000 from a public offering of securities on April 15, 1998, the clause (d) component shall immediately be reduced to $325,000 and would be completely eliminated after the application of the $175,000 Reduction Amount on July 1, 1998 and $150,000 of the Reduction Amount on October 1, 1998. The remaining $25,000 of the Reduction Amount would be applied to reduce pro rata the clause (b) and clause (a) components of the Borrowing Base on October 1, 1998 and thereafter the clause (b) and clause (a) components of the Borrowing Base would be reduced, pro rata, by application of the Reduction Amount of $87,500 on the first day of each calendar quarter. The Reduction Amounts for October 1, 1999 and thereafter (to be applied pro rata to the clause (b) and clause (a) components of the Borrowing Base) are an amount equal to the sum of (i) 75% of the appraised market value of the North Carolina Property and Virginia Property divided by 54, plus (ii) 80% of the appraised liquidation value of the manufacturing equipment divided by
30. If the clause (d) component of the Borrowing Base is eliminated earlier than scheduled because of the application of excess proceeds from a public offering of securities, the amount of the Reduction Amount to be applied to the clause (b) and clause (a) components of the Borrowing Base shall be adjusted by increasing the number (54 and 30, respectively) in the denominators of the formula set forth above by the number of quarters between the time of adjustment and July 1, 1999.

               "Borrowing Base Certificate" shall mean a certificate executed by the chief financial officer or president of Borrower, in form satisfactory to Bank, certifying the accuracy and completeness of an Inventory Report, showing the Borrowing Base at any particular time.

               "Business Day" shall mean a weekday on which commercial banks are open for business in Richmond, Virginia.

               "Change of Control" shall mean the occurrence of any of the following events: (i) Granville G. Valentine, III or Gene G. Bright shall cease to perform substantially the same management functions for Borrower as each of them perform as of the date of this Agreement (provided, however, that if within 30 days after Granville
G. Valentine, III or Gene G. Bright cease to perform such functions, another Person of Persons satisfactory to Bank shall be performing such functions, such will not constitute a Change of Control), or (ii) United Shields Corporation shall cease to be beneficial owner of 100% of the Voting Stock of Borrower. "Voting Stock" means capital stock issued by Borrower, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors of Borrower, even though the right to vote has been suspended by the happening of such a contingency. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934.

               "Chattel Paper" shall mean all writing or writings which evidence both a monetary obligation and a security interest in or lease of specific goods and in addition includes all property included in the definition of "chattel paper" as used in the Code, together with any guaranties, letters of credit and other security therefor.

               "Code" shall mean the Uniform Commercial Code, as in effect in Virginia from time to time.

               "Collateral" shall mean the following property of each of Borrower and Guarantors, wherever located and whether now owned by each of Borrower and Guarantors or hereafter acquired: all Inventory; all General Intangibles; all Accounts and Chattel Paper and any other instrument (as defined in the Code) or intangible representing payment for goods or services; all Equipment; all investment property (as defined in the Code); all funds in the Special Loan Account or otherwise on deposit with or under the control of Bank or its agents or correspondents; and all parts, replacements, substitutions, profits, products and cash and non-cash proceeds of any of the foregoing (including insurance proceeds payable by reason of loss or damage thereto) in any form and wherever located. Collateral shall include all written or electronically recorded books and records relating to any such Collateral and other rights relating thereto.

               "Debt" shall mean all liabilities of a Person as determined under GAAP (as defined in Section 1.2) and all obligations which such Person has guaranteed or endorsed or is otherwise secondarily or jointly liable for, and shall include, without limitation, all obligations for borrowed money or purchased assets, obligations secured by assets whether or not any personal liability exists, the capitalized amount of any capital or finance lease obligations, the unfunded portion of pension or benefit plans or other similar liabilities, obligations as a general partner, contingent obligations pursuant to guaranties, endorsements, letters of credit and other secondary liabilities, and obligations for deposits.

               "Deed of Trust" means each of the deeds of trust securing the Indebtedness with respect to the North Carolina Property and Virginia Property, respectively.

               "Default Rate" shall mean the highest lawful rate of interest per annum specified in any Note to apply after a default under such Note or, if no such rate is specified, a rate equal to the lesser of five (5) percentage points above the rate on the Loan otherwise in effect from time to time, or the highest rate of interest allowed by law.

               "Eligible Accounts" shall mean all Accounts evidenced by an invoice (valued at the face amount of such invoice, less maximum discounts, credits and allowances which may be taken by Account Debtors on such Accounts, and net of any sales tax, finance charges or late payment charges included in the invoiced amount) created or acquired by Granville Plastics Company, Inc. or Richmond Plastics, Inc. (each an "Account Creditor") arising from the sale of Inventory and/or the provision of certain services in either Account Creditor's ordinary course of business (as approved by Bank) in which Bank has a first priority, perfected security interest (subject only to Permitted Liens), but excluding (a) Accounts outstanding for longer than ninety
(90) days from the date of original invoice; (b) all Accounts owed by an Account Debtor if more than twenty-five percent (25%) of the Accounts owed by such Account Debtor to either or both Account Creditors are deemed ineligible hereunder; (c) Accounts owing from any Affiliate of Borrower or any Guarantor; (d) Accounts owed by a creditor of either Account Creditor to the extent of the amount of the indebtedness of such Account Creditor to such creditor; (e) Accounts which are in dispute or subject to any counterclaim, contra-account or offset; (f) Accounts owing by any Account Debtor which is not Solvent;
(g) Accounts arising from a sale on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or similar basis or which is subject to repurchase, return, rejection, repossession, loss or damage; (h) Accounts owed by an Account Debtor located outside of the continental United States of America, unless in Bank's sole and absolute discretion, such Account is supported by a letter of credit or credit insurance assigned to Bank and which is issued by a financial institution and in an amount which is acceptable to Bank in its sole and absolute discretion; (i) Accounts owed by the United States of America or other governmental or quasi-governmental unit, agency or subdivision unless the appropriate Account Creditor shall have complied with all applicable federal and state assignment of claims laws; (j) Accounts as to which the goods giving rise to the Account have not been delivered to and accepted by the Account Debtor or the service giving rise to the Account has not been completely performed or which do not represent a final sale; (k) Accounts for which the total amounts owed thereunder by an Account Debtor (together with its Affiliates) exceeds a credit limit established by Bank in its sole and absolute discretion (to the extent of such excess); (l) Accounts evidenced by a note or other instrument or chattel paper or reduced to judgment; (m) Accounts for which the total of all Accounts from an Account Debtor (together with the Affiliates of the Account Debtor) exceed twenty percent (20%) of the total Accounts of either or both Account Creditors (to the extent of such excess); (n) Accounts which, by contract, subrogation, mechanics' lien laws or otherwise, are subject to claims by either Account Creditor's creditors or other third parties or which are owed by Account Debtors as to whom any creditor of either Account Creditor (including any bonding company) has lien or retainage rights; (o) any and all other Accounts the validity, collectibility, or amount of which is determined in good faith by either Account Creditor or Bank to be doubtful; (p) Accounts owed by an Account Debtor which is located in a jurisdiction where either Account Creditor, as the case may be, is required to qualify to transact business or to file reports, unless such Account Creditor has so qualified or filed; (q) Accounts owed by an Account Debtor who disputes the liability therefor; and (r) Accounts owed by an Account Debtor that shall be the subject of any proceeding of the type described in Section 9.1(f) or (g). No Account shall be an Eligible Account if any representation, warranty or covenant herein relating thereto shall be untrue, misleading or in default. Bank may determine, on a daily basis, whether any Account constitutes an Eligible Account, and if an Eligible Account subsequently becomes ineligible its ineligibility shall be immediate.

               "Environmental Laws" means, collectively the following acts and laws, as amended: the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Superfund Amendments and Reauthorization act of 1986; the Resource Conservation and Recovery Act; the Toxic Substances Act; the Clean Water Act; the Clear Air Act; the Oil Pollution and Hazardous Substances Control Act of 1978; and any other "Superfund" or "Superlien" law or any other federal, state or local stature, law, ordinance, code, rule, regulation, order or decree relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

               "Equipment" shall mean all furniture, fixtures, equipment, motor vehicles, rolling stock and other tangible property of every description, except Inventory, and in addition includes all property included in the definition of "equipment" as used in the Code.

               "Event of Default" shall mean any event specified as such in Section 9.1 hereof "Events of Default", provided that there shall have been satisfied any requirement in connection with such event for the giving of notice or the lapse of time, or both; "Default" or "default" shall mean any of such events, whether or not any such requirement for the giving of notice or the lapse of time or the happening of any further condition, event or act shall have been satisfied.

               "General Intangibles" shall mean all intangible personal property (including things in action) except Accounts, Chattel Paper and instruments (as defined in the Code), including all contract rights, copyrights, registrations and applications for registrations of copyrights, trademarks, trademark applications, trade names, service marks, service mark applications, patents, patent applications, patent drawings, designs, inventions, formulas, trade secrets, goodwill, rights to a Person's name itself, customer lists, franchise rights, rights to all prepaid expenses, marketing expenses, rights to receive future contracts, fees, commissions and orders relating in any respect to any business of a Person, all licenses and permits, all computer programs and other software owned by a Person and source codes and object codes related thereto, or which any Person has the right to use, and all rights for breach of warranty or other claims for funds to which any Person may be entitled, and in addition includes all property included in the definition of "general intangibles" as used in the Code.

               "Guarantor" shall mean each of the Guarantors identified in the preamble to this Agreement.

               "Indebtedness" shall mean all obligations now or hereafter owed to Bank by Borrower or any Guarantor, whether related or unrelated to the Loan, including, without limitation, amounts owed or to be owed under the terms of the Loan Documents, or arising out of the transactions described therein, including, without limitation, the Loan, sums advanced to pay overdrafts on any account maintained by Borrower or any Guarantor with Bank, reimbursement obligations for outstanding letters of credit or banker's acceptances issued for the account of Borrower or any Guarantor, or amounts paid by Bank under letters of credit or drafts accepted by Bank for the account of Borrower or any Guarantor, together with all interest accruing thereon, all fees, all costs of collection, attorneys' fees and expenses of or advances by Bank which Bank pays or incurs in discharge of obligations of Borrower or any Guarantor or to repossess, protect, preserve, store or dispose of any Collateral, whether such amounts are now due or hereafter become due, direct or indirect and whether such amounts due are from time to time reduced or entirely extinguished and thereafter re-incurred.

               "Inventory" shall mean all goods, merchandise and other personal property which is held for sale or lease or furnished or to be furnished under a contract for services or raw materials, and all work in process and materials used or consumed or to be used or consumed in a Person's business, and in addition, includes all property included in the definition of "inventory" as used in the Code.

               "Inventory Report" shall mean a report listing all Inventory and all Eligible Inventory of each of Borrower and Guarantors as of the last Business Day of any month, the cost thereof, and such other information as Bank may require relating thereto, all in reasonable detail and in form acceptable to Bank.

               "Item" shall mean any "item" as defined in Section 4-104 of the Code, and shall also mean and include checks, drafts, money orders or other media of payment.

               "Lien" shall mean any mortgage, pledge, statutory lien or other lien arising by operation of law, security interest, trust arrangement, security deed, financing lease, collateral assignment or other encumbrance, conditional sale or title retention agreement, or any other interest in property designed to secure the repayment of Indebtedness, whether arising by agreement or under any statute or law or otherwise.

               "Loan" shall mean the revolving loan identified in
Section 3.1 hereof.

               "Loan Documents" shall mean this Agreement, any other Security Agreement, any Note, the Deeds of Trust, environmental liabilities agreements with respect to the North Carolina Property and Virginia Property, the Advance Requests, Borrowing Base Certificates, UCC-1 financing statements and all other documents and instruments now or hereafter evidencing, describing, guaranteeing or securing the Indebtedness contemplated hereby or delivered in connection herewith, as they may be modified.

               "Material Adverse Effect" shall mean any (i) material adverse effect upon the validity, performance or enforceability of any of the Loan Documents or any of the transactions contemplated hereby or thereby, (ii) material adverse effect upon the properties, business, prospects or condition (financial or otherwise) of Borrower and/or any other Person obligated under any of the Loan Documents, or
(iii) material adverse effect upon the ability of Borrower or any other Person to fulfill any obligation under any of the Loan Documents.

               "Maximum Loan Amount" shall mean $6,000,000.

               "Merger Agreement" shall mean that certain Merger
Agreement among R. P. Industries, Inc., United Shields Corporation and Borrower, including all schedules and exhibits thereto and all collateral agreements referred to in such Merger Agreement.

               "North Carolina Property" shall mean the property known as 115 Corporation Drive, Oxford (Granville County), North Carolina, including 5.995 acres of land and the improvements thereon, owned by Granville Plastics Company, Inc.

               "Note" shall mean the Revolving Note, as defined in
Section 3.2 and any other promissory note now or hereafter evidencing any Indebtedness, and all modifications, extensions and renewals thereof.

               "Parent" shall mean United Shields Corporation, a
Colorado corporation.

               "Perfection Certificate" shall mean the certificate substantially in the form of Exhibit 2.17.

               "Permitted Debt" shall mean the Indebtedness; and any other Debt listed on Exhibit 1.1B hereto (if any) and any extensions, renewals, replacements, modifications and refundings of any such Debt if, and to the extent, permitted by Exhibit 1.1B; provided, however, that the principal amount of such Debt may not be increased from the amount shown as outstanding on such exhibit.

               "Permitted Liens" shall mean Liens securing the Indebtedness; Liens for taxes and other statutory Liens, landlord's Liens and similar Liens arising out of operation of law (provided they are subordinate to Bank's Liens on the Collateral) so long as the obligations secured thereby are not past due or are being contested and the proceedings contesting such obligations have the effect of preventing the forfeiture or sale of the property subject to such Lien; and Liens described on Exhibit 1.1C hereto (if any), provided, however, that no debt not now secured by such Liens shall become secured by such Liens hereafter and such Liens shall not encumber any other assets.

               "Person" shall mean any natural person, corporation, unincorporated organization, trust, joint-stock company, joint venture, association, company, limited or general partnership, any government or any agency or political subdivision of any government, or any other entity or organization.

               "Prime Rate" shall mean the rate of interest announced by Bank (or its successor) from time to time as its "prime rate" or "prime lending rate" and which rate is one of several interest rate bases used by Bank. Bank lends at rates both above and below Bank's Prime Rate, and Borrower acknowledges that Bank's Prime Rate is not represented or intended to be the lowest or most favorable rate of interest offered by Bank. A change in the Prime Rate shall become effective from the beginning of the day on which such change is announced by Bank.

               "Regulated Materials" shall mean any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Laws.

               "Revolving Credit Period" shall mean the period from and including the date of this Agreement to but not including the Termination Date.

               "Security Agreement" shall mean this Agreement as it relates to a security interest in the Collateral, and any other mortgage, security agreement or similar instrument now or hereafter executed by Borrower, any Guarantor or any other Person granting Bank a security interest in any collateral to secure the Indebtedness.

               "Solvent" shall mean, as to any Person, that such Person has capital sufficient to carry on its business and transactions in which it is currently engaged and all business and transactions in which it is about to engage, is able to pay its debts as they mature, and has assets having a fair valuation greater than its liabilities, at fair valuation.

               "Special Loan Account" shall mean the demand deposit account established pursuant to Section 3.3 hereof.

               "Subsidiary" shall mean, as to any Person, any corporation, partnership or other entity in which such Person, directly or indirectly, owns more than fifty percent (50%) of the stock, capital or income interests, or other beneficial interests, or which is effectively controlled by such Person.

               "Termination Date" shall mean April 30, 2000.

               "Virginia Property" shall mean the property known as 1351 West Hundred Road, Chester (Chesterfield County), Virginia, including six acres of land and the improvements thereon, owned by R.
P. Industries of Ohio, Inc.

          1.2 Financial Terms. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles in the United States ("GAAP").

     2. Representations and Warranties. In order to induce Bank to enter into this Agreement and to make the Loan provided for herein, each of Borrower and Guarantors makes the following representations and warranties, all of which shall survive the execution and delivery of the Loan Documents. Unless otherwise specified, such representations and warranties shall be deemed made as of the date hereof and as of the Advance Date of any Advance by Bank to Borrower:


               2.1 Valid Existence and Power. Each of Borrower and Guarantors is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified or licensed to transact business in all places where the failure to be so qualified would have a Material Adverse Effect. Each of Borrower and Guarantors and each other Person which is a party to any Loan Document (other than Bank) has the power to make and perform the Loan Documents executed by it and all such instruments will constitute the legal, valid and binding obligations of such Person, enforceable in accordance with their respective terms, subject only to bankruptcy and similar laws affecting creditors' rights generally.

               2.2 Authority. The execution, delivery and performance thereof by Borrower, Guarantors and each other Person (other than Bank) executing any Loan Document have been duly authorized by all necessary action of such Person, and do not and will not violate any provision of law or regulation, or any writ, order or decree of any court or governmental or regulatory authority or agency or any provision of the governing instruments of such Person, and do not and will not, with the passage of time or the giving of notice, result in a breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of such Person pursuant to, any law, regulation, instrument or agreement to which any such Person is a party or by which any such Person or its respective properties may be subject, bound or affected.

          2 .3     Financial Condition.  Other than as disclosed in
financial statements delivered on or prior to the date hereof to Bank, neither Borrower nor any Guarantor has any direct or contingent obligations or liabilities (including any guarantees or leases) or any material unrealized or anticipated losses from any commitments of such Person except as described on Exhibit 2.3 (if any). All such financial statements have been prepared in accordance with GAAP and fairly present the financial condition of Borrower or Guarantors, as the case may be, as of the date thereof. Neither Borrower nor any Guarantor is aware of any material adverse fact (other than facts which are generally available to the public and not particular to Borrower and Guarantors, such as general economic or industry trends) concerning the conditions or future prospects of Borrower or Guarantors which has not been fully disclosed to Bank, including any adverse change in the operations or financial condition of such Person since the date of the most recent financial statements delivered to Bank. Each of Borrower and Guarantors is Solvent, and after consummation of the transactions set forth in this Agreement and the other Loan documents, each of Borrower and Guarantors will be Solvent.

          2.4 Litigation. Except as disclosed on Exhibit 2.4 (if any), there are no suits or proceedings pending, or to the knowledge of Borrower or any Guarantor threatened, before any court or by or before any governmental or regulatory authority, commission, bureau or agency or public regulatory body against or affecting Borrower or any Guarantor or their assets, which if adversely determined would have a Material Adverse Effect.

          2.5 Agreements, Etc. Neither Borrower nor any Guarantor is a party to any agreement or instrument or subject to any court order, governmental decree or any charter or other corporate restriction, adversely affecting its business, assets, operations or condition (financial or otherwise), nor is any such Person in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any agreement or instrument to which it is a party, or any law, regulation, decree, order or the like.

          2.6 Authorizations. All authorizations, consents, approvals and licenses required under applicable law or regulation for the ownership or operation of the property owned or operated by Borrower or any Guarantor or for the conduct of any business in which it is engaged have been duly issued and are in full force and effect, and it is not in default, nor has any event occurred which with the passage of time or the giving of notice, or both, would constitute a default, under any of the terms or provisions of any part thereof, or under any order, decree, ruling, regulation, closing agreement or other decision or instrument of any governmental commission, bureau or other administrative agency or public regulatory body having jurisdiction over such Person, which default would have a Material Adverse Effect. Except as noted herein, no approval, consent or authorization of, or filing or registration with, any governmental commission, bureau or other regulatory authority or agency is required with respect to the execution, delivery or performance of any Loan Document.

          2.7 Title. Each of Borrower and Guarantors has good title to all of the assets shown in its financial statements free and clear of all Liens, except Permitted Liens.

          2.8 Collateral. The security interests granted to Bank herein and pursuant to any other Security Agreement constitute and, as to subsequently acquired property included in the Collateral covered by the Security Agreement, will constitute, security interests under the Code entitled to all of the rights, benefits and priorities provided by the Code and are, and as to such subsequently acquired Collateral will be, fully perfected, superior and prior to the rights of all third persons, now existing or hereafter arising, subject only to Permitted Liens. All of the Collateral is intended for use solely in Borrower's and Guarantors' business.

          2.9 Taxes. Each of Borrower and Guarantors has filed all federal and state income and other tax returns which are required to be filed, and has paid all taxes as shown on said returns and all taxes, including withholding, FICA and ad valorem taxes, shown on all assessments received by it to the extent that such taxes have become due. Neither Borrower nor any Guarantor is subject to any federal, state or local tax Liens nor has such Person received any notice of deficiency or other official notice to pay any taxes. Each of Borrower and Guarantors has paid all sales and excise taxes payable by it.

          2.10 Labor Law Matters. No goods or services have been or will be produced by Borrower or any Guarantor in violation of any applicable labor laws or regulations or any collective bargaining agreement or other labor agreements or in violation of any minimum wage, wage-and-hour or other similar laws or regulations.

          2.11     Accounts.    Each Account, instrument, Chattel
Paper and other writing constituting any portion of the Collateral is genuine and enforceable in accordance with its terms except for such limits thereon arising from bankruptcy and similar laws relating to creditors' rights; is not subject to any defense, set off, claim or counterclaim of a material nature against Borrower or any Guarantor except as to which Borrower or any Guarantor has notified Bank in writing; is not subject to any other circumstances that would impair the validity, enforceability or amount of such Collateral except as to which Borrower or any Guarantor has notified Bank in writing; (d) arises from a bona fide sale of goods or delivery of services in the ordinary course and in accordance with the terms and conditions of any applicable purchase order, contract or agreement; and (e) is for a liquidated amount maturing as stated in the invoice therefor. Each Account included in any Advance Request, Borrowing Base Certificate, report or other document as an Eligible Account meets all the requirements of an Eligible Account set forth herein.

          2.12     Judgment Liens.  Neither Borrower nor any
Guarantor, nor any of its assets, are subject to any unpaid judgments (whether or not stayed) or any judgment liens in any jurisdiction.

          2.13 Subsidiaries. If Borrower or any Guarantor has any Subsidiaries, they are listed on Exhibit 2.13.

          2.14 Environmental. Except as disclosed on Exhibit 2.14, and except for ordinary and customary amounts of solvents, cleaners and similar materials used in the ordinary course of Borrower's or any Guarantor's business and in strict compliance with all Environmental Laws, neither Borrower nor any Guarantor, nor to Borrower's or any Guarantor's best knowledge any other previous owner or operator of any real property currently owned or operated by Borrower or any Guarantor has generated, stored or disposed of any Regulated Material on any portion of such property, or transferred any Regulated Material from such property to any other location in violation of any applicable Environmental Laws. Except as disclosed on Exhibit 2.14, no Regulated Material has been generated, stored or disposed of on any portion of the real property currently owned or operated by Borrower or any Guarantor, or is now located on such property. Except as disclosed on Exhibit 2.14, each of Borrower and Guarantors is in full compliance with all applicable Environmental Laws and neither Borrower nor any Guarantor has been notified of any action, suit, proceeding or investigation which calls into question compliance by Borrower or any Guarantor with any Environmental Laws or which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Regulated Material.

          3.1 ERISA. Each of Borrower and Granville Plastics Company, Inc. has furnished to Bank true and complete copies of the latest annual report required to be filed pursuant to Section 104 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to each employee benefit plan or other plan maintained for employees of Borrower or Granville Plastics Company, Inc. and covered by Title IV of ERISA (a "Plan"), and no Termination Event (as hereinafter defined) with respect to any Plan has occurred and is continuing. For the purposes of this Agreement, a "Termination Event" shall mean a "reportable event" as defined in Section 4043(b) of ERISA, or the filing of a notice of intent to terminate under
Section 4041 of ERISA. Neither Borrower nor Granville Plastics Company, Inc. has any unfunded liability with respect to any such Plan. None of the Guarantors (other than Granville Plastics Company, Inc.) has any pension, profit-sharing or other benefit plan subject to ERISA.

          3.2 Investment Company Act. Neither Borrower nor any Guarantor is an "investment company" as defined in the Investment
Company Act of 1940, as amended.

          3.3 Perfection Certificate. All representations, warranties and statements made by Borrower and United Shields
Corporation in the Perfection Certificates executed and delivered by Borrower and United Shields Corporation to Bank in connection with the Loan are true and correct as of the date hereof.

     4.     The Loan.

          4.1 Revolving Loan. Bank agrees, on the terms and conditions set forth in this Agreement, to make Advances to Borrower from time to time during the Revolving Credit Period in amounts such that the aggregate principal amount of Advances at any one time outstanding will not exceed the lesser of (i) the Maximum Loan Amount and (ii) the Borrowing Base. Within the foregoing limit, Borrower may borrow, prepay and reborrow Advances at any time during the Revolving Credit Period.

          4.2 Revolving Note. The Loan shall be evidenced by and payable in accordance with the terms of a promissory note in the face amount of the Maximum Loan Amount (the "Revolving Note").

          4.3 Special Loan Account. Borrower and Guarantors shall instruct all Account Debtors and other Persons obligated in respect of Accounts and other Collateral to make all payments in respect of the Accounts or other Collateral directly to Bank (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of Bank). Except as provided in Section
10.2 of this Agreement, all such payments made to Bank shall be deposited in the Special Loan Account. Borrower shall pay Bank's standard fees and charges in connection with such lock-box arrangement, as such fees and charges may change from time to time. Each of Borrower and Guarantors further agrees that if the proceeds of any Collateral (including the payments made in respect of Accounts) shall be received by it, it shall, unless Section 10.2 of this Agreement shall require otherwise, as promptly as possible deposit such proceeds in the Special Loan Account. Until so deposited, all such proceeds shall be held in trust by Borrower and Guarantors for and as the property of Bank and shall not be commingled with any other funds or property of Borrower and Guarantors. Each of Borrower and Guarantors hereby irrevocably authorizes and empowers Bank, its officers, employees and authorized agents to endorse and sign its name on all checks, drafts, money orders or other media of payment so delivered, and such endorsements or assignments shall, for all purposes, be deemed to have been made by Borrower and Guarantors prior to any endorsement or assignment thereof by Bank.

          4.4     Advances.

               (a) If on any Business Day Items are presented to Bank for payment against the Special Loan Account, which Items, in the aggregate, would, if paid in full, cause the Available Balance in the Special Loan Account on such day to be less than $0, such presentment shall be deemed to be a request by Borrower for an Advance on the date of such presentment in an amount equal to the amount (rounded upward to the nearest multiple of $1,000) required to cause such Available Balance to equal $0. Bank shall make an Advance by depositing such amount deemed requested to the Special Loan Account.

               (b) Bank, in its discretion, may accept from Borrower a signed written request for an Advance in form satisfactory to Bank, which request shall be delivered to Bank no later than 12:00 noon (local time in Richmond, Virginia) on the date of the requested Advance, and shall set forth the calculation of the Borrowing Base and a reconciliation to the previous request or Borrowing Base Certificate, specify the date (which shall be a Business Day) and the amount of the proposed Advance and provide such other information as Bank may require. Bank's acceptance of such a request shall be indicated by its making the Advance requested. Such an Advance shall be made available to Borrower in immediately available funds at Bank's address referred to in Section 11.4.

          4.5     Fees.

               (a) Borrower shall pay to Bank a non-refundable facility fee in the amount of $30,000, $15,000 of which has been paid by Borrower and the balance of which is payable on the date of this Agreement.

               (b) Borrower shall pay to Bank an availability fee for each day calculated by applying a rate of 2.0% per annum to the amount, on such day, of the component of the Borrowing Base set forth in clause (d) of the definition of Borrowing Base in Section 1.1 hereof. The first such fee, for the period from the date of this Agreement through March 31, 1998, shall be payable in advance on the date of this Agreement. Each subsequent fee shall be payable in arrears on the first day of each calendar quarter, beginning July 1, 1998. On any day on which the Reduction Amount is applied to reduce the clause (d) component of the Borrowing Base, the availability fee for that day will be calculated after such Reduction Amount is applied.

               (c) Borrower shall pay to Bank an annual servicing fee of $12,000, payable in arrears on each anniversary of the date of this Agreement.

          4.6     Repayment of Loan.

              (a) If on any Business Day, after the payment of Items presented to Bank for payment against the Special Loan Account, the Available Balance is greater than $0, Bank shall apply such excess against the outstanding principal balance of the Note.

               (b) Borrower may, upon at least one Business Day's notice to Bank, prepay the principal amount of the Loan, in whole at any time, or from time to time in part, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

               (c) The Loan shall mature, and the principal amount thereof and all interest, fees, expenses and other amounts payable under the Loan Documents shall be due and payable, on the Termination Date.

               (d) Bank may debit the Special Loan Account and/or make Advances to Borrower (whether or not in excess of the lesser of the Maximum Loan Amount and the Borrowing Base) and apply such amounts to the payment of interest, fees, expenses and other amounts to which Bank may be entitled from time to time and Bank is hereby irrevocably authorized to do so without the consent of Borrower.

               (e) Borrower shall make each payment of principal of and interest on the Loan and fees hereunder not later than 12:00 noon (local time Richmond, Virginia) on the date when due, without set off, counterclaim or other deduction, in immediately available funds to Bank at its address referred to in Section 11.4. Whenever any payment of principal of, or interest on, the Loan or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

               (f)     If at any time the aggregate amount of
outstanding Advances shall exceed the lesser of (i) the Maximum Loan Amount and (ii) the Borrowing Base, Borrower promises to repay immediately the amount of such excess.

          4.7 Overdue Amounts. Any payments not made as and when due shall bear interest from the date due until paid at the Default Rate.

          4.8 Calculation of Interest. All interest under the Note or hereunder shall be calculated on the basis of the Actual/360 Computation, as defined in the Note.

     5.     The Guaranty.

          5.1 Guaranty. Each of Guarantors hereby jointly and severally guaranties to Bank the prompt payment of Borrower's obligations with respect to the Indebtedness ("Borrower's Obligations") in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. Guarantors hereby further agree that if any of Borrower's Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as mandatory cash collateralization or otherwise), Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of Borrower's Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          5.2 Obligations Unconditional. The obligations of Guarantors under Section 4.1 hereof are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guaranty of or security for any of Borrower's Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against Borrower or the other Guarantors of Borrower's Obligations for amounts paid under this guaranty until such time as Bank has been paid in full, all commitments under this Agreement have been terminated and no Person shall have any right to request any return or reimbursement of funds from Bank in connection with monies received under the Loan Documents. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

               (i) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of Borrower's Obligations shall be extended, or such performance or compliance shall be waived;

                (ii)      any of the acts mentioned in any of the
provisions of any of the Loan Documents or any other agreement or instrument referred to therein shall be done or omitted;

                (iii)     the maturity of any of Borrower's
Obligations shall be accelerated, or any of Borrower's Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or any other agreement or instrument referred to therein shall be waived or any other guaranty of any of Borrower's Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

               (iv) any Lien granted to, or in favor of, Bank as security for any of Borrower's Obligations shall fail to attach or be perfected; or

                 (v)     any of Borrower's Obligations shall be
determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that Bank exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other agreement or instrument referred to therein, or against any other Person under any other guaranty of, or security for, any of Borrower's Obligations.

          5.3 Reinstatement. The obligations of Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of Borrower's Obligations is rescinded or must be otherwise restored by any holder of any of Borrower's Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify Bank on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by Bank in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          5.4 Certain Additional Waivers. Without limiting the generality of the provisions of this Section 4, each Guarantor hereby agrees that such Guarantor shall have no right of recourse to security for the Borrower's Obligations.

          5.5 Remedies. Guarantors agree that, to the fullest extent permitted by law, as between Guarantors, on the one hand, and Bank, on the other hand, Borrower's Obligations may be declared to be forthwith due and payable as provided in Section 9.2 hereof for purposes of Section 4.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration as against any other Person and that, in the event of such declaration, Borrower's Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by Guarantors for purposes of said
Section 4.1.

          5.6 Rights of Contribution. Guarantors (other than Parent) hereby agree, as among themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below), each other Guarantor (other than Parent) shall, on demand of such Excess Funding Guarantor (but subject to the succeeding provisions of this Section 4.6), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Guarantor) of the Excess Payment (as defined below). The payment obligation of any Guarantor to the Excess Funding Guarantor under this Section 4.6 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this
Section 4, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof,
(i) "Excess Funding Guarantor" shall mean, in respect of any obligations arising under the other provisions of this Section 4 (hereafter, the "Guarantied Obligations"), a Guarantor (other than Parent) that has paid an amount in excess of its Pro Rata Share of the Guarantied Obligations; (ii) "Excess Payment" shall mean, in respect of any Guarantied Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guarantied Obligations; and (iii) "Pro Rata Share", for the purposes of this
Section 4.6, shall mean, for any Guarantor (other than Parent), the ratio (expressed as a percentage) of (a) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (b) the amount by which the aggregate present fair saleable value of all assets and other properties of Borrower and all Guarantors (other than Parent) exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of Borrower and Guarantors (other than Parent) hereunder) of Borrower and all Guarantors (other than Parent), all as of the date of this Agreement. Parent agrees, on demand of any Excess Funding Guarantor, to pay to such Excess Funding Guarantor the full amount of the Excess Payment of such Excess Funding Guarantor.

          5.7 Continuing Guaranty. The guaranty in this Section 4 is a continuing guaranty, and shall apply to all Borrower's
Obligations whenever arising.

          5.8 Nature of Business of Borrower and Subsidiaries. Borrower and all of its Subsidiaries are, and will be, as to financing and capital raising activities, operated as part of one consolidated business entity and each such Subsidiary is directly or indirectly dependent upon each other such Subsidiary and Borrower for and in connection with its business activities and its financial resources. Borrower and its Subsidiaries have sought and obtained the Loan and the related transactions based on their consolidated financial position and Borrower and its Subsidiaries understand that Bank is relying on the consolidated financial condition of Borrower and its Subsidiaries in making the Loan.

          5.9 Solvency. The fair value of the business and assets of each of Borrower and its Subsidiaries will be in excess of the amount that will be required to pay its liabilities (including, without limitation, contingent, subordinated, unmatured and unliquidated liabilities on existing debts, as such liabilities may become absolute and matured), in each case after giving effect to the transactions contemplated by this Agreement and the other Loan Documents. Neither Borrower nor any of its Subsidiaries, after giving effect to the transactions contemplated by the Loan Documents, will be engaged in any business or transaction, or about to engage in any business or transaction, for which such Person has unreasonably small assets or capital (within the meaning of applicable law, including, without limitation, Section 548 of the United States Bankruptcy Code), and neither Borrower nor any of its Subsidiaries has any intent to

               (a) hinder, delay or defraud any entity to which it is, or will become, on or after the date of this Agreement, indebted, or

               (b) incur debts that would be beyond its ability to pay as they mature.

          5.10 General Limitation on Guaranty Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 4.1 would otherwise, taking into account the provisions of Section 4.6, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said
Section 4.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, Bank or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

     6.     Conditions Precedent to Borrowing.     Conditions
Precedent to Borrowing Prior to any Advance, the following conditions shall have been satisfied, in the sole opinion of Bank and its counsel:

          6.1 Conditions Precedent to Initial Advance In addition to any other requirement set forth in this Agreement, Bank will not make the initial Advance under the Loan unless and until the following conditions shall have been satisfied:

               (a) Loan Documents Borrower, Guarantors and each other party to any Loan Document, as applicable, shall have executed and delivered this Agreement, the Note, and other required Loan
Documents, all in form and substance satisfactory to Bank.

               (b) Supporting Documents Borrower shall cause to be delivered to Bank the following documents:

                       (i) A copy of the governing instruments of Borrower and each Guarantor, and a good standing certificate of Borrower and each Guarantor, certified by the appropriate official of its state of incorporation and any other state in which it is required to qualify;

                        (ii)       Incumbency certificate and
certified resolutions of the board of directors (or other appropriate Persons) of Borrower, Guarantors and each other Person executing any Loan Documents, signed by the secretary or another authorized officer of Borrower, Guarantors or such other Person, authorizing the execution, delivery and performance of the Loan Documents;

                        (iii) The legal opinion of Borrower's and Guarantors' legal counsel addressed to Bank regarding such matters as Bank and its counsel may request;

                         (iv)     A satisfactory Borrowing Base
Certificate duly completed by Borrower;

                         (v)     Satisfactory evidence of payment of
all fees due and reimbursement of all costs incurred by Bank, and evidence of payment to other parties of all fees or costs which Borrower is required under this Agreement to pay by the date of the initial Advance;

                         (vi)     UCC-11 searches and other Lien
searches showing no existing security interests in or Liens on the Collateral other than the security interests of Bank; and

                         (vii)     A satisfactory Perfection
Certificate duly completed by Borrower.

               (c) Insurance Borrower shall have delivered to Bank satisfactory evidence of insurance meeting the requirements of
Section 6.3.

               (d) Perfection of Liens UCC-1 financing statements and, if applicable, certificates of title covering the Collateral executed by Borrower and Guarantors shall duly have been recorded or filed in the manner and places required by law to establish, preserve, protect and perfect the interests and rights created or intended to be created by the Security Agreement; and all taxes, fees and other charges in connection with the execution, delivery and filing of the Security Agreement and the financing statements shall duly have been paid.

               (e) Subordinations Bank shall have received subordinations satisfactory to it from (i)all lessors that might have landlord's Liens on any Collateral and (ii)all Affiliates as required by Section 6.9.

               (f) Cash Management Accounts. The Special Loan Account and the Cash Proceeds Account shall have been established.

               (g) Merger Agreement. Bank shall have received evidence satisfactory to it that the Merger Agreement shall have been consummated in compliance with applicable law and regulatory approvals and in accordance with the terms thereof.

               (h) Copies of Documents. Bank shall have received a copy of the Merger Agreement and of each other document or instrument executed by Borrower in connection therewith, in each case as originally executed and delivered and in form and substance satisfactory to Bank.

               (i) Title Insurance Commitment. Bank shall have received commitments to issue policies of title insurance with respect to the North Carolina Property and Virginia Property (A) issued by a title insurance company satisfactory to Bank; (B) in the amount of the Loan; (C) containing no exceptions (including exceptions as to unfiled mechanics' and materialmen's Liens and matters of survey) unacceptable to Bank; and (D) insuring Bank that each of the Deeds of Trust is a valid and first Lien on the parcels of real estate referred to in each such Deed of Trust;

                (j) Flood Plain. Bank shall have received written evidence that the North Carolina Property and Virginia Property will not be located in a flood plain, as shown upon the appropriate Flood Area Map prepared by the Federal Insurance Administration of the United States Department of Housing and Urban Development;

               (k) Surveys. Bank shall have received current plats of survey of the parcels comprising the North Carolina Property and Virginia Property prepared and certified by a certified land surveyor approved by Bank, showing (A) all recorded easements encumbering the parcels and identifying the same by book and page number, (B) the location of any existing improvements constructed on such parcels, (C) any recorded building setback lines and (D) the means of ingress thereto and egress therefrom, together with the certificate from such surveyor to Bank relating to such matters as Bank may require;

               (l)      Appraisals.  Bank shall have received
appraisals, satisfactory to Bank, of the North Carolina Property, the Virginia Property and the primary manufacturing equipment of Borrower and Guarantors;

               (m) Phase I Report. Bank shall have received Phase I environmental reports with respect to the North Carolina Property and the Virginia Property satisfactory to Bank.

               (n) Life Insurance. Bank shall have received an assignment of a life insurance policy insuring the life of Granville
G. Valentine, III in an amount of at least $1,500,000. The policy shall be on terms, and issued by a life insurance company, satisfactory to Bank. The assignment shall be in form and content satisfactory to Bank.

               (o) Additional Documents. Borrower shall have delivered to Bank all additional opinions, documents, certificates and other assurances that Bank or its counsel may require.

          6.2 Conditions Precedent to Each Advance The following conditions, in addition to any other requirements set forth in this Agreement, shall have been met or performed by the Advance Date with respect to any Advance Request and each Advance Request (whether or not a written Advance Request is required) shall be deemed to be a representation that all such conditions have been satisfied:

               (a) Advance Request Borrower shall have delivered to Bank an Advance Request and other information, as required in
Section 3.4(b), unless the procedures described in Section 3.4(a) are in effect.

               (b) No Default No Default shall have occurred and be continuing or will occur upon the making of the Advance in question and, if Borrower is required to deliver a written Advance Request, Borrower shall have delivered to Bank an officer's certificate to such effect, which may be incorporated in the Advance Request.

               (c)     Correctness of Representations  All
representations and warranties made by Borrower and each Guarantor herein or otherwise in writing in connection herewith shall be true and correct with the same effect as though the representations and warranties had been made on and as of the proposed Advance Date, and, if Borrower is required to deliver a written Advance Request, Borrower shall have delivered to Bank an officer's certificate to such effect, which may be incorporated in the Advance Request.

               (d) No Adverse Change There shall have been no material adverse change in the condition, financial or otherwise, of Borrower or any Guarantor from such condition as it existed on the date of the most recent financial statements of such Person delivered prior to date hereof.

               (e) Limitations Not Exceeded The proposed Advance shall not cause the outstanding principal balance of the Loan to exceed the lesser of the Maximum Loan Amount and the Borrowing Base. If Borrower is required to deliver a written Advance Request, Bank shall have received a current Accounts Receivable Report (as required by Section 6.6) sufficient in form and substance to calculate and verify the Borrowing Base.

               (f)     Further Assurances  Borrower shall have
delivered such further documentation or assurances as Bank may reasonably require.

     7. Affirmative Covenants. Each of Borrower and Guarantors covenants and agrees that from the date hereof and until payment in full of the Indebtedness and the formal termination of this Agreement, Borrower and each Guarantor:

          7.1 Use of Loan Proceeds. Shall (i) use the proceeds of the Loan only to make payments of cash pursuant to the Merger Agreement and for working capital to be used in the operation of Borrower's and each Guarantor's business and (ii) furnish Bank all evidence that it may reasonably require with respect to such use.

          7.2 Maintenance of Business and Properties. Shall at all times maintain, preserve and protect all Collateral and all the remainder of its material property used or useful in the conduct of its business, and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all material needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be conducted properly and in accordance with standards generally accepted in businesses of a similar type and size at all times, and maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of its business.

          7.3 Insurance. Shall maintain such liability insurance, workers' compensation insurance, business interruption insurance and casualty insurance as may be required by law, customary and usual for prudent businesses in its industry or as may be reasonably required by Bank and shall insure and keep insured all Collateral and other properties in good and responsible insurance companies satisfactory to Bank. All hazard insurance covering Collateral shall be in amounts and shall contain co-insurance and deductible provisions approved by Bank, shall name and directly insure Bank as secured party and loss payee under a long-form New York standard loss payee clause, or its equivalent, and shall not be terminable except upon 30 days' written notice to Bank.

          7.4 Notice of Default. Shall provide to Bank immediate notice of (a) the occurrence of a Default, (b) any material litigation or material changes in existing litigation or any judgment against it or its assets, (c) any material damage or loss to property, (d) any notice from taxing authorities as to claimed deficiencies or any tax lien or any notice relating to alleged ERISA violations, (e) any Reportable Event, as defined in ERISA, (f) any rejection, return, offset, dispute, loss or other circumstance having a material adverse effect on any Collateral, and (g) any loss or threatened loss of material licenses or permits.

          7.5 Inspections. Shall permit inspections of the Collateral and the records of such Person pertaining thereto and verification of the Accounts, at such times and in such manner as may be reasonably required by Bank and shall further permit such inspection, review and audits of its other records and its properties (with such reasonable frequency and at such reasonable times as Bank may desire) by Bank as Bank may deem necessary or desirable from time to time. The cost of such field audits, reviews, verifications and inspections shall be borne by Borrower.

          7.6 Financial Information. Shall maintain books and records in accordance with GAAP and shall furnish to Bank the following periodic financial information:

               (a) Periodic Borrowing Base Reports. Within fifteen days of the end of each month (or more frequently if required by Bank), (i) an Accounts Receivable Report, (ii) an Inventory Report,
(iii) a Borrowing Base Certificate, and (iv) an Accounts Payable
Report;

               (b) Monthly Reports. Within 30 days after the end of each calendar month, an income statement, statement of cash flows and a balance sheet of Borrower and its Subsidiaries in consolidated and consolidating form, as at the end of any such month and year-to-date, each certified by the chief financial officer or president of Borrower as being true and complete;

               (c) Quarterly Reports. Within 30 days after the end of each fiscal quarter, an income statement, statement of cash flows and balance sheet of Parent and its Subsidiaries in consolidated form, as at the end of any such quarter and year-to-date, each certified by the chief financial officer or president of Parent as being true and complete;

               (d) Annual Reports. Within 90 days after the end of each fiscal year, an income statement, a statement of cash flows and a reconciliation of surplus statement of Parent and its Subsidiaries for such year, and a balance sheet as of the end of such year, in consolidated and consolidating form, certified by independent certified public accountants of recognized standing selected by Parent and satisfactory to Bank;

               (e) No Default Certificates. Together with each report required by Subsection (b), (c) and (d), a certificate of Borrower's president or chief financial officer that no Default then exists or if a Default exists, the nature and duration thereof and Borrower's intention with respect thereto, and in addition, shall cause Parent's independent auditors (if applicable) to submit to Bank, together with its audit report, a statement that, in the course of such audit, it discovered no circumstances which it believes would result in a Default or if it discovered any such circumstances, the nature and duration thereof; and

               (f) Auditor's Management Letters. Promptly upon receipt thereof, copies of each report submitted to Parent and its Subsidiaries by independent public accountants in connection with any annual, interim or special audit made by them of the books of Parent and its Subsidiaries including, without limitation, each report submitted to Parent and its Subsidiaries concerning its accounting practices and systems and any final comment letter submitted by such accountants to management in connection with the annual audit of Parent and its Subsidiaries.

     In addition to the financial statements required herein, Bank reserves the right to require other or additional financial or other information concerning Parent, its Subsidiaries and/or the Collateral.

          7.7 Maintenance of Existence and Rights. Shall preserve and maintain its corporate existence, authorities to transact business, rights and franchises, trade names, patents, trademarks and permits necessary to the conduct of its business and shall at all times maintain its business, operations and the Collateral in accordance with general industry standards.

          7.8 Payment of Taxes, Etc. Shall pay before delinquent all of its debts and taxes, except that Bank shall not unreasonably withhold its consent to nonpayment of taxes being actively contested in accordance with law (provided that Bank may require bonding or other assurances).

          7.9 Subordination. Shall cause all debt and other obligations now or hereafter owed to any Affiliate to be subordinated in right of payment and security to the Indebtedness in accordance with subordination agreements satisfactory to Bank.

          7.10 Compliance; Hazardous Materials. Shall strictly comply with all laws, regulations, ordinances and other legal requirements, specifically including, without limitation, ERISA, all securities laws and all laws relating to hazardous materials and the environment. Unless approved in writing by Bank, neither Borrower nor any Guarantor or other Subsidiary of Borrower or Parent shall engage in the storage, manufacture, disposition, processing, handling, use or transportation of any hazardous or toxic materials, whether or not in compliance with applicable laws and regulations.

          7.11 Compliance with Assignment Laws. Shall if required by Bank comply with the Federal Assignment of Claims Act and any other applicable law relating to assignment of government contracts.

           7.12     Covenants Regarding Collateral.

               (a) Shall use the Collateral only in the ordinary course of its business and will not permit the Collateral to be used in violation of any applicable law or policy of insurance.

               (b) As agent for Bank, shall defend the Collateral against all claims and demands of all Persons, except for Permitted Liens.

               (c) Shall, at Bank's request, obtain and deliver to Bank such waivers as Bank may require waiving the landlord's, mortgagee's or other lienholder's enforcement rights against the Collateral and assuring Bank's access to the Collateral in exercise of its rights hereunder.

               (d) Shall promptly deliver to Bank all promissory notes, drafts, trade acceptances, chattel paper, instruments or documents of title which are Collateral, appropriately endorsed to Bank's order.

               (e) Except as permitted in this Agreement and sales of Inventory in the ordinary course of business, shall not sell, assign, lease, transfer, pledge, hypothecate or otherwise dispose of or encumber any Collateral or any interest herein.

               (f) Shall maintain a life insurance policy insuring the life of Granville G. Valentine, III in an amount of at least $1,500,000. The policy shall be on terms, and issued by a life insurance company, satisfactory to Bank. The policy shall be assigned to Bank by assignment in form and content satisfactory to Bank. Borrower shall provide Bank evidence of payment of the premium on the policy. The terms of the policy shall not be changed without Bank's prior written consent. Borrower shall send Bank copies of any notice received by Borrower with respect to the policy within ten days of receipt by Borrower.

          7.13 Further Assurances. Shall take such further action and provide to Bank such further assurances as may be reasonably requested to ensure compliance with the intent of this Agreement and the other Loan Documents.

      8. Negative Covenants. Each of Borrower and Guarantors covenants and agrees that from the date hereof and until payment in full of the Indebtedness and the formal termination of this Agreement, each of Borrower and Guarantors:

          8.1 Debt. Shall not create or permit to exist any Debt, including any guaranties or other contingent obligations, except
Permitted Debt.

          8.2 Liens. Shall not create or permit any Liens on any of its property, except Permitted Liens.

          8.3 Dividends. Except as contemplated by the Merger Agreement, shall not pay or declare any dividends (other than stock dividends) or other distribution or purchase, redeem or otherwise acquire any stock or other equity interests or pay or acquire any debt subordinate to the Indebtedness unless, after giving effect thereto, there shall be no Default hereunder and such payment or acquisition is specifically permitted by Exhibit 7.3 hereto (if any); provided, however, that any Subsidiary of Borrower may pay dividends to Borrower or another Subsidiary wholly-owned by Borrower.

          8.4 Loans and Other Investments. Shall not make or permit to exist any advances or loans to, or guaranty or become contingently liable, directly or indirectly, in connection with the obligations, leases, stock or dividends of, or own, purchase or make any commitment to purchase any stock, bonds, notes, debentures or other securities of, or any interest in, or make any capital contributions to (all of which are sometimes collectively referred to herein as "Investments") any Person except for (a) purchases of direct obligations of the federal government, (b) deposits in commercial banks, (c) commercial paper of any U.S. corporation having the highest ratings then given by the Moody's Investors Services, Inc. or Standard & Poor's Corporation, (d) existing investments in Subsidiaries of Parent, Borrower and Guarantors, (e) endorsement of negotiable instruments for collection in the ordinary course of business, and (f) advances to employees for business travel and other expenses incurred in the ordinary course of business which do not at any time exceed $5,000 in the aggregate.

          8.5 Change in Business. Shall not enter into any business which is substantially different from the business in which it is presently engaged.

          8.6 Accounts. (a) Shall not sell, assign or discount any of its Accounts, Chattel Paper or any promissory notes held by it other than the discount of such notes in the ordinary course of business for collection; and (b) shall notify Bank promptly in writing of any discount, offset or other deductions not shown on the face of an Account invoice and any dispute over an Account, and any information relating to an adverse change in any Account Debtor's financial condition or ability to pay its obligations.

          8.7 Transactions with Affiliates. Shall not directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate (other than a Subsidiary of Borrower); provided, however, that any acts or transactions prohibited by this Section may be performed or engaged in if upon terms not less favorable to Borrower or such Guarantor than if no such relationship existed.

          8.8 No Change in Name, Offices; Removal of Collateral. Except for the expected change of Borrower's name to R. P. Industries, Inc. immediately after the closing of this Agreement, shall not, unless it shall have given 30 days' advance written notice thereof to Bank, (a) change its name or the location of its chief executive office or other office where books or records are kept or (b) permit any Inventory or other tangible Collateral to be located at any location other than as specified in the Perfection Certificate.

          8.9 No Sale, Leaseback. Shall not enter into any sale-and-leaseback or similar transaction.

          8.10 Margin Stock. Shall not use any proceeds of the Loan to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of Federal Reserve System) or extend credit to others for the purpose of purchasing or carrying any margin stock.

          8.11 Tangible Collateral. Except as otherwise provided herein, no Inventory or other tangible Collateral shall be commingled with, or become an accession to or part of, any property of any other Person so long as such property is Collateral. No tangible Collateral shall be allowed to become a fixture unless Bank shall have given its prior written authorization, which shall not be unreasonably withheld.

          8.12 Subsidiaries. Shall not acquire, form or dispose of any Subsidiaries or permit any Subsidiary to issue capital stock except to its parent.

          8.13 Liquidation, Mergers, Consolidations and Dispositions of Substantial Assets. Except as contemplated by the Merger Agreement, shall not (a) dissolve or liquidate, or become a party to any merger or consolidation, (b) acquire by purchase, lease or otherwise the assets of any Person (c) sell, transfer, lease or otherwise dispose of its property or assets, except for the sale of Inventory in the ordinary course of business and the sale or disposition of machinery and equipment no longer used or useful in the conduct of Borrower's or Guarantors' business, or (d) sell or dispose of any equity ownership interests in any Subsidiary.

     9. Other Covenants of Borrower. Borrower covenants and agrees that from the date hereof and until payment in full of the Indebtedness and the formal termination of this Agreement, Borrower and each of its Subsidiaries shall comply with such additional covenants as may be set forth in Exhibit 8 hereto (if any).

     10.     Default.

             10.1     Events of Default.   Each of the following shall
constitute an Event of Default:

             (a) There shall occur any default by Borrower in the payment, when due, of any principal of or interest on the Note, any amounts due hereunder or under any other Loan Document, or any other Indebtedness; or

             (b) Borrower or any Guarantor shall fail to observe or perform any covenant contained in Section 7.1, 7.2, 7.3, 7.4, 7.9, 7.10, 7.12 or 7.13 or in Section 8; or

             (c) There shall occur any default by Borrower, any Guarantor or any other party to any Loan Document (other than Bank) in the performance of any agreement, covenant or obligation contained in this Agreement or such Loan Document not provided for elsewhere in this Section 9 for 30 days after written notice thereof has been given to Borrower and Guarantors by Bank; or

              (d) Any representation or warranty made by Borrower, any Guarantor or any other party to any Loan Document (other than Bank) herein or therein or in any certificate or report furnished in connection herewith or therewith shall prove to have been untrue or incorrect in any material respect when made; or
              (e) Any other obligation now or hereafter owed by Borrower, any Guarantor or any Subsidiary to Bank shall be in default and not cured within the grace period, if any, provided therein or any such Person shall be in default under any obligation in excess of $25,000 owed to any other obligee, which default entitles the obligee to accelerate any such obligations or exercise other remedies with respect thereto; or

              (f) Borrower, any Guarantor or any Subsidiary of any of them shall (i) voluntarily liquidate or terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of such Person or of all or of a substantial part of its assets, (ii) admit in writing its inability, or be generally unable, to pay its debts as the debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi)fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the United States Bankruptcy Code, or (vii)take any corporate action for the purpose of effecting any of the foregoing; or

              (g) An involuntary petition or complaint shall be filed against Borrower, any Guarantor or any Subsidiary of any of them seeking bankruptcy relief or reorganization or the appointment of a receiver, custodian, trustee, intervenor or liquidator of Borrower, any Guarantor or any Subsidiary of any of them, or all or substantially all of its assets, and such petition or complaint shall not have been dismissed within sixty (60) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving or ordering any of the foregoing actions; or

              (h) There shall occur any material loss, theft, damage or destruction of any of the Collateral, which loss is not fully insured; or

              (i) A judgment in excess of $25,000 shall be rendered against the Borrower, any Guarantor or any Subsidiary of any of them and shall remain undischarged, undismissed and unstayed for more than ten days (except judgments validly covered by insurance with a deductible of not more than $25,000) or there shall occur any levy upon, or attachment, garnishment or other seizure of, any material portion of the Collateral or other assets of Borrower, any Guarantor or any Subsidiary of any of them by reason of the issuance of any tax levy, judicial attachment or garnishment or levy of execution; or

              (j) There shall occur a Change of Control; or

              (k) Any Guarantor shall repudiate or revoke its guaranty obligations under this Agreement; or

              (l) There shall occur any change in the condition
(financial or otherwise) of Borrower or any Guarantor which, in the reasonable opinion of Bank, could have a Material Adverse Effect.

          10.2 Remedies. If any Default shall occur, Bank may, without notice to Borrower, at its option, withhold further Advances to Borrower. If an Event of Default shall have occurred and be continuing, Bank may at its option take any or all of the following actions:

               (a) Bank may declare any or all Indebtedness to be immediately due and payable (if not earlier demanded), terminate its obligation to make Advances to Borrower, bring suit against Borrower to collect the Indebtedness, exercise any remedy available to Bank hereunder or at law and take any action or exercise any remedy provided herein or in any other Loan Document or under applicable law. No remedy shall be exclusive of other remedies or impair the right of Bank to exercise any other remedies.

              (b) Without waiving any of its other rights hereunder or under any other Loan Document, Bank shall have all rights and remedies of a secured party under the Code (and the Uniform Commercial Code of any other applicable jurisdiction) and such other rights and remedies as may be available hereunder, under other applicable law or pursuant to contract. If requested by Bank, Borrower and Guarantors will promptly assemble the Collateral and make it available to Bank at a place to be designated by Bank. Borrower and Guarantors agree that any notice by Bank of the sale or disposition of the Collateral or any other intended action hereunder, whether required by the Code or otherwise, shall constitute reasonable notice to Borrower and Guarantors if the notice is mailed to Borrower and Guarantors by regular or certified mail, postage prepaid, at least five days before the action to be taken. Borrower and Guarantors shall be liable for any deficiencies in the event the proceeds of the disposition of the Collateral do not satisfy the Indebtedness in full.

              (c) Bank may demand, collect and sue for all amounts owed pursuant to Accounts, General Intangibles, Chattel Paper or for proceeds of any Collateral (either in Borrower's or any Guarantor's name or Bank's name at the latter's option), with the right to enforce, compromise, settle or discharge any such amounts.

          10.3 Receiver. In addition to any other remedy available to it, Bank shall have the absolute right, upon the occurrence of an Event of Default, to seek and obtain the appointment of a receiver to take possession of and operate and/or dispose of the business and assets of Borrower and Guarantors and any costs and expenses incurred by Bank in connection with such receivership shall bear interest at the Default Rate and shall be secured by all Collateral.

          10.4 Deposits; Insurance. Upon the occurrence and continuance of an Event of Default, Borrower authorizes Bank to collect and apply against the Indebtedness when due any cash or deposit accounts in its possession, and any refund of insurance premiums or any insurance proceeds payable on account of the loss or damage to any of the Collateral and irrevocably appoints Bank as its attorney-in-fact to endorse any check or draft or take other action necessary to obtain such funds.

      11.    Security Agreement.

               11.1     Security Interest.

               (a) As security for the payment and performance of any and all of the Indebtedness and the performance of all other obligations and covenants of Borrower and Guarantors hereunder and under the other Loan Documents, certain or contingent, now existing or hereafter arising, which are now, or may at any time or times hereafter be owing by Borrower and Guarantors to Bank, each of Borrower and Guarantors hereby pledges to Bank and gives Bank a continuing security interest in and general Lien upon and right of set-off against, all right, title and interest of Borrower and Guarantors in and to the Collateral, whether now owned or hereafter acquired.

               (b) Except as herein or by applicable law otherwise expressly provided, Bank shall not be obligated to exercise any degree of care in connection with any Collateral in its possession, to take any steps necessary to preserve any rights in any of the Collateral or to preserve any rights therein against prior parties, and Borrower and Guarantors agree to take such steps. In any case Bank shall be deemed to have exercised reasonable care if it shall have taken such steps for the care and preservation of the Collateral or rights therein as Borrower and Guarantors may have reasonably requested Bank to take and Bank's omission to take any action not requested by Borrower and Guarantors shall not be deemed a failure to exercise reasonable care. No segregation or specific allocation by Bank of specified items of Collateral against any liability of Borrower and Guarantors shall waive or affect any security interest in or Lien against other items of Collateral or any of Bank's options, powers or rights under this Agreement or otherwise arising.

             (c) Bank may at any time and from time to time, with or without notice to Borrower and Guarantors, transfer into the name of Bank or the name of Bank's nominee any of the Collateral, notify any Account Debtor or other obligor of any Collateral to make payment thereon direct to Bank of any amounts due or to become due thereon and receive and after a Default direct the disposition of any proceeds of any Collateral.

          11.2    Cash Proceeds Account.

          (a) There is hereby established with Bank a cash collateral account (the "Cash Proceeds Account") in the name of "R. P. INDUSTRIES OF OHIO, INC.- FIRST UNION NATIONAL BANK" and under the exclusive control of Bank into which there shall be deposited from time to time the cash proceeds of the Collateral required to be delivered to Bank pursuant to paragraph (b) of this Section or any other provision of the Loan Documents. Any income received by Bank with respect to the balance from time to time standing to the credit of the Cash Proceeds Account, including any interest, shall remain, or be deposited, in the Cash Proceeds Account. All right, title and interest in and to the cash amounts on deposit from time to time in the Cash Proceeds Account shall vest in Bank, shall constitute part of the Collateral and shall not constitute payment of the Indebtedness until applied thereto as hereinafter provided.

          (b) Upon the earlier of (i) notification by Bank to Borrower and Guarantors and (ii) the occurrence of a Default, all payments made to Bank which would otherwise be deposited in the Special Loan Account shall be deposited in the Cash Proceeds Account. In addition to the foregoing, each of Borrower and Guarantors agrees that if the proceeds of any Collateral (including the payments made in respect of Accounts) shall be received by it, it shall as promptly as possible deposit such proceeds to the Cash Proceeds Account. Until so deposited, all such proceeds shall be held in trust by Borrower and Guarantors for and as the property of Bank and shall not be commingled with any other funds or property of Borrower and Guarantors. Each of Borrower and Guarantors hereby irrevocably authorizes and empowers Bank, its officers, employees and authorized agents to endorse and sign its name on all checks, drafts, money orders or other media of payment so delivered, and such endorsements or assignments shall, for all purposes, be deemed to have been made by Borrower and Guarantors, as the case may be, prior to any endorsement or assignment thereof by Bank.

          (c) Collected funds on deposit in the Cash Proceeds Account shall be withdrawn by Bank on the Business Day following the day on which Bank considers the funds deposited therein to be collected funds and applied to repay the Indebtedness which is then due and payable. Until a Default shall occur, all collected funds remaining on deposit in the Cash Proceeds Account after the application required by the preceding sentence shall then be deposited in the Special Loan Account.

          11.3 Power of Attorney. Each of Borrower and Guarantors authorizes Bank at Borrower's expense to file any financing statements relating to the Collateral (without Borrower's or Guarantors' signature thereon) which Bank deems appropriate and each of Borrower and Guarantors irrevocably appoints Bank as its attorney-in-fact to execute any such financing statements in Borrower's and Guarantors name and to perform all other acts which Bank deems appropriate to perfect and to continue perfection of the security interest of Bank. Each of Borrower and Guarantors hereby appoints Bank as its attorney-in-fact to endorse, present and collect on its behalf and in its name any drafts, checks or other documents necessary or desirable to collect any amounts which Borrower and Guarantors may be owed.
Bank is hereby granted a license or other right to use, without charge, each of Borrower's and Guarantors' labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral, and each of Borrower's and Guarantors' rights under all licenses and all franchise agreements shall inure to Bank's benefit. The proceeds realized from the sale or other disposition of any Collateral may be applied, after allowing two (2) Business Days for collection, first to the reasonable costs, expenses and attorneys' fees and expenses incurred by Bank for collection and for acquisition, completion, protection, removal, storage, sale and delivering of the Collateral; secondly, to interest due upon any of the Indebtedness; and thirdly, to the principal amount of the Indebtedness. If any deficiency shall arise, Borrower and Guarantors shall remain liable to Bank therefor.

          11.4 Entry. Each of Borrower and Guarantors hereby irrevocably consents to any act by Bank or its agents in entering upon any premises for the purposes of either (i)inspecting the Collateral or (ii)taking possession of the Collateral and each of Borrower and Guarantors hereby waives its right to assert against Bank or its agents any claim based upon trespass or any similar cause of action for entering upon any premises where the Collateral may be located.

          11.5 Other Rights. Each of Borrower and Guarantors authorizes Bank without affecting Borrower's and Guarantors' obligations hereunder or under any other Loan Document from time to time (a)to take from any party and hold additional Collateral or guaranties for the payment of the Indebtedness or any part thereof, and to exchange, enforce or release such collateral or guaranty of payment of the Indebtedness or any part thereof and to release or substitute any endorser or guarantor or any party who has given any security interest in any collateral as security for the payment of the Indebtedness or any part thereof or any party in any way obligated to pay the Indebtedness or any part thereof; and (b)upon the occurrence of any Event of Default to direct the manner of the disposition of the Collateral and the enforcement of any endorsements, guaranties, letters of credit or other security relating to the Indebtedness or any part thereof as Bank in its sole discretion may determine.

          11.6 Accounts. Before or after any Event of Default, Bank may notify any Account Debtor of Bank's security interest and may direct such Account Debtor to make payment directly to Bank for application against the Indebtedness. Any such payments received by or on behalf of Borrower or any Guarantor at any time, whether before or after Default, shall be the property of Bank, shall be held in trust for Bank and not commingled with any other assets of any Person (except to the extent they may be commingled with other assets of Borrower and Guarantors in an account with Bank) and shall be immediately delivered to Bank in the form received. Bank shall have the right to apply any proceeds of Collateral to such of the Indebtedness as it may determine.

          11.7     Waiver of Marshaling.   Each of Borrower and
Guarantors hereby waives any right it may have to require marshaling of its assets.

     12.     Miscellaneous.

          12.1 No Waiver, Remedies Cumulative. No failure on the part of Bank to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and are in addition to any other remedies provided by law, any Loan Document or otherwise.

          12.2 Survival of Representations. All representations and warranties made herein shall survive the making of the Loan hereunder and the delivery of the Note, and shall continue in full force and effect so long as any Indebtedness is outstanding, there exists any commitment by Bank to Borrower, and until this Agreement is formally terminated in writing.

          12.3 Expenses. Whether or not the Loan herein provided for shall be made, Borrower shall pay all reasonable costs and expenses in connection with the preparation, execution, delivery, amendment and enforcement of this Agreement and any Loan Document, including the reasonable fees and disbursements of counsel for Bank in connection therewith, whether suit be brought or not and whether incurred at trial or on appeal, and all costs of repossession, storage, disposition, protection and collection of Collateral. If Borrower or any Guarantor should fail to pay any tax or other amount required by this Agreement to be paid or which may be reasonably necessary to protect or preserve any Collateral or Borrower's, Guarantors' or Bank's interests therein, Bank may make such payment and the amount thereof shall be payable on demand, shall bear interest at the Default Rate from the date of demand until paid and shall be deemed to be Indebtedness entitled to the benefit and security of the Loan Documents. In addition, Borrower agrees to pay and save Bank harmless against any liability for payment of any state documentary stamp taxes, intangible taxes or similar taxes (including interest or penalties, if any) which may now or hereafter be determined to be payable in respect to the execution, delivery or recording of any Loan Document or the making of any Advance, whether originally thought to be due or not, and regardless of any mistake of fact or law on the part of Bank or Borrower with respect to the applicability of such tax. The provisions of this section shall survive payment in full of the Loan and termination of this Agreement.

          12.4 Notices. Any notice or other communication hereunder or under the Note to any party hereto or thereto shall be by hand delivery, overnight delivery, facsimile, telegram, telex or registered or certified mail and unless otherwise provided herein shall be deemed to have been given or made when delivered, telegraphed, telexed, faxed or three (3) Business Days after having been deposited in the mails, postage prepaid, addressed to the party at its address specified below (or at any other address that the party may hereafter specify to the other parties in writing):

     Bank:               First Union National Bank
                         2810 Parham Road VA-3246
                         Richmond, VA 23294
                         Attention: Portfolio Management

     Borrower and
     Guarantors:          R. P. Industries of Ohio, Inc.
                          United Shields Corporation
                          Furniture Plastics of Forest City, Inc.
                          Granville Plastics Company, Inc.
                          R. P. Enterprises, Inc.
                          Richmond Plastics, Inc.
                          R. P. Real Estate, Inc.
                              7400 Beaufont Springs Drive
                              Suite 325
                              Richmond, VA 23225

          12.5 Governing Law. This Agreement and the Loan Documents (other than the Deed of Trust relating to the North Carolina Property) shall be deemed contracts made under the laws of the State of Virginia and shall be governed by and construed in accordance with the laws of said state except insofar as the laws of another jurisdiction may, by reason of mandatory provisions of law, govern the perfection, priority and enforcement of security interests in the Collateral.

          12.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Borrower, Guarantors and Bank, and their respective successors and assigns; provided, that neither Borrower nor Guarantors may assign any of its rights hereunder without the prior written consent of Bank, and any such assignment made without such consent will be void.

          12.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

          12.8 No Usury. Notwithstanding anything contained in this Agreement, the Note, or in any other Loan Document to the contrary, in no event will interest or other charges deemed to be interest be chargeable against Borrower if such amount (combined with any other amounts considered to be in the nature of interest) would exceed the maximum amount permitted by law from time to time while any of the Indebtedness is outstanding, and in the event any amount in excess of the lawful maximum is charged or collected by Bank or paid by Borrower, Borrower shall be entitled to the reimbursement of such excess together with interest thereon at the Prime Rate.

          12.9 Powers. All powers of attorney granted to Bank are coupled with an interest and are irrevocable.

          12.10 Approvals. If this Agreement calls for the approval or consent of Bank, such approval or consent may be given or withheld in the discretion of Bank unless otherwise specified herein.

          12.11     Binding Arbitration; Preservation of Remedies.

               (a) Binding Arbitration. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any claim or controversy arising out of, or relating to the Loan Documents ("Disputes") between the parties shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, and claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to an interest rate swap.

               (b) Special Rules. All arbitration hearings shall be conducted in Richmond, Virginia. A hearing shall begin within 90 days of demand for arbitration and all hearings shall conclude within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total extension of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein.

               (c) Preservation and Limitation of Remedies. Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable; (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to the parties' entitlement to such remedies is a Dispute.

               (d) No Punitive Damages. The parties agree that they shall not have a remedy of punitive or exemplary damages against each other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute, whether the Dispute is resolved by arbitration or judicially.

               (e) Waiver of Jury Trial. The parties acknowledge that by agreeing to binding arbitration they have irrevocably waived any right they may have to a jury trial with regard to a Dispute.

               12.12 Participations. Bank shall have the right to enter into one or more participation with other lenders with respect to the Indebtedness. Upon prior notice to Borrower and Guarantors of such participation, Borrower and Guarantors shall thereafter furnish to such participant any information furnished by Borrower and Guarantors to Bank pursuant to the terms of the Loan Documents. Nothing in this Agreement or any other Loan Document shall prohibit the Bank from pledging or assigning this Agreement and Bank's rights under any of the other Loan Documents, including collateral therefor, to any Federal Reserve Bank in accordance with applicable law.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal as of the day and year first above written.

                    FIRST UNION NATIONAL BANK



By_________________________________________(SEAL)

Name: ____________________________________

Title: ___________________________________


                   R. P. INDUSTRIES OF OHIO, INC.



By_________________________________________(SEAL)

Name: _____________________________________

Title: ____________________________________


                     UNITED SHIELDS CORPORATION



By_________________________________________(SEAL)

Name: _____________________________________

Title: ____________________________________


                FURNITURE PLASTICS OF FOREST CITY, INC.



By_________________________________________(SEAL)
Name: __________________________________

Title: _________________________________


                    GRANVILLE PLASTICS COMPANY, INC.



By_________________________________________(SEAL)

Name: ____________________________________

Title: ___________________________________


                              R. P. ENTERPRISES, INC.



By_________________________________________(SEAL)

Name: ____________________________________

Title: ___________________________________


                              RICHMOND PLASTICS, INC.



By_________________________________________(SEAL)

Name: ____________________________________

Title: ___________________________________


                              R. P. REAL ESTATE, INC.



By_________________________________________(SEAL)

Name: ____________________________________

Title: ___________________________________

                        SCHEDULE OF EXHIBITS


(If any exhibit is omitted, the information called for therein shall be considered "None" or "Not Applicable")




Exhibit    Section Reference              Title


  1.1A     1.1 ("Collateral")           Additional Collateral
  1.1B     1.1 ("Permitted Debt")       Permitted Debt
  1.1C     1.1 ("Permitted Liens")      Permitted Liens
  2.3      2.3 ("Financial Condition")  Contingent Liabilities
  2.4      2.4 ("Litigation")           Litigation
  2.13     2.13 ("Subsidiaries")        List of Subsidiaries
  2.14     2.14 ("Environmental")       Environmental Disclosures
  2.17     2.17 ("Perfection
                    Certificate")       Perfection Certificate
  7.3     7.3 ("Dividends")             Permitted Dividends and
                                          Distributions
  8     8 ("Other Covenants")           Other Additional Covenants

                           EXHIBIT 1.1A

                            Collateral
None.
                           EXHIBIT 1.1B

                          Permitted Debt


     The following shall be additional Permitted Debt:


          Debt payable to suppliers and other trade creditors in the ordinary course of business on ordinary and customary trade terms and which is not past due.

          Debt of any Subsidiary of Borrower to Borrower or another such Subsidiary.

          Endorsement of checks for collection in the ordinary course of business.

          The obligation of Parent as guarantor of the obligations of The HeaterMeals Co. pursuant to a sale-leaseback between The
HeaterMeals Co. and Information Leasing Corporation in the amount of $500,000.
                      EXHIBIT 1.1C

                     Permitted Liens



     The following shall be additional Permitted Liens:

          Deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, social security and similar laws.

          Attachment, judgment and other similar non-tax Liens arising in connection with court proceedings but only if and for so long as
(a)the execution or enforcement of such Liens is and continues to be effectively stayed and bonded on appeal, (b)the validity and/or amount of the claims secured thereby are being actively contested in good faith by appropriate legal proceedings and (c)such Liens do not, in the aggregate, materially detract from the value of the assets of the Person whose assets are subject to such Lien or materially impair the use thereof in the operation of such Person's business.

                           EXHIBIT 2.3

                      Financial Condition

None.
                         EXHIBIT 2.4

                         Litigation

On May 5, 1997, Dorothy J. Perkinson, a former employee of Granville Plastics, filed an administrative charge with the U.S. Equal Employment Opportunity Commission ("EEOC") claiming discrimination on the basis of sex and in violation of Title VII and of the Equal Pay Act. Granville Plastics, the Respondent, categorically denies the charges and, on June 30, 1997, filed a position statement with the EEOC responding to Ms. Perkinson's claims. Currently, the charge is pending before the EEOC. No determination has been made.

EXHIBIT 2.13

                           Subsidiaries


Name             Jurisdiction of Incorporation  Ownership Interest
R.P. Industries
  of Ohio, Inc.             Ohio                   100% United
                                               Shields Corporation
The HeaterMeals Company    Colorado            100% United Shields
Corporation
Furniture Plastics
  of Forest City, Inc.  North Carolina             100% Borrower
R. P. Enterprises, Inc.    Virginia                100% Borrower
Richmond Plastics, Inc.    Virginia                100% Borrower
R. P. Real Estate, Inc.    Virginia                100% Borrower
Granville Plastics
  Company, Inc.         North Carolina             100% Furniture
                                                Plastics of Forest
                                                City,  Inc.

                        EXHIBIT 2.14

                 Environmental Disclosures


Phase I Environmental Site Assessment dated August 18, 1997 and Phase II Environmental Site Assessment dated November 11, 1997, both prepared by Schnabel Engineering, with respect to the Virginia
Property, are incorporated herein by reference.
                         EXHIBIT 2.17

                   Perfection Certificate
EXHIBIT 7.3

                 Permitted Dividends and Distributions

None.

                           EXHIBIT 8

                      Financial Covenants


     1. The Borrower and its Subsidiaries will not make any expenditures in respect of the purchase or other acquisition (including a Capital Lease) of fixed or capital assets (excluding normal replacements and maintenance which are properly charged to current operations), except for expenditures in the ordinary course of business not exceeding $500,000 in the aggregate during any fiscal year.

     2. The ratio of total liabilities to Net Worth of Borrower and its Subsidiaries will at no time exceed 1.35 to 1.0.

     3. As of the last day of each fiscal quarter beginning with the last quarter of the fiscal year ending in 1998 until the last quarter of the fiscal year ending in 1999, the ratio of Senior Funded Debt to Cash Flow for the previous four quarters, including the quarter as of which the ratio is calculated, will not exceed 6.0 to
1.0. As of the last day of each fiscal quarter beginning with the first quarter of the fiscal year ending in 2000 and thereafter, the ratio of Senior Funded Debt to Cash Flow for the previous four quarters, including the quarter as of which the ratio is calculated, will not exceed 4.0 to 1.0.

     4. The Cash Flow of Borrower and its Subsidiaries for the first quarter of the fiscal year ending in 1998 will be no less than $175,000. The Cash Flow of Borrower and its Subsidiaries for the first two quarters of the fiscal year ending in 1998 will be no less than $350,000. The Cash Flow of Borrower and its Subsidiaries for the first three quarters of the fiscal year ending in 1998 will be no less than $525,000.

     5. The Net Worth of Borrower and its Subsidiaries will, as of December 31, 1997, not be less than $4,600,000.

     6. Borrower and its Subsidiaries will not incur or assume any liability for the payment of rent under any lease or rental arrangement (excluding Capital Leases) if, after giving effect thereto, the aggregate amount of lease payments that Borrower and its Subsidiaries have so incurred or assumed will exceed $30,000 for any fiscal year under all such leases.

          "Capital Lease" shall mean a lease that should be capitalized on the balance sheet of the lessee prepared in accordance with GAAP.

          "Cash Flow" shall mean, for any period, the after-tax net income of Borrower and its Subsidiaries for such period, plus interest expense, taxes, depreciation and amortization for such period.

          "Net Worth" shall mean at any date total assets of Borrower and its Subsidiaries minus total liabilities.

          "Senior Funded Debt" shall mean at any date the Debt of Borrower and its Subsidiaries, excluding Debt of Borrower and its Subsidiaries subordinated in right of payment and security to the Indebtedness in accordance with a subordination agreement satisfactory to Bank.

EXHIBIT 99.8

                ENVIRONMENTAL LIABILITIES AGREEMENT

THIS ENVIRONMENTAL LIABILITIES AGREEMENT (this "Agreement") is made as of December ___, 1997 by R.P. INDUSTRIES OF OHIO, INC., an Ohio corporation (collectively, the "Borrower") to and for the benefit of FIRST UNION NATIONAL BANK, a national banking association (the
"Lender").



                            DEFINITIONS

     Definitions. As used herein, the following terms shall have the following meanings:

Asbestos:     Asbestos or any substance containng asbestos.

     Environmental Law: Any federal, state or local law, statute, ordinance, code, rule, regulation, license, authorization, decision, order, injunction or decree which pertains to health, safety or the environment (including but not limited to, ground or air or water or noise pollution or contamination, and underground or aboveground tanks) and shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), and any state or federal lien or superlien or environmental clean-up statutes, and regulations, rules, guidelines, or standards promulgated pursuant thereto all as amended from time to time.

     Hazardous Substance: Any substance, whether solid liquid or gaseous: i)which is listed, defined or regulated as a "hazardous substance," "hazardous waste" or "solid waste," or otherwise classified as hazardous or toxic, in or pursuant to any Environmental Law; or ii)which is or contains Asbestos, radon, any polychlorinated biphenyl, urea formaldehyde foam insulation, explosive or radioactive material, lead paint, or motor fuel or other petroleum hydrocarbons; or iii)which causes or poses a threat to cause a contamination or nuisance on the Mortgaged Property or any adjacent property or a hazard to the environment or to the health or safety of persons on or about the Mortgaged Property.

     Mortgage: Those Deeds of Trust, dated of even date herewith, executed by Borrower for the benefit of Lender, covering the Mortgaged Property more particularly described therein, including the real property or interest therein described in Exhibit A attached hereto and incorporated herein by this reference.

     Remediation: Any investigation, site monitoring, containment, cleanup, removal, restoration, or other activities of any kind which are reasonably necessary or desirable under an applicable
Environmental Law.

     Storage Tanks: Any underground or aboveground storage tanks, whether filled, empty, or partially filled with any substance.

     Other Defined Terms. Any capitalized term utilized herein shall have the meaning as specified in the Mortgage, unless such term is otherwise specifically defined herein.



                      WARRANTIES AND REPRESENTATIONS

     Borrower hereby represents and warrants to Lender that, to the best of Borrower's knowledge after due inquiry and investigation as follows:

     Mortgaged Property Compliance. The Mortgaged Property and the operations conducted thereon do not violate any applicable law, statute, ordinance, rule, regulation, order, or determination of any governmental authority or any restrictive covenant or deed restriction (recorded or otherwise), including without limitation all applicable zoning ordinances and building codes, flood disaster laws and Environmental Laws.

     No Violations. Without limitation to Section 2.1 above, except as previously disclosed in writing to Lender, the Mortgaged Property and operations conducted thereon by the current owner or operator of such Mortgaged Property, are not the subject of any existing, pending, or threatened action, suit, investigation, inquiry, or proceeding by any governmental or nongovernmental entity or person or to any Remediation under any Environmental Law.

     Authorizations. All notices, permits, licenses, registrations, or similar authorizations, if any, required to be obtained or filed in connection with the ownership, operation, or use of the Mortgaged Property, including, without limitation, the existence of any Storage Tanks at the Mortgaged Property or the past or present generation, treatment, storage, disposal, or release of a Hazardous Substance into the environment, have been duly obtained or filed and have been duly renewed or maintained.

     Hazardous Substance. Except as previously disclosed in writing to Lender, the Mortgaged Property does not contain any Hazardous Substance in violation of applicable Environmental Laws. Except as disclosed in writing to Lender the Mortgaged Property does not contain any Storage Tanks or Asbestos.

     Borrower Investigation. Borrower has taken all steps necessary to determine, and has determined, that no Hazardous Substances are or have been generated, treated, stored, used, disposed of or released on, under, from, or about the Mortgaged Property except in compliance with applicable Environmental Laws.

     Borrower Compliance. Borrower has not undertaken, permitted, authorized, or suffered and will not undertake, permit, authorize, or suffer the presence, use, manufacture, handling, generation, transportation, storage, treatment, discharge, release, burial, or disposal on, under, from or about the Mortgaged Property of any Hazardous Substance or the transportation to or from the Mortgaged Property of any Hazardous Substance except in compliance with applicable Environmental Laws.

     No Pending Litigation. Except as otherwise previously disclosed to Lender in writing, there is no pending or threatened litigation, proceedings, or investigations before or by any administrative agency in which any person or entity alleges or is investigating any alleged presence, release, threat of release, placement on, under, from or about the Mortgaged Property, or the manufacture, handling, generation, transportation, storage, treatment, discharge, burial, or disposal on, under, from or about the Mortgaged Property, or the transportation to or from the Mortgaged Property, of any Hazardous Substance.

     No Notices. Except as otherwise previously disclosed to Lender in writing, Borrower has not received any notice, and has no actual or constructive knowledge, that any governmental authority or any employee or agent thereof has determined, or threatens to determine, or is investigating any allegation that there is a presence, release, threat of release, placement on, under, from or about the Mortgaged Property, or the use, manufacture, handling, generation, transportation, storage, treatment, discharge, burial, or disposal on, under, from or about the Mortgaged Property, or the transportation to or from the Mortgaged Property, of any Hazardous Substance.

     No Communications. Except as otherwise previously disclosed to Lender in writing, there have been no communications or agreements with any governmental authority thereof or any private entity, including, but not limited to, any prior owners or operators of the Mortgaged Property, relating in any way to the presence, release, threat of release, placement on, under or about the Mortgaged Property, or the use, manufacture, handling, generation, transportation, storage, treatment, discharge, burial, or disposal on, under or about the Mortgaged Property, or the transportation to or from the Mortgaged Property, of any Hazardous Substance, except for communications made in the ordinary course of business in connection with permits, reports, and routine inspections issued, prepared or conducted by government agencies or authorities having jurisdiction over the Mortgaged Property.

     Other Properties. Neither Borrower, nor, to the best knowledge of Borrower, any other person, including, but not limited to, any predecessor owner, tenant, licensee, occupant, user, or operator of all or any portion of the Mortgaged Property, has ever caused, permitted, authorized or suffered, and Borrower will not cause, permit, authorize, or suffer, any Hazardous Substance to be placed, held, located, or disposed of, on, under or about any other real property, all or any portion of which is legally or beneficially owned (or any interest or estate therein which is owned) by Borrower in any jurisdiction now or hereafter having in effect a so-called "superlien" law or ordinance or any part thereof, the effect of which law or ordinance would be to create a lien on the Mortgaged Property to secure any obligation in connection with the "superlien" law of such other jurisdiction.

     Permits. Borrower has been issued all required federal, state, and local licenses, certificates, or permits relating to, and Borrower and the Mortgaged Property are in compliance in all respects with, all applicable Environmental Laws, including but not limited to, federal, state, and local laws, rules, and regulations relating to, air emissions, water discharge, noise emissions, solid or liquid waste disposal, hazardous waste or materials, or other environmental, health, or safety matters.



                    AFFIRMATIVE COVENANTS

     Borrower hereby unconditionally covenants and agrees with Lender, until the entire Indebtedness (as defined in the Credit Agreement) shall have been paid in full and all of the obligations of Borrower under the Loan Documents shall have been fully performed and discharged, as follows:

     Operations. Borrower shall not use, generate, manufacture, produce, store, release, discharge, treat, or dispose of on, under, from or about the Mortgaged Property or transport to or from the Mortgaged Property any Hazardous Substance or allow any other person or entity to do so except in compliance with Environmental Laws. Borrower shall not install or permit to be installed any Asbestos or Storage Tanks at the Mortgaged Property and shall remedy all violations of Environmental Laws with respect thereto including, but not limited to, removal of Asbestos and/or Storage Tanks in the manner and as required by applicable Environmental Laws.

     Compliance. Borrower shall keep and maintain the Mortgaged Property in compliance with, and shall not cause or permit the Mortgaged Property to be in violation of, any Environmental Law and upon discovery of any noncompliance shall promptly take corrective action to remedy such noncompliance.

     Monitoring. Borrower shall establish and maintain, at Borrower's sole expense, a system to assure and monitor continued compliance with Environmental Laws, the existence of any Storage Tank on the Mortgaged Property and the presence of Hazardous Substances on the Mortgaged Property, by any and all owners or operators of the Mortgaged Property, which system shall include at a minimum annual reviews of such compliance by employees or agents of Borrower who are familiar with the requirements of the Environmental Laws and, at the request of Lender no more than once each year, a detailed review of such compliance of the environmental condition of the Mortgaged Property ("Environmental Compliance Report") in scope satisfactory to Lender by an environmental consulting firm approved in advance by Lender; provided, however, that if any Environmental Compliance Report indicates a violation of any Environmental Law or a need for Remediation, such system shall include at the request of Lender a detailed review ("Environmental Remediation Report") of the status of such violation by such environmental consultant. Borrower shall furnish each Environmental Compliance Report or Environmental Remediation Report to the Lender within sixty (60) days after Lender so requests, together with such additional information as Lender may reasonably request. If Borrower fails to contract for such an Environmental Compliance Report or Environmental Remediation Report after ten (10) days notice, or fails to provide either such report within sixty (60) days, Lender may order same, and Borrower grants to Lender and its employees, agents, contractors and consultants access to the Mortgaged Property and a license (which is coupled with an interest and irrevocable while the Mortgage is in effect) to perform inspections and tests, including (but not limited to) the taking of soil borings and air and groundwater samples. All costs of such reports, inspections and tests shall be an obligation of Borrower which Borrower promises to pay to Lender pursuant to this Agreement. All such costs shall constitute a portion of the Indebtedness, secured by the Mortgage and the other Loan Documents.

     Notices. Borrower shall give prompt written notices to Lender of: (i) any proceeding or inquiry by any governmental or nongovernmental entity or person with respect to the presence of any Hazardous Substance on, under, from or about the Mortgaged Property, the migration thereof from or to other property, the disposal, storage, or treatment of any Hazardous Substance generated or used on, under or about the Mortgaged Property, (ii) all claims made or threatened by any third party against Borrower or the Mortgaged Property or any other owner or operator of the Mortgaged Property relating to any release reportable under any applicable Environmental Law, loss or injury resulting from any Storage Tank or Hazardous Substance, and (iii) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Mortgaged Property that could cause the Mortgaged Property or any part thereof to be subject to any investigation or cleanup of the Mortgaged Property pursuant to any Environmental Law or that could result in Borrower becoming liable for any cost related to any investigation or cleanup of such Mortgaged Property.

     Legal Proceedings. Borrower shall permit Lender to join and participate in, as a party if it so elects, any legal proceedings or actions initiated with respect to the Mortgaged Property in connection with any Environmental Law, Hazardous Substance or Storage Tank and Borrower shall pay all attorneys' fees incurred by Lender in connection therewith.

     Remediation. In the event that the Mortgaged Property (or any portion thereof) becomes the subject of any Remediation, Borrower shall commence such Remediation no later than the earlier of (i) thirty (30) days after written demand by Lender for performance thereof, or (ii) such shorter period of time as may be required under applicable law, and thereafter shall diligently prosecute the same to completion in accordance with applicable law. All Remediation shall be performed by contractors approved in advance by Lender, and under the supervision of a consulting engineer approved by Lender. All costs and expenses of such Remediation shall be paid by Borrower including, without limitation, Lender's reasonable attorneys' fees and costs incurred in connection with monitoring or review of such Remediation. In the event Borrower shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remediation, Lender may, but shall not be required to, cause such Remediation to be performed, and all costs and expenses thereof, or incurred in connection therewith, shall become part of the Indebtedness.


                        INDEMNIFICATION

     BORROWER SHALL PROTECT, INDEMNIFY, AND HOLD HARMLESS LENDER AND TRUSTEE, THEIR PARENTS, SUBSIDIARIES, TRUSTEES, SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ALL LIABILITIES, OBLIGATIONS, CLAIMS, DEMANDS, DAMAGES, PENALTIES, CAUSES OF ACTION, LOSSES, FINES, COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION CONSEQUENTIAL DAMAGES AND REASONABLE ATTORNEYS' FEES AND EXPENSES), DIRECTLY OR INDIRECTLY ARISING FROM OR RELATED TO ANY RELEASE OF OR EXPOSURE TO ANY HAZARDOUS SUBSTANCE (INCLUDING PERSONAL INJURY OR DAMAGE TO PROPERTY), NONCOMPLIANCE WITH ANY ENVIRONMENTAL LAW, REMEDIATION, OR ARISING UNDER ANY ENVIRONMENTAL LAW. THE INDEMNIFICATION OBLIGATIONS OF BORROWER HEREUNDER SHALL BE DEEMED TO CONSTITUTE A PART OF THE DEBT SECURED BY THE MORTGAGE AND THE OTHER LOAN DOCUMENTS.


                             MISCELLANEOUS

     Survival of Obligations. Each and all of the representations, covenants and agreements and indemnities contained herein shall survive any termination, satisfaction or assignment of the Loan Documents or the entry of a judgment of foreclosure, sale of the Mortgaged Property by nonjudicial foreclosure sale, delivery of a deed in lieu of foreclosure or the exercise by Lender of any of its other rights and remedies under the Loan Documents.

     Notices. All notices or other communications required or permitted to be given hereunder shall be given to the parties and become effective as provided in the Mortgage.

     Binding Effect. This Agreement shall be binding on the parties hereto, their successors, assigns, heirs and legal representatives and all other persons claiming by, through or under them.

     Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original but all of which when taken together shall constitute one agreement.

     GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE MORTGAGED
PROPERTY IS LOCATED AND THE APPLICABLE LAWS OF THE UNITED STATES OF
AMERICA.

     Reliance. Borrower recognizes and acknowledges that in entering into the loan transaction evidenced by the Loan Documents and accepting the Mortgage, Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in this Agreement without any obligation to investigate the Mortgaged Property and notwithstanding any investigation of the Mortgaged Property by Lender; that such reliance exists on the part of Lender prior hereto; that such warranties and representations are a material inducement to Lender in making the loan evidenced by the Loan Documents and accepting the Mortgage; and that Lender would not be willing to make the loan evidenced by the Loan Documents and accept the Mortgage in the absence of such warranties and representations.

     Headings. The article, section and subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify, or define, or be used in construing the text of such articles, sections or subsections.

     No Oral Change. This Agreement may not be waived, extended, changed, discharged or terminated orally, or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom the enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

     EXECUTED under seal as of the date first above written.

BORROWER:

R.P. INDUSTRIES OF OHIO, an Ohio Corporation

By:
Name:
Title:


                            EXHIBIT A
                       Legal Descriptions

EXHIBIT 99.9

               ENVIRONMENTAL LIABILITIES AGREEMENT

     THIS ENVIRONMENTAL LIABILITIES AGREEMENT (this "Agreement") is made as of December ___, 1997 by GRANVILLE PLASTICS COMPANY, INC., a North Carolina corporation and R.P. INDUSTRIES OF OHIO, INC., an Ohio corporation (collectively, the "Borrower") to and for the benefit of FIRST UNION NATIONAL BANK, a national banking association (the "Lender").



                           DEFINITIONS

          Definitions. As used herein, the following terms shall have the following meanings:

     Asbestos:     Asbestos or any substance containing asbestos.

     Environmental Law: Any federal, state or local law, statute, ordinance, code, rule, regulation, license, authorization, decision, order, injunction or decree which pertains to health, safety or the environment (including but not limited to, ground or air or water or noise pollution or contamination, and underground or aboveground tanks) and shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), and any state or federal lien or superlien or environmental clean-up statutes, and regulations, rules, guidelines, or standards promulgated pursuant thereto all as amended from time to time.

     Hazardous Substance: Any substance, whether solid liquid or gaseous: i)which is listed, defined or regulated as a "hazardous substance," "hazardous waste" or "solid waste," or otherwise classified as hazardous or toxic, in or pursuant to any Environmental Law; or ii)which is or contains Asbestos, radon, any polychlorinated biphenyl, urea formaldehyde foam insulation, explosive or radioactive material, lead paint, or motor fuel or other petroleum hydrocarbons; or iii)which causes or poses a threat to cause a contamination or nuisance on the Mortgaged Property or any adjacent property or a hazard to the environment or to the health or safety of persons on or about the Mortgaged Property.

     Mortgage: Those Deeds of Trust, dated of even date herewith, executed by Borrower for the benefit of Lender, covering the Mortgaged Property more particularly described therein, including the real property or interest therein described in ExhibitA attached hereto and incorporated herein by this reference.

     Remediation: Any investigation, site monitoring, containment, cleanup, removal, restoration, or other activities of any kind which are reasonably necessary or desirable under an applicable
Environmental Law.

     Storage Tanks: Any underground or aboveground storage tanks, whether filled, empty, or partially filled with any substance.

          Other Defined Terms. Any capitalized term utilized herein shall have the meaning as specified in the Mortgage, unless such term is otherwise specifically defined herein.



                 WARRANTIES AND REPRESENTATIONS

     Borrower hereby represents and warrants to Lender that, to the best of Borrower's knowledge after due inquiry and investigation as follows:

          Mortgaged Property Compliance. The Mortgaged Property and the operations conducted thereon do not violate any applicable law, statute, ordinance, rule, regulation, order, or determination of any governmental authority or any restrictive covenant or deed restriction (recorded or otherwise), including without limitation all applicable zoning ordinances and building codes, flood disaster laws and Environmental Laws.

          No Violations. Without limitation to Section 2.1 above, except as previously disclosed in writing to Lender, the Mortgaged Property and operations conducted thereon by the current owner or operator of such Mortgaged Property, are not the subject of any existing, pending, or threatened action, suit, investigation, inquiry, or proceeding by any governmental or nongovernmental entity or person or to any Remediation under any Environmental Law.

          Authorizations. All notices, permits, licenses, registrations, or similar authorizations, if any, required to be obtained or filed in connection with the ownership, operation, or use of the Mortgaged Property, including, without limitation, the existence of any Storage Tanks at the Mortgaged Property or the past or present generation, treatment, storage, disposal, or release of a Hazardous Substance into the environment, have been duly obtained or filed and have been duly renewed or maintained.

          Hazardous Substance. Except as previously disclosed in writing to Lender, the Mortgaged Property does not contain any Hazardous Substance in violation of applicable Environmental Laws. Except as disclosed in writing to Lender the Mortgaged Property does not contain any Storage Tanks or Asbestos.

          Borrower Investigation. Borrower has taken all steps necessary to determine, and has determined, that no Hazardous
Substances are or have been generated, treated, stored, used, disposed of or released on, under, from, or about the Mortgaged Property except in compliance with applicable Environmental Laws.

          Borrower Compliance. Borrower has not undertaken, permitted, authorized, or suffered and will not undertake, permit, authorize, or suffer the presence, use, manufacture, handling, generation, transportation, storage, treatment, discharge, release, burial, or disposal on, under, from or about the Mortgaged Property of any Hazardous Substance or the transportation to or from the Mortgaged Property of any Hazardous Substance except in compliance with applicable Environmental Laws.

          No Pending Litigation. Except as otherwise previously disclosed to Lender in writing, there is no pending or threatened litigation, proceedings, or investigations before or by any administrative agency in which any person or entity alleges or is investigating any alleged presence, release, threat of release, placement on, under, from or about the Mortgaged Property, or the manufacture, handling, generation, transportation, storage, treatment, discharge, burial, or disposal on, under, from or about the Mortgaged Property, or the transportation to or from the Mortgaged Property, of any Hazardous Substance.

          No Notices. Except as otherwise previously disclosed to Lender in writing, Borrower has not received any notice, and has no actual or constructive knowledge, that any governmental authority or any employee or agent thereof has determined, or threatens to determine, or is investigating any allegation that there is a presence, release, threat of release, placement on, under, from or about the Mortgaged Property, or the use, manufacture, handling, generation, transportation, storage, treatment, discharge, burial, or disposal on, under, from or about the Mortgaged Property, or the transportation to or from the Mortgaged Property, of any Hazardous Substance.

          No Communications. Except as otherwise previously disclosed to Lender in writing, there have been no communications or agreements with any governmental authority thereof or any private entity, including, but not limited to, any prior owners or operators of the Mortgaged Property, relating in any way to the presence, release, threat of release, placement on, under or about the Mortgaged Property, or the use, manufacture, handling, generation, transportation, storage, treatment, discharge, burial, or disposal on, under or about the Mortgaged Property, or the transportation to or from the Mortgaged Property, of any Hazardous Substance, except for communications made in the ordinary course of business in connection with permits, reports, and routine inspections issued, prepared or conducted by government agencies or authorities having jurisdiction over the Mortgaged Property.

          Other Properties. Neither Borrower, nor, to the best knowledge of Borrower, any other person, including, but not limited to, any predecessor owner, tenant, licensee, occupant, user, or operator of all or any portion of the Mortgaged Property, has ever caused, permitted, authorized or suffered, and Borrower will not cause, permit, authorize, or suffer, any Hazardous Substance to be placed, held, located, or disposed of, on, under or about any other real property, all or any portion of which is legally or beneficially owned (or any interest or estate therein which is owned) by Borrower in any jurisdiction now or hereafter having in effect a so-called "superlien" law or ordinance or any part thereof, the effect of which law or ordinance would be to create a lien on the Mortgaged Property to secure any obligation in connection with the "superlien" law of such other jurisdiction.

          Permits. Borrower has been issued all required federal, state, and local licenses, certificates, or permits relating to, and Borrower and the Mortgaged Property are in compliance in all respects with, all applicable Environmental Laws, including but not limited to, federal, state, and local laws, rules, and regulations relating to, air emissions, water discharge, noise emissions, solid or liquid waste disposal, hazardous waste or materials, or other environmental, health, or safety matters.



     AFFIRMATIVE COVENANTS

     Borrower hereby unconditionally covenants and agrees with Lender, until the entire Indebtedness (as defined in the Credit Agreement) shall have been paid in full and all of the obligations of Borrower under the Loan Documents shall have been fully performed and dis-charged, as follows:

          Operations. Borrower shall not use, generate, manufacture, produce, store, release, discharge, treat, or dispose of on, under, from or about the Mortgaged Property or transport to or from the Mortgaged Property any Hazardous Substance or allow any other person or entity to do so except in compliance with Environmental Laws. Borrower shall not install or permit to be installed any Asbestos or Storage Tanks at the Mortgaged Property and shall remedy all violations of Environmental Laws with respect thereto including, but not limited to, removal of Asbestos and/or Storage Tanks in the manner and as required by applicable Environmental Laws.

          Compliance. Borrower shall keep and maintain the Mortgaged Property in compliance with, and shall not cause or permit the Mortgaged Property to be in violation of, any Environmental Law and upon discovery of any noncompliance shall promptly take corrective action to remedy such noncompliance.

          Monitoring. Borrower shall establish and maintain, at Borrower's sole expense, a system to assure and monitor continued compliance with Environmental Laws, the existence of any Storage Tank on the Mortgaged Property and the presence of Hazardous Substances on the Mortgaged Property, by any and all owners or operators of the Mortgaged Property, which system shall include at a minimum annual reviews of such compliance by employees or agents of Borrower who are familiar with the requirements of the Environmental Laws and, at the request of Lender no more than once each year, a detailed review of such compliance of the environmental condition of the Mortgaged Property ("Environmental Compliance Report") in scope satisfactory to Lender by an environmental consulting firm approved in advance by Lender; provided, however, that if any Environmental Compliance Report indicates a violation of any Environmental Law or a need for Remediation, such system shall include at the request of Lender a detailed review ("Environmental Remediation Report") of the status of such violation by such environmental consultant. Borrower shall furnish each Environmental Compliance Report or Environmental Remediation Report to the Lender within sixty (60) days after Lender so requests, together with such additional information as Lender may reasonably request. If Borrower fails to contract for such an Environmental Compliance Report or Environmental Remediation Report after ten (10) days notice, or fails to provide either such report within sixty (60) days, Lender may order same, and Borrower grants to Lender and its employees, agents, contractors and consultants access to the Mortgaged Property and a license (which is coupled with an interest and irrevocable while the Mortgage is in effect) to perform inspections and tests, including (but not limited to) the taking of soil borings and air and groundwater samples. All costs of such reports, inspections and tests shall be an obligation of Borrower which Borrower promises to pay to Lender pursuant to this Agreement. All such costs shall constitute a portion of the Indebtedness, secured by the Mortgage and the other Loan Documents.

          Notices. Borrower shall give prompt written notices to Lender of: (i) any proceeding or inquiry by any governmental or nongovernmental entity or person with respect to the presence of any Hazardous Substance on, under, from or about the Mortgaged Property, the migration thereof from or to other property, the disposal, storage, or treatment of any Hazardous Substance generated or used on, under or about the Mortgaged Property, (ii) all claims made or threatened by any third party against Borrower or the Mortgaged Property or any other owner or operator of the Mortgaged Property relating to any release reportable under any applicable Environmental Law, loss or injury resulting from any Storage Tank or Hazardous Substance, and (iii) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Mortgaged Property that could cause the Mortgaged Property or any part thereof to be subject to any investigation or cleanup of the Mortgaged Property pursuant to any Environmental Law or that could result in Borrower becoming liable for any cost related to any investigation or cleanup of such Mortgaged Property.

          Legal Proceedings. Borrower shall permit Lender to join and participate in, as a party if it so elects, any legal proceedings or actions initiated with respect to the Mortgaged Property in connection with any Environmental Law, Hazardous Substance or Storage Tank and Borrower shall pay all attorneys' fees incurred by Lender in connection therewith.

          Remediation. In the event that the Mortgaged Property (or any portion thereof) becomes the subject of any Remediation, Borrower shall commence such Remediation no later than the earlier of (i) thirty (30) days after written demand by Lender for performance thereof, or (ii) such shorter period of time as may be required under applicable law, and thereafter shall diligently prosecute the same to completion in accordance with applicable law. All Remediation shall be performed by contractors approved in advance by Lender, and under the supervision of a consulting engineer approved by Lender. All costs and expenses of such Remediation shall be paid by Borrower including, without limitation, Lender's reasonable attorneys' fees and costs incurred in connection with monitoring or review of such Remediation. In the event Borrower shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remediation, Lender may, but shall not be required to, cause such Remediation to be performed, and all costs and expenses thereof, or incurred in connection therewith, shall become part of the Indebtedness.

                        INDEMNIFICATION

     BORROWER SHALL PROTECT, INDEMNIFY, AND HOLD HARMLESS LENDER AND TRUSTEE, THEIR PARENTS, SUBSIDIARIES, TRUSTEES, SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ALL LIABILITIES, OBLIGATIONS, CLAIMS, DEMANDS, DAMAGES, PENALTIES, CAUSES OF ACTION, LOSSES, FINES, COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION CONSEQUENTIAL DAMAGES AND REASONABLE ATTORNEYS' FEES AND EXPENSES), DIRECTLY OR INDIRECTLY ARISING FROM OR RELATED TO ANY RELEASE OF OR EXPOSURE TO ANY HAZARDOUS SUBSTANCE (INCLUDING PERSONAL INJURY OR DAMAGE TO PROPERTY), NONCOMPLIANCE WITH ANY ENVIRONMENTAL LAW, REMEDIATION, OR ARISING UNDER ANY ENVIRONMENTAL LAW. THE INDEMNIFICATION OBLIGATIONS OF BORROWER HEREUNDER SHALL BE DEEMED TO CONSTITUTE A PART OF THE DEBT SECURED BY THE MORTGAGE AND THE OTHER LOAN DOCUMENTS.



     MISCELLANEOUS

          Survival of Obligations. Each and all of the representations, covenants and agreements and indemnities contained herein shall survive any termination, satisfaction or assignment of the Loan Documents or the entry of a judgment of foreclosure, sale of the Mortgaged Property by nonjudicial foreclosure sale, delivery of a deed in lieu of foreclosure or the exercise by Lender of any of its other rights and remedies under the Loan Documents.

          Notices. All notices or other communications required or permitted to be given hereunder shall be given to the parties and become effective as provided in the Mortgage.

          Binding Effect. This Agreement shall be binding on the parties hereto, their successors, assigns, heirs and legal representatives and all other persons claiming by, through or under them.

          Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original but all of which when taken together shall constitute one agreement.

          GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE
MORTGAGED PROPERTY IS LOCATED AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

          Reliance. Borrower recognizes and acknowledges that in entering into the loan transaction evidenced by the Loan Documents and accepting the Mortgage, Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in this Agreement without any obligation to investigate the Mortgaged Property and notwithstanding any investigation of the Mortgaged Property by Lender; that such reliance exists on the part of Lender prior hereto; that such warranties and representations are a material inducement to Lender in making the loan evidenced by the Loan Documents and accepting the Mortgage; and that Lender would not be willing to make the loan evidenced by the Loan Documents and accept the Mortgage in the absence of such warranties and representations.

          Headings. The article, section and subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify, or define, or be used in construing the text of such articles, sections or subsections.

          No Oral Change. This Agreement may not be waived, extended, changed, discharged or terminated orally, or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom the enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

     EXECUTED under seal as of the date first above written.

BORROWER:

GRANVILLE PLASTICS COMPANY, INC., a North Carolina Corporation


By:
Name:
Title:

R.P. INDUSTRIES OF OHIO, INC., an Ohio Corporation


By:
Name:
Title:

                              EXHIBIT A

                         Legal Descriptions

EXHIBIT 99.10

                         PLEDGE AGREEMENT


     THIS PLEDGE AGREEMENT (this "Pledge Agreement"), dated as of December 30, 1997, made by R. P. INDUSTRIES OF OHIO, INC., an Ohio corporation (the "Borrower"), UNITED SHIELDS CORPORATION, a Colorado corporation, FURNITURE PLASTICS OF FOREST CITY, INC., a North Carolina corporation, GRANVILLE PLASTICS COMPANY, INC., a North Carolina corporation, R. P. ENTERPRISES, INC., a Virginia corporation, RICHMOND PLASTICS, INC., a Virginia corporation, and R. P. REAL ESTATE, INC., a Virginia corporation, (each a "Guarantor," and collectively the "Guarantors," and together with the Borrower, each a "Pledgor," and collectively the "Pledgors") and First Union National Bank, a national banking association (the "Bank").

                             RECITALS

     WHEREAS, pursuant to the Revolving Credit and Security Agreement dated as of the date hereof (as amended, modified, extended, renewed or replaced from time to time, the "Credit Agreement") among the Borrower, the Guarantors and the Bank, the Bank has agreed to provide the Borrower with a credit facility; and

     WHEREAS, the Bank has required, as a condition precedent to its entering into the Credit Agreement and making extensions of credit to or for the account of the Borrower thereunder, that the Pledgors secure their respective obligations under the Credit Agreement and the other Loan Documents in accordance with the terms of this Pledge Agreement.

     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     l. Definitions. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

     2. Pledge and Grant of Security Interest. To secure the prompt payment and performance in full when due, whether by lapse of time or otherwise, of the Secured Obligations (as defined in Section 3 hereof), each Pledgor hereby pledges and assigns to the Bank, and grants to the Bank, a continuing security interest in any and all right, title and interest of such Pledgor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the "Pledged Collateral"):

          (a) Pledged Shares. All of the issued and outstanding shares of capital stock of the Subsidiaries of such Pledgor set forth
on Schedule 1 attached hereto (all      certificates representing such
shares and all options and other rights, contractual or otherwise, with respect thereto, collectively the "Pledged Shares").

          (b) Additional Shares. All of the issued and outstanding shares of capital stock of any Subsidiary which is hereafter formed or acquired by such Pledgor, including without limitation, the certificates representing such shares.

          (c) Other Equity Interests. Any and all other equity interests of such Pledgor in any direct or indirect Subsidiary of the Borrower.

          (d) Proceeds. All proceeds and products of the foregoing, however and whenever acquired and in whatever form.

     Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that a Pledgor may from time to time hereafter deliver additional shares of stock to the Bank as collateral security for the Secured Obligations. Upon delivery to the Bank, such additional shares of stock shall be deemed to be part of the Pledged Collateral of such Pledgor and shall be subject to the terms of this Pledge Agreement whether or not Schedule l is amended to refer to such additional shares.

     3. Security for Secured Obligations. The security interest created hereby in the Pledged Collateral of each Pledgor constitutes continuing collateral security for all of the following, whether now existing or hereafter incurred (the "Secured Obligations"):

               (a)     (i)     In the case of the Borrower, the prompt
performance and observance by the Borrower of all obligations of the Borrower under the Credit Agreement, the Note, this Pledge Agreement and the other Loan Documents to which the Borrower is a party; or

                    (ii) In the case of any Pledgor which is a Guarantor, the prompt performance and observance by such Guarantor of all obligations of such Guarantor under the Credit Agreement, this Pledge Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, its guaranty obligations arising under Section 4 of the Credit Agreement; and

          (b) All other indebtedness, liabilities and obligations of any kind or nature, now existing or hereafter arising, owing from the Borrower or any Guarantor to the Bank, arising under the Loan Documents, whether primary, secondary, direct, contingent, or joint and several.

     4. Delivery of the Pledged Collateral. Each Pledgor hereby agrees that:

          (a) Certificates. Such Pledgor shall deliver to the Bank (i) simultaneously with or prior to the execution and delivery of this Pledge Agreement, all certificates representing the Pledged Shares of such Pledgor and (ii) promptly upon the receipt thereof by or on behalf of such Pledgor, all other certificates and instruments constituting Pledged Collateral of such Pledgor. Prior to delivery to the Bank, all such certificates and instruments constituting Pledged Collateral of such Pledgor shall be held in trust by such Pledgor for the benefit of the Bank pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, in form provided in Schedule 2 attached hereto.

          (b) Additional Securities. If such Pledgor shall receive by virtue of its being or having been the owner of any Pledged Collateral, any (i) stock certificate, including without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock splits, spin-off or split-off, promissory notes or other instrument; (ii) option or right, whether as an addition to, substitution for, or an exchange for, any Pledged Collateral or otherwise; (iii) dividends payable in securities; or (iv) distributions of securities in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then such Pledgor shall receive such stock certificate, instrument, option, right or distribution in trust for the benefit of the Bank, shall segregate it from such Pledgor's other property and shall deliver it forthwith to the Bank in the exact form received together with any necessary endorsement and/or appropriate stock power duly executed in blank in the form provided in Schedule 2, to be held by the Bank as Pledged Collateral and as further collateral security for the Secured Obligations.

          (c) Financing Statements. Such Pledgor shall execute and deliver to the Bank such UCC financing statements as may be reasonably requested by the Bank in order to perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor.

     5. Representations and Warranties. Each Pledgor hereby represents and warrants to the Bank, that so long as the Credit Agreement is in effect or any amounts payable thereunder or under any other Loan Document shall remain outstanding, and until all of the commitments thereunder shall have terminated:

          (a) Authorization of Pledged Shares. Tie Pledged Shares of such Pledgor are duly authorized and validly issued, are fully paid and nonassessable and are not subject to the preemptive rights of any Person. All other shares of stock constituting Pledged Collateral will be duly authorized and validly issued, fully paid and nonassessable and not subject to the preemptive rights of any Person.

          (b) Title. Such Pledgor has good and indefeasible title to the Pledged Collateral of such Pledgor and will at all times be the legal and beneficial owner of such Pledged Collateral free and clear of any Lien, except for the security interest created by this Pledge Agreement and other Permitted Liens. There exists no "adverse claim" within the meaning of Section 8.8A-102 of the Code with respect to the Pledged Shares of such Pledgor.

          (c) Exercising of Rights. The exercise by the Bank of its rights and remedies hereunder will not violate any law or governmental regulation or any material contractual restriction binding on or affecting such Pledgor or any of its property.

          (d) Pledgor's Authority. No authorization, approval or action by, and no notice or filing with any governmental authority or with the issuer of any Pledged Stock of such Pledgor is required either (i) for the pledge made by such Pledgor or for the granting of the security interest by such Pledgor pursuant to this Pledge Agreement; or (ii) for the exercise by the Bank of its rights and remedies hereunder (except as may be required by laws affecting the offering and sale of securities).

          (e) Security Interest/Priority. This Pledge Agreement creates a valid security interest in favor of the Bank in the Pledged Collateral of such Pledgor. The taking possession by the Bank of the certificates representing the Pledged Shares of such Pledgor and all other certificates and instruments constituting Pledged Collateral of such Pledgor will perfect and establish the first priority of the Bank's security interest in the Pledged Shares of such Pledgor and in all other Pledged Collateral of such Pledgor represented by such Pledged Shares and instruments securing the Secured Obligations. Except as set forth in this Section 5 (e), no action is necessary to perfect or otherwise protect such security interest.

     6. Covenants. Each Pledgor hereby covenants, that so long as the Credit Agreement is in effect or any amounts payable thereunder or under any other Loan Document shall remain outstanding, and until the commitment thereunder shall have terminated, such Pledgor shall:

          (a) Books and Records. Mark its books and records (and shall cause the issuer of the Pledged Shares of such Pledgor to mark its books and records) to reflect the security interest granted to the Bank pursuant to this Pledge Agreement.

          (b) Defense of Title. Warrant and defend title to and ownership of the Pledged Collateral of such Pledgor at its own expense against the claims and demands of all other parties claiming an interest therein, keep the Pledged Collateral of such Pledgor free from all Liens, except for those created hereunder and the security interest created hereby and except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of Pledged Collateral of such Pledgor or any interest therein, except as permitted under the Credit Agreement.

          (c) Further Assurances. Promptly execute and deliver at its expense all further instruments and documents and take all further action that may be necessary and desirable or that the Bank may reasonably request in order to (i) perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor;
(ii) enable the Bank to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral of such Pledgor; and
(iii) otherwise effect the purposes of this Pledge Agreement, including, without limitation and if requested by the Bank, delivering to the Bank irrevocable proxies in respect of the Pledged Collateral of such Pledgor.

          (d) Amendments. Not make or consent to any amendment or other modification or waiver with respect to any of the Pledged Collateral of such Pledgor or enter into any agreement or allow to exist any restriction with respect to any of the Pledged Collateral of such Pledgor other than pursuant hereto or as may be permitted under the Credit Agreement.

          (e) Compliance with Securities Laws. File all reports and other information now or hereafter required to be filed by such Pledgor with the United States Securities and Exchange Commission and any other state, federal or foreign agency in connection with the ownership of the Pledged Collateral of such Pledgor.

     7.     Rights of the Bank.

          (a) Power of Attorney. In addition to other powers of attorney contained herein, each Pledgor hereby designates and appoints the Bank and each of its designees or agents as attorney-in-fact of such Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default:

               (i) to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Bank may reasonably determine;

               (ii) to commence and prosecute any actions at any court for the purposes of collecting any of the Pledged Collateral of such Pledgor and enforcing any other right in respect thereof;

               (iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Bank may deem reasonably appropriate;

               (iv) to pay or discharge taxes, liens, security interests, or other encumbrances levied or placed on or threatened against the Pledged Collateral of such Pledgor;

               (v) to direct any parties liable for any payment under any of the Pledged Collateral of such Pledgor to make payment of any and all monies due and to become due thereunder directly to the Bank or as the Bank shall direct;

               (vi) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral of such Pledgor;

               (vii) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Pledged Collateral of such Pledgor;

               (viii) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Bank may deem reasonably appropriate; and

               (ix) to exchange any of the Pledged Collateral of such Pledgor or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and in connection therewith, deposit any of the Pledged Collateral of such Pledgor with any depository, transfer Bank, registrar or other designated agency upon such terms as the Bank may determine.

               (x) to do and perform all such other acts and things as the Bank may reasonably deem to be necessary, proper or convenient in connection with the Pledged Collateral of such Pledgor.

This power of attorney is a power coupled with an interest and shall be irrevocable. The Bank shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Bank in this Pledge Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Bank shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Bank solely to protect, preserve and realize upon its security interest in Pledged Collateral.

          (b) Performance by the Bank of Pledgor's Obligations. If any Pledgor fails to perform any agreement or obligation contained herein, after the occurrence and during the continuance of an Event of Default, the Bank itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Bank incurred in connection therewith shall be payable by the Pledgors on a joint and several basis pursuant to Section 11 hereof.

          (c) Assignment by the Bank. To the extent permitted under the Credit Agreement, the Bank may from time to time assign the Pledged Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of the Bank under this Pledge Agreement in relation thereto.

          (d) The Bank's Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while being held by the Bank hereunder, the Bank shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that each Pledgor shall be responsible for preservation of all rights in the Pledged Collateral of such Pledgor, and the Bank shall be relieved of all responsibility for Pledged Collateral upon surrendering it or tendering the surrender of it to such Pledgor. The Bank shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Bank accords its own property, it being understood that the Bank shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Bank has or is deemed to have knowledge of such matters; or
(ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

          (e)     Voting Rights in Respect of the Pledged Collateral.

               (i) So long as no Event of Default (as defined herein) shall have occurred and be continuing, to the extent permitted by law, each Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral of such Pledgor or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the Credit Agreement;

          (ii) Upon the occurrence and during the continuance of an Event of Default, upon written notice from the Bank, all rights of a Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (i) of this Section shall cease and all such rights shall thereupon become vested in the Bank which shall thereupon have the sole right to exercise such voting and other consensual rights.

          (f)     Dividend Rights in Respect of the Pledged
Collateral.

               (i) So long as no Event of Default shall have occurred and be continuing and subject to Section 4(b) hereof, each Pledgor may receive and retain any and all dividends (other than stock dividends and other dividends constituting Pledged Collateral of such Pledgor which are addressed hereinabove) or interest paid in respect of the Pledged Collateral of such Pledgor to the extent they are allowed under the Credit Agreement.

               (ii) Upon the occurrence and during the continuance of an Event of Default:

                    (A)  all rights of a Pledgor to receive the
dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to paragraph (i) of this Section shall cease and all such rights shall thereupon be vested in the Bank which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest payments; and

                    (B) all dividends and interest payments which are received by such Pledgor contrary to the provisions of paragraph (A) of this Section shall be received in trust for the benefit of the Bank, shall be segregated from other property or funds of such Pledgor, and shall be forthwith paid over to the Bank as Pledged Collateral in the exact form received, to be held by the Bank as Pledged Collateral and as further collateral security for the Secured Obligations.

          (g) Release of Pledged Collateral. The Bank may release any of the Pledged Collateral from this Pledge Agreement or may substitute any of the Pledged Collateral for other Pledged Collateral without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Pledge Agreement as to any Pledged Collateral not expressly released or substituted, and this Pledge Agreement shall continue as a first priority lien, security interest, pledge and charge on all Pledged Collateral not expressly released or substituted when any of the Secured Obligations remain outstanding with respect to the Bank.

     8. Advances by Bank. On failure of any Pledgor to perform any of the covenants and agreements contained herein, the Bank may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Bank may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Bank may make for the protection of the security hereof or which may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Pledgors on a joint and several basis promptly upon notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the Default Rate. No such performance of any covenant or agreement by the Bank on behalf of any Pledgor, and no such advance or expenditure therefor, shall relieve the Pledgors of any default under the terms of this Pledge Agreement or the other Loan Documents. The Bank may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

     9. Events of Default. The occurrence of an Event of Default under and as defined in the Credit Agreement shall be an Event of Default hereunder ("Event of Default").

     10. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

          (a) Rights and Remedies. The Bank may exercise in respect of the Pledged Collateral of any Pledgor, in addition to other rights and remedies provided for herein or otherwise available to it, all rights and remedies of a secured party on default under the Code or any other applicable law.

          (b) Sale of Pledged Collateral. Without limiting the generality of this Section and without notice (except as provided below), the Bank may, in its sole discretion, sell or otherwise dispose of or realize upon the Pledged Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as the Bank may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law. To the extent permitted by law, the Bank may in such event, bid for the purchase of such securities. Each Pledgor agrees that any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, shall be personally served on or mailed, postage prepaid, to such Pledgor in accordance with the notice provisions of Section 11.4 of the Credit Agreement at least 10 days before time of such sale. The Bank shall not be obligated to make any sale of Pledged Collateral of such Pledgor regardless of notice of sale having been given. The Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (c) Private Sale. The Pledgors recognize that the Bank may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any of the securities constituting Pledged Collateral and that the Bank may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale per se shall not be deemed to have been made in a commercially unreasonable manner and that the Bank shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933. Each Pledgor further acknowledges and agrees that any offer to sell such securities which has been publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933) shall be deemed to involve a "public sale" under the Code, notwithstanding that such sale may not constitute a "public offering" under the Securities Act of 1933, and the Bank may, in such event, bid for the purchase of such securities.

          (d) Retention of Pledged Collateral. The Bank may, after providing the notices required by Section 9-505 (2) of the Code or otherwise complying with the requirements of applicable law of the relevant jurisdiction, retain all or any portion of the Pledged Collateral in satisfaction of the Secured Obligations. Unless and until the Bank shall have provided such notices, however, the Bank shall not be deemed to have retained any Pledged Collateral in satisfaction of any Secured Obligations for any reason.

          (e) Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of any Pledged Collateral, when received by the Bank in cash or its equivalent, will be applied in reduction of the Secured Obligations in such order and manner as the Bank shall determine, and each Pledgor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Bank shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds notwithstanding any entry to the contrary upon any of its books and records. The Pledgors shall remain liable to the Bank for any deficiency.

          (f) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Bank is legally entitled, the Pledgors shall be jointly and severally liable for the deficiency, together with interest thereon at the default rate, together with the costs of collection and the reasonable fees of any attorneys employed by the Bank to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the appropriate Pledgors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

     11. Costs of Counsel. If at any time hereafter, after the occurrence and during the continuance of an Event of Default or not, the Bank employs counsel to prepare or consider amendments, waivers or consents with respect to this Pledge Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Pledge Agreement or relating to the Pledged Collateral, or to protect the Pledged Collateral of any Pledgor or exercise any rights or remedies under this Pledge Agreement or with respect to any Pledged Collateral, then the Pledgors agree to promptly pay upon demand any and all such reasonable costs and expenses of the Bank, all of which costs and expenses shall constitute Secured Obligations hereunder.

     12. Continuing Agreement. This Pledge Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as the Credit Agreement is in effect or any amounts payable thereunder or under any other Loan Document shall remain outstanding, and until the commitment thereunder shall have terminated. Upon such termination of this Pledge Agreement, the Bank shall, upon the request and at the expense of the Pledgors, forthwith release all of its liens and security interests hereunder. Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive termination of this Pledge Agreement.

     13. Successors in Interest. This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall be binding upon each Pledgor, its successors and assigns and shall inure, together with the rights and remedies of the Bank hereunder, to the benefit of the Bank and its successors and assigns; provided, however, that none of the Pledgors may assign its rights or delegate its duties hereunder without the prior written consent of the Bank. To the fullest extent permitted by law, each Pledgor hereby releases the Bank and its successors and assigns, from any liability for any act or omission relating to this Pledge Agreement or the Pledged Collateral, except for any liability arising from the gross negligence or willful misconduct of the Bank or its officers, employees or agents.

     14. Notices. All notices required or permitted to be given under this Pledge Agreement shall be in conformance with Section 11.4 of the Credit Agreement.

     15. Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart.

     16. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Pledge Agreement.

     17. Governing Law. This Pledge Agreement and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Virginia.

     18. Severability. If any provision of this Pledge Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

     19. Entirety. This Pledge Agreement and the other Loan Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents or the transactions contemplated herein and therein.

     20. Survival. All representations and warranties of the Pledgors hereunder shall survive the execution and delivery of this Pledge Agreement and the other Loan Documents, the delivery of the Note and the making of the Loan under the Credit Agreement.

     21. Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Pledged Collateral (including, without limitation, real property and securities owned by an Pledgor), or by a guarantee, endorsement or property of any other Person, then the Bank shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Bank has the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Bank shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Bank's rights or the Secured Obligations under this Pledge Agreement or under any other of the Loan Documents.

     22. Joint and Several Obligations of Pledgors. All payment obligations of the Pledgors hereunder shall be joint and several.

     Each of the Pledgors has caused a counterpart of this Pledge
Agreement to be duly executed under seal and delivered as of the date first above written.

                         BORROWER:

                     R. P. INDUSTRIES OF OHIO, INC.

                         By___________________________ (SEAL)
                         Title__________________________


                         GUARANTORS:

                         UNITED SHIELDS CORPORATION


                         By__________________________ (SEAL)
                         Title ________________________


                         FURNITURE PLASTICS OF FOREST CITY, INC.


                         By__________________________ (SEAL)
                         Title__________________________


                         GRANVILLE PLASTICS COMPANY, INC.


                         By__________________________ (SEAL)
                         Title__________________________


                         R. P. ENTERPRISES, INC.


                         By__________________________ (SEAL)
                         Title__________________________


                         RICHMOND PLASTICS, INC.


                         By__________________________ (SEAL)
                         Title__________________________


                         R. P. REAL ESTATE, INC.


                         By__________________________ (SEAL)
                         Title__________________________


     Accepted and agreed to as of the date first above written.


                         FIRST UNION NATIONAL BANK


                         By __________________________ (SEAL)
                         Title:_________________________

                           Schedule 1
                      to Pledge Agreement




Name of Pledgor:
  United Shield Corporation
Name of Subsidiary             Number of Shares Certificate Number
R. P. Industries of Ohio, Inc.      100                 1

Name of Pledgor:
  R. P. Industries of Ohio, Inc.
Name of Subsidiary            Number of Shares  Certificate Number

Furniture Plastics of
  Forest City, Inc.                 100                 3
R. P. Enterprises, Inc.           1,000                 1
Richmond Plastics, Inc.               1                 3
R. P. Real Estate, Inc.               1                 2

Name of Pledgor:     Furniture Plastics of Forest City, Inc.
Name of Subsidiary     Number of Shares     Certificate Number

Granville Plastics Company, Inc.    300                 3

EXHIBIT 99.11

REVOLVING PROMISSORY NOTE


$6,000,000                                    December 30, 1997


R. P. Industries of Ohio, Inc.
7400 Beaufort Springs Drive
Richmond, VA  23225
(hereinafter referred to as "Borrower")

First Union National Bank
One James Center
901 East Cary Street
Richmond, VA 23219
(hereinafter referred to as "Bank")


Borrower promises to pay to the order of Bank, in lawful money of the United States of America, at its office indicated above or wherever else Bank may specify, the sum of up to Six Million and No/100 Dollars ($6,000,000.00) or such sum as may be advanced and outstanding from time to time, with interest on the unpaid principal balance at the rate and on the terms provided in this Promissory Note (including all renewals, extensions or modifications hereof, this "Note").

                    INTEREST RATE DEFINITIONS.

"Prime - Based Rate" shall be the rate per annum equal to Bank's Prime Rate plus three-fourths of one percent (0.75%) as that rate may change from day to day. Bank's "Prime Rate" is that rate announced by Bank from time to time as its "prime rate" and is one of several interest rate bases used by Bank. Bank lends at rates both above and below Bank's Prime Rate, and Borrower acknowledges that Bank's Prime Rate is not represented or intended to be the lowest or most favorable rate of interest offered by Bank. A change in the Prime Rate shall become effective from the beginning of the day on which such change is announced by Bank.

"LIBOR Market Index - Based Rate" shall be the rate per annum equal to the LIBOR Market Index Rate plus three and one-half percent (3.5%) as that rate may change from day to day. "LIBOR Market Index Rate", for any day, is the rate for 1 month U.S. dollar deposits as reported on Telerate page 3750 as of 11:00 a.m., London time, on such day, or if such day is not a London business day, then the immediately preceding London business day (or if not so reported, then as determined by Bank from another recognized source or interbank quotation).

INTEREST RATE TO BE APPLIED. The unpaid principal balance of this Note shall bear interest from the date hereof at the lower of either the Prime-Based Rate or the LIBOR Market Index-Based Rate (each, an "Interest Rate") as determined by Bank for each day during the term of the Note.

Default Rate. In addition to all other rights contained in this Note, if a Default (defined herein) occurs and as long as a Default continues, all outstanding Obligations in Bank's discretion shall bear interest at the Prime Rate plus 3% ("Default Rate"). The Default Rate shall also apply from acceleration until the Obligations or any judgment thereon is paid in full, except as otherwise required by law.

INTEREST COMPUTATION. (Actual/360). Interest shall be computed on the basis of a 360-day year for the actual number of days in the interest period ("Actual/360 Computation"). The Actual/360 Computation determines the annual effective interest yield by taking the stated (nominal) interest rate for a year's period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the interest period. Application of the Actual/360 Computation produces an annualized effective interest rate exceeding that of the nominal rate.

REPAYMENT TERMS. This Note shall be due and payable in consecutive monthly payments of accrued interest only on the first Business Day of each month, until fully paid. All outstanding principal will be repaid in accordance with the Loan Agreement, as hereinafter defined. In any event, all principal and accrued interest shall be due and payable on April 30, 2000, or at such other time at which all of the outstanding Obligations hereunder shall be due and payable (whether by acceleration or otherwise).

RESClSSlON OF PAYMENTS. If any payment received by Bank under this Note or the other Loan Documents is rescinded, avoided or for any reason returned by Bank because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all Persons liable under this Note or the other Loan Documents as though such payment had not been made.

LOAN AGREEMENT; LOAN DOCUMENTS; OBLIGATIONS. This Note is subject to the terms and conditions of that certain Revolving Credit and Security Agreement between Bank and Borrower dated as of the date hereof, as the same may be modified and amended from time to time (the "Loan Agreement"). All capitalized terms not otherwise defined herein shall have such meaning as assigned to them in the Loan Agreement. The term "Obligations" used in this Note refers to any and all indebtedness and other obligations under this Note and all other obligations as defined in the respective Loan Documents.

LATE CHARGE. If any payments are not timely made, Borrower shall also pay to Bank a late charge equal to 5% of each payment past due for 8 or more days. The Borrower acknowledges that the late charge imposed herein represents a reasonable estimate of the expenses of Bank incurred because of such lateness.

Acceptance by Bank of any late payment without an accompanying late charge shall not be deemed a waiver of Bank's right to collect such late charge or to collect a late charge for any subsequent late payment received.

ATTORNEYS' FEES AND OTHER COLLECTION COSTS. Borrower shall pay all of Bank's reasonable expenses incurred to enforce or collect any of the Obligations, including, without limitation, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

USURY. Regardless of any other provision of this Note or other Loan Documents, if for any reason the effective interest should exceed the maximum lawful interest, the effective interest shall be deemed reduced to, and shall be, such maximum lawful interest, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of this Note and not to the payment of interest, and (ii) if the loan evidenced by this Note has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of this Note or the refunding of excess to be a complete settlement and acquittance thereof.

BORROWER'S ACCOUNTS. Except as prohibited by law, Borrower grants Bank a security interest in all of Borrower's existing or future deposit accounts with Bank and any of its affiliates to secure the Obligations.

EVENTS OF DEFAULT. An "Event of Default" shall exist if any one or more of the following events shall occur (individually, an "Event of Default," and collectively, "Events of Default"): Nonpayment; Nonperformance. The failure of timely payment or performance of the Obligations under this Note. Event of Default Under Other Loan Documents. The occurrence of any Event of Default under any of the other Loan Documents.

REMEDIES UPON EVENT OF DEFAULT. Upon the occurrence of an Event of Default, Bank may at any time thereafter, take the following actions:
Bank Lien and Set-off. Exercise its right of set-off or to foreclose its security interest or lien against any deposit account of any nature or maturity of Borrower with Bank without notice. Acceleration Upon Default. Accelerate the maturity of this Note and all other Obligations, and all of the Obligations shall be immediately due and payable. Cumulative. Exercise any rights and remedies as provided under the Note and other Loan Documents, or as provided by law or equity.

REVOLVING CREDIT ADVANCES. This is a revolving credit note. Borrower may borrow, repay and reborrow, and Bank may advance and readvance under this Note respectively from time to time (each an "Advance" and together the "Advances"), so long as the total indebtedness outstanding at any one time does not exceed the lesser of (i) the principal amount stated on the face of this Note or (ii) the Borrowing Base. Bank's obligation to advance or readvance under this Note shall terminate if a Default exists.

WAIVERS AND AMENDMENTS. No waivers, amendments or modifications of this Note and other Loan Documents shall be valid unless in writing and signed by an officer of Bank. No waiver by Bank of any Event of Default shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion. Neither the failure nor any delay on the part of Bank in exercising any right, power, or remedy under this Note and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Borrower or any other Person liable under this Note waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind. Further, each agrees that Bank may extend, modify or renew this Note or make a novation of the loan evidenced by this Note for any period and grant any releases, compromises or indulgences with respect to any collateral securing this Note, or with respect to Borrower or any Person liable under this Note or other Loan Documents, all without notice to or consent of Borrower or any Person who may be liable under this Note or other Loan Documents and without affecting the liability of Borrower or any Person who may be liable under this Note or other Loan Documents.

MISCELLANEOUS PROVISIONS. Assignment. This Note and other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Bank's interests in and rights under this Note and other Loan Documents are freely assignable, in whole or in part, by Bank. Borrower shall not assign its rights and interest hereunder without the prior written consent of Bank, and any attempt by Borrower to assign without Bank's prior written consent is null and void. Any assignment shall not release Borrower from the Obligations. Applicable Law; Conflict Between Documents. This Note and other Loan Documents shall be governed by and construed under the laws of the state where Bank first shown above is located as shown in the heading of this Note without regard to that state's conflict of laws principles. Severability. If any provision of this Note or of the other Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or other such document. Plural; Captions. All references in the Loan Documents to Borrower, Person, document or other nouns of reference mean both the singular and plural form, as the case may be. The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents. Binding Contract. Borrower by execution of and Bank by acceptance of this Note agree that each party is bound to all terms and provisions of this Note. Entirety. This Note and the other Loan Documents delivered in connection herewith and therewith embody the entire agreement between the parties and supersede all prior agreements and understandings relating to the subject matter hereof and thereof. Advances. Bank in its sole discretion may make other advances and readvances under this Note pursuant hereto. Posting of Payments. All payments received during normal banking hours after 2:00 p.m. local time at the office of Bank first shown above shall be deemed received at the opening of the next banking day. Unless otherwise permitted by Bank, any repayments of this Note, other than immediately available U.S. currency, will not be credited to the outstanding loan balance until Bank receives collected funds. Fees and Taxes. Borrower shall promptly pay all documentary, intangible recordation and/or similar taxes on this transaction whether assessed at closing or arising from time to time, together with any interest and/or penalties relating thereto. Business Purpose. Borrower represents that the loan evidenced hereby is being obtained for business purposes.

ARBITRATION. Any disputes hereunder shall be resolved pursuant to the provisions for arbitration and dispute resolution set forth in the Loan Agreement.

IN WITNESS WHEREOF, Borrower, as of the day and year first above written, has caused this Note to be executed under seal.

          R. P. INDUSTRIES OF OHIO, INC.
          Taxpayer Identification Number: 31-1578473

CORPORATE     By:______________________________
            Name: _______________________SEAL
            Title: ________________________

EXHIBIT 99.12

Prepared by: McGuire, Woods, Battle & Boothe, L.L.P.
RETURN TO: 8280 Greensboro Drive, Suite 900, McLean, Virginia 22102

THIS IS A CREDIT LINE DEED OF TRUST WITHIN THE MEANING OF SECTION 55-58.2 OF THE CODE OF VIRGINIA (1950), AS AMENDED. FOR THE PURPOSES OF
AND TO THE EXTENT REQUIRED BY SUCH SECTION, (i) THE NAME OF THE NOTEHOLDER SECURED BY THIS CREDIT LINE DEED OF TRUST IS FIRST UNION NATIONAL BANK, (ii) THE ADDRESS TO WHICH COMMUNICATIONS MAY BE MAILED
OR DELIVERED TO SUCH NOTEHOLDER IS SET FORTH IN THIS AGREEMENT, AND
(iii) THE MAXIMUM AGGREGATE AMOUNT OF PRINCIPAL TO BE SECURED AT ANY
ONE TIME IS $1,000,000.00.

                  CREDIT LINE DEED OF TRUST
                   AND ASSIGNMENT OF RENTS

     This CREDIT LINE DEED OF TRUST AND ASSIGNMENT OF RENTS (the "Deed of Trust") is made as of December ___, 1997 by and among R. P. INDUSTRIES OF OHIO, INC., an Ohio corporation, successor by merger to
R. P. Industries, Inc., a Virginia corporation, successor by name change to Richmond Plastics, Inc., a Virginia corporation ("Grantor") whose address is 7400 Beaufont Springs Drive, Richmond, Virginia 23225; FIRST UNION NATIONAL BANK, a national banking association, its successors and assigns and any other person who may at any time be the holder of the Note, as hereafter defined ("Bank"), as beneficiary, noteholder and grantee, whose address is 901 East Cary Street, Richmond, Virginia 23219; and TRSTE, INC., a Virginia corporation ("Trustee") whose address is 1 First Union Center, Charlotte, North Carolina 28288.

     Bank and Grantor are parties to that certain Revolving Credit and Security Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Bank agreed to make revolving credit loans to Grantor from time to time on the terms and conditions set forth therein. The revolving credit loans are evidenced by a certain revolving promissory note dated as of the date hereof in the maximum original principal amount of $6,000,000 made by Grantor payable to Bank (the "Note"). Capitalized terms used in this Deed of Trust and not otherwise defined shall have the meaning assigned in the Loan Agreement.

     To secure payment and performance of obligations (collectively the "Obligations") under the Loan Agreement, this Deed of Trust, other Loan Documents and any renewals, extensions, novations, or modifications of the foregoing, and in consideration of these premises and for other consideration, Grantor does grant and convey unto Trustee, in fee simple, that certain tract of land in the County of Chesterfield, Commonwealth of Virginia described in EXHIBIT A attached hereto and made a part hereof; TOGETHER WITH: (i) all leasehold estate, and all right, title and interest of Grantor in and to all leases or subleases covering such land now or hereafter existing including, without limitation, all cash or security deposits or advance rentals; (ii) all right, title and interest of Grantor in and to all options to purchase or lease such land or any interest therein, and any greater estate in such land owned or hereafter acquired by Grantor; (iii) all easements, streets, alleys, rights-of-way and rights used in connection therewith or as a means of access thereto, and all tenements, hereditaments, and all water rights and appurtenances thereof and thereto; (iv) all buildings, structures and improvements now or hereafter erected thereon; (v) all fixtures now or hereafter affixed to such land, even though they may be detached or detachable, and all building improvement and construction materials, supplies and equipment hereafter delivered to such land contemplating affixation thereon; (vi) all awards and proceeds of condemnation for such land and any improvements thereon or any part thereof to which the Grantor is entitled, and all proceeds, including return premiums and choses in action arising under any insurance policies maintained with respect to all or any part of the foregoing; (vii) all rents, issues and profits of such land and improvements, and all the estate, right, title and interest of every nature whatsoever of the Grantor in and to the same; and (viii) all proceeds, products, replacements, additions, substitutions, renewals, accessions and reversions of any of the foregoing items.

     All of the real and personal property and property rights hereby conveyed are referred to individually and collectively as the "Property."

     TO HAVE AND TO HOLD the Property and all the estate, right, title and interest, in law and in equity, of Grantor in and to the Property unto Trustee and its successors and assigns, in fee simple, forever.

     IN TRUST, HOWEVER that if all Obligations are timely paid and performed and each and every representation, warranty, agreement, and condition of this Deed of Trust and any other Loan Document is complied with and abided by, this Deed of Trust and the estate hereby created shall cease and be null, void, and canceled of record at the request and expense of Grantor, and if an Event of Default occurs, Trustee is authorized to foreclose and sell the Property under power of sale or by judicial proceeding according to applicable law and as provided herein.

     Grantor warrants and represents that Grantor is lawfully seized of the Property, in fee simple, absolute, that Grantor has the legal right to convey and encumber the same, and that the Property is free and clear of all liens and encumbrances. Grantor further warrants and will forever defend all and singular the Property and title thereto to Trustee, Bank, and their respective successors and assigns, against the lawful claims of all persons whomsoever.

     To protect the security of this Deed of Trust, Grantor further represents and agrees with Trustee and Bank as follows:

     Payment of Obligations. That the Obligations shall be timely paid and performed.

     Future Advances. This Deed of Trust is given to secure not only existing Obligations, but also future advances made within fifteen
(15) years of the date of this Deed of Trust to the same extent as if such future advances are made on the date of the execution of this Deed of Trust. The principal amount (including future advances) that may be so secured may decrease or increase from time to time, but the total amount so secured at any one time shall not exceed the maximum principal amount of $1,000,000.00, plus all interest, costs, reimbursements, fees and expenses due under this Deed of Trust and secured hereby. Grantor shall not execute any document that impairs or otherwise impacts the priority of any future advances secured by this Deed of Trust.

     Leases, Subleases and Easements. Grantor shall maintain, enforce and cause to be performed all of the terms and conditions under any lease, sublease or easement which may constitute a portion of the Property. Grantor shall not, without the consent of Bank, agree to the cancellation or surrender under any lease or sublease now or hereafter covering the Property or any part thereof, or prepayment of rents, issues or profits, other than rent paid at the signing of a lease or sublease, nor modify any such lease or sublease so as to shorten the term, decrease the rent, accelerate the payment of rent, or change the terms of any renewal option; and any such purported cancellation, surrender, prepayment or modification made without the consent of Bank shall be void as against Bank.

     Required Insurance. Grantor shall maintain with respect to the
Property: (i) insurance against loss or damage by fire and other casualties and hazards by insurance written on an "all risks" basis, including specifically windstorm and/or hail damage (and flood and earthquake coverage, where available), in an amount not less than the replacement cost thereof, naming Bank as loss payee and mortgagee;
(ii) liability insurance providing coverage in such amount as Bank may require but in no event less than $1,000,000.00 combined single limit, naming Bank as an additional insured; and (iii) such other insurance as Bank may require from time to time.

     All casualty insurance policies shall contain an endorsement or agreement by the insurer in form satisfactory to Bank that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of Grantor and the further agreement of the insurer waiving rights of subrogation against Bank, and rights of set-off, counterclaim or deductions against Grantor.

     All insurance policies shall be in form, provide coverages, be issued by companies and be in amounts in each company, satisfactory to Bank, and Grantor shall furnish Bank with an original of all policies. At least thirty (30) days prior to the expiration of each such policy, Grantor shall furnish Bank with evidence satisfactory to Bank of the payment of premium and the reissuance of a policy continuing insurance in force as required by this Deed of Trust. All such policies shall provide that the policy will not be canceled or materially amended without at least thirty (30) days prior written notice to Bank. In the event Grantor fails to provide, maintain, keep in force, and furnish to Bank the policies of insurance required by this paragraph, Bank may procure such insurance or single-interest insurance in such amounts, at such premium, for such risks and by such means as Bank chooses, at Grantor's expense; provided however, Bank shall have no responsibility to obtain any insurance, but if Bank does obtain insurance, Bank shall have no responsibility to Grantor or other persons that insurance obtained shall be adequate or provide any protection to Grantor.

     Insurance Proceeds. After occurrence of any loss to any of the Property, Grantor shall give prompt written notice thereof to Bank.

     In the event of such loss all insurance proceeds shall be payable to Bank, and Grantor hereby authorizes and directs any affected insurance company to make payment of such proceeds directly to Bank. Bank is hereby authorized by Grantor to settle, adjust or compromise any claims for loss or damage under any policy or policies of insurance and Grantor appoints Bank its attorney-in-fact to receive and endorse any insurance proceeds to Bank, which appointment is coupled with an interest and shall be irrevocable as long as any Obligations remain unsatisfied.

     In the event of any damage to or destruction of the Property, Bank shall have the option of applying or paying all or part of the insurance proceeds to (i) the Obligations in such order as Bank may determine, (ii) restoration of the Property, or (iii) Grantor. Nothing herein shall be deemed to excuse Grantor from restoring, repairing and maintaining the Property as required herein.

     Impositions; Escrow Deposit. Grantor will pay before they are due all taxes, levies, assessments and other fees and charges imposed upon or which may become a lien upon the Property under any law or ordinance (all of the foregoing collectively "Impositions").

     Upon request of Bank, Grantor shall add to each periodic payment required under the Note or otherwise pay to Bank, the amount estimated by Bank to be sufficient to enable Bank to pay as they come due, all Impositions and insurance premiums which Grantor is required to pay hereunder. Payments requested under this provision shall be supplemented or adjusted as required by Bank from time to time. Such funds may be commingled with the general funds of Bank and shall not earn interest. Upon the occurrence of a Default, Bank may apply such funds to pay any of the Obligations.

     Use of Property. Grantor shall use and operate, and require its lessees or licensees to use and operate, the Property in compliance with all applicable laws and ordinances, covenants, and restrictions, and with all applicable requirements of any lease or sublease now or hereafter affecting the Property. Grantor shall not permit any unlawful use of the Property or any use that may give rise to a claim of forfeiture of any of the Property. Grantor shall not allow changes in the stated use of Property from that disclosed to Bank at the time of execution hereof. Grantor shall not initiate or acquiesce to a zoning change of the Property without prior notice to, and written consent of, Bank.

     Maintenance, Repairs and Alterations. Grantor shall keep and maintain the Property in good condition and repair and fully protected from the elements to the satisfaction of Bank. Grantor will not remove, demolish or structurally alter any of the buildings or other improvements on the Property (except such alterations as may be required by laws, ordinances or regulations) without the prior written consent of Bank. Grantor shall promptly notify Bank in writing of any material loss, damage or adverse condition affecting the Property.

     Eminent Domain. Should the Property or any interest therein be taken or damaged by reason of any public use or improvement or condemnation proceeding ("Condemnation"), or should Grantor receive any notice or other information regarding such Condemnation, Grantor shall give prompt written notice thereof to Bank. Bank shall be entitled to all compensation, awards and other payments or relief granted in connection with such Condemnation and, at its option, may commence, appear in and prosecute in its own name any action or proceedings relating thereto. Bank shall be entitled to make any compromise or settlement in connection with such taking or damage. All compensation, awards, and damages awarded to Grantor related to any Condemnation (the "Proceeds") are hereby assigned to Bank and Grantor agrees to execute such further assignments of the Proceeds as Bank may require. Bank shall have the option of applying or paying the Proceeds in the same manner as insurance proceeds as provided herein. Grantor appoints Bank as its attorney-in-fact to receive and endorse the Proceeds to Bank, which appointment is coupled with an interest and shall be irrevocable as long as any Obligations remain unsatisfied.

     Environmental Condition of Property and Indemnity. Grantor warrants and represents to Bank, except as reported by Grantor to Bank in writing, that: (i) Grantor has inspected and is familiar with the environmental condition of the Property; (ii) the Property and Grantor, and any occupants of the Property, are in compliance with and shall continue to be in compliance with all applicable federal, state and local laws and regulations intended to protect the environment and public health and safety as the same may be amended from time to time ("Environmental Laws"); (iii) the Property is not and has never been used to handle, treat, store or dispose of oil, petroleum products, hazardous substances in any quantity, hazardous waste, toxic substances, regulated substances or hazardous air pollutants ("Hazardous Materials") in violation of any Environmental Laws; and
(iv) no Hazardous Materials (including asbestos or lead paint in any form) are located on, in or under the Property or emanate from the Property. Further, Grantor represents to Bank that no portion of the Property is a protected wetland. Grantor agrees to notify Bank immediately upon receipt of any citations, warnings, orders, notices, consent agreements, process or claims alleging or relating to violations of any Environmental Laws or to the environmental condition of the Property.

     Grantor shall indemnify, hold harmless, and defend Bank and Trustee from and against any and all damages, penalties, fines, claims, suits, liabilities, costs, judgments and expenses, including attorneys', consultants' or experts' fees of every kind and nature incurred, suffered by or asserted against Bank or Trustee as a direct or indirect result of: (i) representations made by Grantor in this section being or becoming untrue in any material respect; or (ii) Grantor's violation of or failure to meet the requirements of any Environmental Laws; or (iii) Hazardous Materials which, while the Property is subject to this Deed of Trust, exist on the Property. Bank shall have the right to arrange for or conduct environmental inspections of the Property from time to time (including the taking of soil, water, air or material samples). The cost of such inspections made after Default or which are required by laws or regulations applicable to Bank shall be borne by Grantor. Grantor's obligations under this paragraph shall continue, survive and remain in full force and effect notwithstanding foreclosure, satisfaction of this Deed of Trust or full satisfaction of the Obligations. However, Grantor's indemnity shall not apply to any negligent or intentional act of Bank which takes place after foreclosure or satisfaction of this Deed of Trust.

     Appraisals. Grantor agrees that Bank may obtain an appraisal of the Property when required by the regulations of the Federal Reserve Board or the Office of the Comptroller of the Currency or at such other times as Bank may reasonably require. Such appraisals shall be performed by an independent third party appraiser selected by Bank. The cost of such appraisals shall be borne by Grantor. If requested by Bank, Grantor shall execute an engagement letter addressed to the appraiser selected by Bank. Grantor's failure or refusal to sign such an engagement letter, however, shall not impair Bank's right to obtain such an appraisal. Grantor agrees to pay the cost of such appraisal within ten (10) days after receiving an invoice for such appraisal.

     Inspections. Bank, or its representatives or agents, are authorized to enter at any reasonable time upon any part of the Property for the purpose of inspecting the Property and for the purpose of performing any of the acts it is authorized to perform under the terms of this Deed of Trust.

     Liens and Subrogation. Grantor shall pay and promptly discharge all liens, claims and encumbrances upon the Property. Grantor shall have the right to contest in good faith the validity of any such lien, claim or encumbrance, provided: (i) such contest suspends the collection thereof or there is no danger of the Property being sold or forfeited while such contest is pending; (ii) Grantor first deposits with Bank a bond or other security satisfactory to Bank in such amounts as Bank shall reasonably require; and (iii) Grantor thereafter diligently proceeds to cause such lien, claim or encumbrance to be removed and discharged.

     Bank shall be subrogated to any liens, claims and encumbrances against Grantor or the Property that are paid or discharged through payment by Bank or with loan proceeds, notwithstanding the record cancellation or satisfaction thereof.

     Waiver of Grantor's Rights. Grantor waives any: (i) rights of homestead or other exemption with regard to any of the Property; (ii) rights or claims of equitable or statutory redemption; (iii) rights of appraisal; and (iv) rights to require marshaling of assets.

     Payments by Bank; Indemnification. In the event of default in the timely payment or performance of any of the Obligations, Bank, at its option and without any duty on its part to determine the validity or necessity thereof, may pay the sums for which Grantor is obligated. Further, Bank may pay such sums as Bank deems appropriate for the protection and maintenance of the Property including, without limitation, sums to pay Impositions and other levies, assessments or liens, maintain insurance, make repairs, secure the Property, maintain utility service, intervene in any Condemnation, and pay attorneys' fees and other fees and costs to enforce this Deed of Trust or protect the lien hereof (including foreclosure) or collect the Obligations, including without limitation, those incurred in any proceeding including bankruptcy or arbitration. Any amounts so paid shall bear interest at the default rate stated in the Note and shall be secured by this Deed of Trust.

     In the event either Bank or Trustee shall become party to any suit or legal proceeding by reason of its status as beneficiary of this Deed of Trust or trustee hereunder, Grantor shall indemnify and hold harmless Bank and Trustee and reimburse Bank and Trustee for any amounts paid or incurred by Bank or Trustee, including all reasonable costs, charges and attorneys' fees in any such suit or proceeding.

     Assignment of Rents. Grantor hereby absolutely assigns and transfers to Bank all the leases, rents, issues and profits of the Property (collectively "Rents"). So long as no Default exists, Bank gives to and confers upon Grantor the license and authority to collect Rents and to demand, receive and enforce payment, give receipts, releases and satisfactions, and sue in the name of Grantor for all Rents. Grantor represents there has been no prior assignment of leases or Rents, and agrees not to further assign such leases or Rents. Upon the occurrence of a Default, Bank may, without notice, by agent or by a receiver appointed by a court, and without regard to the adequacy of any security for the Obligations, revoke and cancel the license and authority of Grantor to collect Rents, and (i) enter upon and take possession of the Property, (ii) notify tenants, subtenants and any property manager to pay Rents to Bank or its designee, and upon receipt of such notice such persons are authorized and directed to make payment as specified in the notice and disregard any contrary direction or instruction by Grantor, and (iii) in its own name, sue for or otherwise collect Rents, including those past due, and apply Rents, less costs and expenses of operation and collection, including attorneys' fees, to the Obligations in such order and manner as Bank may determine. Banks exercise of any one or more of the forgoing rights shall not cure or waive any Event of Default or notice thereof hereunder.

     Due on Sale or Further Encumbrance. The direct or indirect sale, assignment, or conveyance of the Property, or any interest therein, or the further encumbrance of the Property, without Bank's written consent shall, at Bank's option, constitute an Event of Default under this Deed of Trust.

     Event of Default; Remedies of Bank Upon Event of Default. An "Event of Default" shall exist if any one or more of the following events shall occur (individually, an "Event of Default" , and collectively, "Events of Default"): (i) failure of Grantor or any other person liable to timely pay or perform any of the Obligations; or (ii) the occurrence of any Event of Default under any of the other Loan Documents. Upon the occurrence of any Event of Default, the following remedies are available to Bank, without limitation. (i) Bank may exercise any or all of Bank's remedies under this Deed of Trust or other Loan Documents including, without limitation, acceleration of maturity of all payments and Obligations. (ii) Bank may take immediate possession of the Property or any part thereof (which Grantor agrees to surrender to Bank) and manage, control or lease the same to such persons and at such rental as it may deem proper and collect and apply Rents as provided herein. The taking of possession shall not prevent concurrent or later proceedings for the foreclosure sale of the Property. (iii) Bank may apply to any court of competent jurisdiction for the appointment of a receiver for all purposes including, without limitation, to manage and operate the Property or any part thereof, and to apply the net Rents therefrom to the payment of any of the Obligations. In event of such application, Grantor consents to the appointment of a receiver, and agrees that a receiver may be appointed without notice to Grantor, without regard to the adequacy of any security for the Obligations, and without regard to the solvency of Grantor or any other person, firm or corporation who or which may be liable for the payment of the Obligations. (iv) Upon application of Bank, Trustee shall sell the Property and pay the proceeds of sale according to the following terms and conditions: (a) Trustee shall foreclose upon this Deed of Trust and sell the Property, or any part of the Property, at public sale (referred to as "Trustee's Sale") at such time and place and upon such terms and conditions as may be required or permitted by applicable law, after having first given notice of such sale as may be required by applicable law, and having advertised the time, place and terms of sale in such public advertisement as Trustee shall deem advantageous and proper and at such times and containing such information as required by applicable laws and rules, which advertisement shall be in a newspaper having a general circulation in the city or county wherein the Property is located and which advertisement shall be inserted weekly, not less than once a week for two weeks, or daily, not less than once a day for three days, at the option of Trustee. Except as may be required by
Section 58-1.3340 of the Code of Virginia (1950), as amended, no purchaser of the Property shall be required to see to the proper application of the proceeds of any such sale. Payment of the purchase price to Trustee shall satisfy the obligation of purchase at such sale therefor. Trustee or its successor or substitute may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee, including the posting of notices and the conduct of sale, but in the name and on behalf of Trustee, his successor or substitute. (b) Trustee shall provide such notice and shall advertise a Trustee's Sale in the manner required by applicable law. (c) Trustee shall conduct additional Trustee's Sales as may be required until all of the Property is sold or the Obligations are satisfied. (d) Trustee may receive bids at Trustee's Sale from the Bank and may accept from Bank as successful bidder, credit against the Obligations as payment of any portion of the purchase price. (e) Trustee may receive a reasonable fee for Trustee's services hereunder, not to exceed the maximum fee allowed by applicable law. (f) Trustee shall apply the proceeds of Trustee's Sale, first to any permitted Trustee's fee, second to expenses of foreclosure and sale, third to the Obligations, and any remaining proceeds as required by law.

     Substitute Trustee. Bank may, at any time and from time to time, without notice, at the Bank's discretion, remove Trustee and appoint a substitute trustee or trustees ("Substitute Trustee") by filing in the records where this Deed of Trust is recorded an instrument affecting such removal and appointment. A Substitute Trustee shall be vested with title to the Property and with all rights, powers, and duties of the original Trustee herein and all provisions hereof pertaining to the Trustee shall similarly affect any Substitute Trustee. Any oath or bond by the Trustee is hereby waived. If more than one Person is Trustee hereunder, the powers of Trustee may be exercised by any Person who is Trustee, or by any successor Trustee with the same powers as if jointly exercised by all of them.

     Miscellaneous Provisions. Grantor agrees to the following: (i) All remedies available to Bank with respect to this Deed of Trust or available at law or in equity shall be cumulative and may be pursued concurrently or successively. No delay by Bank in exercising any remedy shall operate as a waiver of that remedy or of any Default. Any payment by Bank or acceptance by Bank of any partial payment shall not constitute a waiver by Bank of any Default. (ii) The provisions hereof shall be binding upon and inure to the benefit of Grantor, its heirs, personal representatives, successors and assigns including, without limitation, subsequent owners of the Property or any part thereof, and shall be binding upon and inure to the benefit of Bank, its successors and assigns and any future holder of the Note or other Obligations. (iii) Any notices, demands or requests shall be sufficiently given if given as provided for in the Loan Agreement.
(iv) This Deed of Trust may be terminated or modified only by an instrument in writing signed by the Bank and Grantor and may be modified without the Trustee joining or signing such instrument. (v) The captions or headings at the beginning of each paragraph hereof are for the convenience of the parties and are not a part of this Deed of Trust. (vi) If the lien of this Deed of Trust is invalid or unenforceable as to any part of the Obligations, the unsecured portion of the Obligations shall be completely paid (and all payments made shall be deemed to have first been applied to payment of the unsecured portion of the Obligations) prior to payment of the secured portion of the Obligations and if any clause, provision or obligation hereunder is determined invalid or unenforceable the remainder of this Deed of Trust shall be construed and enforced as if such clause, provision or obligation had not been contained herein. (vii) This Deed of Trust shall be governed by and construed under the laws of the jurisdiction where this Deed of Trust is recorded. (viii) Grantor by execution and Bank by acceptance of this Deed of Trust agree to be bound by the terms and provisions hereof.

     IN WITNESS WHEREOF, Grantor has signed and sealed this instrument as of the day and year first above written.

                              GRANTOR

                              R. P. Industries of Ohio, Inc., an
                              Ohio corporation


                              By:_______________________________________
                              Name:
                                   President




                              State of _______________________
City/County of _________________

Corporate Acknowledgment

     I certify that before me appeared this day _______________, a person known to me, who after being sworn said he/she is President of
R. P. Industries of Ohio, Inc., an Ohio corporation, and is duly authorized to act on behalf of said Corporation, that the seal affixed to the foregoing instrument is the seal of said Corporation and that said instrument was signed and sealed by him/her on behalf of said Corporation, and being informed of the contents thereof, acknowledged execution of the foregoing instrument on behalf of said Corporation.

Witness my hand and official seal, this _____ day of December, 1997.

                         ___________________________________________,
Notary Public
     Notary Seal
                         ____________________________________________
                              (Printed Name of Notary)


My Commission expires: ________________________________

                            EXHIBIT A

                        Legal Description

EXHIBIT 99.13

Prepared by: McGuire, Woods, Battle & Boothe, L.L.P.
RETURN TO: 8280 Greensboro Drive, Suite 900, McLean, Virginia 22102




                         DEED OF TRUST
                   AND ASSIGNMENT OF RENTS

     This DEED OF TRUST AND ASSIGNMENT OF RENTS (the "Deed of Trust") is made as of December ___, 1997 by and among GRANVILLE PLASTICS COMPANY, INC., a North Carolina Corporation ("Grantor") whose address is __________________________; FIRST UNION NATIONAL BANK, a national banking association, its successors and assigns and any other person who may at any time be the holder of the Note, as hereafter defined ("Bank"), as beneficiary, noteholder and grantee, whose address is 901 East Cary Street, Richmond, Virginia 23219; and TRSTE, INC., a Virginia corporation qualified to do business in North Carolina ("Trustee") whose address is 1 First Union Center, Charlotte, North Carolina 28288.

     Bank and Grantor are parties to that certain Revolving Credit and Security Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Bank agreed to make revolving credit loans to R.P. Industries of Ohio, Inc., an Ohio corporation (the "Borrower") from time to time on the terms and conditions set forth therein. The revolving credit loans are evidenced by a certain revolving promissory note dated as of the date hereof in the maximum original principal amount of $6,000,000 made by Borrower payable to Bank (the "Note"). Capitalized terms used in this Deed of Trust and not otherwise defined shall have the same meaning assigned in the Loan Agreement.

     To secure payment and performance of obligations (collectively the "Obligations") under the Loan Agreement, this Deed of Trust, other Loan Documents and any renewals, extensions, novations, or modifications of the foregoing, and in consideration of these premises and for other consideration, Grantor does grant and convey unto Trustee, in fee simple, that certain tract of land in the County of Granville, Town of Fishing Creek, State of North Carolina described in EXHIBIT A attached hereto and made a part hereof; TOGETHER WITH: (i) all leasehold estate, and all right, title and interest of Grantor in and to all leases or subleases covering such land now or hereafter existing including, without limitation, all cash or security deposits or advance rentals; (ii) all right, title and interest of Grantor in and to all options to purchase or lease such land or any interest therein, and any greater estate in such land owned or hereafter acquired by Grantor; (iii) all easements, streets, alleys, rights-of-way and rights used in connection therewith or as a means of access thereto, and all tenements, hereditaments, and all water rights and appurtenances thereof and thereto; (iv) all buildings, structures and improvements now or hereafter erected thereon; (v) all fixtures now or hereafter affixed to such land, even though they may be detached or detachable, and all building improvement and construction materials, supplies and equipment hereafter delivered to such land contemplating affixation thereon; (vi) all awards and proceeds of condemnation for such land and any improvements thereon or any part thereof to which the Grantor is entitled, and all proceeds, including return premiums and choses in action arising under any insurance policies maintained with respect to all or any part of the foregoing;
(vii) all rents, issues and profits of such land and improvements, and all the estate, right, title and interest of every nature whatsoever of the Grantor in and to the same; and (viii) all proceeds, products, replacements, additions, substitutions, renewals, accessions and reversions of any of the foregoing items.

     All of the real and personal property and property rights hereby conveyed are referred to individually and collectively as the "Property."

     TO HAVE AND TO HOLD the Property and all the estate, right, title and interest, in law and in equity, of Grantor in and to the Property unto Trustee and its successors and assigns, in fee simple, forever.

     IN TRUST, HOWEVER that if all Obligations are timely paid and performed and each and every representation, warranty, agreement, and condition of this Deed of Trust and any other Loan Documents is complied with and abided by, this Deed of Trust and the estate hereby created shall cease and be null, void, and canceled of record at the request and expense of Grantor, and if an Event of Default occurs, Trustee is authorized to foreclose and sell the Property under power of sale or by judicial proceeding according to applicable law and as provided herein.

     Grantor warrants and represents that Grantor is lawfully seized of the Property, in fee simple, absolute, that Grantor has the legal right to convey and encumber the same, and that the Property is free and clear of all liens and encumbrances. Grantor further warrants and will forever defend all and singular the Property and title thereto to Trustee, Bank, and their respective successors and assigns, against the lawful claims of all persons whomsoever.

     To protect the security of this Deed of Trust, Grantor further represents and agrees with Trustee and Bank as follows:

     Payment of Obligations. That the Obligations shall be timely paid and performed.

     Future Advances. This Deed of Trust is given to secure not only existing Obligations, but also future advances made within fifteen
(15) years of the date of this Deed of Trust to the same extent as if such future advances are made on the date of the execution of this Deed of Trust. The principal amount (including future advances) that may be so secured may decrease or increase from time to time, but the total amount so secured at any one time shall not exceed the maximum principal amount of $1,000,000.00, plus all interest, costs, reimbursements, fees and expenses due under this Deed of Trust and secured hereby. Grantor shall not execute any document that impairs or otherwise impacts the priority of any future advances secured by this Deed of Trust.

     Leases, Subleases and Easements. Grantor shall maintain, enforce and cause to be performed all of the terms and conditions under any lease, sublease or easement which may constitute a portion of the Property. Grantor shall not, without the consent of Bank, agree to the cancellation or surrender under any lease or sublease now or hereafter covering the Property or any part thereof, or prepayment of rents, issues or profits, other than rent paid at the signing of a lease or sublease, nor modify any such lease or sublease so as to shorten the term, decrease the rent, accelerate the payment of rent, or change the terms of any renewal option; and any such purported cancellation, surrender, prepayment or modification made without the consent of Bank shall be void as against Bank.

     Required Insurance. Grantor shall maintain with respect to the
Property: (i) insurance against loss or damage by fire and other casualties and hazards by insurance written on an "all risks" basis, including specifically windstorm and/or hail damage (and flood and earthquake coverage, where available), in an amount not less than the replacement cost thereof, naming Bank as loss payee and mortgagee;
(ii) liability insurance providing coverage in such amount as Bank may require but in no event less than $1,000,000.00 combined single limit, naming Bank as an additional insured; and (iii) such other insurance as Bank may require from time to time.

     All casualty insurance policies shall contain an endorsement or agreement by the insurer in form satisfactory to Bank that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of Grantor and the further agreement of the insurer waiving rights of subrogation against Bank, and rights of set-off, counterclaim or deductions against Grantor.

     All insurance policies shall be in form, provide coverages, be issued by companies and be in amounts in each company, satisfactory to Bank, and Grantor shall furnish Bank with an original of all policies. At least thirty (30) days prior to the expiration of each such policy, Grantor shall furnish Bank with evidence satisfactory to Bank of the payment of premium and the reissuance of a policy continuing insurance in force as required by this Deed of Trust. All such policies shall provide that the policy will not be canceled or materially amended without at least thirty (30) days prior written notice to Bank. In the event Grantor fails to provide, maintain, keep in force, and furnish to Bank the policies of insurance required by this paragraph, Bank may procure such insurance or single-interest insurance in such amounts, at such premium, for such risks and by such means as Bank chooses, at Grantor's expense; provided however, Bank shall have no responsibility to obtain any insurance, but if Bank does obtain insurance, Bank shall have no responsibility to Grantor or other persons that insurance obtained shall be adequate or provide any protection to Grantor.

     Insurance Proceeds. After occurrence of any loss to any of the Property, Grantor shall give prompt written notice thereof to Bank.

     In the event of such loss all insurance proceeds shall be payable to Bank, and Grantor hereby authorizes and directs any affected insurance company to make payment of such proceeds directly to Bank. Bank is hereby authorized by Grantor to settle, adjust or compromise any claims for loss or damage under any policy or policies of insurance and Grantor appoints Bank its attorney-in-fact to receive and endorse any insurance proceeds to Bank, which appointment is coupled with an interest and shall be irrevocable as long as any Obligations remain unsatisfied.

     In the event of any damage to or destruction of the Property, Bank shall have the option of applying or paying all or part of the insurance proceeds to (i) the Obligations in such order as Bank may determine, (ii) restoration of the Property, or (iii) Grantor. Nothing herein shall be deemed to excuse Grantor from restoring, repairing and maintaining the Property as required herein.

     Impositions; Escrow Deposit. Grantor will pay before they are due all taxes, levies, assessments and other fees and charges imposed upon or which may become a lien upon the Property under any law or ordinance (all of the foregoing collectively "Impositions").

     Upon request of Bank, Grantor shall add to each periodic payment required under the Note or otherwise pay to Bank, the amount estimated by Bank to be sufficient to enable Bank to pay as they come due, all Impositions and insurance premiums which Grantor is required to pay hereunder. Payments requested under this provision shall be supplemented or adjusted as required by Bank from time to time. Such funds may be commingled with the general funds of Bank and shall not earn interest. Upon the occurrence of a Default, Bank may apply such funds to pay any of the Obligations.

     Use of Property. Grantor shall use and operate, and require its lessees or licensees to use and operate, the Property in compliance with all applicable laws and ordinances, covenants, and restrictions, and with all applicable requirements of any lease or sublease now or hereafter affecting the Property. Grantor shall not permit any unlawful use of the Property or any use that may give rise to a claim of forfeiture of any of the Property. Grantor shall not allow changes in the stated use of Property from that disclosed to Bank at the time of execution hereof. Grantor shall not initiate or acquiesce to a zoning change of the Property without prior notice to, and written consent of, Bank.

     Maintenance, Repairs and Alterations. Grantor shall keep and maintain the Property in good condition and repair and fully protected from the elements to the satisfaction of Bank. Grantor will not remove, demolish or structurally alter any of the buildings or other improvements on the Property (except such alterations as may be required by laws, ordinances or regulations) without the prior written consent of Bank. Grantor shall promptly notify Bank in writing of any material loss, damage or adverse condition affecting the Property.

     Eminent Domain. Should the Property or any interest therein be taken or damaged by reason of any public use or improvement or condemnation proceeding ("Condemnation"), or should Grantor receive any notice or other information regarding such Condemnation, Grantor shall give prompt written notice thereof to Bank. Bank shall be entitled to all compensation, awards and other payments or relief granted in connection with such Condemnation and, at its option, may commence, appear in and prosecute in its own name any action or proceedings relating thereto. Bank shall be entitled to make any compromise or settlement in connection with such taking or damage. All compensation, awards, and damages awarded to Grantor related to any Condemnation (the "Proceeds") are hereby assigned to Bank and Grantor agrees to execute such further assignments of the Proceeds as Bank may require. Bank shall have the option of applying or paying the Proceeds in the same manner as insurance proceeds as provided herein. Grantor appoints Bank as its attorney-in-fact to receive and endorse the Proceeds to Bank, which appointment is coupled with an interest and shall be irrevocable as long as any Obligations remain unsatisfied.

     Environmental Condition of Property and Indemnity. Grantor warrants and represents to Bank, except as reported by Grantor to Bank in writing, that: (i) Grantor has inspected and is familiar with the environmental condition of the Property; (ii) the Property and Grantor, and any occupants of the Property, are in compliance with and shall continue to be in compliance with all applicable federal, state and local laws and regulations intended to protect the environment and public health and safety as the same may be amended from time to time ("Environmental Laws"); (iii) the Property is not and has never been used to handle, treat, store or dispose of oil, petroleum products, hazardous substances in any quantity, hazardous waste, toxic substances, regulated substances or hazardous air pollutants ("Hazardous Materials") in violation of any Environmental Laws; and
(iv) no Hazardous Materials (including asbestos or lead paint in any form) are located on, in or under the Property or emanate from the Property. Further, Grantor represents to Bank that no portion of the Property is a protected wetland. Grantor agrees to notify Bank immediately upon receipt of any citations, warnings, orders, notices, consent agreements, process or claims alleging or relating to violations of any Environmental Laws or to the environmental condition of the Property.

     Grantor shall indemnify, hold harmless, and defend Bank and Trustee from and against any and all damages, penalties, fines, claims, suits, liabilities, costs, judgments and expenses, including attorneys', consultants' or experts' fees of every kind and nature incurred, suffered by or asserted against Bank or Trustee as a direct or indirect result of: (i) representations made by Grantor in this section being or becoming untrue in any material respect; or (ii) Grantor's violation of or failure to meet the requirements of any Environmental Laws; or (iii) Hazardous Materials which, while the Property is subject to this Deed of Trust, exist on the Property. Bank shall have the right to arrange for or conduct environmental inspections of the Property from time to time (including the taking of soil, water, air or material samples). The cost of such inspections made after Default or which are required by laws or regulations applicable to Bank shall be borne by Grantor. Grantor's obligations under this paragraph shall continue, survive and remain in full force and effect notwithstanding foreclosure, satisfaction of this Deed of Trust or full satisfaction of the Obligations. However, Grantor's indemnity shall not apply to any negligent or intentional act of Bank which takes place after foreclosure or satisfaction of this Deed of Trust.

     Appraisals. Grantor agrees that Bank may obtain an appraisal of the Property when required by the regulations of the Federal Reserve Board or the Office of the Comptroller of the Currency or at such other times as Bank may reasonably require. Such appraisals shall be performed by an independent third party appraiser selected by Bank. The cost of such appraisals shall be borne by Grantor. If requested by Bank, Grantor shall execute an engagement letter addressed to the appraiser selected by Bank. Grantor's failure or refusal to sign such an engagement letter, however, shall not impair Bank's right to obtain such an appraisal. Grantor agrees to pay the cost of such appraisal within ten (10) days after receiving an invoice for such appraisal.

     Inspections. Bank, or its representatives or agents, are authorized to enter at any reasonable time upon any part of the Property for the purpose of inspecting the Property and for the purpose of performing any of the acts it is authorized to perform under the terms of this Deed of Trust.

     Liens and Subrogation. Grantor shall pay and promptly discharge all liens, claims and encumbrances upon the Property. Grantor shall have the right to contest in good faith the validity of any such lien, claim or encumbrance, provided: (i) such contest suspends the collection thereof or there is no danger of the Property being sold or forfeited while such contest is pending; (ii) Grantor first deposits with Bank a bond or other security satisfactory to Bank in such amounts as Bank shall reasonably require; and (iii) Grantor thereafter diligently proceeds to cause such lien, claim or encumbrance to be removed and discharged.

     Bank shall be subrogated to any liens, claims and encumbrances against Grantor or the Property that are paid or discharged through payment by Bank or with loan proceeds, notwithstanding the record cancellation or satisfaction thereof.

     Waiver of Grantor's Rights. Grantor waives any: (i) rights of homestead or other exemption with regard to any of the Property; (ii) rights or claims of equitable or statutory redemption; (iii) rights of appraisal; and (iv) rights to require marshaling of assets.

     Payments by Bank; Indemnification. In the event of default in the timely payment or performance of any of the Obligations, Bank, at its option and without any duty on its part to determine the validity or necessity thereof, may pay the sums for which Grantor is obligated. Further, Bank may pay such sums as Bank deems appropriate for the protection and maintenance of the Property including, without limitation, sums to pay Impositions and other levies, assessments or liens, maintain insurance, make repairs, secure the Property, maintain utility service, intervene in any Condemnation, and pay attorneys' fees and other fees and costs to enforce this Deed of Trust or protect the lien hereof (including foreclosure) or collect the Obligations, including without limitation, those incurred in any proceeding including bankruptcy or arbitration. Any amounts so paid shall bear interest at the default rate stated in the Note and shall be secured by this Deed of Trust.

     In the event either Bank or Trustee shall become party to any suit or legal proceeding by reason of its status as beneficiary of this Deed of Trust or trustee hereunder, Grantor shall indemnify and hold harmless Bank and Trustee and reimburse Bank and Trustee for any amounts paid or incurred by Bank or Trustee, including all reasonable costs, charges and attorneys' fees in any such suit or proceeding.

     Assignment of Rents. Grantor hereby absolutely assigns and transfers to Bank all the leases, rents, issues and profits of the Property (collectively "Rents"). So long as no Default exists, Bank gives to and confers upon Grantor the license and authority to collect Rents and to demand, receive and enforce payment, give receipts, releases and satisfactions, and sue in the name of Grantor for all Rents. Grantor represents there has been no prior assignment of leases or Rents, and agrees not to further assign such leases or Rents. Upon the occurrence of a Default, Bank may, without notice, by agent or by a receiver appointed by a court, and without regard to the adequacy of any security for the Obligations, revoke and cancel the license and authority of Grantor to collect Rents, and (i) enter upon and take possession of the Property, (ii) notify tenants, subtenants and any property manager to pay Rents to Bank or its designee, and upon receipt of such notice such persons are authorized and directed to make payment as specified in the notice and disregard any contrary direction or instruction by Grantor, and (iii) in its own name, sue for or otherwise collect Rents, including those past due, and apply Rents, less costs and expenses of operation and collection, including attorneys' fees, to the Obligations in such order and manner as Bank may determine. Banks exercise of any one or more of the forgoing rights shall not cure or waive any Event of Default or notice thereof hereunder.

     Due on Sale or Further Encumbrance. The direct or indirect sale, assignment, or conveyance of the Property, or any interest therein, or the further encumbrance of the Property, without Bank's written consent shall, at Bank's option, constitute an Event of Default under this Deed of Trust.

     Event of Default; Remedies of Bank Upon Event of Default. An "Event of Default" shall exist if any one or more of the following events shall occur (individually, an "Event of Default" , and collectively, "Events of Default"): (i) failure of Grantor or any other person liable to timely pay or perform any of the Obligations; or (ii) the occurrence of any Event of Default under any of the other Loan Documents. Upon the occurrence of any Event of Default, the following remedies are available to Bank, without limitation. (i) Bank may exercise any or all of Bank's remedies under this Deed of Trust or other Loan Documents including, without limitation, acceleration of maturity of all payments and Obligations. (ii) Bank may take immediate possession of the Property or any part thereof (which Grantor agrees to surrender to Bank) and manage, control or lease the same to such persons and at such rental as it may deem proper and collect and apply Rents as provided herein. The taking of possession shall not prevent concurrent or later proceedings for the foreclosure sale of the Property. (iii) Bank may apply to any court of competent jurisdiction for the appointment of a receiver for all purposes including, without limitation, to manage and operate the Property or any part thereof, and to apply the net Rents therefrom to the payment of any of the Obligations. In event of such application, Grantor consents to the appointment of a receiver, and agrees that a receiver may be appointed without notice to Grantor, without regard to the adequacy of any security for the Obligations, and without regard to the solvency of Grantor or any other person, firm or corporation who or which may be liable for the payment of the Obligations. (iv) Upon application of Bank, Trustee shall sell the Property and pay the proceeds of sale according to the following terms and conditions: (a) Trustee shall foreclose upon this Deed of Trust and sell the Property, or any part of the Property, at public sale conducted according to applicable law (referred to as "Trustee's Sale"); (b) Trustee shall provide such notice and shall advertise a Trustee's Sale in the manner required by applicable law; (c) Trustee shall conduct additional Trustee's Sales as may be required until all of the Property is sold or the Obligations are satisfied; (d) Trustee, may receive bids at Trustee's Sale from the Bank and may accept from Bank as successful bidder, credit against the Obligations as payment of any portion of the purchase price; (e) Trustee may receive a reasonable fee for Trustee's services hereunder, not to exceed the maximum fee allowed by applicable law; and (f) Trustee shall apply the proceeds of Trustee's Sale, first to any permitted Trustee's fee, second to expenses of foreclosure and sale, third to the Obligations, and any remaining proceeds as required by law.

     Substitute Trustee. Bank may, at any time and from time to time, without notice, at the Bank's discretion, remove Trustee and appoint a substitute trustee or trustees ("Substitute Trustee") by filing in the records where this Deed of Trust is recorded an instrument affecting such removal and appointment. A Substitute Trustee shall be vested with title to the Property and with all rights, powers, and duties of the original Trustee herein and all provisions hereof pertaining to the Trustee shall similarly affect any Substitute Trustee. Any oath or bond by the Trustee is hereby waived. If more than one Person is Trustee hereunder, the powers of Trustee may be exercised by any Person who is Trustee, or by any successor Trustee with the same powers as if jointly exercised by all of them.

     Miscellaneous Provisions. Grantor agrees to the following: (i) All remedies available to Bank with respect to this Deed of Trust or available at law or in equity shall be cumulative and may be pursued concurrently or successively. No delay by Bank in exercising any remedy shall operate as a waiver of that remedy or of any Default. Any payment by Bank or acceptance by Bank of any partial payment shall not constitute a waiver by Bank of any Default. (ii) The provisions hereof shall be binding upon and inure to the benefit of Grantor, its heirs, personal representatives, successors and assigns including, without limitation, subsequent owners of the Property or any part thereof, and shall be binding upon and inure to the benefit of Bank, its successors and assigns and any future holder of the Note or other Obligations. (iii) Any notices, demands or requests shall be sufficiently given if given as provided for in the Loan Agreement.
(iv) This Deed of Trust may be terminated or modified only by an instrument in writing signed by the Bank and Grantor and may be modified without the Trustee joining or signing such instrument. (v) The captions or headings at the beginning of each paragraph hereof are for the convenience of the parties and are not a part of this Deed of Trust. (vi) If the lien of this Deed of Trust is invalid or unenforceable as to any part of the Obligations, the unsecured portion of the Obligations shall be completely paid (and all payments made shall be deemed to have first been applied to payment of the unsecured portion of the Obligations) prior to payment of the secured portion of the Obligations and if any clause, provision or obligation hereunder is determined invalid or unenforceable the remainder of this Deed of Trust shall be construed and enforced as if such clause, provision or obligation had not been contained herein. (vii) This Deed of Trust shall be governed by and construed under the laws of the jurisdiction where this Deed of Trust is recorded. (viii) Grantor by execution and Bank by acceptance of this Deed of Trust agree to be bound by the terms and provisions hereof.

     IN WITNESS WHEREOF, Grantor has signed and sealed this instrument as of the day and year first above written.

                              GRANTOR

                              GRANVILLE PLASTICS COMPANY, INC., a
                         North Carolina Corporation


                              By:_________________________________
                              Name:_______________________________

                                   President

                            (CORPORATE SEAL)

                              Attest:_______________________________
       Name:

       Secretary

State of _______________________
City/County of _________________


Corporate Acknowledgment

     I certify that __________________ personally came before me this day and acknowledged that he/she is Secretary of Granville Plastics Company, Inc., a North Carolina Corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its President, _________________, sealed with its corporate seal, and attested by himself/herself as its Secretary.

Witness my hand and official seal, this _____ day of December, 1997.

                         ___________________________________________,
Notary Public
     Notary Seal
                         ____________________________________________
                              (Printed Name of Notary)

My Commission expires: ____________________





Clerk's Certificate

     The forgoing certificate(s) of
__________________________________________________________ is
certified to be correct. This instrument and this certificate are duly registered at the date and time and in the book and page shown on the first page hereof.

___________________________ REGISTER OF DEEDS FOR GRANVILLE COUNTY


By _______________________________________
Deputy/Assistant-Register of Deeds

                                 EXHIBIT A

                             LEGAL DESCRIPTION
EXHIBIT 99.14







December 11, 1997



Mr. Will Smetana
Mr. Ed Bonin
Master Molders, Inc.
P.O. Box 2409
Route 301 South
Orangeburg, SC  29116



Dear Will and Ed,

Thank you very much for your cooperation in granting an extension to the closing date of the Merger of Master Molders, Inc. into a subsidiary of United Shields Corporation.

My understanding is that we will loan Master Molders $65,000.00 no later than December 18 on the terms of the attached promissory note and that the $65,000.00 will be deducted from the balance due of $815,000.00 at closing. Closing and payment will take place no later than January 31, 1998.

If this reflects our agreement, please sign below.

Sincerely,                         Agreed:
                                   Master Molders, Inc.


T.J. Tully                          By:  /s/  Willard Smetana
C.E.O.



TJT/ab
EXHIBIT 99.15

PROMISSORY NOTE

$65,000.00                                                  December
18, 1997

For value received, the undersigned, Master Molders, Inc. ("Payor"), promises to pay to the order of United Shields Corporation the principal amount of sixty-five thousand Dollars ($65,000.00) payable on June 18, 1998.

No interest shall accrue on the principal amount of this Promissory Note, provided that any amounts not paid when due shall bear interest on the overdue amount until paid at a rate of 12% per annum. Such interest shall be calculated on the basis of a 360-day year composed of 30-day months.

All payments under this Promissory Note shall be made to the holder of this Promissory Note at 655 Eden Park Drive, Suite 260, Cincinnati, Ohio 45202 or at such other place as the holder shall designate.

All payments on account of the indebtedness represented by this Promissory Note shall be applied first to accrued and unpaid interest and then to unpaid principal.

Payor shall have the right to prepay all or any part of the principal of this Promissory Note, without premium or penalty.

If any of the following events occur, the principal amount of this Promissory Note shall become immediately due and payable without notice: bankruptcy or insolvency of Payor; default by Payor under any other indebtedness for borrowed money; change of control of Payor or sale of substantially all of its assets.

In the event of default under this Promissory Note, the holder of this Promissory Note shall be entitled to reasonable costs of collection, including reasonable attorney's fees.

To secure the payment of this Promissory Note, Payor irrevocably authorizes any attorney of any court of record to appear for Payor in such court, at any time after maturity of any amount due hereunder, and confess a judgement, without process, in favor of the holder of this Promissory Note, for such amount as may appear to be unpaid thereon, together with reasonable costs of collection, including reasonable attorney's fees, and to waive and release all errors which may intervene in any such proceedings, and consent to immediate execution upon such judgement and Payor ratifies and confirms all that such attorney may do by virtue of this paragraph.

Payor waives diligence, presentment, demand, protest, notice of any kind and any and all other conditions precedent of any kind to the obligations of Payor under this Promissory Note.

This Promissory Note shall be governed by and construed in accordance with the laws of the State of Ohio.


                                   Master Molders, Inc.

                                   By: /s/ Will Smetana
EXHIBIT 99.16

                         AMENDED AND RESTATED
                           PROMISSORY NOTE

$4,000,000.00                          December 29, 1997
                                       Cincinnati, Ohio

For value received, United Shields Corporation, a Colorado corporation ("Maker"), promises to pay to the order of NAVICAP Corporation, f/k/a Ramsay-Hughes, Inc., up to the principal sum of $4,000,000 on demand with interest at the rate of 12% per annum on the principal amount of this Note from time to time outstanding.

NAVICAP Corporation shall disburse the principal sum to Maker in whole or in part at its discretion as will be memorialized in letters of transmittal to be sent to Maker with each discretionary disbursement. Such letters shall be incorporated into this Note by reference.

Maker may prepay this Note from time to time in whole or in part without premium or penalty. All prepayments shall be applied first to accrued interest and then to principal.

The principal amount shall be collateralized by 3,000,000 shares of stock of Maker pledged by T.J. Tully, Gay N. Tully and James F. Tully by and through those certain Stock Pledge Agreements of May 29, 1997.

This Note amends and restates the terms of that certain Promissory Note of May, 22, 1997 as amended by that certain Promissory Note of December 1, 1997.

Upon default under the terms of this Note, NAVICAP Corporation shall have the option of offsetting the proceeds of the sale of the pledged shares in partial or full satisfaction of the defaulted obligation at its discretion. Maker agrees that in any action on this Note or any instrument which provides security for this Note, it waives to the fullest extent allowed by law all requirements of diligence and collection, presentment, notice of nonpayment, protest, notice of protest, suit and all other conditions precedent in connection with the collection and enforcement of this Note or any security for this Note.

This Note shall be governed and interpreted in accordance with Ohio law.

                              UNITED SHIELDS CORPORATION


                              By:____________________________
                                 T.J. Tully
                                 CEO and Chairman of the Board

EXHIBIT 99.17







January 6, 1998



Mr. Donald T. Zimmerman
2564 Handasyde Avenue
Cincinnati, OH 45208



Dear Tim,

This will confirm our agreement to amend your Employment Agreement dated September 30, 1997 by deleting the second and third sentences of paragraph 1.

Sincerely,


United Shields Corporation

By __/s/ T.J. Tully____________________
                T.J. Tully, C.E.O.



Agreed:

       /s/ Donald T. Zimmerman
           Donald T. Zimmerman


JWP/ab

EXHIBIT 99.18













NEWS RELEASE


Contacts:
T. J. Tully               Deb Freitag or Dino Pelle
United Shields               Martiny Public Relations
(513) 241-7470          (513) 489-4600


FOR IMMEDIATE RELEASE



UNITED SHIELDS COMPLETES SECOND ACQUISITION



CINCINNATI, Ohio, Jan. 5, 1998 United Shields Corporation (OTCBB:UNSC) today announces the completion of its second acquisition: R.P. Industries, a holding company for two plastic injection molding manufacturing companies. United Shields purchased R.P. Industries for $6.1 million in cash plus 993,384 shares of restricted common stock on Jan. 5, 1998. Navicap Corporation (fka Ramsay-Hughes, Inc.) served as merchant banker to United Shields in this transaction.

United Shields CEO T.J. Tully stated, We re really on track with R.P. Industries as they re a key element to our long-term growth plan in
plastic manufacturing.   R.P. Industries reported revenue of
approximately $10,600,000 for its fiscal year ending July 31, 1997.

RP Industries wholly owned subsidiaries, Richmond Plastics and Granville Plastics, are injection molders and manufacturers of a broad range of plastic parts using thermoplastic resins to service a various industries including housewares, lawn and garden, power tools, furniture, toys, recreational equipment, industrial equipment, lab ware, cosmetic packaging, and building products.

-more-
page 2
United Shields Acquires R.P. Industries
January 5, 1998


Richmond Plastics was originally incorporated as Virginia Plastics, Inc. in 1952, one of the first plastics manufacturing companies in Virginia, and began operating under its current name in 1961. The manufacturing company moved into its present 35,000 square feet facility in Chester, Virginia, outside of Richmond, in 1972. In 1989, R.P. Industries acquired Granville Plastics, located near Durham, North Carolina, and in 1993 that plant was expanded to its current 30,750 square feet facility.

R.P. Industries employs approximately 150 persons. Management of the two plants is weighted with high-level manufacturing and plastics industry experience.

This is the second acquisition United Shields has made in 51 days. On Nov. 14, 1997, United Shields acquired The HeaterMeals Company, the maker of HeaterMeals , self-heating entrees that are heated by a patented, self-contained non-toxic chemical reaction. HeaterMeals entrees offer an assortment of completely self-contained, shelf-stable packages (no refrigeration needed) with a ZT Energy Pad, utensil pack and water pouch to provide consumers a hot meal, any time, any place. The product self-heats in approximately 15 minutes. The HeaterMeals Company reported revenues of approximately $4.8 million for its fiscal year ending Dec. 31, 1996.

Located at 655 Eden Park Drive, United Shields Corp. is a holding company targeting the plastic manufacturing and food and beverage packaging industries.

# # #

EXHIBIT 99.19




NEWS RELEASE

Contacts:
T. J. Tully               Deb Freitag or Dino Pelle
United Shields               Martiny Public Relations
(513) 241-7470          (513) 489-4600


FOR IMMEDIATE RELEASE



UNITED SHIELDS SECURES SIX MILLION DOLLAR
CREDIT FACILITY FROM FIRST UNION NATIONAL BANK



CINCINNATI, Ohio, Jan.6, 1998 United Shields Corporation (OTCBB:UNSC) is pleased to announce the securing of a credit facility from First Union National Bank for up to $6 million. Approximately $4.5 million of this facility was applied to the purchase price of the Company s acquisition of R.P. Industries, a holding company for two plastic injection molding manufacturing companies.

United Shields CEO T.J. Tully stated, It s encouraging for United Shields to have obtained financing from one of the nation s largest banks to help us complete this acquisition which is such a big part of our growth plan.

Located at 655 Eden Park Drive, United Shields Corp. is a holding company targeting the plastic manufacturing and food and beverage packaging industries.

# # #

EXHIBIT 99.20




NEWS RELEASE


Contacts:
T. J. Tully               Deb Freitag or Dino Pelle
United Shields               Martiny Public Relations
(513) 241-7470          (513) 489-4600


FOR IMMEDIATE RELEASE


UNITED SHIELDS COMPLETES $10 MILLION ACQUISITION
OF R.P. INDUSTRIES


CINCINNATI, Ohio, Jan. 7, 1998 United Shields Corporation (OTCBB:UNSC) announces the completion of its second acquisition: R.P. Industries, a holding company for two plastic injection molding manufacturing companies. United Shields purchased R.P. Industries for $6.1 million in cash plus 993,384 shares of restricted common stock bringing the total transaction value to approximately $10.1 million. R.P. Industries reported revenue of approximately $10,600,000 for its fiscal year ending July 31, 1997. Navicap Corporation
(fka Ramsay-Hughes, Inc.) served as merchant banker to United Shields in this transaction.

Located at 655 Eden Park Drive, United Shields Corp. is a holding company targeting the plastic manufacturing and food and beverage packaging industries.

# # #